Exhibit 4.2

EXECUTION COPY

____________________________________________________________________________________

AMENDED AND RESTATED LOAN AGREEMENT

Dated as of June 29, 2017

among

THE PERSONS FROM TIME TO TIME

PARTY HERETO AS BORROWERS,

CSH PROPERTY THREE, LLC

as Equity Owner,

THE PERSONS FROM TIME TO TIME

PARTY HERETO AS LENDERS,

DEUTSCHE BANK SECURITIES, INC.,
as Sole Lead Arranger

Deutsche Bank AG, NEW YORK Branch,

as Administrative Agent

and

WELLS FARGO BANK, N.A.,

as Paying Agent, Calculation Agent and Securities Intermediary

____________________________________________________________________________________

Table of Contents

Page

ARTICLE I
DEFINITIONS

ARTICLE II
AMOUNTS AND TERMS OF THE LOANS

ARTICLE III
CONDITIONS PRECEDENT

SECTION 3.01 Closing Conditions for Existing Agreement	89
SECTION 3.02 Conditions Precedent to Amendment and Restatement	92

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

SECTION 4.01 General Representations and Warranties	93

i

SECTION 4.02 Property Representations and Warranties	100

ARTICLE V
COVENANTS

ARTICLE VI
RESERVES

EVENTS OF DEFAULT

SECTION 7.01 Events of Default	132
SECTION 7.02 Remedies	135
SECTION 7.03 Appointment as Attorney in Fact	137
SECTION 7.04 Powers Coupled with an Interest	139

ARTICLE VIII
INDEMNIFICATION

SECTION 8.01 Indemnities by the Loan Parties	139
SECTION 8.02 Limited Liability of Parties	140

ARTICLE IX
THE ADMINISTRATIVE AGENT; THE COLLATERAL AGENT

SECTION 9.08 Enforcement and Collateral Matters	143

ARTICLE X
MISCELLANEOUS

EXHIBITS AND SCHEDULES

EXHIBIT A	Form of Assignment and Acceptance
EXHIBIT B	Form of Assignment of Management Agreement
EXHIBIT C	Form of Blocked Account Control Agreement
EXHIBIT D	[Intentionally Omitted]
EXHIBIT E	Form of Borrower Operating Account Control Agreement
EXHIBIT F	Form of Borrower Security Agreement
EXHIBIT G	[Intentionally Omitted]
EXHIBIT H	Form of Collateral Assignment of Interest Rate Protection Agreement
EXHIBIT I-1	Form of Compliance Certificate (Loan Parties)
EXHIBIT I-2	Form of Compliance Certificate (Sponsor)
EXHIBIT J	Form of Sponsor Guaranty
EXHIBIT K	Form of Environmental Indemnity
EXHIBIT L	Form of Equity Owner Guaranty
EXHIBIT M	Form of Equity Owner Security Agreement
EXHIBIT N	Form of Insolvency Opinion
EXHIBIT O	Form of Legal Opinion
EXHIBIT P	Form of Monthly Borrower Report
EXHIBIT Q	[Intentionally Omitted]
EXHIBIT R-1	Form of Mortgage (Arizona)
EXHIBIT R-2	Form of Mortgage (California)
EXHIBIT R-3	Form of Mortgage (Florida)
EXHIBIT R-4	Form of Mortgage (Georgia)
EXHIBIT R-5	Form of Mortgage (Illinois)
EXHIBIT S-1	Form of Property Account Springing Control Agreement
EXHIBIT S-2	Form of Property Account Control Agreement
EXHIBIT T	Form of Request for Release
EXHIBIT U	Form of Standard Form of Lease
EXHIBIT V-1	U.S. Tax Certificate (For Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
EXHIBIT V-2	U.S. Tax Certificate (For Foreign Participants that are not Partnerships for U.S. Federal Income Tax Purposes)
EXHIBIT V-3	U.S. Tax Certificate (For Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes)
EXHIBIT V-4	U.S. Tax Certificate (For Foreign Lenders that are Partnerships for U.S. Federal Income Tax Purposes)
EXHIBIT W	Form of Promissory Note
EXHIBIT X	Form of Borrowing Request
EXHIBIT Y	[Intentionally Omitted]
EXHIBIT Z	Lien Search Process
EXHIBIT AA	Form of Reserve Release Request Report
EXHIBIT BB	Form of Diligence Agent Confirmation
EXHIBIT CC	Form of Mortgage Release
EXHIBIT DD	Existing Management Agreement

SCHEDULE I	Mortgage File Required Documents
SCHEDULE II	Lender Commitments
SCHEDULE III	Notice Addresses

SCHEDULE IV	List of Closing Documents and Deliveries
SCHEDULE V	Underwriting Schedule
SCHEDULE VI	Calculations Schedule
SCHEDULE VII	Qualified Title Insurance Companies
SCHEDULE VIII	Litigation
SCHEDULE IX	Competitors
SCHEDULE X	Previously-Owned Properties
SCHEDULE XI	Reserved Properties
SCHEDULE XII	Title Clearance Properties
SCHEDULE XIII	Reaffirmed Loan Documents

SCHEDULE 4.01	Capitalization
SCHEDULE 4.02(l)	Insurance Claim Exceptions
SCHEDULE 4.02(n)	Lawsuits Affecting Properties

v

AMENDED AND RESTATED LOAN AGREEMENT

THIS AMENDED AND RESTATED LOAN AGREEMENT, dated as of June 29, 2017, is made by and among THE PERSONS FROM TIME TO TIME PARTY HERETO as Borrowers, CSH PROPERTY THREE, LLC, as New Equity Owner, the PERSONS FROM TIME TO TIME PARTY HERETO as Lenders, DEUTSCHE BANK SECURITIES, INC., as Sole Lead Arranger, DEUTSCHE BANK AG, NEW YORK Branch, as Administrative Agent, and WELLS FARGO BANK, N.A., as Paying Agent, Calculation Agent and Securities Intermediary, and is acknowledged and agreed to by GI Waypoint Trust, Existing Equity Owner.  Capitalized terms used herein shall have the meanings specified in Section 1.01.

PRELIMINARY STATEMENTS

WHEREAS, certain parties hereto are currently party to that certain Loan Agreement dated as of December 15, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Agreement”), pursuant to which the Borrowers have requested a Loan from the Lenders on the terms and conditions of the Existing Agreement; and

WHEREAS, the parties hereto have agreed to enter into this Agreement in order to amend the Existing Agreement by amending and restating the Existing Agreement in its entirety; and

WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities of the parties under the Existing Agreement or be deemed to evidence or constitute full repayment of such obligations and liabilities, but that this Agreement amend and restate in its entirety the Existing Agreement and re-evidence the obligations and liabilities of the parties outstanding thereunder, including the repayment by the Borrowers of the Loan outstanding thereunder, which shall be payable in accordance with the terms hereof; and

WHEREAS, in connection with the purchase of the Borrowers by the New Equity Owner, the parties hereto desire to replace the Existing Equity Owner with the New Equity Owner and replace the Existing Controlling Parties with the Sponsor;

NOW THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party agrees as follows:

ARTICLE I
DEFINITIONS

SECTION 1.01.  Certain Defined Terms

.  As used in this Agreement, the following terms shall have the following meanings (and capitalized terms used but not defined herein which are defined in any other Loan Document shall have the respective meanings given to such terms in such other Loan Document):

“Account Collateral” means the Accounts and (i) all certificates and instruments, if any, from time to time representing or evidencing any of such Accounts or any funds held therein, (ii) all investment property and other financial assets or proceeds thereof held in, or acquired with funds from, such Accounts and all certificates and instruments from time to time representing or evidencing such investment property and financial assets, (iii) all notes, certificates of deposit and other instruments from time to time hereafter delivered or transferred to, or otherwise possessed by, the Administrative Agent in substitution for any of the then existing Accounts and (iv) all interest, dividends, cash, instruments, financial assets, investment property and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

“Accounts” means any account established by this Agreement or the other Loan Documents, including the Collection Account, the Disbursement Account, the Reserve Accounts, the Property Accounts and the Borrower Operating Accounts.

“Acquisition Property” means, as of any given date, any Sponsor Property acquired by the Sponsor or any Sponsor Subsidiary and for which a Broker Price Opinion has not yet been obtained.

“Actual Underwritten Gross Income” means, as of any date of determination, the Underwritten Gross Income with respect to the Properties that are not Vacant.

“Actual Vacancy Rate” means, as of any date of determination, in respect of any Property, a percentage equal to one minus a fraction equal to (i) the Actual Underwritten Gross Income for the Properties in the related Market divided by (ii) the Underwritten Gross Income for the Properties in the related Market.

“Additional Insolvency Opinion” means any subsequent non-consolidation opinion required to be delivered in connection with the Loan Documents, substantially in the form of the Insolvency Opinion with such changes therein as are reasonably satisfactory to the Administrative Agent.

“Adjusted LIBOR Rate” means, for any Settlement Period, an interest rate per annum obtained by dividing (i) the LIBOR Rate for such Settlement Period by (ii) a percentage equal to 100% minus the LIBOR Rate Reserve Percentage for such Settlement Period.

“Adjusted Tangible Net Worth” means the sum of Pledged Cash plus Adjusted Fund Tangible Net Worth.

“Adjusted Fund Tangible Net Worth” means, as of any date of determination prior to the Restatement Effective Date, (A) the aggregate amount equal to (i) the fair value (determined in accordance with GAAP) of each investment of Limited Indemnitor on such date (other than the Limited Indemnitor’s interest in the Borrowers and JV Sponsor) multiplied by (ii) fifty percent (50%), or if the fair value (determined in accordance with GAAP) divided by the cost basis of such investment of Limited Indemnitor on such date is less than eighty percent (80%) of the fair value (determined in accordance with GAAP) divided by the cost basis of such investment as of the last day of the most recent calendar quarter (excluding the effect of any dividends or other distributions of such investments that reduce fair value but not the cost basis), twenty-five percent (25%), plus (B) any cash that does not constitute Pledged Cash minus (C) total liabilities of the Limited Indemnitor on such date, in each case, as the same would appear on a consolidated balance sheet of Limited Indemnitor and its Subsidiaries at the date of said calculation prepared in accordance with GAAP.

“Adjustment Index” means (i) with respect to any Sponsor Property in an MSA for which a market-specific S&P CoreLogic Case-Shiller Home Price NSA Index is published, the S&P CoreLogic Case-Shiller Home Price NSA Index for such MSA (e.g., the S&P CoreLogic Case-Shiller Atlanta Home Price NSA Index, the S&P CoreLogic Case-Shiller Miami Home Price NSA Index, etc.), and (ii) with respect to any Sponsor Property in an MSA for which a market-specific S&P CoreLogic Case-Shiller Home Price NSA Index is not published, the S&P CoreLogic Case-Shiller U.S. National Home Price Index, a repeat sales, value and interval weighted, econometric home price index model that measures changes in U.S. single-family housing market prices.  If the S&P CoreLogic Case-Shiller U.S. National Home Price Index is no longer published the Adjustment Index shall be mutually agreed upon pursuant to the Corporate Loan Agreement.

“Administrative Agent” means Deutsche Bank AG, New York Branch, in its capacity as agent for the Secured Parties, together with its successors and permitted assigns.

“Adverse Claim” means a Lien other than any Permitted Lien.

“Affected Party” means any Lender, the Administrative Agent, individually and in its capacity as Administrative Agent, and, with respect to each of the foregoing, the parent company or holding company that controls such Person.

“Affiliate” means, with respect to any Person, any other Person which, directly or indirectly, Controls, is Controlled by, or is under common Control with, such Person or owns, legally or beneficially, 20% or more of the direct or indirect economic interests in such Person.  For purposes hereof, “Control” (together with the correlative meanings of “Controlled by” and “under common Control with”) means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

“Aggregate Commitment” means, at any time, $500,000,000.

“Aggregate Loan Principal Balance” means, at any time, the aggregate outstanding principal amount of all Loans.

“Agreement” means this Loan Agreement.

“Allocated Loan Amount” means, with respect to each Property that is the subject of a Borrowing pursuant to Section 2.02(a), an amount equal to the pro rata portion of the Loan made with respect to such Property based on the BPO Determined Value of such Property on the Closing Date, as such amount may be reduced in accordance with Sections 2.05(c) and 2.06(c)(ix)(A)(2).

“ALTA” means American Land Title Association, or any successor thereto.

“Alternative Rate” means, for any day, a fluctuating rate of interest per annum equal to the greater of (i) the SWAP Rate and (ii) 0.50% above the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the immediately preceding Business Day, and (b) if such rate is not so published on such immediately preceding Business Day, the rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Deutsche Bank AG, New York Branch on such day on such transactions as determined by the Administrative Agent.

“Anti-Money Laundering Laws” has the meaning set forth in Section 4.01(w).

“Applicable Margin” means 2.875% per annum; provided that the Applicable Margin will be increased by 0.125% per annum during each Extension Term.

“Approved Counterparty” means (A) a bank or other financial institution which has (i) either (a) a long-term unsecured debt rating of “A+” or higher by S&P or (b) a long-term unsecured debt rating of not less than “A” by S&P and a short-term rating of not less than “A-1” from S&P; and (ii) either (a) a long-term unsecured debt rating of not less than “A1” by Moody’s or (b) a long-term unsecured debt rating of not less than “A2” by Moody’s and a short-term rating of not less than “P-1” from Moody’s.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) any entity or an Affiliate of any entity that administers or manages a Lender, in each case, excluding, for the avoidance of doubt, any portfolio company of any Lender that is engaged in the same line of business as the Loan Parties.

“Approved Participant” means any Person to whom a participation is sold pursuant to Section 10.03(e) with the approval of the Administrative Agent (such approval not to be unreasonably withheld); provided that any Person to whom a participation is sold pursuant to Section 10.03(e) when an Event of Default has occurred and is continuing shall be an Approved Participant.  An Approved Participant (in place of the related Assigning Lender) shall be deemed to be a “Lender” for purposes of the definition of “Majority Lenders” and Section 10.01 to the extent a related Assigning Lender assigns its voting rights to such Approved Participant in connection with the participation.

“Approved Quarterly Operating Expense Budget” has the meaning set forth in Section 2.06(d).

“Asset” means (i) any asset owned by a Borrower, which may include, but is not limited to, Properties, (ii) the rights to all payments (including, without limitation, any right to payment with respect to Rents, Insurance Proceeds, Transfer Proceeds, Awards and Cap Receipts) with respect to such asset, (iii) all Collections with respect to such asset and all other Account Collateral, (iv) the Property File and any other agreements, documents and instruments relating to such asset, (v) all Records relating to such asset and (vi) all proceeds of the foregoing.

“Asset Value” means (A) the Book Value of each Acquisition Property and (B) the BPO Value of any other Sponsor Property, in each case, as adjusted pursuant to this definition.  The Sponsor may periodically update the Asset Value of any Sponsor Property at any time by causing the “Diligence Agent” under the Corporate Loan Agreement to obtain a revised Broker Price Opinion relating thereto.  Effective on the last day of each fiscal quarter the Asset Value of each Sponsor Property (excluding Recently Valued Properties) will be adjusted pursuant to the negative change, if any, in the index value most recently reported pursuant to the applicable Adjustment Index compared to the index value in effect as of the date of such Sponsor Property’s Broker Price Opinion (or, in the case of an Acquisition Property, its acquisition date) (such adjusted value, the “Index-Adjusted Asset Value”).  Additionally, if additional Broker Price Opinions are required and obtained pursuant to the provisions of Section 5.01(f)(iii) of the Corporate Loan Agreement and the ratio of (x) the sum of the Asset Values obtained for the 50% Sample Properties (as defined in the Corporate Loan Agreement) calculated using the Asset Values reported pursuant to the Broker Price Opinions described in Section 5.01(f)(i), Section 5.01(f)(ii) and Section 5.01(f)(iii) of the Corporate Loan Agreement, divided by (y) the sum of the Index-Adjusted Asset Values of the 50% Sample Properties (as defined in the Corporate Loan Agreement), is less than ninety-five percent (95%) (the percentage of (x) divided by (y), the “Index Test Percentage”), then the Asset Value of each Sponsor Property not included in the 50% Sample Properties (as defined in the Corporate Loan Agreement) (excluding Recently Valued Properties) will be multiplied by the Index Test Percentage.

“Assigned Documents” has the meaning set forth in Section 2.13.

“Assigning Lender” means a Lender that sells a participation to an Approved Participant.

“Assignment and Acceptance” means an agreement substantially in the form set forth as Exhibit A pursuant to which a new Lender becomes party to this Agreement.

“Assignment Fees” has the meaning set forth in Section 10.03(f).

“Assignment of Management Agreement” means with respect to the Manager, (i) with respect to all events occurring or circumstances existing prior to the Restatement Effective Date, an Assignment of Management Agreement and Subordination of Obligations, substantially in the form set forth in Exhibit B to the Existing Agreement and (ii) with respect to all events occurring or circumstances existing from and after the Restatement Effective Date, an Assignment of Management Agreement, substantially in the form set forth in Exhibit B or in such other form that is reasonably acceptable to the Administrative Agent, the New Equity Owner and the Manager.

“Available Funds” means, for any Monthly Payment Date, (i) all Collections received in the Collection Account during the related Settlement Period, minus (ii) all amounts in respect of such Settlement Period withdrawn from the Collection Account and applied to the prepayment of the Loans prior to such Monthly Payment Date pursuant to Section 2.05.

“Award” means any compensation paid by any Governmental Authority in connection with a Condemnation with respect to all or any part of any Financed Property.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule available at http://www.lma.eu.com/uploads/files/EU%20BAIL-IN%20LEGISLATION%20SCHEDULE%2022-Dec-2015%2010-46%20.pdf.

“Balance Sheet Cash” means the Ownership Share of all unrestricted and unencumbered Cash and Cash Equivalents of the Sponsor and its Sponsor Subsidiaries.

“Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. Section 101 et seq., as the same may be amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights or any other federal, state or foreign law relating to bankruptcy, insolvency, liquidation, assignment for the benefit of creditors, conservatorship, moratorium, receivership, rearrangement, reorganization or similar debtor relief laws.

“Basel III” means “A Global Regulatory Framework for More Resilient Banks and Banking Systems” developed by the Basel Committee on Banking Supervision (or any successor or similar authority), initially published in December 2010.

“Big Four” means any of the following accounting firms: (i) Deloitte & Touche LLP, (ii) Ernst & Young LLP, (iii) KPMG LLP and (iv) PricewaterhouseCoopers LLP.

“Blocked Account Control Agreement” means the Account Control Agreement among each Borrower, the Paying Agent and the Administrative Agent providing for exclusive control of the applicable Account by the Administrative Agent, substantially in the form set forth as Exhibit C or such other form as may be reasonably acceptable to the Administrative Agent and the applicable Borrower.

“Book Value” means, with respect to any asset, the book value of such asset determined in accordance with GAAP, without giving effect to depreciation but after taking into account any impairments.

“Borrower Financial Covenant” means the requirement that at all times, the Borrowers shall maintain Borrower Liquidity of not less than the greater of (i) $5,000,000 and (ii) two and one-half percent (2.5%) of the Aggregate Loan Principal Balance.

“Borrower Information” has the meaning set forth in Section 10.10(b).

“Borrower Liquidity” means, as of any date of determination, an amount equal to the aggregate Unrestricted Cash of the Borrowers as of such date.

“Borrower Parties” has the meaning set forth in Section 10.10(a).

“Borrower Operating Account” means a depositary account in the name of a Borrower maintained at a Borrower Operating Account Bank.

“Borrower Operating Account Bank” means a financial institution at which a Borrower Operating Account is maintained.

“Borrower Operating Account Control Agreement” means an Account Control Agreement among the applicable Borrower, a Borrower Operating Account Bank and the Administrative Agent providing for springing control by the Administrative Agent during an Event of Default only, substantially in the form set forth as Exhibit E or such other form as may be reasonably acceptable to the Administrative Agent and the applicable Borrower.

“Borrower Representative” means Louden, LLC or any other Borrower as selected by Borrowers and approved by the Administrative Agent (such approval not to be unreasonably withheld).

“Borrower Security Agreement” means a Security Agreement dated as the Closing Date and executed by the Borrowers substantially in the form of Exhibit F.

“Borrowers” means each of Dallin, LLC, Dunley, LLC, Morven, LLC, Tirell, LLC, Adalwin, LLC and Louden, LLC, each a Nevada limited liability company.

“Borrowing” means a borrowing of Loans under this Agreement.

“Borrowing Date” means the date on which the Loans are funded hereunder.

“Borrowing Request” has the meaning set forth in Section 2.02(a).

“BPO Determined Value” means, with respect to any Property, the “as is” value for such Property set forth in the initial Broker Price Opinion obtained by the Administrative Agent from the Diligence Agent with respect to such Property in connection with the Borrowing Request for the Loan related to such Property.  The Administrative Agent may, at the Borrowers’ expense, order Broker Price Opinions from the Diligence Agent for, (a)(i) at any time and not more than two times in each twelve (12) month period or (ii) at any time following more than fifteen percent (15%) (by number) of the Financed Properties subject hereto as of the Closing Date having been subject to a Qualified Transfer or otherwise released (A) a sample of up to ten percent (10%) (by number) of the Financed Properties, such sample to be selected by the Administrative Agent from the Financed Properties and (B) if the foregoing sample described in clause (A) shows an aggregate BPO Determined Value that results in a Loan to Value Ratio of greater than sixty-five percent (65%) based on the Allocated Loan Amounts for such Properties, up to all the Financed Properties and (b) upon the occurrence of a Pool Factor Trigger Condition, up to all the Financed Properties.  Upon receipt of any such updated Broker Price Opinions, the “BPO Determined Value” shall be the “as is” value for such Property set forth in the most recent such Broker Price Opinions obtained with respect to such Property from time to time.  Notwithstanding anything herein to the contrary, the BPO Determined Value of any Property that is a Disqualified Property but is not a Reserved Property shall be zero for all purposes of this Agreement.

“Broker Price Opinion” means (i) with respect to any Property as to which the Allocated Loan Amount exceeds $250,000, either, as determined by the Administrative Agent in its reasonable discretion, (x) a broker price opinion prepared by the Diligence Agent and delivered to the Administrative Agent for review and approval or (y) an appraisal that at a minimum conforms to generally accepted appraisal standards as set forth in the Uniform Standards of Professional Appraisal Practice promulgated by the Appraisal Standards Board of the Appraisal Foundation prepared by the Diligence Agent and delivered to the Administrative Agent for review and approval and (ii) with respect to any other Property, a broker price opinion prepared by the Diligence Agent and delivered to the Administrative Agent for review and approval.  Broker Price Opinions shall include such information, comply with such guidelines (including under applicable law) and be formulated in a manner reasonably acceptable to the Administrative Agent.

“Bulk Sale” means a Qualified Transfer of ten (10) or more Properties located in a particular geographic area.

“Business Day” means any day other than (i) a Saturday or a Sunday, (ii) a day on which the New York Stock Exchange or Federal Reserve is closed, (iii) a public holiday or the equivalent for banks in New York City, New York, (iv) a day on which banking institutions in the State of Maryland or the State of New York are authorized or obligated by law or executive order to be closed, (v) if used in connection with any Property Account, a day on which banking institutions in the state in which such Property Account is maintained are authorized or obligated by law or executive order to be closed, or (vi) if used in connection with the LIBOR Rate, any day on which dealings are carried on in the London interbank market.

“CA Judgment” has the meaning set forth in the definition of Permitted Liens.

“CA Party” has the meaning set forth in Section 2.19(d).

“Calculation Agent” means Wells Fargo Bank, N.A., or any replacement designated pursuant to Section 2.19(c). Wells Fargo Bank, N.A. will perform its duties as Calculation Agent through its Corporate Trust Services division.

“Calculation Agent Fee” means the annual fee payable to the Calculation Agent on a prorated basis on each Monthly Payment Date, each such prorated payment equal to one-twelfth of $48,000, or as otherwise adjusted from time to time pursuant to Section 2.19(c).  At any time that the same Person acts as Calculation Agent and Paying Agent, the Paying Agent Fee shall be paid by the Calculation Agent from the Calculation Agent Fee.

“Calculations” has the meaning set forth in Section 2.19(a)(i).

“California Property” means a Property located in California.

“Cap Receipts” means all amounts received by the Loan Parties pursuant to an Interest Rate Cap Agreement.

“Capital Expenditures” means, for any period, the amount expended for items capitalized under GAAP.

“Capital Lease Obligations” means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Capped Rate” means the rate set forth in the Interest Rate Cap Agreement which shall be USD-LIBOR-BBA for a Designated Maturity of one month that is reset quarterly as such terms are defined in the 2006 ISDA Definitions.

“Carry-Over Property” means an Eligible Property that is (i) occupied by a Carry-Over Tenant at the time of acquisition of such Eligible Property by a Borrower or its Affiliate and is occupied by the same Carry-Over Tenant as of the date of the related Borrowing Request or (ii) occupied by an individual or individuals at the time of acquisition of such Eligible Property by a Borrower or its Affiliate and which individual or individuals subsequent to acquisition of such Property by such Borrower or its Affiliate enter into an Eligible Lease with such Borrower; provided that, any new or renewal Lease with such Carry-Over Tenant must be an Eligible Lease and such Carry-Over Tenant must be an Eligible Tenant at the time of such new Lease or renewal (except with respect to clause (i) of the definition of “Eligible Tenant”) in order for such Property to continue to constitute a Carry-Over Property.

“Carry-Over Tenant” means (i) with respect to a Property described in clause (i) of the definition of “Carry-Over Property”, one or more individuals who, at the time of acquisition of such Property by a Borrower or its Affiliate and at the time of the related Borrowing Request with respect to such Property, occupy the related Property pursuant to a valid written Lease that is enforceable by the applicable Borrower and entered into on an arm’s-length basis without payment support by any Loan Party or its Affiliates and (ii) with respect to a Property described in clause (ii) of the definition of “Carry-Over Property”, one or more individuals who, at the time of acquisition of such Property by a Borrower or its Affiliate, occupy the related Property and, subsequent to such acquisition, enter into an Eligible Lease with the applicable Borrower that remains in full force and effect at the time of the related Borrowing Request with respect to such Property.

“Cash” means, of any Person, Dollars held by such Person in the United States.

“Cash Equivalents” means:

(a)

direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b)

investments in commercial paper maturing within three hundred sixty-five (365) days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c)

investments in certificates of deposit, banker’s acceptances and time deposits maturing within three hundred sixty-five (365) days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d)

fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(e)

money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Cash Management Trigger Condition” shall exist if (i) an Event of Default shall have occurred and be continuing, (ii) as of any date of determination, (a) the Loan to Value Ratio for all Financed Properties is greater than 65%, (b) the aggregate Debt Yield with respect to all Financed Properties in the aggregate is less than 6.00% or (c) the aggregate Debt Service Coverage Ratio with respect to all Financed Properties is less than 1.35 to 1.00 (iii) a Pool Factor Trigger exists or (iv) the Maturity Date has been extended pursuant to Section 2.07.

“Casualty” means the damage or destruction of a Property, in whole or in part, by fire or other casualty.

“Change in Law” means the occurrence, after the Closing Date, of any of the following:  (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means any of the following:

(A) Prior to the Restatement Effective Date:

(a)(i) Limited Indemnitor shall cease to own directly or indirectly one hundred percent (100%) of the issued and outstanding Equity Interests of the Investor Member free and clear of all Adverse Claims or (ii) Limited Indemnitor shall cease to have direct or indirect Control of the Investor Member;

(b)Investor Member shall cease to own directly one hundred percent (100%) of the issued and outstanding Equity Interests of Parent (other than the Manager Units (as defined in the Amended and Restated Limited Liability Company Agreement of Parent) owned by JV Sponsor) free and clear of all Adverse Claims;

(c)Parent shall cease to own directly one hundred percent (100%) of the issued and outstanding Equity Interests of Existing Equity Owner free and clear of all Adverse Claims;

(d)the Existing Equity Owner shall cease to own directly one hundred percent (100%) of the issued and outstanding Equity Interests of each Borrower free and clear of all Adverse Claims; or

(e)any transaction or series of transactions whereby any Person or Persons acting in concert acquire the right, directly or indirectly, by contract or otherwise, to Control any Loan Party; and

(B) From and after the Restatement Effective Date:

(a)(i) Sponsor shall cease to own directly or indirectly one hundred percent (100%) of the issued and outstanding Equity Interests of the New Equity Owner free and clear of all Adverse Claims or (ii) Sponsor shall cease to have direct or indirect Control of the New Equity Owner;

(b)the New Equity Owner shall cease to own directly one hundred percent (100%) of the issued and outstanding Equity Interests of each Borrower free and clear of all Adverse Claims; or

(c)any transaction or series of transactions whereby any Person or Persons acting in concert acquire the right, directly or indirectly, by contract or otherwise, to Control any Loan Party.

“Closing Date” means December 15, 2016.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means, collectively, all of the real, personal and mixed property (including Financed Properties) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

“Collateral Agent” means any Person appointed by the Administrative Agent to act as collateral agent for the Secured Parties with respect to the Mortgages granted in accordance with the terms and conditions of this Agreement, together with its successors and permitted assigns.

“Collateral Assignment” means a collateral assignment substantially in the form set forth in Exhibit H made by the Borrower Representative in favor of the Administrative Agent and acknowledged by Counterparty, or as applicable, Approved Counterparty.

“Collateral Documents” means the Borrower Security Agreement, the Equity Owner Security Agreement, the Blocked Account Control Agreement, each Property Account Control Agreement, each Property Account Springing Control Agreement, each Borrower Operating Account Control Agreement, each Assignment of Management Agreement, the Mortgages and all other instruments, documents and agreements delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to the Administrative Agent or, with respect to the Mortgages, the Collateral Agent, for the benefit of Secured Parties, a Lien on any real, personal or mixed property of that Loan Party as security for the Obligations.

“Collection Account” means account no. [DELETION] established and maintained by the Paying Agent pursuant to Section 2.17 in the name of the Borrowers and entitled “[DELETION], Collection Account – Wells Fargo Bank, N.A., as Paying Agent, in trust for the Borrowers” or such other account established as a replacement thereof at the Paying Agent (or any successor) as may be designated in writing from time to time by the Administrative Agent and the Borrower Representative.

“Collections” means, without duplication, with respect to any Asset, all Rents, Insurance Proceeds (subject to the rights of the Borrowers pursuant to Section 5.04(h) to retain and/or apply any such Insurance Proceeds), Transfer Proceeds in accordance with Section 2.15(a)(iv), Awards, Cap Receipts, interest on amounts on deposit in the Collection Account, the Disbursement Account and the Reserve Accounts, amounts paid to a Borrower with respect to an Asset pursuant to the terms of the applicable Purchase Agreement, amounts paid by a Borrower to the Collection Account pursuant to this Agreement, and all other payments received with respect to such Asset and all “proceeds” (as defined in Section 9-102 of the UCC) of the foregoing.

“Commitment” of any Lender means the Dollar amount set forth on Schedule II hereto.

“Colony” means Colony Starwood Homes, a real estate investment trust formed under the laws of the State of Maryland.

“Competitor” means each entity listed on Schedule IX hereto; provided, however, that neither Cerberus Capital Management nor The Blackstone Group shall be a Competitor unless such entity’s Lender Percentage after consummation of an assignment pursuant to Section 10.03 shall be greater than thirty percent (30%).

“Completion Reserve” has the meaning set forth in Section 6.01(a).

“Completion Reserve Account” means account no. [DELETION] established and maintained by the Paying Agent pursuant to Section 2.17 in the name of the Borrowers and entitled “[DELETION], Completion Reserve Account – Wells Fargo Bank, N.A., as Paying Agent, in trust for the Borrowers” or such other account established as a replacement thereof at the Paying Agent (or any successor) as may be designated in writing from time to time by the Administrative Agent and the Borrower Representative.

“Compliance Certificate” means a certificate in the form attached hereto as Exhibit I-1 or Exhibit 1-2, as applicable.

“Condemnation” means a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of any Financed Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting such Financed Property or any part thereof.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Constituent Document” means, (i) with respect to any partnership (whether limited or general), (a) the certificate of partnership (or equivalent filings), (b) the partnership agreement (or equivalent organizational documents) of such partnership and (c) any document setting forth the designation, amount and/or rights, limitations and preferences of any of such partnership’s partnership interests or the holders thereof; (ii) with respect to any limited liability company, (a) the certificate of formation (or the equivalent organizational documents) of such entity, (b) the operating agreement (or the equivalent governing documents) of such entity and (c) any document setting forth the designation, amount and/or rights, limitations and preferences of any of such limited liability company’s membership interests or the holders thereof; (iii) with respect to any statutory trust, (a) the certificate of trust or declaration or trust (or equivalent filings), (b) the trust agreement (or equivalent governing instrument) or any other document which creates such trust or governs its affairs and (c) any document setting forth the amount, power, rights and limitations of any owner of beneficial interests in such trust; and (iv) with respect to any other type of entity, the organizational and governing document for such entity which are equivalent to those described in clauses (i), (ii) and (iii) above, as applicable.

“Control” has the meaning set forth in the definition of Affiliate.

“Controlling Parties” means (i) with respect to all events occurring or circumstances existing prior to the Restatement Effective Date, the Existing Controlling Parties and (ii) with respect to all events occurring or circumstances existing from and after the Restatement Effective Date, the Sponsor, each of which is a “Controlling Party” for the corresponding periods.

“Corporate Loan Agreement” means that certain Credit Agreement, dated as of April 27, 2017, by and among Sponsor, as borrower, Colony, as parent, each of the financial institutions party thereto from time to time as lenders, and JPMorgan Chase Bank, N.A., as administrative agent, available at https://www.sec.gov/Archives/edgar/data/1579471/000156459017007856/sfr-ex101_21.htm.

“Counterparty” means, with respect to the Interest Rate Cap Agreement, SMBC Capital Markets, Inc., and with respect to any Replacement Interest Rate Cap Agreement, any Approved Counterparty party thereto.

“Cure Period” means, with respect to the failure of any Financed Property to qualify as an Eligible Property, if such failure is reasonably susceptible of cure, a period of thirty (30) days after the earlier of knowledge or discovery of such condition by any Relevant Party, the Manager or the applicable Property Manager or written notice thereof by the Administrative Agent to the Borrower Representative; provided that, if such failure is reasonably susceptible of cure, if the applicable Borrower is diligently pursuing such cure during such thirty (30) day period and such failure is of a nature that it cannot reasonably be cured within such thirty (30) day period, then such cure period shall be extended for another thirty (30) days so long as such Borrower continues to diligently pursue such cure; provided, further, however that if (x) the Obligations have been accelerated pursuant to Section 7.02 or (y) a Financed Property fails to qualify as an Eligible Property due to the occurrence of a Prohibited Action, then the cure period hereunder shall be reduced to zero (0) days.  If any failure of any Financed Property to qualify as an Eligible Property is not reasonably susceptible of cure, then no cure period shall be available.

“Data Site” has the meaning specified in Section 10.20.

“Debt Service” means, with respect to any Property or group of Properties and with respect to the relevant measurement period, the scheduled interest payments due under this Agreement with respect to the outstanding Allocated Loan Amount for such Property or group of Properties.

“Debt Service Account” means account no. [DELETION] established and maintained by the Paying Agent pursuant to Section 2.17 in the name of the Borrowers and entitled “[DELETION], Debt Service Account – Wells Fargo Bank, N.A., as Paying Agent, in trust for the Borrowers” or such other account established at the Paying Agent (or any successor) as may be designated in writing from time to time by the Administrative Agent and Borrower Representative.

“Debt Service Coverage Ratio” means, with respect to any Property or group of Properties for the relevant measurement period, the ratio of: (a) the Underwritten Net Cash Flow for such Property or group of Properties for the relevant measurement period to (b) interest for the relevant measurement period on the outstanding aggregate Allocated Loan Amount for such Property or group of Properties for the relevant measurement period at a rate per annum equal to the sum of (x) the lesser of (i) the SWAP Rate or (ii) the Interest Rate Cap Agreement strike price (provided each Interest Rate Cap Agreement has a strike price no greater than the Strike Price and a remaining duration of two years or a tenor through the remaining term of the Loans), plus (y) the Applicable Margin.

“Debt Yield” means, with respect to any Property or group of Properties for the relevant measurement period, a fraction expressed as a percentage, (i) the numerator of which is the Underwritten Net Cash Flow for such Property or group of Properties for the relevant measurement period and (ii) the denominator of which is the sum of the outstanding aggregate Allocated Loan Amounts for such Property or group of Properties.

“Default” means any event which, with the giving of notice or lapse of time or both, would constitute an Event of Default.

“Default Rate” means a rate per annum equal to the lesser of (i) the Maximum Legal Rate and (ii) three percent (3%) above the Interest Rate.

“Defaulting Lender” means any Lender that, as determined by the Administrative Agent: (i) has failed to fund any of its obligations to make Loans on the Borrowing Date, unless such Lender notifies the Administrative Agent and the Borrower Representative in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (ii) has notified the Administrative Agent or the Borrower Representative that it does not intend to comply with such funding obligations or has made a public statement to that effect with respect to such funding obligations hereunder or under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (iii) has, for three (3) or more Business Days, failed, in good faith, to confirm in writing to the Administrative Agent, in response to a written request of the Administrative Agent, that it will comply with its funding obligations hereunder, or (iv) has, or has a direct or indirect parent company that has, become subject to an Event of Bankruptcy or has become the subject of a Bail-in Action.

“Deficiency” means, with respect to any Property File, (i) the failure of one or more Specified Documents contained therein to be fully executed or to match the information on the related Properties Schedule, as applicable, (ii) one or more Specified Documents contained therein are materially mutilated, damaged or torn or otherwise materially physically altered such that the same is unreadable or (iii) the absence from a Property File of any Specified Document required to be contained in such Property File.

“Delinquent Tenant” means a Tenant for which any rent under a related Lease remains unpaid in whole or in part for more than thirty-one (31) days after the original due date for such payment.

“Diligence Agent” means, as of any date of determination, collectively, Green River Capital, LLC, and/or one or more other Persons designated by the Administrative Agent by written notice to the Borrower Representative and the Lenders at such date to be a “Diligence Agent”.  The Diligence Agent may be removed upon at least thirty (30) days’ prior written notice (or such shorter period as shall be acceptable to the Diligence Agent) by the Administrative, delivered to the Diligence Agent, the Lenders and the Borrower Representative; provided, however, in each case, that such removal shall not be effective until a successor Diligence Agent acceptable to the Administrative Agent has been selected.

“Diligence Agent Certification” means, in respect of any Property or group of Properties, a certification of the Diligence Agent that it has performed the applicable diligence services for such Property or Properties under a service agreement between the Diligence Agent and the Administrative Agent relating to the Transactions.

“Diligence Agent Fee” means all fees payable to the Diligence Agent pursuant to that certain Evaluation Services Agreement dated as of the Closing Date, between the Administrative Agent and Green River Capital, LLC, as Diligence Agent, or pursuant to any replacement evaluation services agreement between the Administrative Agent and the Person then acting as the Diligence Agent hereunder.  The approval of the Borrower Representative (not to be unreasonably withheld) shall be required in connection with any amendment or modification of the above referenced Evaluation Services Agreement or any replacement evaluation services agreement if such amendment, modification or replacement results in any increase in any fee category.

“Disbursement Account” means account no. [DELETION] established and maintained by the Paying Agent pursuant to Section 2.17 in the name of the Borrowers and entitled “[DELETION], Disbursement Account – Wells Fargo Bank, N.A., as Paying Agent, in trust for the Borrowers” or such other account established as a replacement thereof at the Paying Agent (or any successor) as may be designated in writing from time to time by the Administrative Agent and the Borrower Representative.

“Disqualified Property” means any Financed Property that fails to qualify as an Eligible Property (after the lapse of any applicable Cure Period).

“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Pub. L. No. 111-203 and any successor statute.

“Dollars” and “$” each mean the lawful currency of the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligibility Reserves” has the meaning specified in Section 6.10.

“Eligibility Reserves Account” means account no. [DELETION] established and maintained by the Paying Agent pursuant to Section 2.17 in the name of the Borrowers and entitled “[DELETION], Eligibility Reserves Account – Wells Fargo Bank, N.A., as Paying Agent, in trust for the Borrowers” or such other account established at the Paying Agent (or any successor) as may be designated in writing from time to time by the Administrative Agent.

“Eligible Lease” means, as of any date of determination, a Lease for a Financed Property that satisfies, and has been certified by the Borrowers prior to such date of determination as satisfying, all of the following:

(i)	the Lease is based on the Standard Form of Lease or other form of lease customary for the Market in which the Property is located;
(ii)	the Lease is entered into on an arms’ length basis without payment support by any Borrower or its Affiliates;
(iii)	the Lease had, as of its commencement date, an initial lease term of at least six months;
(iv)	the Lease does not include a purchase option or other non-customary provision that would be materially adverse to the Lenders’ interest;
(v)	the Lease is consistent with the Manager’s internal leasing guidelines; and
(vi)	the Lease is in compliance with all applicable laws in all material respects.

“Eligible Property” means, as of any date of determination, a Property that is in compliance with each of the Property Representations, and has been certified by the Borrowers as being in compliance with each of the Property Representations in the most recent Compliance Certificate required to be delivered prior to such date of determination.

“Eligible Tenant” means a Tenant who, as of the date such Tenant signs the related Lease (or as of the date the Borrower acquires such Financed Property if such Tenant is a Carry-Over Tenant), is a bona fide third party lessee of a Financed Property who satisfies, and has been certified by the Borrowers prior to such date of determination as satisfying each of the following criteria:

(i)	such Tenant is not subject to an ongoing Event of Bankruptcy; and

(ii)such Tenant otherwise conforms to the Manager’s internal tenant leasing criteria.

“Entitlement Order” has the meaning set forth in Section 2.17(f).

“Environmental Indemnity” means (i) with respect to all events occurring or circumstances existing prior to the Restatement Effective Date, an Environmental Indemnity Agreement dated as of the Closing Date, executed by each Loan Party substantially in the form of Exhibit K to the Existing Agreement and (ii) with respect to all events occurring or circumstances existing from and after the Restatement Effective Date, an Amended and Restated Environmental Indemnity Agreement dated as of the Restatement Effective Date, executed by each Loan Party substantially in the form of Exhibit K.

“Environmental Laws” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment from Hazardous Substances, relating to Hazardous Substances and/or relating to liability for or costs of other actual or threatened danger to human health or the environment from Hazardous Substances.  The term “Environmental Laws” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues:  the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including, but not limited to, Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act (as it relates to Hazardous Substances); the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; the River and Harbors Appropriation Act; and those relating to lead-based paint.  The term “Environmental Laws” also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of any Financed Property; requiring notification or disclosure of the presence of or Releases of Hazardous Substances or other environmental condition of any Financed Property to any Governmental Authority or other Person, whether or not in connection with any transfer of title to or interest in such Financed Property; imposing conditions or requirements in connection with permits or other authorization for lawful activity associated with the presence of Hazardous Substances; relating to nuisance, trespass or other causes of action related to any Financed Property associated with the presence of Hazardous Substances; and relating to wrongful death, personal injury or property or other damage in connection with any physical condition or use of any Financed Property associated with the presence of Hazardous Substances.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Loan Party directly or indirectly resulting from or based upon (i) violation of any Environmental Law, (ii) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Substance, (iii) exposure to any Hazardous Substance, (iv) the release or threatened release of any Hazardous Substance into the environment or (v) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“EO13224” has the meaning set forth in Section 4.01(x).

“Equity Interests” means, with respect to any Person, the legal and beneficial interests in shares of capital stock, partnership interests, membership interests, beneficial interests, trust certificates or other equity ownership interests in such Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest from such Person.

“Equity Issuance” means any issuance or sale by a Person of any Equity Interest in such Person and shall in any event include the issuance of any Equity Interest upon the conversion or exchange of any security constituting Indebtedness (as defined in the Corporate Loan Agreement) that is convertible or exchangeable, or is being converted or exchanged, for Equity Interests.

“Equity Owner” means (i) with respect to all events occurring or circumstances existing prior to the Restatement Effective Date, the Existing Equity Owner and (ii) with respect to all events occurring or circumstances existing from and after the Restatement Effective Date, the New Equity Owner.

“Equity Owner Guaranty” means (i) with respect to all events occurring or circumstances existing prior to the Restatement Effective Date, the guaranty, dated as of the Closing Date, executed by the Existing Equity Owner in favor of the Administrative Agent, on behalf of the Lenders, substantially in the form of Exhibit L-1 to the Existing Agreement and (ii) with respect to all events occurring or circumstances existing from and after the Restatement Effective Date, the guaranty dated as of the Restatement Effective Date, executed by the New Equity Owner in favor of the Administrative Agent, on behalf of the Lenders, substantially in the form of Exhibit L.

“Equity Owner Security Agreement” means (i) with respect to all events occurring or circumstances existing prior to the Restatement Effective Date,  the security agreement, dated as of the Closing Date, executed by the Existing Equity Owner substantially in the form of Exhibit M to the Existing Agreement and (ii) with respect to all events occurring or circumstances existing from and after the Restatement Effective Date, the security agreement, dated as of the Restatement Effective Date, executed by the New Equity Owner substantially in the form of Exhibit M.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute.

“ERISA Affiliate” means any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which another entity is a member or (ii) described in Section 414(m) or (o) of the Code of which another entity is a member, except that this clause (ii) shall apply solely for purposes of potential liability under Section 302(b) of ERISA and Section 412(b) of the Code and the lien created under Section 303(k) of ERISA and Section 430(k) of the Code.

“ERISA Event” means (i) the failure to pay a minimum required contribution or installment to a Plan on or before the due date provided under Section 430 of the Code, (ii) the filing of an application with respect to a Plan for a waiver of the minimum funding standard under Section 412(c) of the Code or Section 302(c) of ERISA, (iii) the failure of an Relevant Party or any of its ERISA Affiliates to pay a required contribution or installment to a Multiemployer Plan on or before the applicable due date, (iv) any officer of any Relevant Party or any of its ERISA Affiliates who knows or has reason to know that a Plan is in “at risk” status within the meaning of Section 430(j) of the Code or (v) the occurrence of a Plan Termination Event and any action that any Relevant Party or any of its ERISA Affiliates proposes to take with respect thereto, together with a copy of any notices received from or filed with PBGC, IRS, Multiemployer Plan or Plan pertaining thereto.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Event of Bankruptcy” means, with respect to any Person:

(i)

such Person shall fail to pay its debts as they come due (other than in the ordinary course of business consistent with past practices), or shall make a general assignment for the benefit of creditors in a state court proceeding for the winding up and/or liquidation of such Person; or any case or other proceeding shall be instituted by such Person seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of it or its debts under the Bankruptcy Code; or such Person shall take any corporate, limited partnership or limited liability company action to authorize any of such actions; or

(ii)

a case or other proceeding shall be commenced, without the application or consent of such Person in any court seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under the Bankruptcy Code, and (A) such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of ninety (90) consecutive days (so long as such Person is diligently pursuing a discharge thereof) or (B) an order for relief in respect of such Person shall be entered in such case or proceeding or a decree or order granting such other requested relief shall be entered.

“Event of Default” has the meaning set forth in Section 7.01.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to an Affected Party or required to be withheld or deducted from a payment to an Affected Party, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (A) imposed as a result of such Affected Party being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (B) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (A) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.21) or (B) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.12, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Affected Party’s failure to comply with Section 2.12(f) and (iv) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Controlling Parties” means Limited Indemnitor, JV Sponsor and Parent.

“Existing Equity Owner” means Waypoint GI Trust, a Delaware statutory trust.

“Existing Management Agreement” means that certain Property Management Agreement dated as of June 29, 2017 between New Equity Owner and the Existing Manager, as attached hereto as Exhibit DD, pursuant to which Existing Manager is to provide management and other services with respect to the Properties.

“Existing Manager” means Colony Starwood Homes Management, LLC, a Delaware limited liability company.

“Exit Fee” means the fee payable by Borrowers to the Lenders upon any prepayment or repayment of the Loans, as described in a Fee Letter.

“Extension Fees” has the meaning set forth in Section 2.07.

“Extension Request” has the meaning set forth in Section 2.07.

“Extension Term” has the meaning set forth in Section 2.07.

“Fair Market Value” means, (a) with respect to a security listed on a national securities exchange or the NASDAQ National Market, the price of such security as reported on such exchange or market by any widely recognized reporting method customarily relied upon by financial institutions and (b) with respect to any other property, the price which could be negotiated in an arm’s-length free market transaction, for Cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction.  Except as otherwise provided herein, Fair Market Value shall be determined by the Board of Directors of Colony (or an authorized committee thereof) acting in good faith conclusively evidenced by a board resolution thereof or, with respect to any asset valued at no more than $1,000,000, such determination may be made by the chief Financial Officer of Colony evidenced by an officer’s certificate, in each case, delivered in accordance with the Corporate Loan Agreement.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means, in respect of any Settlement Period, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on the first date of such Settlement Period, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the rate for such day shall be such rate on such transactions on the next succeeding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published on such next succeeding Business Day, the rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Deutsche Bank AG, New York Branch on such day on such transactions as determined by the Administrative Agent.

“Fee Letters” means, collectively, the fee letters among the Borrowers and one or more of the Administrative Agent, the Calculation Agent, the Paying Agent and the Lenders.

“Fees” means, collectively, the Extension Fees, the Upfront Fee, the Calculation Agent Fee, the Diligence Agent Fee (as specified in writing by the Administrative Agent to the Calculation Agent and the Borrower Representative), the Paying Agent Fee, the Assignment Fees, any other fees described in the Fee Letters (including the Exit Fee) and any other fees (as specified in writing to the Calculation Agent) due to the Administrative Agent, the Lenders, the Collateral Agent or any Servicing Agent hereunder or under the Loan Documents.

“Final Collection Date” means the date on which the Administrative Agent shall have confirmed in writing that the Aggregate Loan Principal Balance has been reduced to zero and all other Obligations have been paid in full (other than indemnification or other contingent obligations not then due and owing).

“Financed Properties” means all Properties included in the Properties Schedule, where the Allocated Loan Amount for such Property is greater than zero or any Interest, Fees or other Obligations related thereto that are required to be paid on or prior to the date when the Allocated Loan Amount for such Property is required to be repaid remains outstanding.

“Fitch” means Fitch, Inc.

“Flood Hazard Determination” has the meaning set forth in Section 5.04(i).

“Flood Insurance Laws” means the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, as amended by the National Flood Insurance Reform Act of 1994, and in each case, any subsequent amendments thereafter, and the requirements of any regulations promulgated thereunder, including, but not limited to, those implemented by the Office of Comptroller of the Currency at 12 C.F.R. 22.1 et seq.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA that (a) neither is subject to ERISA nor is a governmental plan within the meaning of Section 3(32) of ERISA and that is maintained, or contributed to, by a Loan Party or any of its ERISA Affiliates and (b) is mandated by a government other than the United States (other than a state within the United States or an instrumentality thereof) for employees of (i) prior to the Restatement Effective Date, Limited Indemnitor and (ii) from and after the Restatement Effective Date, Sponsor, or any of their respective ERISA Affiliates.

“Foreign Withholding Agent” means, with respect to any amount required to be withheld by any non-U.S. Governmental Authority, any Loan Party and the Administrative Agent.

“GAAP” means generally accepted accounting principles as in effect in the United States from time to time, consistently applied.

“Governmental Authority” means, with respect to any Person, any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person, any of its Subsidiaries or any of its properties.

“Guarantee” means, as to any Person, any obligation of such person directly or indirectly guaranteeing any Indebtedness or other obligations of any other Person in any manner providing for the payment of any Indebtedness or other obligations of any other Person or otherwise protecting the holder of such Indebtedness other obligations against loss (whether by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, or take or pay or otherwise); provided that the term “Guarantee” shall not include customary and reasonable indemnity obligations in effect on the Closing Date or Restatement Effective Date, or entered into in connection with any acquisition or disposition of assets permitted under this Agreement and the Existing Agreement (other than such obligations with respect to Indebtedness).  The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable about of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.  The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“Guarantor” means (i) with respect to all events occurring or circumstances existing prior to the Restatement Effective Date, jointly and severally, JV Sponsor, Parent and Existing Equity Owner and (ii) with respect to all events occurring or circumstances existing from and after the Restatement Effective Date, jointly and severally, the Sponsor and New Equity Owner.

“Hazardous Substances” means any and all substances (whether solid, liquid or gas) defined, listed or otherwise classified as pollutants, contaminants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes or words of similar meaning or regulatory effect under any present or future Environmental Laws, including, but not limited to, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, lead-based paint and Toxic Mold (present at levels above background and indicative of an indoor source).  Notwithstanding anything to the contrary contained herein, the term “Hazardous Substances” will not include: (i) substances which otherwise would be included in such definition but which are of kinds and in amounts ordinarily and customarily used or stored in similar properties, including, without limitation substances used for the purposes of cleaning, maintenance, or operations, substances typically used in construction, and typical products used in properties like each Financed Property, and which are otherwise stored and used in compliance with all Environmental Laws and any permits issued pursuant thereto; or (ii) substances which otherwise would be included in such definition but which are of kinds and amounts ordinarily and customarily utilized in residential properties and which are otherwise in compliance with all Environmental Laws and any permits issued pursuant thereto.

“HOA” means a homeowners association.

“Indebtedness” means, for any Person, without duplication: (i) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (ii) obligations of such Person to pay the deferred purchase or acquisition price of property or services (other than Trade Accounts Payable in an aggregate amount not to exceed $5,000,000 at any one time outstanding); (iii) Indebtedness of others secured by a Lien on the property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (iv) accrued obligations of such Person in respect of outstanding letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (v) Capital Lease Obligations of such Person; (vi) obligations of such Person under repurchase agreements or like arrangements; (vii) obligations of others described in another clause of this definition that are Guaranteed by such Person; and (viii) any other obligation of such Person evidenced by a note, bond, debenture or similar instrument that would be classified as indebtedness on a balance sheet prepared in accordance with GAAP.  The amount of Indebtedness of any Person for purposes of clause (iii) shall be deemed to be equal to the lesser of (a) the aggregate unpaid amount of such Indebtedness and (b) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Amounts” has the meaning set forth in Section 8.01.

“Indemnified Parties” means (i) each Lender, the Administrative Agent, the Collateral Agent, the Calculation Agent, the Paying Agent and each other Servicing Agent, (ii) any other Person in whose name the Liens created by the Mortgages are or will be recorded, (iii) any Person who holds or acquires a participation or other full or partial interest in the Loan, whether during the term of a Loan or as a part of or following a foreclosure of a Loan, (iv) any successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business and (v) the respective officers, directors, shareholders, partners, employees, agents, representatives, contractors, subcontractors, Affiliates, participants, successors and assigns of any Person described in any of the foregoing clauses and the parent company or holding company that controls any such Persons.

“Indemnified Taxes” means (i) any and all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (ii) to the extent not otherwise described in clause (i), Other Taxes.

“Independent Director” means, with respect to any general partner of a limited partnership, any corporation or any limited liability company, an individual reasonably acceptable to the Administrative Agent who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Wilmington Trust SP Services, Inc., Wilmington Trust, National Association, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional Independent Director, another nationally-recognized company approved by the Administrative Agent (such approval not to be unreasonably withheld), in each case that is not an Affiliate of any Relevant Party and that provides professional independent directors and independent managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as a member of the board of directors or board of managers of such general partner or limited liability company and is not, and has never been, and will not while serving as Independent Director be, any of the following:

(i)

a member, partner, equity holder, manager, director, officer or employee of any Relevant Party (other than as an Independent Director or its equivalent of such Relevant Party) or any of their respective equity holders or Affiliates (other than as a special member and/or Independent Director of any Relevant Party or any Affiliate of any Relevant Party that is not in the direct chain of ownership of such Relevant Party and that is required by a creditor to be a special purpose bankruptcy remote entity, provided that such special member and/or Independent Director is employed by a company that routinely provides professional independent directors or managers);

(ii)

a creditor, supplier or service provider (including provider of professional services) to any Relevant Party or any of their respective equity holders or Affiliates (other than a nationally-recognized company that routinely provides professional independent directors or managers and other corporate services to any Relevant Party or any of their respective equity holders or Affiliates in the ordinary course of business);

(iii)	a family member of any member, partner, equity holder, manager, director, officer, employee, creditor, supplier or service provider of or to any Relevant Party or their Affiliates;
(iv)	a member, partner or employee of a law firm that has provided legal services of any kind to any Relevant Party or their Affiliates; or
(v)	a Person that controls (whether directly, indirectly or otherwise) any of (i), (ii), (iii) or (iv) above.

A natural person who otherwise satisfies the foregoing definition other than subparagraph (i) by reason of being an Independent Director of any one or more Relevant Parties or any one or more “special purpose entities” affiliated with any Relevant Party shall not be disqualified from serving as an Independent Director, provided that the fees that such individual earns from serving as Independent Director of such Affiliates in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year; provided, further, for the avoidance of doubt, each independent director of each Borrower as of the date of this Agreement shall be deemed to be an “Independent Director”.

“Individual Material Adverse Effect” means, in respect of an individual Property, any event or condition that (i) has a material adverse effect on the value, use, occupation, leasing or marketability of such Property, as determined in the context of, and with reference to, the applicable market in which such Property is located, or (ii) results in any liability to, claim against or obligation of any Lender or any materially adverse liability or obligation on the part of any Relevant Party.

“Initial Term” means the period from the Closing Date through the two-year anniversary of the Closing Date.

“Insolvency Opinion” means a non-consolidation opinion letter delivered by (a) with respect to all events occurring or circumstances existing prior to the Restatement Effective Date, Richards, Layton & Finger, P.A., substantially in the form attached as Exhibit N to the Existing Agreement and (b) with respect to all events occurring or circumstances existing from and after the Restatement Effective Date, DLA Piper, substantially in the form attached hereto as Exhibit N.

“Insurance Premiums” has the meaning set forth in Section 5.04(b).

“Insurance Proceeds” means proceeds of any insurance policy, including property insurance policies, casualty insurance policies, title insurance policies, “partnership liability” insurance policies and employee fidelity insurance policies, in each case as and to the extent required to be maintained by any Loan Party pursuant to Section 5.04.

“Insurance Reserves” has the meaning set forth in Section 6.06.

“Insurance Reserves Account” means account no. [DELETION] established and maintained by the Paying Agent pursuant to Section 2.17 in the name of the Borrowers and entitled “[DELETION], Insurance Reserves Account – Wells Fargo Bank, N.A., as Paying Agent, in trust for the Borrowers” or such other account established as a replacement thereof at the Paying Agent (or any successor) as may be designated in writing from time to time by the Administrative Agent and the Borrower Representative.

“Intercompany Indebtedness” means any Indebtedness (as defined in the Corporate Loan Agreement) between or among Colony, the Sponsor and their respective Sponsor Subsidiaries (including, without limitation, any notes issued in any securitization and held by Colony, the Sponsor and their respective Sponsor Subsidiaries), provided, that for purposes of calculating a financial ratio that includes Indebtedness (as defined in the Corporate Loan Agreement) of any Unconsolidated Affiliate, intercompany indebtedness shall be deemed to include Indebtedness (as defined in the Corporate Loan Agreement) of such Unconsolidated Affiliate held by Colony, the Sponsor or any Sponsor Subsidiary.

“Interest” means, for the Loans and any Settlement Period, the sum for each day during such Settlement Period of the following:

IR x PA/CB

where:

IR	=	the Interest Rate for the Loans for such day.
PA	=	the outstanding principal amount of the Loans on such day.
CB	=	360.

“Interest Rate” means, with respect to the Loans outstanding on any day the sum of (i) the Adjusted LIBOR Rate in effect during the Settlement Period that includes such day, plus (ii) the Applicable Margin; provided, that if a LIBOR Disruption Event is continuing on such day, the Interest Rate shall be an interest rate per annum equal to the sum of (i) the Alternative Rate in effect on such day plus (ii) the Applicable Margin.

“Interest Rate Cap Agreement” means the (i) ISDA Master Agreement (Multicurrency – Cross Border) (together with the confirmation (including any revised, amended or otherwise modified confirmations) and schedules relating thereto), dated December 15, 2016, between the Counterparty and the Borrower Representative, obtained by the Borrower Representative and collaterally assigned to the Administrative Agent in accordance with this Agreement.  After delivery of a Replacement Interest Rate Cap Agreement to the Administrative Agent, the term Interest Rate Cap Agreement shall be deemed to mean such Replacement Interest Rate Cap Agreement.  The Interest Rate Cap Agreement shall be governed by the laws of the State of New York and shall provide for each of the following:

(i)the notional amount of the Interest Rate Cap Agreement shall be equal to the Aggregate Loan Principal Balance;

(ii)the remaining term of the Interest Rate Cap Agreement shall at all times extend through the Maturity Date then in effect;

(iii)the Interest Rate Cap Agreement shall be issued by the Counterparty to the Borrower Representative and shall be collaterally assigned to the Administrative Agent by the Borrower Representative in accordance with this Agreement;

(iv)the Counterparty under the Interest Rate Cap Agreement shall be obligated to make a series of payments, directly to the Collection Account (whether or not an Event of Default has occurred) from time to time equal to the product of (x) the notional amount of such Interest Rate Cap Agreement multiplied by (y) the excess if any of the Capped Rate over the Strike Price;

(v)the Counterparty under the Interest Rate Cap Agreement shall execute and deliver the Collateral Assignment; and

(vi)the Interest Rate Cap Agreement shall impose no material obligation on the beneficiary thereof (after payment of the acquisition cost) and shall be in all material respects reasonably satisfactory in form and substance to the Administrative Agent.

“Investment” means, with respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, by means of any of the following:  (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, Guaranty (as defined in the Corporate Loan Agreement) of Indebtedness (as defined in the Corporate Loan Agreement) of, or purchase or other acquisition of any Indebtedness (as defined in the Corporate Loan Agreement) of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person.  Any commitment to make an Investment in any other Person, as well as any option of another Person to require an Investment in such Person, shall constitute an Investment.  For purposes of determining compliance with any covenant contained herein, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investor Member” means, with respect to all events occurring or circumstances existing prior to the Restatement Effective Date, GI Waypoint Investco, LLC, a Delaware limited liability company, in its capacity as a “Member” of Parent.

“IRS” means the Internal Revenue Service, a bureau of the Department of Treasury of the United States of America.

“JV Sponsor” means, with respect to all events occurring or circumstances existing prior to the Restatement Effective Date, Waypoint Real Estate Group, LLC, a California limited liability company.

“Lease” means a bona fide written lease, sublease, letting, license, concession or other agreement pursuant to which any Tenant is granted a possessory interest in, or right to use or occupy all or any portion of any space in any Financed Property by or on behalf of a Borrower, and (i) every modification, amendment or other agreement relating to such lease, sublease or other agreement entered into in connection with such lease, sublease or other agreement, and (ii) every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the Tenant.

“Legal Opinion” means a legal opinion letter delivered by DLA Piper, substantially in the form attached hereto as Exhibit O.

“Legal Requirements” means all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to the Borrowers, at any time in force affecting any Borrower, any Property or any part thereof (or if applicable, any other Relevant Party), including, without limitation, any which may (i) require repairs, modifications or alterations in or to a Property or any part thereof, or (ii) in any way limit the leasing, use and enjoyment of a Property.

“Lender” means each of the financial institutions listed on Schedule II as a “Lender”, together with its respective successors and permitted assigns.

“Lender Percentage” means for any Lender, the percentage equivalent of a fraction (expressed out to five decimal places), the numerator of which is the aggregate outstanding principal amount of all Loans of such Lender and the denominator of which is the Aggregate Loan Principal Balance.

“Lender Representatives” has the meaning set forth in Section 10.10(b).

“LIBOR Disruption Event” means, with respect to any Settlement Period, any of the following: (i) a determination by any Lender that a Change in Law has resulted in it being contrary to law or to the directive of any central bank or other Governmental Authority (whether or not having the force of law) to obtain dollars in the London interbank market to make, fund or maintain Loans during such Settlement Period, (ii) the failure of the sources listed in the definition of “LIBOR Rate” to publish or offer a London interbank offered rate as of 11:00 a.m. on the second Business Day prior to the first day of such Settlement Period (as contemplated in such definition), (iii) a determination by the Administrative Agent in its reasonable judgment that the rate at which deposits of Dollars are being offered in the London interbank market does not adequately or fairly reflect the cost to such Lenders of making, funding or maintaining their Loans for such Settlement Period or (iv) the inability of Majority Lenders, because of market events not under the control of such Lenders, to obtain Dollars in the London interbank market to make, fund or maintain their Loans for such Settlement Period.  In each case, the Administrative Agent shall provide written notice (which may be in electronic form) of such LIBOR Disruption Event to the Calculation Agent and the Borrower Representative, which notice shall include the Alternative Rate in effect during such LIBOR Disruption Event as determined by the Administrative Agent.

“LIBOR Rate” means, for any Loan (or portion thereof) for any Settlement Period, the rate per annum shown on Reuters Screen LIBOR01 (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service (including by any successor to the British Bankers Association in providing or calculating LIBOR), as determined by the Calculation Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market), as shown as the rate for dollar deposits for a one-month period at approximately 11:00 a.m., London time, on the second Business Day before the first day of such Settlement Period.  In the event that such rate is not available at such time for any reason, then the “LIBOR Rate” with respect to such Loan shall be the rate at which dollar deposits of $5,000,000 and for a maturity of one month are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two (2) Business Days before the first day of such Settlement Period.  Notwithstanding anything to the contrary contained herein, in no event shall the LIBOR Rate be less than zero percent (0%).  The Calculation Agent’s computation of LIBOR Rate shall be conclusive and binding on the parties hereto for all purposes, absent manifest error.

“LIBOR Rate Reserve Percentage” means, for any Settlement Period in respect of which Interest is computed by reference to the LIBOR Rate, the reserve percentage applicable two (2) Business Days before the first day of such Settlement Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such Settlement Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Liabilities is determined) having a term equal to such Settlement Period.

“Lien” means any mortgage, deed of trust, deed to secure debt, indemnity deed of trust, lien, pledge, hypothecation, easement, right of way, adverse claim, preference, assignment, security interest, covenant, condition, restriction, or any other encumbrance or other use restriction relating to real property, charge or transfer restriction of any kind, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Limited Indemnitor” means, with respect to all events occurring or circumstances existing prior to the Restatement Effective Date, collectively, GI Partners Fund III L.P., a Delaware limited partnership, GI Partners Fund III-A L.P., a Delaware limited partnership, and GI Partners Fund III-B L.P., a Delaware limited partnership.

“Limited Indemnitor Financial Covenants” means the requirement that at all times prior to the Restatement Effective Date, Limited Indemnitor shall maintain Adjusted Tangible Net Worth of not less than $30,000,000.

“Limited Indemnity Agreement” means the limited indemnity agreement, dated as of the Closing Date, executed by the Limited Indemnitor in favor of the Administrative Agent, on behalf of the Lenders, substantially in the form of Exhibit J to the Existing Agreement.

“Loan Documents” means collectively, this Agreement, each Note, the Limited Indemnity Agreement, the Equity Owner Guaranty, the Waypoint Guaranty, the Environmental Indemnity, the Sponsor Guaranty, each Collateral Document, the Risk Retention Side Letter and all other agreements, documents, fee letters and instruments executed and delivered by any Relevant Party pursuant thereto or in connection therewith which evidence or secure the Loans (but excluding, for the avoidance of doubt, any Constituent Documents of any Relevant Party).

“Loan Parties” means, collectively, the Equity Owner and each Borrower.

“Loans” has the meaning set forth in Section 2.01.

“Loan to Value Ratio” means, with respect to any Property or Properties, the percentage determined by dividing (i) the sum of (a) the Allocated Loan Amount(s) with respect to such Property or Properties plus (b) the amount by which such Allocated Loan Amount(s) have been reduced in accordance with Section 2.05(c) in connection with prepayments under Section 2.05(b)(vi) by (ii) the BPO Determined Value for such Property or Properties.

“Majority Lenders” means, at any time, the Lender or Lenders, including Approved Participants (other than the Defaulting Lenders), holdings Loans having an aggregate outstanding principal amount greater than fifty percent (50%) of the Aggregate Loan Principal Balance (excluding the Loans of any Defaulting Lenders).  For the avoidance of doubt, for purposes of this definition, (i) the Loan of any Assigning Lender that assigns its voting rights to an Approved Participant shall be deemed reduced by the portion of such Loan that is participated to such Approved Participant and (ii) any Approved Participant shall be deemed a Defaulting Lender to the extent and for so long as its related Assigning Lender becomes and remains a Defaulting Lender.

“Management Agreement” means the “Existing Management Agreement” as defined in the Existing Agreement, the Existing Management Agreement or a Replacement Management Agreement pursuant to which a Qualified Manager is managing one or more of the Financed Properties in accordance with the terms and provisions of this Agreement.

“Management Agreement Event of Default” means the occurrence of any of the following events:

(i) any failure to perform, or breach of, a material obligation under a Management Agreement caused by an act or omission to act of a Borrower or (a) prior to the Restatement Effective Date, the JV Sponsor and (b) from and after the Restatement Effective Date, the New Equity Owner (beyond the applicable notice, grace or cure period provided thereunder);

(ii) any amendment, modification or termination (including by expiration) of the Management Agreement without the prior written consent of the Administrative Agent (such consent to be provided by the Administrative Agent in its sole discretion);

(iii) termination of the Manager without the prior written consent of the Administrative Agent (such consent to be provided by the Administrative Agent in its sole discretion);

(iv) (a) prior to the Restatement Effective Date, any change (or any notice to the Administrative Agent pursuant to Sections 7(b) of the Assignment of Management Agreement indicating a change) to the cash management instructions by any Borrower or the JV Sponsor and (b) from and after the Restatement Effective Date, any change to the cash management instructions by the New Equity Owner, in each case, in violation of Section 5.01(k) without the prior written consent of the Administrative Agent (such consent to be provided by the Administrative Agent in its sole discretion);

(v) a breach by the Manager of its obligations and agreements under Section 13(c) of the Existing Management Agreement or under Section 4 or Section 5 of the Assignment of Management Agreement, in each case, in connection with the resignation by the Manager; or

(vi) any failure to provide the requisite notice to the Administrative Agent pursuant to Sections 2(y) of the Assignment of Management Agreement.

“Manager” means Existing Manager or, if the context requires, a Qualified Manager who is managing one or more of the Financed Properties in accordance with the terms and provisions of this Agreement pursuant to a Replacement Management Agreement.

“Manager Material Event” means the occurrence of any of the following events (provided, however, that, to the extent any of the below events relate to the Property Manager rather than to the Manager, only the Property Manager, and not the Manager, may be caused to be terminated):

(i) fraud, gross negligence, willful misconduct, or misappropriation of funds by the Manager or Property Manager;

(ii) any Event of Bankruptcy with respect to the Manager or Property Manager;

(iii) any failure to perform, or breach of, a material obligation under a Management Agreement caused by an act or omission to act of the Manager or Property Manager (beyond the applicable notice, grace or cure period provided thereunder);

(iv)  any change of Control of the Manager or Property Manager;

(v) any notice to the Administrative Agent pursuant to Sections 2(y) of the Assignment of Management Agreement;

(vi) any other event with respect to the Manager or Property Manager that could reasonably be expected to have a Material Adverse Effect on any Loan Party or the Financed Properties;

(vii) any notice by the Administrative Agent to the Borrower Representative of the failure, as determined by the Administrative Agent in its reasonable discretion, of the Manager to manage the Properties in accordance with the terms of the Management Agreement or in a manner generally not less favorable than the standards by which the Manager operates and manages other properties similar to the Properties; or

(viii) any other act or omission to act by the Manager which, in the Administrative Agent’s sole reasonable discretion, requires the replacement and termination of the Manager and/or termination of the Management Agreement.

“Margin Stock” has the meaning set forth in Section 4.01(j).

“Market” means each geographical area identified as a “Market” in the Properties Schedule.

“Material Action” has the meaning set forth in clause (k) of the definition of “Special Purpose Entity” below.

“Material Adverse Effect” means a material adverse effect on (i) the use, operation or value of the Financed Properties taken as a whole, (ii) the property, business, operations or financial condition of any Relevant Party, taken as a whole, (iii) the ability of any Relevant Party to perform its respective material obligations under any of the Loan Documents to which it is a party, (iv) the rights and remedies of any Secured Party under any of the Loan Documents or (v) the enforceability, validity, perfection or priority of any Lien under any of the Loan Documents.

“Material Indebtedness” means indebtedness having a principal amount of $1,000,000 or greater.

“Maturity Date” means December 15, 2018, as such date may be extended pursuant to Section 2.07.

“Maximum Legal Rate” means the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness under this Agreement and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loans.

“Monetary Lien” means a Lien securing an obligation for the payment of money.

“Model” and “Modeling” have the respective meanings specified in Section 2.19(a)(ii).

“Monthly Borrower Report” means the report prepared by the Borrowers setting forth the information identified on Exhibit P and provided to the Calculation Agent and the Administrative Agent (who shall provide such report to the Lenders) pursuant to the terms of this Agreement.

“Monthly Determination Date” means the last day of each calendar month.

“Monthly Operating Expense Budgeted Amount” has the meaning set forth in Section 2.06(d).

“Monthly Payment Date” means, with respect to a Settlement Period, the 20th day of the calendar month immediately following such Settlement Period, or, if such date is not a Business Day, the next succeeding Business Day; provided, that the initial Monthly Payment Date under this Agreement shall occur on January 20, 2017, and the final Monthly Payment Date shall occur on the Maturity Date.

“Monthly Payment Report” means a report prepared by the Calculation Agent reflecting the principal, Interest, fees, costs, expenses, indemnities and deposits into Reserves payable hereunder during the relevant period.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Mortgage” means, with respect to any jurisdiction, a Mortgage/Deed of Trust/Deed to Secure Debt and Assignment of Leases and Rents/Fixture Filing, substantially in the form of Exhibits R-1, R-2, R-3, R-4 and R-5 as applicable to such jurisdiction.

“Mortgage File Required Documents” has the meaning set forth in Schedule I.

“Mortgage Release” has the meaning specified in Section 2.15(a).

“Multiemployer Plan” means a plan within the meaning of Section 3(37) of ERISA to which contributions are required to be made by any Loan Party or any of its ERISA Affiliates or to which any such entity has any liability.

“Net Proceeds” means with respect to an Equity Issuance by a Person, the aggregate amount of all Cash and the Fair Market Value of all other property (other than securities of such Person being converted or exchanged in connection with such Equity Issuance) received by such Person in respect of such Equity Issuance net of investment banking fees, legal fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred by such Person in connection with such Equity Issuance.

“New Equity Owner” means CSH Property Three, LLC, a Delaware limited liability company.

“Non-Consenting Lender” has the meaning set forth in Section 2.21(c).

“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.

“Non-Financed Property” means any Property that is not a Financed Property.

“Non-Monetary Lien” means any Lien other than a Monetary Lien.

“Non-Wholly Owned Subsidiary” means any Sponsor Subsidiary of the Sponsor that is not a Wholly Owned Subsidiary.

“Note” has the meaning set forth in Section 2.01(f).

“Notice of Completion” has the meaning set forth in Section 5.01(v).

“Obligations” means all present and future indebtedness and other liabilities and obligations (howsoever created or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Loan Parties to the Secured Parties arising under this Agreement, the Mortgages or any other Loan Document or the transactions contemplated hereby or thereby, including the repayment of the Aggregate Loan Principal Balance and the payment of Interest, Fees and all other amounts due from any Loan Party under this Agreement and the other Loan Documents (whether in respect of fees, expenses, indemnifications, breakage costs, increased costs or otherwise), interest, fees and other obligations under this Agreement, the Mortgages and the other Loan Documents or the transactions contemplated hereby or thereby that accrue after the commencement of any bankruptcy, insolvency or similar proceeding with respect to any Loan Party (in each case whether or not allowed as a claim in such proceeding).

“OFAC” has the meaning set forth in Section 4.01(x).

“Official Body” means any Governmental Authority or any accounting board or authority (whether or not part of a government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic.

“Operating Expenses” means for any period the expenses actually incurred (or in the case of a budget, expected to actually be incurred) in connection with the maintenance and operation of the Financed Properties, including the following, in each case for the relevant period and without duplication: (i) property management fees, (ii) property tax expense, other recurring assessments, sewer charges, homeowner association dues and other recurring charges, (iii) insurance expense based on the Borrowers’ actual in-place insurance policies and (iv) general expenses for the Properties to the extent not provided for in the property management fees (including but not limited to cost of utilities, inventories, and fixed asset supplies consumed in the operation of the Properties, costs and fees of independent professionals (including, without limitation, legal, consultants and other professional expenses), technical consultants, operational experts (including quality assurance inspectors) or other third parties retained to perform services required or permitted hereunder) but excluding all items described in sub-clauses (ii) through (ix) of clause (i) of the definition of Underwritten Operating Expenses.

“Other Charges” means all homeowner’s association dues, fees and assessments, impositions other than Real Estate Taxes, and any other charges levied or assessed or imposed against a Property or any part thereof other than Real Estate Taxes.

“Other Connection Taxes” means, with respect to any Affected Party, Taxes imposed as a result of a present or former connection between such Affected Party and the jurisdiction imposing such Tax (other than connections arising from such Affected Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Plan Law” has the meaning set forth in Section 2.01(c).

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing, excise, property or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that (i) arise in connection with the funding of any Loan by a Lender with the assets of an ERISA Plan or (ii) are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.21).

“Ownership Share” means (a) with respect to Sponsor and any Wholly Owned Subsidiary, one hundred percent (100%), (b) with respect to the Sponsor and Colony, one hundred percent (100%), and (c) with respect to any Non-Wholly Owned Subsidiary or Unconsolidated Affiliate, the greater of (i) the percentage of the issued and outstanding Equity Interests in such Person held, directly or indirectly, by the Sponsor and (ii) the percentage of the net liquidation value of such Person that would be received by the Sponsor and its Wholly Owned Subsidiaries, in the aggregate, upon liquidation of such Person. Unless otherwise indicated in the context, “Ownership Share” shall refer to the Ownership Share of the Sponsor in a Person.

“PA Party” has the meaning set forth in Section 2.18(e).

“Parent” means, with respect to all events occurring or circumstances existing prior to the Restatement Effective Date, Waypoint/GI Venture LLC, a Delaware limited liability company.

“Participant” has the meaning set forth in Section 10.03(e).

“Participant Register” has the meaning set forth in Section 10.03(e).

“Patriot Act” has the meaning set forth in Section 10.15.

“Paying Agent” means initially Wells Fargo Bank, N.A. and its successors or any replacement designated pursuant to Section 2.18(d). Wells Fargo Bank, N.A. will perform its duties as Paying Agent through its Corporate Trust Services division.

“Paying Agent Fee” means the annual fee of $25,000 payable to the Paying Agent on a prorated basis on each Monthly Payment Date, or such other amount as the Paying Agent or any successor paying agent shall agree with the Administrative Agent, subject (in the case of any increase in fees above those previously paid) to the approval of the Calculation Agent and the Borrower Representative (in each case, not to be unreasonably withheld).  At any time that the same Person acts as Calculation Agent and Paying Agent, the Paying Agent Fee shall be payable from the Calculation Agent Fee, and no separate Paying Agent fee shall be payable hereunder.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permitted Investments” means any one or more of the following:  (i) direct obligations of the United States of America, or any agency thereof, or obligations fully guaranteed as to payment of principal and interest by the United States of America, or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America, and provided, however, that any such investment must (a) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (b) if rated by S&P, must not have an “r” highlighter affixed to their rating, (c) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, (d) such investments must not be subjected to liquidation prior to their maturity, and (e) no such investment may mature more than 90 days from the date of acquisition thereof; and (ii) deposit accounts with or certificates of deposit which are (a) fully FDIC-insured issued by any bank or trust company organized under the laws of the United States of America or any state thereof and short term unsecured certificates of deposits and time deposits which are rated A‑1 or better by S&P or P‑1 or better by Moody’s, in each case maturing not more than 90 days from the date of acquisition thereof, and (b) in the case of certificates of deposit, negotiable and have a ready secondary market in which such investment can be disposed of.  The Administrative Agent and the Borrower Representative, each in its sole discretion, may mutually agree upon additions to the types of investments that are Permitted Investments without the consent of any of the Loan Parties or any other party to this Agreement.  Each of the Permitted Investments may be purchased by the Paying Agent or through an Affiliate of the Paying Agent, upon the instruction of the Borrower Representative as provided herein or as otherwise provided pursuant to Section 6.11(b).  Notwithstanding the foregoing, each of the Permitted Investments shall qualify as a “real estate asset” for purposes of Section 856 of the Code.

“Permitted Liens” means, with respect to any Property, collectively, (i) the Liens and security interests created by the Loan Documents, (ii) all Non-Monetary Liens disclosed before the Borrowing Date for such Property in the applicable Title Insurance Policy (or in the marked or initialed binding commitment for a Title Insurance Policy, if no Title Insurance Policy has been issued before the Borrowing Date) relating to such Property that the Diligence Agent determines do not materially and adversely affect (w) the ability of the applicable Borrower to pay any of its obligations to any Person as and when due, (x) the marketability of title to such Property, (y) the fair market value of such Property, or (z) the current use, leasing, occupancy or operation of such Property, and, in each case, that are not otherwise objected to by the Diligence Agent, the Administrative Agent prior to the Borrowing Date for such Property, (iii) Liens, if any, for Taxes imposed by any Governmental Authority that are not yet due or delinquent, (iv) rights of Tenants, as Tenants, only, (v) such other title and survey exceptions which appear in the Title Insurance Policy as the Administrative Agent has approved or may approve in writing and that have been presented to the Lenders for review, (vi) that certain judgment in the amount of $125,485.00 in favor of Vertie Stone against Louden, LLC, et al. entered March 8, 2016, and recorded May 10, 2016 at 2:07 p.m. as Instrument #2016118186 of the Official Records of Alameda County, California (the “CA Judgment”); and (vii) those certain code enforcement liens listed on “Exhibit B” of that certain Indemnity Agreement entered into as of the Closing Date by and among Parent, JV Sponsor, Borrowers, and Chicago Title Insurance Company.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture, Governmental Authority or other entity.

“Plan” means an “employee benefit plan” as defined in Section 3(3) of ERISA that is established, maintained or contributed to by any Relevant Party or any of its ERISA Affiliates (or as to which such entity has any liability) and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

“Plan Termination Event” means (i) any event described in Section 4043 of ERISA with respect to any Plan; (ii) the withdrawal of any Relevant Party or any of its ERISA Affiliates from a Plan during a plan year in which such Relevant Party or such ERISA Affiliate was a “substantial employer” as defined in Section 4001(a)(2) of ERISA; (iii) the imposition of an obligation on any Relevant Party or any of its ERISA Affiliates under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution of proceedings by the PBGC to terminate a Plan or by any similar foreign governmental authority to terminate a Foreign Plan; (v) any event or condition which could reasonably constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (vi) the institution of proceedings by a foreign governmental authority to appoint a trustee to administer any Foreign Plan; or (vii) the partial or complete withdrawal of any Relevant Party or any of its ERISA Affiliates from a Multiemployer Plan or Foreign Plan or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA.

“Pledged Cash” means any cash held by the Limited Indemnitor in a Pledged Cash Account.

“Pledged Cash Account” means a depositary account in the name of the Limited Indemnitor maintained at a financial institution in which Pledged Cash is deposited subject to a pledge and account control agreement in form and substance acceptable to the Administrative Agent.

“Policy” has the meaning set forth in Section 5.04(b).

“Pool Factor Trigger Condition” shall exist if the number of Financed Properties subject hereto on any date after the Closing Date is less than twenty percent (20%) of the number of Financed Properties subject hereto on the Closing Date.

“Previously-Owned Properties” shall mean each of those properties shown on Schedule X, which are no longer owned by any Borrower as of the Closing Date.  None of the Previously-Owned Properties are Financed Properties.

“Previously-Owned Properties Liabilities” shall mean any and all liabilities, losses, damages, costs and expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for any Borrower, the Equity Owner and/or the Administrative Agent), that are imposed on, incurred by, or asserted against any Borrower, the Equity Owner or the Administrative Agent in any manner relating to or arising out of the Previously-Owned Properties or the Prior Loan Agreement.

“Principal Portion” has the meaning set forth in the definition of Release Amount.

“Prior Borrower” has the meaning set forth in Section 3.01(v).

“Prior Lender” has the meaning set forth in Section 3.01(v).

“Prior Loan” has the meaning set forth in Section 3.01(v).

“Prior Loan Agreement” has the meaning set forth in Section 3.01(v).

“Product Information” has the meaning set forth in Section 10.10(a).

“Prohibited Action” means, in respect of any Financed Property, a voluntary action or omission by any Relevant Party or an action or omission by any third party permitted or authorized by a Relevant Party that (i) results in the creation or imposition of any Adverse Claim on such Property or (ii) constitutes a Transfer of a direct or indirect interest in such Property.

“Properties Schedule” means a data tape of Financed Properties appended to the Borrowing Request.  Such schedule shall include, for each applicable Financed Property, each of the data fields set forth on Schedule I to the Borrowing Request.

“Property” means a one to four unit residential real property owned by a Borrower, including, without limitation, single family homes in planned unit developments and individual single family townhomes, but excluding coops and manufactured housing.

“Property Account” means a Rent Collection Account or Security Deposit Account.

“Property Account Bank” means JPMorgan Chase Bank, N.A. or any other financial institution specified by written notice to the Administrative Agent from the Borrower Representative and approved by the Administrative Agent in its reasonable discretion.

“Property Account Springing Control Agreement” means the Account Control Agreement among the applicable Borrower, any other Person with trust or signatory authority with respect to the applicable Property Account, the applicable Property Account Bank and the Administrative Agent providing for springing control by the Administrative Agent, substantially in the form set forth as Exhibit S-1 or such other form as may be reasonably acceptable to the Administrative Agent.

“Property Account Control Agreement” means the Account Control Agreement among the applicable Borrower, any other Person with trust or signatory authority with respect to the applicable Property Account, the applicable Property Account Bank and the Administrative Agent providing for immediate control by the Administrative Agent, substantially in the form set forth as Exhibit S-2 or such other form as may be reasonably acceptable to the Administrative Agent.

“Property File” means with respect to each Financed Property:

(i)	The Purchase Agreement or other applicable purchase documentation reasonably satisfactory to Administrative Agent;
(ii)	The HUD-1 related to the acquisition of such Property, if any;
(iii)	The documentation described in Sections 4.02(c) and (d) with respect to such Property;
(iv)	The documentation described in Section 5.04 with respect to such Property;
(v)	The executed Lease (if applicable);
(vi)	The Broker Price Opinion for such Property;
(vii)	A copy of the Mortgage and all Mortgage File Required Documents; and

(viii)

Either (x) a Title Insurance Policy insuring the Lien of the Mortgage encumbering such Property in favor of the Administrative Agent (or the Collateral Agent) in an amount equal to or greater than the Allocated Loan Amount for such Property, issued by a Qualified Title Insurance Company with no title exceptions other than Permitted Liens or (y) a marked or initialed binding commitment that is effective as a Title Insurance Policy in respect of such Property in an amount equal to or greater than the Allocated Loan Amount for such Property, issued by a Qualified Title Insurance Company with no title exceptions other than Permitted Liens, which commitment shall be accompanied by such other affidavits, transfer declarations and other documents necessary for the issuance of such Title Insurance Policy; provided that the applicable Borrower shall deliver to the Administrative Agent a fully issued Title Insurance Policy insuring the Lien of the Mortgage encumbering such Property in the form and with the coverages and endorsements as provided in such marked or initialed binding commitment within ninety (90) days following the Closing Date. For purposes of this definition, “Permitted Liens” shall in each case be deemed to exclude clauses (vi) and (vii) of the definition thereof.

“Property Manager” means, with respect to each parcel of Financed Property, the Person that is directly responsible for the day-to-day management of such parcel, including leasing and collecting of Rents in respect thereto, pursuant to the Management Agreement. As the context may require, such entity may be the Manager or a Subcontractor.

“Property Representations” means those representations and warranties set forth in Section 4.02.

“Purchase Agreement” means any customary purchase agreement reflecting market standard terms entered into by a Borrower or its Affiliate and a third party seller of a Property who is not an Affiliate of any Loan Party.

“Qualified Institution” means any depository institution or trust company organized under the laws of the United States or any State (or any domestic branch of a foreign bank), (i) (a) that has or the parent of which has, either (1) a long-term unsecured debt rating of “BBB+” or higher by S&P and “Baa1” or higher by Moody’s, or (2) a short-term unsecured debt rating of not less than “A‑1” by S&P and not less than “P-1” by Moody’s or (b) is otherwise acceptable to the Administrative Agent and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation.

“Qualified Manager” means (A) the Existing Manager or (B) any other Person approved by the Administrative Agent (for one or more specific Markets, if applicable) in its sole discretion.

“Qualified Title Insurance Company” means each title insurance company listed on Schedule VII hereto.

“Qualified Transfer” means a bona fide voluntary or involuntary sale, conveyance, assignment, transfer or other transfer or disposal of the legal or beneficial ownership of a Financed Property, whether direct or indirect, by operation of law or otherwise, to a third party that is not an Affiliate of a Relevant Party; provided that such a sale, conveyance, assignment, transfer or other transfer or disposal of the legal or beneficial ownership of a Financed Property may be made to the Existing Manager or its Affiliates in an arms’ length transaction.

“Quarterly Operating Expense Budget” has the meaning set forth in Section 2.06(d).

“Rate Cap Collateral” means all of the right, title and interest of the Borrower Representative in and to (i) the Interest Rate Cap Agreement; (ii) all payments, distributions, disbursements or proceeds due, owing, payable or required to be delivered to the Borrower Representative in respect of the Interest Rate Cap Agreement or arising out of the Interest Rate Cap Agreement, whether as contractual obligations, damages or otherwise; and (iii) all of the Borrower Representative’s claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of the Interest Rate Cap Agreement, in each case including all accessions and additions to, substitutions for and replacements, products and proceeds of any or all of the foregoing.

“Rating Agency” means S&P, Moody’s and any other nationally recognized statistical rating organizations designated by Administrative Agent with the consent of the Borrower Representative from time to time.

“Reaffirmed Loan Documents” has the meaning set forth in Section 1.05.

“Real Estate Taxes” means any and all real estate and personal property taxes, assessments, water charges, sewer rents, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto now or hereafter levied or assessed or imposed against any Property or part thereof or any Borrower.

“Rebalancing Payment” means a prepayment of the Loans made pursuant to clauses (i) through (iv) of Section 2.05(b).

“Recently Valued Property” means, as of any date, any Sponsor Property acquired, or for which a Broker Price Opinion has been obtained, within the preceding ninety (90) days.

“Records” means all leases, agreements, instruments, documents, books, records and other information (including, without limitation, tapes, disks, punch cards and related property and rights) maintained with respect to Assets or the Loan Parties, other than the Property Files.

“Register” has the meaning set forth in Section 10.03(c).

“Release Amount” means, for a Financed Property, the following applicable amounts (hereinafter, the “Principal Portion” of the Release Amount) together with any other amounts specified in Section 2.15(a)(iv):

(i)

in connection with any Qualified Transfer of a Property (other than a California Property) during the Initial Term, (a) for the first ten percent (10%) (by number) of the Properties (other than California Properties) subject hereto on the Closing Date that are subject to a Qualified Transfer, an amount equal to the Allocated Loan Amount for such Property multiplied by one hundred percent (100%), (b) for the following ten to twenty percent (10-20%) (by number) of the Properties (other than California Properties) subject hereto on the Closing Date that are subject to a Qualified Transfer, an amount equal to the Allocated Loan Amount for such Property multiplied by one hundred five percent (105%), (c) for the following twenty to thirty percent (20-30%) (by number) of the Properties (other than California Properties) subject hereto on the Closing Date that are subject to a Qualified Transfer, an amount equal to the Allocated Loan Amount for such Property multiplied by one hundred ten percent (110%), (d) for the following thirty to forty percent (30-40%) (by number) of the Properties (other than California Properties) subject hereto on the Closing Date that are subject to a Qualified Transfer, an amount equal to the Allocated Loan Amount for such Property multiplied by one hundred fifteen percent (115%) and (e) for Properties (other than California Properties) subject to a Qualified Transfer occurring after forty percent (40%) (by number) of the Properties (other than California Properties) subject hereto on the Closing Date have been subject to a previous Qualified Transfer, an amount equal to the Allocated Loan Amount for such Property multiplied by one hundred twenty percent (120%);

(ii)

in connection with any Qualified Transfer of a California Property during the Initial Term, (a) for the first thirty percent (30%) (by number) of the California Properties subject hereto on the Closing Date that are subject to a Qualified Transfer, an amount equal to the Allocated Loan Amount for such California Property multiplied by one hundred percent (100%), (b) for the following thirty to forty percent (30-40%) (by number) of the California Properties subject hereto on the Closing Date that are subject to a Qualified Transfer, an amount equal to the Allocated Loan Amount for such California Property multiplied by one hundred ten percent (110%), (c) for the following forty to fifty percent (40-50%) (by number) of the California Properties subject hereto on the Closing Date that are subject to a Qualified Transfer, an amount equal to the Allocated Loan Amount for such California Property multiplied by one hundred fifteen percent (115%) and (d) for California Properties subject to a Qualified Transfer occurring after fifty percent (50%) (by number) of the California Properties subject hereto on the Closing Date have been subject to a previous Qualified Transfer, an amount equal to the Allocated Loan Amount for such California Property multiplied by one hundred twenty percent (120%);

(iii)

in connection with any Qualified Transfer of a Property (other than a California Property) during (a) any Extension Term or (b) the continuance of a Cash Management Trigger Condition under clauses (ii)(a), (ii)(b), (ii)(c) or (iii) of the Cash Management Trigger Condition definition, in each case, an amount equal to the greater of (1) the amount described in clause (i) above and (2) one hundred percent (100%) of the Transfer Proceeds from such Qualified Transfer;

(iv)

in connection with any Qualified Transfer of such California Property during (a) any Extension Term or (b) the continuance of a Cash Management Trigger Condition under clauses (ii)(a), (ii)(b), (ii)(c) or (iii) of the Cash Management Trigger Condition definition, in each case, an amount equal to the greater of (a) the amount described in clause (ii) above and (b) one hundred percent (100%) of the Transfer Proceeds from such Qualified Transfer; or

(vii)

in connection with any failure of a Financed Property to qualify as an Eligible Property that is not cured within the applicable Cure Period or in connection with any required prepayment under a Mortgage due to the imposition of certain Taxes as provided therein, an amount equal to the Allocated Loan Amount for such Property.

“Relevant Party” means each Loan Party and Controlling Party (collectively, the “Relevant Parties”).

“Renovation Standards” means (i) conformity of a Property to applicable Legal Requirements and to applicable building codes for the relevant Market in which such Property is located and (ii) conformity to the Manager’s internal policies and procedures for property rehabilitation and to all internal quality control requirements set forth in written documentation provided to the Administrative Agent prior to the Closing Date, as may be updated from time to time by written notice to the Administrative Agent (unless the Administrative Agent shall reasonably object to the proposed updates within five (5) Business Days of receipt).

“Rent Collection Account” means a depositary account in the name of a Borrower maintained at a Property Account Bank into which Rents from Properties of such Borrower are collected or deposited subject to a Property Account Control Agreement.

“Rents” means, with respect to each Property, all rents and rent equivalents and any fees, payments or other compensation from any Tenant.

“Replacement Interest Rate Cap Agreement” means an interest rate cap agreement from an Approved Counterparty with terms that are the same in all material respects as the terms of the Interest Rate Cap Agreement except that the same shall be effective as of (i) in connection with a replacement pursuant to Section 5.03 following a downgrade, withdrawal or qualification of the long-term unsecured debt rating of the Counterparty, the date required in Section 5.03 or (ii) in connection with a replacement (or extension of the then-existing Interest Rate Cap Agreement) related to an extension of the Maturity Date pursuant to Section 2.07, the first day of any Extension Term.

“Replacement Management Agreement” means, collectively, (a) either (i) a management agreement with a Qualified Manager that is acceptable to the Administrative Agent, substantially in the same form and substance as the Existing Management Agreement; or (ii) a management agreement with a Qualified Manager, which management agreement shall be acceptable to the Administrative Agent in form and substance and (b) an Assignment of Management Agreement, executed and delivered to the Administrative Agent by New Equity Owner and such Qualified Manager at the Borrowers’ expense.

“Reportable Event” has the meaning set forth in Section 4043 of ERISA.

“Request for Release” means a request for release of Collateral in connection with any Qualified Transfer or the Final Collection Date, substantially in the form attached hereto as Exhibit T.

“Request for Release Report” means a report described in Section 2.15(a)(iii), substantially in the form agreed to separately in writing between the Administrative Agent and the Calculation Agent (or, at any time that the same Person acts as Administrative Agent and Calculation Agent, any form provided by the Calculation Agent at such time).

“Reserve Accounts” means, collectively, the Completion Reserve Account, the Tax Reserve Account, the Insurance Reserves Account, the Standing Reserves Account, the Special Reserves Account, the Debt Service Account, the Eligibility Reserves Account and any other reserve or escrow account established pursuant to the Loan Documents.

“Reserve Release Date” means any Business Day of a calendar month as requested by the Borrower Representative pursuant to a Reserve Release Request; provided that there shall be no more than one Reserve Release Date in any calendar month.

“Reserve Release Request” means any written request by the Borrower Representative for a release of Reserves held in a Reserve Account made in accordance with Article VI.

“Reserve Release Request Report” means a report described in Section 6.11(e)(ii), substantially in the form attached hereto as Exhibit AA.

“Reserved Property” means any Disqualified Property in respect of which an amount equal to 100% of the Allocated Loan Amount in respect of such Financed Property has been deposited and remains on deposit in the Eligibility Reserves Account in accordance with Section 6.10; provided, however, that no Property that becomes a Disqualified Property due to the occurrence of a Prohibited Action in respect thereof shall be permitted to constitute a Reserved Property.

“Reserves” means, collectively, the Completion Reserve, the Tax Reserves, the Insurance Reserves, the Standing Reserves, the Special Reserves, the Eligibility Reserves, the Title Clearance Properties Reserves and any funds deposited into any other Reserve Account.

“Responsible Officer” means, as to any Person, the chief executive officer or president or, with respect to financial matters, the chief financial officer or treasurer of such Person; provided, that in the event any such officer is unavailable at any time he or she is required to take any action hereunder, Responsible Officer means any officer authorized to act on such officer’s behalf as demonstrated by a certified resolution.

“Restatement Date Loan Documents” has the meaning set forth in Section 1.05.

“Restatement Effective Date” means June 29, 2017

“Restricted Junior Payment” means, with respect to any Person, (i) any dividend or other distribution of any nature (cash, securities, assets, Indebtedness or otherwise) and any payment, by virtue of redemption, retirement or otherwise, on any class of Equity Interests or subordinate Indebtedness issued by such Person, whether such Equity Interests are now or may hereafter be authorized or outstanding and any distribution in respect of any of the foregoing, whether directly or indirectly, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests or subordinate Indebtedness of such Person now or hereafter outstanding, or (iii) any payment of management or similar fees by such Person (other than payment of property management fees under any Management Agreement to the extent expressly permitted by this Agreement).

“Risk Retention Side Letter” means (i) with respect to all events occurring or circumstances existing prior to the Restatement Effective Date, the letter agreement, dated as of the Closing Date, executed by the Limited Indemnitor or (ii) with respect to all events occurring or circumstances existing from and after the Restatement Effective Date, the letter agreement, dated as of the Restatement Effective Date, executed by the Sponsor.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and its successors.

“Section 8 Housing Tenants” means Tenants paying all or a portion of any Rent with vouchers provided by the U.S. Department of Housing and Urban Development housing choice voucher program, commonly referred to as “Section 8”.

“Secured Parties” means, collectively, the Lenders, the Administrative Agent, each Servicing Agent, the Collateral Agent and each other Indemnified Party.

“Securities Intermediary” has the meaning set forth in Section 2.17(b).

“Security Deposit Account” means a depositary account established and maintained in the name of a Borrower at a Property Account Bank (or, to the extent required by applicable law, as otherwise established and maintained by a Borrower in accordance with applicable law) into which security deposits from Properties of such Borrower are collected or deposited.

“Servicing Agents” shall mean, collectively, the Paying Agent, the Calculation Agent and the Diligence Agent, and “Servicing Agent” shall mean any one of them.

“Settlement Period” means, (i) as to the initial Monthly Payment Date, the period beginning on, and including, the Closing Date and ending on, and including, the last day of the most recently ended calendar month prior to such Monthly Payment Date and (ii) as to any subsequent Monthly Payment Date, the period beginning on, and including, the first day of the most recently ended calendar month and ending on, and including, the last day of the most recently ended calendar month prior to such Monthly Payment Date; provided, that the final Settlement Period shall begin on, and include, the first day of the most recently ended calendar month prior to the calendar month during which the Maturity Date occurs and shall end on the Maturity Date.

“Severed Loan Documents” has the meaning assigned to that term in Section 7.02(c).

“Short Term Lease” “has the meaning set forth in Section 4.02(k).

“Similar Law” has the meaning set forth in Section 4.01(g).

“Solvent” means, with respect to any Person or any consolidated group, on any date of determination, that on such date (i) the fair saleable value of such Person’s or consolidated group’s assets exceeds its total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities, (ii) the fair saleable value of such Person’s or consolidated group’s assets exceeds its probable liabilities, as applicable, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured, (iii) such Person’s or consolidated group’s assets do not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted and (iv) such Person or consolidated group does not intend to, and does not believe that it will, incur debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by it and the amounts to be payable on or in respect of its obligations).

“SPE Constituent Entity” means, with respect to any Borrower or Equity Owner, the general partner of such Person if such entity is a limited partnership, the managing member of such Person, or if there is no managing member, the member having management authority, if such entity is a limited liability company or the beneficial owner of such Person if such entity is a trust.

“Special Purpose Entity” means a corporation, limited partnership or limited liability company that at all times since its date of formation has complied with, and shall at all times comply with, the following requirements. Such entity:

(a)has been, is and shall be organized solely for the purpose of (i) in the case of any Borrower, acquiring, renovating, rehabilitating, owning, maintaining, holding, selling, transferring, financing, refinancing, leasing, managing and operating Properties, entering into and performing its obligations under the Loan Documents, refinancing the Properties in connection with a repayment of the Loans, and transacting any lawful business that is incident, necessary and appropriate to accomplish the foregoing or (ii) in the case of an SPE Constituent Entity, acting as a general partner or managing member of one or more Borrowers or the Equity Owner, owning Equity Interests in one or more Borrowers or the Equity Owner and transacting any lawful business that is incident, necessary and appropriate to accomplish the foregoing, or (iii) in the case of Equity Owner, owning Equity Interests in the Borrowers and transacting any lawful business that is incident, necessary and appropriate to accomplish the foregoing; provided, however, that the Borrowers (x) previously owned the Previously-Owned Properties and were subsidiaries of the Prior Borrower under the Prior Loan Agreement and (y) currently own the Non-Financed Properties (neither of which shall be deemed a violation of this clause (a), and on or prior to the Closing Date (1) all right, title, interest and estate in the Previously-Owned Properties were transferred and conveyed by applicable Borrower to certain transferees and (ii) all obligations under the Prior Loan Agreement have been satisfied in full;

(b)has not engaged and shall not engage in any business unrelated to (i) in the case of any Borrower, the acquisition, renovation, rehabilitation, ownership, maintenance, holding, sale, transfer, financing, refinancing, leasing, management or operation of any one or more Properties or (ii) in the case of an SPE Constituent Entity, acting as general partner or managing member of one or more Borrowers or the Equity Owner and owning Equity Interests in one or more Borrowers or the Equity Owner and/or (iii) in the case of the Equity Owner, owning Equity Interests in the Borrowers; provided, however, that Borrowers (x) previously acquired, renovated, rehabilitated, owned, maintained, held, sold, transferred, financed, refinanced, leased, managed and operated the Previously-Owned Properties and (y) currently own the Non-Financed Properties (neither of which shall be deemed a violation of this clause (b)), and on or prior to the Closing Date all right, title, interest and estate in the Previously-Owned Properties were transferred and conveyed by the applicable Borrower to certain transferees;

(c)has not and shall not own any real property other than, in the case of any Borrower, any one or more Properties; provided, however, that the Borrowers previously owned the Previously-Owned Properties (which shall not be deemed a violation of this clause (c)), and on or prior to the Closing Date all right, title, interest and estate in the Previously-Owned Properties were transferred and conveyed by applicable Borrower to certain transferees;

(d)has not had, does not have and shall not have any assets other than (i) in the case of a Borrower, any one or more Properties and personal property necessary or incidental to its ownership and operation of such Properties, including receivables, cash and cash equivalents, (ii) in the case of any SPE Constituent Entity, its partnership interest or limited liability company interest in one or more Borrowers or the Equity Owner and personal property necessary or incidental to its ownership of such interests, including cash and cash equivalents or (iii) in the case of the Equity Owner, its Equity Interest in one or more Borrowers and personal property necessary or incidental to its ownership of such interests, including cash and cash equivalents; provided, however, that the Borrowers (x) previously owned the Previously-Owned Properties and were subsidiaries of the Prior Borrower under the Prior Loan Agreement and (y) currently own the Non-Financed Properties (neither of which shall be deemed a violation of this clause (d)), and on or prior to the Closing Date (1) all right, title, interest and estate in the Previously-Owned Properties were transferred and conveyed by applicable Borrower to certain transferees and (ii) all obligations under the Prior Loan Agreement have been satisfied in full;

(e)has not engaged in, sought, consented to or permitted, and shall not engage in, seek, consent to or permit (i) to the fullest extent permitted by law, any dissolution, winding up or liquidation under the Bankruptcy Code without the consent of its Independent Directors or any consolidation or merger under the law of its jurisdiction of formation or other applicable jurisdiction, (ii) any sale or other transfer of all or substantially all of its assets or any sale of assets outside the ordinary course of its business, except as permitted by the Loan Documents or (iii) in the case of Equity Owner and any SPE Constituent Entity, any transfer of its partnership interest or membership interest in one or more Borrowers or the Equity Owner, as applicable;

(f)except with respect to any amendments occurring on or prior to the Closing Date, shall not cause, consent to or permit any amendment of its limited partnership agreement, articles of organization, certificate of formation, operating agreement, certificate or incorporation, by-laws or other formation document or organizational document (as applicable) with respect to the matters set forth in this definition or matters as to which such formation document requires prior written consent of the Administrative Agent, in each case without the prior written consent of the Administrative Agent and, in the case of any such amendments determined by the Administrative Agent in its sole discretion to be material and adverse to the Lenders, the consent of the Majority Lenders;

(g)if such entity is a corporation, is and shall be a Delaware entity and has and shall have at least two (2) Independent Directors, and has not caused or allowed and will not cause or allow the board of directors of such entity to take any Material Action, unless two (2) Independent Directors have given their prior written consent to such action;

(h)if such entity is a limited partnership, is and shall be a Delaware entity and has and shall have and shall have at least one general partner and has and shall have, as its only general partners, a Special Purpose Entity which (i) is a single-member Delaware limited liability company, (ii) has two (2) Independent Directors, and (iii) holds a direct interest as general partner in the limited partnership of not less than one-tenth of one percent (0.1%);

(i)(i) if such entity is a limited liability company (other than a limited liability company meeting all of the requirements applicable to a single-member limited liability company set forth in this definition of “Special Purpose Entity”), is and shall be a Delaware or Nevada entity and has and shall have at least one (1) member that is a Special Purpose Entity that is a single-member Delaware limited liability company, that has at least two (2) Independent Directors and that directly owns at least one-tenth-of-one percent (0.1%) of the equity of the limited liability company and (ii) if such entity is a statutory trust, shall be a Delaware entity with the Trustee serving as sole trustee;

(j)if such entity is a single-member limited liability company, (i) is and shall be a Delaware or Nevada limited liability company, (ii) has and shall have at least two (2) Independent Directors, (iii) shall not take any Material Action and shall not cause or permit the members or managers of such limited liability company to take any Material Action, either with respect to itself or, if the limited liability company is an SPE Constituent Entity, with respect to a Borrower or the Equity Owner, in each case unless two (2) Independent Directors then serving as managers of the limited liability company shall have given their prior written consent to such action, and (iv) has and shall have two (2) natural persons (who may but need not be Independent Directors) who are not members of the limited liability company, that have signed its limited liability company agreement and that, under the terms of such limited liability company agreement become a member of the limited liability company immediately prior to the last remaining economic member of the limited liability company ceasing to be a member thereof;

(k)shall not (and, if such entity is (i) a limited liability company, has and shall have a limited liability company agreement or operating agreement, as applicable, (ii) a limited partnership, has and shall have a limited partnership agreement and (iii) a corporation, has and shall have a certificate or articles of incorporation, in each case, providing that such entity shall not) (w) to the fullest extent permitted by law, dissolve, merge, liquidate, consolidate; (x) except as otherwise permitted by this Agreement, sell all or substantially all of its assets; (y) except with respect to any amendments occurring on or prior to the Closing Date, amend its organizational documents with respect to the matters set forth in this definition without the prior written consent of the Administrative Agent and, in the case of any such amendments determined by the Administrative Agent to be material and adverse to the Lenders, the consent of the Majority Lenders; or (z)(i) with respect to a limited liability company or limited partnership, without the affirmative vote of two (2) Independent Directors of itself or the consent of an SPE Constituent Entity that is a member or general partner in it, or (ii) with respect to a corporation, without the affirmative vote of two (2) Independent Directors of itself and of all other directors of the corporation: (A) voluntarily file or consent to the filing of any bankruptcy, insolvency or reorganization case or proceeding, institute any proceedings under any applicable insolvency law or otherwise seek relief under any laws relating to the relief from debts or the protection of debtors generally, file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings; (B) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the entity or a substantial portion of its property; (C) make an assignment for the benefit of the creditors of the entity; or (D) take any action in furtherance of any of the foregoing (actions described in clauses (A) through (D), collectively, the “Material Actions”);

(l)is and has been solvent and shall at all times intend to remain solvent and shall intend to pay its debts and liabilities (including a fairly-allocated portion of any personnel and overhead expenses that it shares with any Affiliate) solely from its own assets as the same shall become due, and shall maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations to the extent that there is sufficient revenue, with respect to any Borrower, from its respective Property or Properties, to do so; provided, however, that the foregoing provisions of this clause (l) shall not require any Person to make any loans or any direct or indirect additional capital contributions or loans to such entity;

(m)has not failed and shall not fail to correct any known misunderstanding regarding the separate identity of such entity;

(n)has maintained and shall maintain books of account, books and records separate from those of any other Person and, to the extent that it is required to file tax returns under applicable law, file its own tax returns separate from those of any other Person, except to the extent that the Special Purpose Entity is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law, and has paid and to the extent there is sufficient cash flow from the operation of the Special Purpose Entity to do so, shall pay any taxes required to be paid under applicable law solely from its own funds;

(o)has maintained and shall maintain its own records, books, resolutions and agreements separate and apart from those of any other Person;

(p)except in the case of any Borrower, with respect to each of the other Borrowers, has not commingled and shall not commingle its funds or assets with those of any other Person (except among Borrowers) and, other than as permitted or required by this Agreement, shall not participate in any cash management system with any other Persons;

(q)except in the case of any Borrower, with respect to each of the other Borrowers, has held and shall hold its assets solely in its own name (provided, however, that, only while the Prior Loan was outstanding, the accounts used in connection therewith were owned (but not used or commingled with the funds of any other Person) by the Parent, and the Parent did not hold such account out to its creditors as funds available for the satisfaction of any of its debts or obligations);

(r)except in the case of any Borrower, with respect to each of the other Borrowers, has conducted and shall conduct its business solely in its own name or in a name franchised or licensed to it by an entity other than its Affiliate, except for business conducted on behalf of itself by another Person under a property management agreement that is on commercially-reasonable terms, so long as the manager, or equivalent thereof, under such property management agreement holds itself out as its agent;

(s)(i) except in the case of any Borrower, with respect to each of the other Borrowers, has maintained and shall maintain its financial statements, accounting records and other entity documents separate and apart from those of any other Person, (ii) not list its assets as assets on the financial statement of any other Person; provided, however, with respect only to (i) and (ii) above in this clause (s), the Special Purpose Entity’s assets may be included in a consolidated financial statement of its affiliate provided that (A) appropriate notation shall be made on such consolidated financial statement to indicate the separateness of the Special Purpose Entity from such affiliate and to indicate that the Special Purpose Entity’s assets and credit are not available to satisfy the debts and other obligations of such affiliate or any other Person and (B) such assets shall also be listed on the Special Purpose Entity’s own separate balance sheet; and (iii) disclose in its financial statements the effects of the transactions contemplated by the Loan Documents in accordance with GAAP;

(t)except, in the case of any Borrower, with respect to each of the other Borrowers, (i) has paid and shall pay its own liabilities and expenses, including, but not limited to, the salaries of its own employees, if any, solely out of its own funds and assets provided revenues from the Properties are sufficient to enable it to do so and (ii) has not paid and will not pay its liabilities and expenses out of the funds of any other Person (other than any other Loan Party); provided, however, with respect to (i) and (ii) above in this clause (t), that, only while the Prior Loan was outstanding, (A) the Prior Borrower contributed part of the proceeds of, and excess cash flow from, the Prior Loan to certain Borrowers to pay the operating expenses of such Borrowers, and (B) the Prior Borrower deeded, as capital contributions, certain of the Properties to certain of the Borrowers;

(u)maintain a sufficient number of employees in light of its contemplated business operations; provided, it is agreed that, as of, and at all times prior to the date hereof, no employees are needed, or have been needed, as applicable, in light of its contemplated business operations;

(v)has observed and shall observe all partnership, corporate or limited liability company formalities, as applicable, that are necessary to maintain its separate existence;

(w)in the case of any Borrower or the Equity Owner, has had and shall have no Indebtedness or other liabilities other than the Loans or such other liabilities that are permitted pursuant to this Agreement or as otherwise imposed by law;

(x)in the case of any Borrower (except with respect to each of the other Borrowers), the Equity Owner, or in the case of an SPE Constituent Entity that is a general partner, in its capacity as such, has not assumed or guarantied and shall not assume or guarantee, or otherwise become obligated for, the debts or obligations of any other Person, and has not held and shall not hold out itself or its credit or assets as being available to satisfy the debts or obligations of any other Person, except, in the case of the Equity Owner, pursuant to the Loan Documents;

(y)except in the case of any Borrower, with respect to each of the other Borrowers, has not acquired and shall not acquire obligations or securities of its partners, members or shareholders or any other Affiliate (other than, in the case of the Equity Owner, existing Equity Interests in the Borrowers);

(z)has allocated and shall allocate fairly and reasonably any overhead expenses that are shared with any of its Affiliates or any guarantor of any of their respective obligations, or any Affiliate of any of the foregoing, including, but not limited to, paying for shared office space and for services performed by any employee of an Affiliate;

(aa)to the extent such entity maintains and utilizes invoices and checks, has used and maintained and shall use and maintain separate stationery, invoices and checks bearing its name and not bearing the name of any other entity (unless such entity is clearly designated as being the Special Purpose Entity’s agent);

(bb)except in the case of any Borrower, with respect to each of the other Borrowers, has not pledged and shall not pledge its assets or credit to secure the debts or obligations of any other Person, except pledges to the Administrative Agent and Collateral Agent pursuant to the Loan Documents;

(cc)has held itself out and identified itself and shall hold itself out and identify itself as a separate and distinct entity under its own name or in a name franchised or licensed to it by an entity other than an Affiliate of a Loan Party and not as a division or part of any other Person;

(dd)except in the case of any Borrower, with respect to each of the other Borrowers, has maintained and shall maintain its assets in such a manner that it shall not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(ee)has not made and shall not make loans to any Person and has not held and shall not hold evidence of indebtedness issued by any other Person (other than Permitted Investments issued by an entity that is not an Affiliate of or subject to common ownership with such entity);

(ff)has not identified and shall not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it;

(gg)other than capital contributions and distributions permitted under the terms of its organizational documents, not enter into or be a party to any contract, agreement or transaction with any partners, managers, members, guarantors, shareholders or Affiliates of the Special Purpose Entity or any partners, managers, members, guarantors, shareholders or Affiliates thereof, except (i) in the ordinary course of its business and in each case on terms which are intrinsically fair, commercially reasonable and substantially similar to those of an arm’s-length transaction with an unrelated third party and (ii) with respect to other Loan Parties pursuant to the Loan Documents;

(hh)has not had and shall not have any obligation to, and has not indemnified and shall not indemnify its partners, officers, directors, managers or members, as the case may be, in each case unless such an obligation or indemnification is fully subordinated to the Obligations and shall not constitute a claim against it in the event that its cash flow is insufficient to pay the Obligations;

(ii)has not had and shall not have any of its obligations guaranteed by any Affiliate except by the Equity Owner, the Parent, the JV Sponsor, the Sponsor and the Limited Indemnitor pursuant to the Limited Indemnity Agreement, the Sponsor Guaranty, the Waypoint Guaranty, the Equity Owner Guaranty and the Environmental Indemnity, as applicable;

(jj)has not had any subsidiaries and shall not form, acquire or hold any subsidiaries, except, in the case of the Equity Owner, existing Equity Interests in the Borrowers;

(kk)shall comply with all of the terms and provisions contained in its organizational documents;

(ll)except in the case of any Borrower, with respect to each of the other Borrowers, has maintained and shall maintain its bank accounts separate from those of any other Person and shall not permit any other Person independent access to its bank accounts (other than, in the case of Borrower, a Manager acting in its capacity as agent pursuant to a Management Agreement), except as otherwise contemplated by the Loan Documents with respect to each Borrower;

(mm)is, and shall continue to be duly formed, validly existing, and in good standing in the state of its incorporation or formation and duly qualified in all other jurisdictions where it is required to be qualified in order to do business;

(nn)if treated as a “disregarded entity” for U.S. federal income tax purposes, has not had, does not have and shall not have any obligation to reimburse its equityholders or any of their Affiliates (other than the other Loan Parties) for any taxes that such equityholders or any of their Affiliates (other than the other Loan Parties) may incur as a result of any profits or losses of such entity;

(oo)it has not incurred any Indebtedness, Guarantees or indemnities or been a co-borrower relating to prior Indebtedness that have not been released or discharged on or prior to the Closing Date; and

(pp)to the fullest extent permitted by law, and notwithstanding any duty otherwise existing at law or in equity, has considered and will consider only the interests of itself, including its respective creditors, in connection with all corporate, partnership or limited liability company actions, as applicable.

“Special Reserves” has the meaning set forth in Section 6.08.

“Special Reserves Account” means account no. [DELETION] established and maintained by the Paying Agent pursuant to Section 2.17 in the name of the Borrowers and entitled “[DELETION], Special Reserves Account – Wells Fargo Bank, N.A., as Paying Agent, in trust for the Borrowers” or such other account established at the Paying Agent (or any successor) as may be designated in writing from time to time by the Administrative Agent.

“Specified Documents” means, with respect to any Property File, each document listed in the definition of “Property File”.

“Sponsor” means, with respect to all events occurring or circumstances existing from and after the Restatement Effective Date, Colony Starwood Homes Partnership, L.P., a Delaware limited partnership.

“Sponsor Financial Covenants” means the requirement that at all times from and after the Restatement Effective Date, Sponsor shall not permit:

(a)Sponsor Tangible Net Worth to be less than (i) $1,911,227,000 plus (ii) eighty-five percent (85.00%) of the Net Proceeds of Equity Issuances by Colony, the Sponsor or any of their respective Sponsor Subsidiaries; and

(b)the ratio of (i) Total Indebtedness minus Balance Sheet Cash to (ii) Total Asset Value to exceed 0.60 to 1.00 (the “Total Leverage Ratio”).

“Sponsor Guaranty” means the guaranty, dated as of the Restatement Effective Date, executed by the Sponsor in favor of the Administrative Agent, on behalf of the Lenders, substantially in the form of Exhibit J.

“Sponsor Property” or “Sponsor Properties” means a parcel (or group of related parcels) of real property owned by the Sponsor, any Sponsor Subsidiary or any Unconsolidated Affiliate.

“Sponsor Subsidiary” means any direct or indirect subsidiary of Colony or the Sponsor, as applicable.  For purposes of this definition, “subsidiary” means, with respect to Colony and the Sponsor at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of Colony or the Sponsor, as applicable, in Colony’s or the Sponsor’s, as applicable, consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by Colony or the Sponsor, as applicable, or one or more of its subsidiaries or by Colony or the Sponsor, as applicable and one or more of its subsidiaries.

“Sponsor Tangible Net Worth” means at any time, the sum of the following, determined in accordance with GAAP, (a) stockholders’ equity of the Sponsor plus (b) accumulated depreciation of real property and amortization, excluding, to the extent included when determining stockholders’ equity of the Sponsor and each Sponsor Subsidiary: (i) the amount of any write-up or write-down in the Book Value of any assets reflected in any balance sheet resulting from revaluation thereof, and (ii) amounts appearing on the consolidated balance sheet of the Sponsor and each Sponsor Subsidiary for franchises, licenses, permits, patents, patent applications, copyrights, trademarks, service marks, trade names, goodwill, treasury stock, experimental or organizational expenses and other like assets which would be classified as intangible assets under GAAP.

“Standard Form of Lease” means a lease agreement substantially in one of the forms set forth as Exhibit U, together with such local law changes as are deemed necessary to satisfy applicable law, or such other form as may be reasonably acceptable to the Administrative Agent.

“Standing Reserves” has the meaning set forth in Section 6.07.

“Standing Reserves Account” means account no. [DELETION] established and maintained by the Paying Agent pursuant to Section 2.17 in the name of the Borrowers and entitled “[DELETION], Standing Reserves Account – Wells Fargo Bank, N.A., as Paying Agent, in trust for the Borrowers” or such other account established as a replacement thereof at the Paying Agent (or any successor) as may be designated in writing from time to time by the Administrative Agent and the Borrower Representative.

“State” means any state of the United States.

“Strike Price” means 2.15% per annum.

“Subcontractor” has the meaning set forth in Section 5.01(r).

“Subsidiary” means, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“SWAP Rate” means the sum of (i) the bid side yield to maturity for the “on the run” United States Treasury note with a three year maturity plus (ii) the mid-market three year swap spread, each as displayed on the USSWAP3 page on Bloomberg (or as determined by the Calculation Agent as of the first day of each Settlement Period from a comparable market source as approved by the Administrative Agent).

“Tax Reserve Account” means account no. [DELETION] established and maintained by the Paying Agent pursuant to Section 2.17 in the name of the Borrowers and entitled “[DELETION], Tax Reserve Account – Wells Fargo Bank, N.A., as Paying Agent, in trust for the Borrowers” or such other account established as a replacement thereof at the Paying Agent (or any successor) as may be designated in writing from time to time by the Administrative Agent and the Borrower Representative.

“Tax Reserves” has the meaning set forth in Section 6.05.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto; and “Tax” shall have the correlative meaning.

“Tenant” means any lessee of any Property.

“Title Clearance Properties” means, collectively, and “Title Clearance Property” means, individually, each of the Financed Properties listed on Schedule XII attached hereto and made a party of hereof, subject to the last sentence of Section 6.04.

“Title Clearance Properties Reserves” has the meaning set forth in Section 6.04.

“Title Insurance Policy” means, with respect to each Financed Property, an ALTA owner or mortgagee, as applicable, title insurance policy issued by a Qualified Title Insurance Company in a form reasonably acceptable to the Administrative Agent (or, if a Property is in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and determined by the Diligence Agent and reasonably acceptable to the Administrative Agent) issued with respect to such Property and insuring the legal title to such Property or the Lien of the Mortgage encumbering such Property, as applicable, and (i) with respect to copies of any owner title insurance policy, posted to the Administrative Agent’s online data room pursuant to Section 5.01(t) with electronic or written notification to the Administrative Agent and the Diligence Agent of such posting or (ii) with respect to executed originals of any mortgagee title insurance policy, delivered to the Administrative Agent.

“Total Indebtedness” means, at any time, without duplication, the sum of (a) the Ownership Share of the outstanding principal balance of all Indebtedness (as defined in the Corporate Loan Agreement) of Colony, the Sponsor and their respective Sponsor Subsidiaries outstanding at such date, determined at par without giving effect to any discount, plus (b) the applicable Ownership Share of the outstanding principal balance of all Indebtedness (as defined in the Corporate Loan Agreement) of each Unconsolidated Affiliate, excluding, in each case, Intercompany Indebtedness; provided that solely for the purposes of calculating the Total Leverage Ratio, the Indebtedness (as defined in the Corporate Loan Agreement) of each Unconsolidated Affiliate (prior to giving effect to the Ownership Share) shall be net of the unrestricted and unencumbered Cash then held by such Unconsolidated Affiliate.

“Toxic Mold” means fungi that reproduces through the release of spores or the splitting of cells or other means that may pose a risk to human health or the environment or negatively affect the value of any Financed Property, including, but not limited to, mold, mildew, fungi and fungal spores.

“Total Asset Value” means, as of any date, the sum (without duplication) of the Ownership Share of the Asset Value of all Sponsor Properties of (a) the Sponsor and its Sponsor Subsidiaries and (b) all Unconsolidated Affiliates of the Sponsor.

“Trade Accounts Payable” means current and customary trade accounts payable (in each case, arising in the ordinary course of business and not constituting obligations for borrowed money); provided, such trade accounts payable are not evidenced by a note.

“Transactions” has the meaning set forth in Section 10.10(a).

“Transfer” means, with respect to any Property, the sale, conveyance, transfer, assignment, grant of an option to purchase or other transfer or disposition of a legal or beneficial interest in, whether directly or indirectly, or by operation of law, any such Property or permitting any Person to acquire a legal or beneficial ownership interest in such Property.

“Transfer Date” means the date upon which a Qualified Transfer is consummated.

“Transfer Proceeds” means, with respect to the Qualified Transfer of any Financed Property, (i) all amounts and proceeds realized or received with respect to such Financed Property (including with respect to any grant of an option to purchase a legal or beneficial interest in such Financed Property) minus (ii) the actual, bona fide out-of-pocket brokerage fees and title escrow fees paid by the applicable Borrower or its Affiliate with respect to such Qualified Transfer, not to exceed (a) in the case of a Qualified Transfer that is a Bulk Sale, four percent (4%), and (b) in the case any other Qualified Transfer of any Financed Property, seven and one half percent (7.5%) of the amounts and proceeds of such Qualified Transfer under clause (i).

“Trust” has the meaning set forth in Section 10.30.

“Trust Agreement” means that certain Amended and Restated Trust Agreement, dated as of the Closing Date, among the Prior Borrower, as depositor, the Trustee and the Parent, as administrator.

“Trustee” means Wilmington Trust, National Association.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, any Secured Party’s Lien on any Collateral.

“Unconsolidated Affiliate” means, with respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person and which other Person does not otherwise constitute a subsidiary of such Person hereunder. When used without reference to a particular Person, “Unconsolidated Affiliate” shall refer to an Unconsolidated Affiliate of the Sponsor.

“Underwriting Schedule” means the schedule setting forth the methodology for calculating the Underwritten Net Cash Flow attached hereto as Schedule V, as may be updated from time to time by the Administrative Agent in accordance with the definition of “Underwritten Net Cash Flow” and “Underwritten Operating Expenses” by written notice to the Borrower Representative.

“Underwritten Applicable Percentage” means, with respect to any Property, the percentage set forth in the Underwriting Schedule for the applicable revenue or expense category for the relevant Market in which such Property is located.

“Underwritten Gross Income” means, with respect to any Property or group of Properties, as of any date of determination, the income for each such Financed Property (or group of Financed Properties) calculated as the annualized actual in-place rent under a Lease of such Property less any incentives (including free rent or partial rent abatements) offered to the Tenant under such Lease in an amount greater than $150 for such Property (a) for the current calendar month if such Property is not Vacant or (b) for the most recent calendar month that such Property was not Vacant if such Property is Vacant.

“Underwritten Net Cash Flow” means, as of any date of determination, the excess of (i) (A) Underwritten Gross Income plus (B) Underwritten Other Income less (C) the Underwritten Vacancy Adjustment over (ii) Underwritten Operating Expenses.  Underwritten Net Cash Flow shall be subject to such other adjustments deemed necessary by the Administrative Agent based upon the Administrative Agent’s reasonable underwriting criteria and the actual experience of the Borrowers (and the Administrative Agent shall provide written notice to the Borrower Representative and the Majority Lenders of any such adjustment).  The Calculation Agent’s calculation of Underwritten Net Cash Flow shall be final absent manifest error.  Notwithstanding anything herein to the contrary, the Underwritten Net Cash Flow of any Property that is a Disqualified Property but is not a Reserved Property shall be zero for all purposes of this Agreement.

“Underwritten Operating Expenses” means, as of any date of determination, an amount calculated (without duplication) for each applicable Financed Property (in a consistent manner on a portfolio basis for all Financed Properties) in accordance with the Underwriting Schedule, as follows:

(a)An annual property management fee equal to the (i) Underwritten Applicable Percentage multiplied by (ii)(A) Underwritten Gross Income plus (B) Underwritten Other Income less (C) the Underwritten Vacancy Adjustment, plus

(b)Annualized in-place property tax expense, plus

(c)Annualized in-place HOA dues, plus

(d)Annualized insurance expense based on the Borrowers’ actual in-place insurance Policies, plus

(e)Annual property maintenance costs equal to the Underwritten Applicable Percentage of BPO Determined Value, subject to a floor set forth in the Underwriting Schedule, plus

(f)Annual lease up and marketing turnover costs equal to the Underwritten Applicable Percentage of Underwritten Gross Income, plus

(g)Annual property maintenance turnover costs, as set forth on the Underwriting Schedule for the relevant Market in which such Property is located, plus

(h)“CapEx Reserve” as set forth on the Underwriting Schedule for the relevant Market in which such Property is located, plus

(i)If applicable, an adjustment to account for other operating expenses incurred by the Borrowers with respect to such Properties.  Any such adjustment shall be based on the actual expenses incurred by the Borrowers with respect to the Properties in the immediately preceding twelve (12) month period calculated using the quarterly financial statements delivered to the Administrative Agent and based on the monthly average number of Properties owned by the Borrowers during such period.  Such additional operating expenses may include, but shall not be limited to, general expenses for the Properties to the extent not provided for in the management fees payable pursuant to the Management Agreement (including but not limited to cost of utilities, inventories, and fixed asset supplies consumed in the operation of the Properties, costs and fees of independent professionals (including, without limitation, legal, consultants and other professional expenses), technical consultants, operational experts (including quality assurance inspectors) or other third parties retained to perform services required or permitted hereunder).  Notwithstanding the foregoing, the aforementioned additional operating expenses shall not include (i) expenses expressly addressed in clauses (a) through (h) above, (ii) depreciation or amortization, (iii) income taxes or other charges in the nature of income taxes, (iv) any expenses (including legal, accounting and other professional fees, expenses and disbursements and fees to the Lenders, the Sole Lead Arranger, the Administrative Agent, the Paying Agent, the Calculation Agent and the Securities Intermediary hereunder) incurred in connection with the making of the Loans or the sale, exchange, transfer, disposition, financing or refinancing of all or any portion of any Property or in connection with the recovery of Insurance Proceeds or Awards which are applied to prepay the Loans, (v) Capital Expenditures, (vi) debt service, (vii) expenses incurred in connection with the renovation of Carry-Over Properties, (viii) any item of expense which would otherwise be considered to be an operating expense pursuant to the provisions above but is paid directly by any Tenant and not reimbursed to the applicable Borrower in Underwritten Gross Income, (ix) any service that is required to be provided by the Manager pursuant to the Management Agreement, without compensation or reimbursement (other than the management fee set forth in the Management Agreement), (x) any fund management fees or (xi) any non-recurring or discretionary restoration or repairs.

The methodology and assumptions used to calculate Underwritten Operating Expenses shall be subject to such change from time to time by the Administrative Agent based upon the Administrative Agent’s reasonable underwriting criteria and the actual experience of the Borrowers (provided, for the avoidance of doubt, that no such change shall include the addition of items not described in subclauses (a) through (i) above in this definition).  The Administrative Agent shall provide written notice to the Calculation Agent and the Borrower Representative of any such changes.

“Underwritten Other Income” means, with respect to any Property, the amount set forth on Schedule V.

“Underwritten Vacancy Adjustment” means, as of any date of determination, in respect of any Financed Property, the product of (i)(A) the Underwritten Gross Income plus (B) Underwritten Other Income and (ii) the Underwritten Vacancy Adjustment Percentage.

“Underwritten Vacancy Adjustment Percentage” means, as of any date of determination, a percentage equal to the greater of (x) the “Market Vacancy Assumption Percentage” set forth in the Underwriting Schedule and (y) the Actual Vacancy Rate for the relevant Market in which the such Property is located at such time.  For the avoidance of doubt, each reference to the “Market Vacancy Assumption Percentage” set forth in the Underwriting Schedule in this definition shall mean the “Market Vacancy Assumption Percentage” for the relevant Market in which such Property is located.

“United States” means the United States of America.

“Unrestricted Cash” means, as of any date (i) with respect to the Loan Parties, any cash distribution received by a Loan Party in a Borrower Operating Account pursuant to Section 2.06(c)(ix)(A)(3) or (B)(2), to the extent the cash value thereof could be distributed as a Restricted Junior Payment by a Loan Party pursuant to Section 5.05(l) on such date, and (ii) with respect to any other Person, any cash or Permitted Investments not held or required to be held in or swept to any reserve account, concentration account, disbursement account, rent collection account, tenant deposit account or similar account, to the extent the cash value thereof could be distributed as a Restricted Junior Payment by such Person in compliance with applicable law and all contractual obligations and the organizational documents of such Person on such date.

“Upfront Fees” means, in respect of any Lender, any fees payable on the Closing Date to such Lender in its capacity as a Lender under this Agreement which represent a percentage of its Commitment as in effect on the Closing Date, as such fees are agreed upon between the Borrowers and such Lender.

“Upfront Reserves” means (i) with respect to any Financed Property (other than a Carry-Over Property), the Standing Reserves, Tax Reserves, Insurance Reserves and Title Clearance Properties Reserves for such Property in the amounts required under Article VI and (ii) with respect to any Carry-Over Property, Tax Reserves, Insurance Reserves and Title Clearance Properties Reserves for such Property in the amounts required under Article VI.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.12(f)(ii)(B)(3).

“U.S. Withholding Agent” means, with respect to any withholding required pursuant to the Code, Wells Fargo Bank, N.A., in its capacity as Paying Agent hereunder or any successor thereto.

“Vacant” means, with respect to any Property, that such Property (i) has no Lease in place, (ii) has a Lease in place that is past the expiration date and the Tenant under such expired Lease is not paying month-to-month rent or (iii) has a Tenant that is a Delinquent Tenant.

“Waypoint Guaranty” means the guaranty, dated as of the Closing Date, executed by the JV Sponsor and the Parent in favor of the Administrative Agent, on behalf of the Lenders, substantially in the form of Exhibit L-2 to the Existing Agreement.

“Wholly Owned Subsidiary” means any Sponsor Subsidiary of Colony or Sponsor, as applicable, in respect of which all of the Equity Interests (other than, in the case of a corporation, directors’ qualifying shares) are at the time directly or indirectly owned and controlled by such Person or one or more other Wholly Owned and controlled Sponsor Subsidiaries of such Person.  When used without reference to a particular Person, “Wholly Owned Subsidiary” shall refer to a Wholly Owned Subsidiary of the Sponsor.

“Withholding Agent” means any Loan Party, the U.S. Withholding Agent and each Foreign Withholding Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02.  Other Terms and Constructions

.  Under this Agreement, all accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all accounting determinations made and all financial statements prepared hereunder shall be made and prepared in accordance with GAAP (provided that, notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standard Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Relevant Party at “fair value”, as defined therein).  All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.  The words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Agreement as a whole, including the exhibits and schedules hereto, as the same may from time to time be amended or supplemented in accordance with the terms hereof and not to any particular section, subsection, or clause contained in this Agreement, and all references to Sections, Exhibits and Schedules shall mean, unless the context clearly indicates otherwise, the Sections hereof and the Exhibits and Schedules attached hereto, the terms of which Exhibits and Schedules are hereby incorporated into this Agreement.  The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience and do not define, limit, construe or describe the scope or intent of the provisions of this Agreement.  Each of the definitions set forth in Section 1.01 shall be equally applicable to both the singular and plural forms of the defined terms.  Unless specifically stated otherwise, all references herein to any statute, rule, regulation or any agreement, document or instrument shall, in each case, be a reference to the same as amended, restated, supplemented or otherwise modified from time to time (but with respect to any agreement, document or instrument, only to the extent such amendment, restatement, supplement or other modification is not prohibited by the Loan Documents (as such Loan Documents may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof).  The term “including” means “including without limitation.”

SECTION 1.03.  Computation of Time Periods

.  Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

SECTION 1.04.  Amendment and Restatement of the Existing Agreement

.  The parties to this Agreement agree that, on the Restatement Effective Date, the terms and provisions of the Existing Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement.  This Agreement is not intended to and shall not constitute a novation, payment and reborrowing or termination of the “Obligations” under (and as defined in) the Existing Agreement and the other Loan Documents as in effect prior to the Restatement Effective Date.  All “Loans” made and “Obligations” incurred under (and as defined in) the Existing Agreement which are outstanding on the Restatement Effective Date shall continue as Loans and Obligations under (and shall be governed by the terms of) this Agreement and the other Loan Documents.  Without limiting the foregoing, upon the effectiveness hereof: (a) all references in the “Loan Documents” (as defined in the Existing Agreement) to the “Administrative Agent”, the “Loan Agreement” and the “Loan Documents” shall be deemed to refer to the Administrative Agent, this Agreement and the Loan Documents, (b) all obligations constituting “Obligations” (under and as defined in the Existing Agreement) with any Lender or any Affiliate of any Lender which are outstanding on the Restatement Effective Date shall continue as Obligations under this Agreement and the other Loan Documents and (c) the liens and security interests in favor of the Administrative Agent for the benefit of the Secured Parties securing payment of the Obligations are in all respects continuing and in full force and effect with respect to all Obligations.  It is the intent of the parties hereto that (i) the New Equity Owner will assume all of the obligations and liabilities of the Existing Equity Owner under the Loan Documents and (ii) the Sponsor will assume all of the obligations and liabilities of the Existing Controlling Parties under the Loan Documents, in each case, on the Restatement Effective Date. For purposes of the Loan Documents, references to “prior to the Restatement Effective Date” and “from and after the Restatement Effective Date” shall refer to the date of the event or circumstances giving rise to an analysis under the provisions of the Loan Documents and not the date such determination is being made.

SECTION 1.05.  Reaffirmation of Loan Documents

.  Without in any way establishing a course of dealing by the Administrative Agent or any Lender, the Borrowers reaffirm the terms and conditions of those certain Loan Documents (as such term is defined in the Existing Agreement), including without limitation the Loan Documents set forth in Schedule XIII hereto (such documents, together with the other Loan Documents not being amended and restated in connection with this Agreement, each as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Reaffirmed Loan Documents”) to which they are a party and acknowledge and agree that the Reaffirmed Loan Documents remain in full force and effect and are hereby reaffirmed, ratified and confirmed.  Without limiting the foregoing, each Borrower hereby (i) reaffirms its indebtedness, liabilities and obligations under the Reaffirmed Loan Documents to which it is a party and (ii) reaffirms all Liens on the Collateral which have been granted by it in favor of the Administrative Agent or the Collateral Agent, as applicable (in each case, for the benefit of the Secured Parties) pursuant to any of the Reaffirmed Loan Documents to which it is a party.  Upon the effectiveness of this Agreement and the other Loan Documents entered into in connection herewith on the date hereof (collectively, the “Restatement Date Loan Documents”), (i) each reference in the Reaffirmed Loan Documents to the Existing Agreement shall mean and be a reference to this Agreement; (ii) each reference in the Reaffirmed Loan Documents to any other Loan Document which is being amended or superseded by an Restatement Date Loan Document shall mean and be a reference to such Restatement Date Loan Document; and (iii) each reference in the Reaffirmed Loan Documents to any term defined in the Restatement Date Loan Documents (including, without limitation, “Obligations”) shall mean and be a reference to such term as defined in the Restatement Date Loan Documents.

ARTICLE II
AMOUNTS AND TERMS OF THE LOANS

SECTION 2.01.  Loans

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(a)On the terms and subject to the conditions of the Existing Agreement, on the Closing Date, each Lender made a Loan (each a “Loan” and collectively, the “Loans”) to the Borrowers in an amount, for each Lender, equal to its Lender Percentage of the amount requested by the Borrowers pursuant to Section 2.02(a); provided that no Lender shall have made any such Loan or portion thereof if any condition precedent set forth in Section 3.01 shall not have been satisfied (or waived) or if after giving effect to such Loan:

(i)the aggregate outstanding principal amount of the Loans funded by such Lender hereunder will exceed its Commitment; and

(ii)the Aggregate Loan Principal Balance will exceed an amount equal to the Aggregate Commitment.

(b)Subject to the foregoing and to the limitations set forth in Section 2.05, the Borrowers may borrow and repay the Loans hereunder; provided that any Loan borrowed and repaid may not be re-borrowed.

(c)The Borrowing of the Loans was made on the Closing Date by each of the Lenders ratably according to their respective Lender Percentages.  Each Lender represents and warrants that either (i) no portion of the Loan attributable to such Lender is or shall be funded with the “plan assets” of (A) any “benefit plan investor” within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA or (B) any employee benefit plan or plan that is subject to any law, rule or regulation substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Other Plan Law”); or (ii) the Loans and the transactions contemplated by the Loan Documents will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any applicable Other Plan Law.

(d)The Calculation Agent shall maintain a record or records evidencing the indebtedness of the Borrowers to the Lenders resulting from the Loan made by each Lender, including the outstanding principal balance of such Loans and the amount of Interest payable and paid to such Lender from time to time hereunder.  The entries made in such records of the Calculation Agent shall be prima facie evidence of the existence and amounts of the obligations recorded therein absent manifest error; provided, however, that the failure of the Calculation Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement; provided, further, that in the event of any inconsistency between such records and the Register, the Register shall control.

(e)The Commitments of the Lenders terminated automatically at 5:00 p.m. (New York City time) on the Closing Date.  The Aggregate Loan Principal Balance, together with all other Obligations, shall mature and be due and payable in full in cash on the Maturity Date.

(f)Any Lender may request that the Loan made by it be evidenced by a promissory note.  In such event, the Borrowers shall prepare, execute and deliver to such Lender one or more promissory notes in any denominations specified by such Lender (in an aggregate amount not to exceed the Obligations owing such Lender) payable to such Lender and its registered and permitted assigns substantially in the form of Exhibit W (a “Note”).  In no event shall either the Paying Agent or the Calculation Agent have any obligation to maintain a register of holders of any such promissory notes, or to register or otherwise monitor transfers thereof.

SECTION 2.02.  Borrowing Procedures

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(a)Borrowing Requests.  The Borrower Representative shall request the Borrowing of the Loans by submitting to the Administrative Agent, the Calculation Agent and the Diligence Agent a written notice (the “Borrowing Request”) substantially in the form of Exhibit X and executed by the Borrower Representative no later than three (3) Business Days prior to the proposed Borrowing Date.

(b)Lender’s Commitment.  The obligations of any Lender to make a Loan hereunder are several from the obligations of any other Lenders.  The failure of any Lender to make a Loan hereunder shall not release the obligations of any other Lender to make a Loan hereunder, but no Lender shall be responsible for the failure of any other Lender to make a Loan hereunder.

(c)Disbursement of Funds.  On the Borrowing Date, subject to the satisfaction of the applicable conditions precedent specified in this Agreement, each Lender shall remit its share of the aggregate amount of the Loan requested by the Borrowers to the Disbursement Account (or any other account designated in writing by the Administrative Agent to such Lender) by 2:00 p.m. (New York City time) by wire transfer of same day funds.  Upon receipt of such funds, the Paying Agent, in accordance with the written instruction of the Administrative Agent (which may be in electronic form) received no later than 4:00 p.m. (New York City time) one (1) Business Day prior to the Borrowing Date, shall remit such funds by wire transfer of same day funds (i) to the Administrative Agent in the amount of any unpaid fees, costs or expenses of the Administrative Agent that are then due and payable, (ii) to the Diligence Agent, in the amount of any unpaid fees, costs or expenses of the Diligence Agent that are then due and payable, (iii) to the Collection Account in an amount equal to thirty (30) days of interest accruing at the Interest Rate applicable to such Loan, (iv) to the Reserve Accounts in the amount of the Upfront Reserves in accordance with Article VI to the extent not previously funded and (v) the balance of such funds to the accounts specified in the Borrowing Request by 4:00 p.m. (New York City time) on the Borrowing Date, to the extent it has received such funds from the Lenders no later than 2:00 p.m. (New York City time) on the Borrowing Date.  Funds received by the Paying Agent from any Lender after 2:00 p.m. (New York City time) on any Business Day may, at the discretion of the Paying Agent, shall be deemed to have been received on the next Business Day.

SECTION 2.03.  [Intentionally Omitted]

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SECTION 2.04.  Interest; Fees

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(a)Interest.  Interest shall accrue on the Loan funded by each Lender at the applicable Interest Rate; provided, that following the occurrence and during the continuation of an Event of Default, the outstanding Obligations shall accrue interest at the Default Rate.  To the extent permitted by applicable law, interest at the Default Rate which remains unpaid on any Monthly Payment Date shall be added to the outstanding Obligations and shall itself accrue interest at the Interest Rate and shall be secured by the Mortgages. On each Monthly Payment Date and on the Maturity Date, the Borrowers shall pay to each Lender all accrued and unpaid Interest with respect to the Loans for the preceding Settlement Period pursuant to Section 2.06 of this Agreement. All payments of Interest shall be made out of Collections or such other funds available in the Collection Account.

(b)Additional Fees.  The Borrowers agree to pay the additional fees described in the Fee Letters.

SECTION 2.05.  Principal Payments

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(a)Optional Prepayments.  The Borrowers may, at their option, prepay on any Business Day all or any portion of the Loans upon prior written notice delivered to the Administrative

Agent and the Calculation Agent (with a copy to each Lender) not later than 12:00 p.m. (New York City time) three (3) Business Days prior to the date of such payment.  Each such notice shall specify (i) the aggregate amount of the prepayment to be made on the Loans and (ii) the Business Day on which the Borrowers will make such prepayment.  Each such prepayment shall be in a minimum principal amount equal to $1,000,000 and in integral multiples of $100,000 in excess thereof and shall be applied in accordance with Section 2.05(c).  Each such prepayment of the Loans to the Lenders must be accompanied by a payment of all accrued and unpaid Interest through, but not including, the date of repayment on the amount prepaid and any other amounts (including amounts payable under Section 2.04 and Section 2.11) due from the Borrowers hereunder in respect of such prepayment.

(b)Mandatory Prepayments

.

(i)Loan to Value Deficiency.  If as of any date of determination, the Loan to Value Ratio for all Financed Properties exceeds 70%, then the Borrowers shall, no later than the fifth (5th) Business Day following such date of determination, prepay the Aggregate Loan Principal Balance in part or in whole, such that after giving effect to such prepayment the each such Loan to Value Ratio is equal to or less than 70%.

(ii)Debt Yield Deficiency.  If as of any Monthly Determination Date, the aggregate Debt Yield, after giving effect to any prepayment required by clause (i) of this Section 2.05(b), of the Financed Properties calculated as of such date is less than 5.75%, then the Borrowers shall, no later than the fifth (5th) Business Day following the date on which the Compliance Certificate related to such Monthly Determination Date is required to be delivered, prepay the Aggregate Loan Principal Balance in part or in whole, such that after giving effect to such prepayment the aggregate Debt Yield of the Financed Properties calculated as of such Monthly Determination Date is at least 5.75%.

(iii)DSCR Deficiency.  If as of any Monthly Determination Date, after giving effect to any prepayment required by clauses (i) and (ii) of this Section 2.05(b), the aggregate Debt Service Coverage Ratio of the Financed Properties calculated as of such date is less than 1.25 to 1.00, then the Borrowers shall, no later than the fifth (5th) Business Day following the date on which the Compliance Certificate related to such Monthly Determination Date is required to be delivered, prepay the Aggregate Loan Principal Balance in part or in whole, such that after giving effect to such prepayment the aggregate Debt Service Coverage Ratio of the Financed Properties as of such Monthly Determination Date is at least 1.25 to 1.00.

(iv)[Reserved].

(v)Disqualified Properties.  If at any time after the Closing Date any Financed Property shall become a Disqualified Property, the Borrowers shall, no later than the close of business on the second (2nd) Business Day following the last day of the Cure Period, give notice thereof to the Administrative Agent and the Calculation Agent and either (1) prepay the Obligations in the applicable Release Amount or (2) provided that such Property is eligible to become a Reserved Property, deposit an amount equal to 100% of the Allocated Loan Amount for such Financed Property in the Eligibility Reserves Account in accordance with and subject to Section 6.10.  If the Administrative Agent notifies the Borrower Representative that the Borrowers shall no longer be permitted to maintain Eligibility Reserves in respect of any Disqualified Property in accordance with Section 6.10, the Borrowers shall, by no later than the close of business on the second (2nd) Business Day following the date of such notice, prepay the Obligations in the applicable Release Amount in respect of such Property.

(vi)Transfer.  If at any time a Borrower consummates a Qualified Transfer of any Financed Property, then, the Borrowers shall, no later than the close of business on the day on which any such event occurs, give notice thereof to the Administrative Agent and the Calculation Agent and pay the applicable Release Amount to the Debt Service Account with respect to such Financed Property.

(vii)Pool Factor Trigger Condition. If (i) a Pool Factor Trigger Condition exists and the Loan to Value Ratio exceeds fifty percent (50%) or (ii) the number of Financed Properties subject hereto on any date after the Closing Date is less than ten percent (10%) of the number of Financed Properties subject hereto on the Closing Date, in each case, for a continuous period of more than thirty (30) days, then no later than the close of business on the second (2nd) Business Day following the last day of such thirty (30) day period prepay all outstanding Obligations.

(viii)Interest and Fees on Amounts Prepaid.  Concurrently with each prepayment under this Section 2.05, the Borrowers shall pay to the Administrative Agent for the account of the Lenders all accrued but unpaid Interest on the principal amount prepaid through, but not including, the date of prepayment and any Fees payable with respect to such prepayment.

(ix)Payment from Collection Account.  If requested by the Borrower Representative or if the Borrowers do not otherwise make a prepayment required by this Section 2.05 in accordance with this Section 2.05 and Section 2.08, the Administrative Agent shall, by written notice to the Borrower Representative, collect any prepayment required under this Section 2.05 by causing the Paying Agent to pay such amount to the Administrative Agent for the account of the Lenders from the Collection Account on the date such prepayment is payable hereunder.

(c)Application of Prepayments. All optional prepayments under clauses (a) and all Rebalancing Payments pursuant to clauses (b)(i) through (iii) above or Section 2.06(c)(ix)(A)(2) shall reduce the Allocated Loan Amounts for each Financed Property on a pro rata basis and shall be applied ratably among the Lenders based on their respective Lender Percentages.  Prepayments under clauses (b) (v) and (vi) above shall reduce the Allocated Loan Amount with respect to the applicable Financed Property, ratably among the Lenders based on their respective Lender Percentages, until the Allocated Loan Amount and any interest, Fees or other Obligations related thereto is zero and any excess shall be applied to reduce the Allocated Loan Amounts for the remaining Financed Properties on a pro rata basis and ratably among the Lenders based on their respective Lender Percentages.

SECTION 2.06.  Application of Collections

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(a)The Paying Agent will apply funds on deposit in the Collection Account in accordance with the related Monthly Payment Report as described in this Section 2.06 or on any Transfer Date as required by Section 2.15(a)(iv).  No funds shall be transferred from the Collection Account except in accordance with this Section 2.06 or as otherwise required or permitted under this Agreement.

(b)On the fifteenth calendar day of each calendar month, the Loan Parties shall cause the Borrower Representative to prepare and deliver to the Calculation Agent and the Administrative Agent a Monthly Borrower Report.  Upon receipt of such Monthly Borrower Report, the Calculation Agent shall review the substance thereof, verify any applicable calculations contained therein as required under this Agreement and shall prepare and deliver a Monthly Payment Report to the Administrative Agent (with a copy to the Borrower Representative and the Lenders) two (2)

Business Days prior to the related Monthly Payment Date.  Upon the Administrative Agent’s approval of each such Monthly Payment Report, the Administrative Agent will forward each such Monthly Payment Report to the Paying Agent (with a copy to the Borrower Representative and the Lenders) no later than 4:00 p.m. (New York City time) one (1) Business Day prior to the related Monthly Payment Date and instruct the Paying Agent to transfer the funds in the Collection Account in accordance with such Monthly Payment Report in the manner set forth in Section 2.06(c) or (e), as applicable.

(c)On each Monthly Payment Date, as applicable, the Paying Agent shall, based on the information set forth in the related Monthly Payment Report (as supplemented by information provided by the Administrative Agent to the extent required to calculate payments due and payable pursuant to clause (vi) below), apply all Available Funds no later than 2:00 p.m. (New York City time) on such day in the following order and priority:

(i)first, to the Manager, any management fees, expense reimbursements and other payments specified in the Management Agreement in connection with the Financed Properties then due and payable to the Manager (such amounts to be transferred to an account as directed by the Manager);

(ii)second, to the Administrative Agent, any Fees, costs, expenses or indemnities then due and payable to the Administrative Agent (such amounts to be transferred to the Debt Service Account and applied as aforesaid);

(iii)third, to the Calculation Agent, the portion of the Calculation Agent Fee then due and payable, which shall be used to pay the portion of the Paying Agent Fee then due and payable (which, for the avoidance of doubt, shall be netted out of any Calculation Agent Fee then due and owing)), and any costs, expenses or indemnities then due and payable to the Calculation Agent and the Paying Agent (such amounts to be transferred to the Debt Service Account and applied as aforesaid);

(iv)fourth, to the Diligence Agent, any Fees, costs, expenses or indemnities then due and payable to the Diligence Agent (such amounts to be transferred to the Debt Service Account and applied as aforesaid);

(v)fifth, to each Lender, pro rata, the unpaid Interest and Fees then due and payable to such Lender for the related Settlement Period and any accrued and unpaid Interest and Fees payable to such Lender with respect to any prior Settlement Period to the extent not paid on a prior Monthly Payment Date (such amounts to be transferred to the Debt Service Account and applied as aforesaid);

(vi)sixth, to each Lender, pro rata, the amount of any mandatory prepayment of the Aggregate Loan Principal Balance (other than any mandatory prepayment pursuant to Sections 2.05(b)(v) or (vi)) then due and payable to such Lender;

(vii)seventh, to each Lender, pro rata, any other Fees, costs, expenses or indemnities then due or payable by Borrowers to such Lender under this Agreement or any other Loan Document (such amounts to be transferred to the Debt Service Account and applied as aforesaid);

(viii)eighth, pro rata to each Reserve Account, any amount necessary to satisfy any requirement to deposit Reserves set forth herein as of such Monthly Payment Date; and

(ix)ninth, either:

(A)if as of a Monthly Payment Date a Cash Management Trigger Condition exists and is continuing, then on such Monthly Payment Date, the Paying Agent shall, based on the information set forth in the related Monthly Payment Report, apply all remaining Available Funds on such day in the following order and priority:

(1)	first, to a Borrower Operating Account, as directed by the Borrower Representative, funds in an amount equal to the Monthly Operating Expense Budgeted Amount;
(2)	second, pro rata to each Lender, until the Aggregate Loan Principal Balance and all other outstanding Obligations have been paid in full; and
(3)	third, any remaining amounts to a Borrower Operating Account, as directed by the Borrower Representative; or

(B)if no Cash Management Trigger Condition exists:

(1)

first, to each Lender, pro rata, the amount of any unpaid mandatory prepayment of the Aggregate Loan Principal Balance pursuant to Sections 2.05(b)(v) or (vi) then due and payable (in the case of any mandatory prepayment required under Section 2.05(b)(vi), such amounts to be transferred to the Debt Service Account and applied as aforesaid in accordance with Section 2.15(a)(iv)); and

(2)	second, any remaining amounts to a Borrower Operating Account, as directed by the Borrower Representative.

(d)If a Cash Management Trigger Condition exists and during the continuance thereof, (i) Borrowers shall submit to the Administrative Agent and the Lenders a quarterly budget, with a proposed monthly expense allocation, for Operating Expenses and Capital Expenditures for the Properties (as opposed to Underwritten Operating Expenses and Capital Expenditures notwithstanding the definition thereof), which may include reserves for Operating Expenses and Capital Expenditures which are payable on less than a monthly basis, and shall by the second month of each calendar quarter submit a quarterly budget for Operating Expenses for the following calendar quarter (each a “Quarterly Operating Expense Budget”) and (ii) the Administrative Agent shall have the right to approve each Quarterly Operating Expense Budget (such approval not to be unreasonably withheld if no Event of Default has occurred and is continuing), and each such Quarterly Operating Expense Budget shall be deemed to have been approved by the Lenders unless the Majority Lenders notify the Administrative Agent otherwise within five (5) Business Days after receipt thereof (or such shorter period in which the Majority Lenders consent thereto), and upon such approvals such Quarterly Operating Expense Budget shall constitute the “Approved Quarterly Operating Expense Budget” for such calendar quarter; provided that in the event of a Qualified Transfer of any Property the Approved Quarterly Operating Expense Budget shall be reduced as reasonably determined by Administrative Agent in consultation with Borrowers in order to reflect the removal of such Property and the Operating Expenses associated therewith, and the Administrative Agent shall notify the Lenders of such change.  The “Monthly Operating Expense Budgeted Amount” for each Monthly Payment Date shall mean the monthly amount set forth in the Approved Quarterly Operating Expense Budget for Operating Expenses and Capital Expenditures for the calendar month in which such Monthly Payment Date occurs.

(e)Subject to Section 2.17, funds on deposit in the Collection Account and Reserve Accounts from time to time may be invested in Permitted Investments.  Each such Permitted Investment shall mature not later than the Business Day preceding the next Monthly Payment Date (or, with respect to any Permitted Investment managed by the Paying Agent or an Affiliate, on such Monthly Payment Date) and shall be held to maturity.  Each investment instruction by the Borrower Representative, which may be a standing instruction, shall designate specific types of Permitted Investments (and the terms thereof) and shall certify that such investments constitute Permitted Investments that will mature at the time specified in the preceding sentence.  Absent the written instruction of the Borrower Representative, such funds on deposit in any Reserve Account, and the funds on deposit in the Collection Account and Disbursement Account, shall remain uninvested, except as otherwise provided pursuant to Section 6.11(b).  Earnings on any such Permitted Investment shall be retained in the Collection Account and shall constitute Collections and be applied in accordance with Section 2.06(c).  None of the Administrative Agent or the Paying Agent shall be liable for any loss incurred in connection with an investment in the Collection Account or any Reserve Account.  Each Borrower shall deliver to the U.S. Withholding Agent, on or before the Closing Date, and at such other times as the U.S. Withholding Agent may reasonably request, a properly completed and executed IRS Form W-9 or appropriate IRS Form W-8, as applicable, and, to the extent such Borrower is legally entitled to do so, such other properly completed and executed forms, certifications, and documentation as is required by law or regulation to permit such payments to be made without withholding or at a reduced rate of withholding. In the event any such IRS form, certification or other documentation expires or becomes obsolete or inaccurate in any respect, such Borrower shall promptly provide to the U.S. Withholding Agent an updated version of such form, certificate or other documentation or promptly notify the U.S. Withholding Agent in writing of its legal inability to do so. Wells Fargo Bank, N.A., both in its individual capacity and in its capacity as U.S. Withholding Agent, shall have no liability to any Borrower or any other Person in connection with any tax withholding amounts paid or withheld from the Collection Account or any Reserve Account pursuant to applicable law arising from the failure of such Borrower to timely provide an accurate, correct and complete IRS Form W-9, an appropriate IRS Form W-8 or such other documentation contemplated under this paragraph.

SECTION 2.07.  Extension of Maturity Date

.  The Borrower Representative may, by delivering written notice to the Administrative Agent and the Lenders (an “Extension Request”) no later than forty-five (45) days prior to the then existing Maturity Date request the Lenders to extend the Maturity Date for (a) a period of six months ending June 15, 2019 (the “First Extension Term”) and (b) a period of six months ending December 15, 2019 (the “Second Extension Term” and together with the First Extension Term, each an “Extension Term” ).  Each extension of the Maturity Date shall be subject to the following conditions: (i) no Default or Event of Default shall have occurred and be continuing and the Loan to Value Ratio shall not exceed 65% before and immediately after giving effect to such extension, (ii) the Borrower Representative shall obtain a Replacement Interest Rate Cap Agreement for such Extension Term, (iii) the Borrowers shall have paid any applicable mortgage taxes required to maintain the enforceability and validity of any Mortgage that has been provided and recorded pursuant to this Agreement, (iv) the term of the Management Agreement in effect with respect to the Financed Properties at such time shall extend through no earlier than five (5) Business Days after the last day of such Extension Term and (v) the Borrowers shall have paid to the Administrative Agent for distribution to each Lender an extension fee in an amount equal to the product of (x) 0.125% and (y) each Lender’s Lender Percentage of the Aggregate Loan Principal Balance as of the last day of the Initial Term (the “Extension Fees”).

SECTION 2.08.  Payments and Computations, Etc.

  All amounts to be paid or deposited by the Borrowers hereunder shall be paid or deposited in accordance with the terms hereof no later than 2:00 p.m. (New York City time) on the day when due in lawful money of the United States in immediately available funds to the Debt Service Account or such account as the Administrative Agent or the relevant Lenders may designate prior to such payment from time to time in writing.  The Borrowers shall, to the extent permitted by law, pay to the applicable Lender interest on all amounts not paid or deposited or debited by the Borrowers when due hereunder (subject to any applicable notice and cure periods) at the Default Rate from time to time in effect, payable on demand.  All computations of Interest and Fees hereunder shall be made by the Calculation Agent on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed; provided, that all computations of Interest calculated at the Alternative Rate shall be made by the Calculation Agent on the basis of a year of 365 days for the actual number of days (including the first but excluding the last day) elapsed.  In no event shall any provision of this Agreement require the payment or permit the collection of Interest in excess of the Maximum Legal Rate.  In the event that any payment hereunder (whether constituting a repayment of Loans or a payment of Interest or any other amount) is rescinded or must otherwise be returned for any reason, the amount of such payment shall be restored and such payment shall be considered not to have been made.

SECTION 2.09.  Interest Protection

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(a)If due to either: (i) the introduction of or any change (including any change by way of imposition or increase of reserve requirements) in or in the interpretation by any Governmental Authority of any law or regulation after the Closing Date or (ii) the compliance by any Affected Party with any directive or request from any central bank or other Governmental Authority (whether or not having the force of law) imposed after the Closing Date, (1) there shall be an increase in the cost (other than Taxes) to such Affected Party of funding or maintaining any Loan which accrues Interest at the Adjusted LIBOR Rate hereunder or of extending a commitment in respect thereof, or (2) such Affected Party shall be required to make a payment calculated by reference to any Loan which accrues Interest at the Adjusted LIBOR Rate funded by it or Interest received by it, or (3) an Affected Party shall be subject to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, then the Borrowers shall, from time to time, within five (5) Business Days after demand by the related Lender or other Affected Party, pay such Lender or Affected Party for the account of such Affected Party (as a third party beneficiary, in the case of any Affected Party other than one of the Lenders), that portion of such increased costs incurred, amounts not received or required payment made or to be made, which, subject to the requirements of this Section 2.09, such Lender reasonably determines is attributable to funding and maintaining, or extending a commitment to fund, any portion or all of the Loan.

(b)Each Affected Party will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Affected Party, be otherwise disadvantageous to it or inconsistent with its internal policies and procedures.  In determining the amount of such compensation, such Lender may use any reasonable averaging and attribution methods.  The applicable Affected Party shall submit to the Borrower Representative a certificate in reasonable detail describing such increased costs incurred, amounts not received or receivable or required payment made or to be made, which certificate shall be conclusive in the absence of manifest error.

(c)Failure or delay on the part of any Affected Party to demand compensation pursuant to Section 2.09(a) shall not constitute a waiver of such Affected Party’s right to demand such compensation; provided that the Borrowers shall not be required to compensate any Affected Party pursuant to this Section 2.09 for any increased costs or payments incurred more than 180 days prior to the date that such Lender notifies the Borrower Representative of circumstances under subclauses (a)(i) or (ii) above giving rise to such increased costs or payments; provided further that, if the circumstances under subclauses (a)(i) or (ii) above giving rise to such increased costs or payments are retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.10.  Increased Capital

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(a)If either (i) the introduction of or any change in or in the interpretation by any Official Body of any law or regulation or (ii) compliance by such Affected Party with (x) any directive or request from any central bank or other Official Body (whether or not having the force of law) imposed after the date hereof or (y) with the requirements of, whether such compliance is commenced prior to or after the date hereof, any of (a) Basel III or (b) the Dodd-Frank Act, or any existing rules, regulations, guidance, interpretations or directives from the United States bank regulatory agencies relating to Basel III or the Dodd-Frank Act affects the amount of capital required to be maintained by any Affected Party or its holding company, or any Affected Party or its holding company reasonably determines that the amount of such capital is increased by or based upon the existence of any Lender’s agreement to make or maintain Loans hereunder and other similar agreements or facilities and such event would have the effect of reducing the rate of return on capital of such Affected Party or its holding company by an amount deemed by such Affected Party or its holding company to be material, then, within five (5) Business Days after demand by such Affected Party, the Borrowers shall pay to such Affected Party, from time to time, as specified by such Affected Party, additional amounts sufficient to compensate such Affected Party or its holding company for such reduction in rate of return, to the extent that such Affected Party or its holding company reasonably determines such increase in capital to be attributable to the existence of such Affected Party’s agreements hereunder.

(b)Each Affected Party will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Affected Party, be otherwise disadvantageous to it or inconsistent with its internal policies.  In determining the amount of such compensation, such Affected Party may use any reasonable averaging and attribution methods.  The applicable Affected Party shall submit to the Borrower Representative a certificate describing such compensation in reasonable detail, which certificate shall be conclusive in the absence of manifest error.

(c)Failure or delay on the part of any Affected Party to demand compensation pursuant to Section 2.10(a) shall not constitute a waiver of such Affected Party’s right to demand such compensation; provided that the Borrowers shall not be required to compensate any Affected Party or its holding company pursuant to this Section 2.10 for any increased costs or payments incurred more than 180 days prior to the date that such Affected Party notifies the Borrower Representative of circumstances under subclauses (a)(i) or (ii) above giving rise to such increased costs or payments; provided further that, if the circumstances under subclauses (a)(i) or (ii) above giving rise to such increased costs or payments are retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.11.  Funding Losses

.  In the event that any Lender shall incur any loss, or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender in order to fund or maintain the Loan made by such Lender the rate of interest applicable to which is based upon the Adjusted LIBOR Rate or any interest therein) as a result of (i) any prepayment of such Loan the rate of interest applicable to which is based upon the Adjusted LIBOR Rate at any time other than on a Monthly Payment Date in accordance with this Agreement or (ii) the failure of the Borrowers to accept the proceeds of such Loan the rate of interest applicable to which is based upon the Adjusted LIBOR Rate in accordance with a request therefor under Section 2.02, then, within ten (10) Business Days after demand from the related Lender to the Borrowers, the Borrowers shall pay to such Lender the amount of such loss or expense.  Such written notice shall, in the absence of manifest error, be conclusive and binding upon the Borrowers.

SECTION 2.12.  Taxes

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(a)Any and all payments to an Affected Party by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith judgment of an applicable Withholding Agent) requires the deduction or withholding of any Taxes from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Taxes are Indemnified Taxes, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.12) the applicable Affected Party receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)Without duplication of any payments made under Section 2.12(a), the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of Other Taxes.

(c)The Loan Parties shall jointly and severally indemnify each Affected Party, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Affected Party or required to be withheld or deducted from a payment to such Affected Party and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to a Borrower by an Affected Party (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of an Affected Party, shall be conclusive absent manifest error.

(d)Each Lender shall severally indemnify the Administrative Agent and the U.S. Withholding Agent, within 10 days after written demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.03(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent or the U.S. Withholding Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent or the U.S. Withholding Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent or the U.S. Withholding Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent or the U.S. Withholding Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e)As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.12, such Loan Party shall deliver to the Administrative Agent and the U.S. Withholding Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent and the U.S. Withholding Agent.

(f)(i) Any Lender that is entitled to an exemption from or reduction of withholding Taxes with respect to payments made under any Loan Document shall deliver to the Borrower Representative, the Administrative Agent and any applicable Withholding Agent, at the time or times reasonably requested by the Borrower Representative, the Administrative Agent or any Withholding Agent, as applicable, such properly completed and executed documentation reasonably requested by the Borrower Representative, the Administrative Agent or such Withholding Agent, as applicable, as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower Representative, the Administrative Agent or any Withholding Agent, as applicable, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower Representative, the Administrative Agent or such Withholding Agent, as applicable, as will enable the Borrower Representative, the Administrative Agent or any Withholding Agent, as applicable, to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.12(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the U.S. Withholding Agent, the Borrower Representative and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the U.S. Withholding Agent, the Borrower Representative or the Administrative Agent, as applicable), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the U.S. Withholding Agent, the Borrower Representative and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the U.S. Withholding Agent, the Borrower Representative or the Administrative Agent), whichever of the following is applicable:

(1)  in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Taxes pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Taxes pursuant to the “business profits” or “other income” article of such tax treaty;

(2)  executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit V-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4) to the extent a Foreign Lender is not the beneficial owner or is a partnership, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit V-2 or Exhibit V-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit V-4 on behalf of each such direct and indirect partner;

(C)  any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the U.S. Withholding Agent, the Borrower Representative and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the U.S. Withholding Agent, the Borrower Representative or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Taxes, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the U.S. Withholding Agent, the Borrower Representative or the Administrative Agent to determine the withholding or deduction required to be made;

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Taxes imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the U.S. Withholding Agent, the Borrower Representative and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the U.S. Withholding Agent, the Borrower Representative or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the U.S. Withholding Agent, the Borrower Representative or the Administrative Agent as may be necessary for the U.S. Withholding Agent, the Borrower Representative and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Closing Date.

(E) each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the U.S. Withholding Agent, the Borrower Representative and the Administrative Agent in writing of its legal inability to do so.  Each of the Administrative Agent and the Paying Agent shall deliver the documentation described in paragraphs (i) and (ii) of this Section 2.12(f) to the Borrower Representative on or prior to the date on which it becomes a party to this Agreement; and

(F) to the extent requested by the U.S. Withholding Agent, the Administrative Agent shall as soon as reasonably practicable deliver to the U.S. Withholding Agent a copy of the IRS forms and any other documentation received by the Administrative Agent under paragraph (ii) of this Section 2.12(f).

(iii) To the extent applicable and prior to or concurrent with the approval by the Administrative Agent of any distribution by the U.S. Withholding Agent pursuant to this Agreement, the Administrative Agent shall provide the U.S. Withholding Agent with written direction as to the amount of any withholding tax owed to a Governmental Authority outside of the United States that is applicable to such distribution, if any. Upon receipt of such written direction from the Administrative Agent, the U.S. Withholding Agent shall withdraw, from amounts on deposit in the applicable Accounts, and deliver to the Administrative Agent such amounts specified by the Administrative Agent as being subject to such withholding. The Administrative Agent shall have sole responsibility for the distribution of such amounts to any non-U.S. Governmental Authority and for all reporting related thereto.

(iv) The Administrative Agent shall indemnify the U.S. Withholding Agent for any loss, liability or expense incurred by the U.S. Withholding Agent in connection with any non-U.S. withholding, or failure to withhold, pursuant to the direction of the Administrative Agent.  In addition, the U.S. Withholding Agent shall indemnify the Administrative Agent for any loss, liability, expense or Tax (but only to the extent that any Lender has not already indemnified the Administrative Agent for such amounts and without limiting the obligation of the Lenders to do so) incurred by the Administrative Agent in connection with any failure of the U.S. Withholding Agent to comply with the written direction of the Administrative Agent as to any amounts to be deducted or withheld (but solely to the extent such loss, liability, expense or Tax is incurred directly as a result of such failure) with respect to Taxes owed to a Governmental Authority outside of the United States.  Notwithstanding anything in this Agreement to the contrary, the U.S. Withholding Agent shall be entitled to give effect to any withholding required pursuant to Chapters 3, 4 or 61 of the Code to the extent the U.S. Withholding Agent determines such withholding to be necessary under applicable law or regulation, and the U.S. Withholding Agent shall have sole responsibility for the distribution of such amounts to the IRS or other taxing authority within the United States and for all reporting related thereto.

(g)If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.12 (including by the payment of additional amounts pursuant to this Section 2.12), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.12 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Taxes subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Taxes had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)Each party’s obligations under this Section 2.12 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations under any Loan Document.

(i)For purposes of this Section 2.12, the term “applicable law” includes FATCA.

SECTION 2.13.  Collateral Assignment of Agreements

.  The Borrowers, pursuant to the Borrower Security Agreement and Mortgages, have collaterally assigned to the Administrative Agent or the Collateral Agent, for the benefit of the Secured Parties, all of the Borrower’s right and title to and interest in, to and under (but not any obligations under) the Purchase Agreements related to Financed Properties, if any, all insurance policies and all other agreements, documents and instruments to which a Borrower is a party evidencing or guarantying any Collateral and all other agreements, documents and instruments to which a Borrower is a party related to any of the foregoing (the “Assigned Documents”).  The Borrowers confirm and agree that the Administrative Agent (or the Collateral Agent at the direction of the Administrative Agent or any designee of either such party), during the continuation of an Event of Default, shall have the right to enforce each Borrower’s rights and remedies under each Assigned Document, but without any obligation on the part of the Administrative Agent, the Lenders or any of their respective Affiliates to perform any of the obligations of the Borrowers under any such Assigned Document.

SECTION 2.14.  [Intentionally Omitted]

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SECTION 2.15.  Qualified Transfers

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(a)The Borrowers may effect a Qualified Transfer of any Financed Property and direct the Administrative Agent and the Collateral Agent, as applicable, to release its security interest and Lien, on any such Financed Property and all Collateral related thereto in connection with such Qualified Transfer of such Financed Properties, subject to satisfaction of all of the following terms and conditions:

(i)The Borrowers shall have delivered to the Administrative Agent, the Calculation Agent and the Diligence Agent:

(A)at least five (5) Business Days prior to any Transfer of any Financed Property, a Request for Release, together with all attachments thereto and evidence reasonably satisfactory to the Administrative Agent (as confirmed in writing by the Administrative Agent) that the conditions precedent set forth in clause (ii) below will be satisfied prior to the consummation of such Transfer; and

(B)a draft release of the Mortgage for such Financed Property, which release shall be in the form attached hereto as Exhibit CC that is appropriate in the jurisdiction in which such Financed Property is located (“Mortgage Release”).  In addition, the Borrowers shall provide all documentation the Administrative Agent reasonably requires to be delivered by the Borrowers in connection with such release, together with an officer’s certificate certifying that such documentation (A) will effect such release in accordance with the terms of this Agreement, and (B) will not impair or otherwise adversely affect the Liens, security interests and other rights of any Secured Party under the Loan Documents not being released (or as to the parties to the Loan Documents and Properties subject to the Loan Documents not being released).

(ii)On the related Transfer Date, the following shall be true and correct and the Borrowers shall be deemed to have certified that, after giving effect to the Qualified Transfer and the release to the Borrowers of the related Collateral on the related Transfer Date:

(A)[reserved];

(B)the representations and warranties contained in the Loan Documents are true and correct in all respects for representations and warranties qualified as to materiality, and true and correct in all material respects for representations and warranties not qualified as to materiality, in all cases, as of the related Transfer Date, except to the extent any such representations or warranties expressly relate to an earlier date in which case such representations or warranties shall have been true and correct as of such earlier date;

(C)no Event of Default has occurred and is continuing which would remain in effect after giving effect to such Qualified Transfer and any related prepayment of the Aggregate Loan Principal Balance required pursuant hereto;

(D)no Cash Management Trigger Condition would exist under clause (ii)(a), (b) or (c) of such definition (giving pro forma effect to prepayment of the Loans in an amount equal to the Release Amount) if a Loan for $1 were made on such date; and

(E)if any Adverse Claim, litigation or governmental proceeding is existing or pending or, to the actual knowledge of the applicable Property Manager or any Responsible Officer of a Relevant Party, threatened against such Financed Property which may result in liability for the applicable Borrower, adequate reserves reasonably satisfactory to the Administrative Agent shall have been, or upon such Qualified Transfer shall be, deposited in the Special Reserves Account, unless such liability is covered by insurance reasonably satisfactory to the Administrative Agent.

(iii) (A) The Calculation Agent shall have verified the calculations reflected in the related Request for Release and delivered a report setting forth the results of such calculations (the “Request for Release Report”) to the Administrative Agent and the Lenders by no later than three (3) Business Days prior to the related Transfer Date and (B) the Administrative Agent shall have received confirmation from the Diligence Agent relating to a sale price for Properties subject to such Request for Release by no later than three (3) Business Days prior to the related Transfer Date.

(iv)On the related Transfer Date, the Paying Agent shall have received, for the benefit of the Secured Parties, in immediately available funds, (A) the portion of the Aggregate Loan Principal Balance to be prepaid which shall be equal to the applicable Principal Portion of the Release Amount, (B) an amount equal to all unpaid Interest to the extent reasonably determined by the Calculation Agent to be attributable to that portion of the Aggregate Loan Principal Balance to be paid in connection with the Qualified Transfer, (C) all other unpaid amounts and Fees due to the Administrative Agent, Paying Agent, Calculation Agent, Diligence Agent and the Lenders, as applicable, under this Agreement and the other Loan Documents to the extent accrued to such date, if any, determined by the Calculation Agent to be attributable to that portion of the Aggregate Loan Principal Balance to be paid in connection with the Qualified Transfer and (D) all other Obligations then due and payable with respect to that portion of the Aggregate Loan Principal Balance to be paid in connection with the Qualified Transfer.  The amount paid pursuant to (1) clause (A) shall be paid to the Debt Service Account on such Transfer Date for application to the payment of principal on the Aggregate Loan Principal Balance to the Lenders, (2) clause (B) shall be deposited in the Collection Account to be applied as Available Funds pursuant to Section 2.06 on the next Monthly Payment Date and (3) clauses (C) and (D) shall be paid to the Persons to whom such amounts are to be owed on the next Monthly Payment Date.  Following the application of all payments described in the first sentence of this clause (iv), any remaining amounts shall be paid to or at the direction of the Borrower Representative.

(v)The Borrowers shall have paid and reimbursed (and hereby agree to pay and reimburse) all reasonable out-of-pocket fees and expenses incurred by the Administrative Agent, any Servicing Agents and the Lenders in connection with any Qualified Transfer (including reasonable out-of-pocket expenses incurred in connection with the proposed release of the Mortgage and the Lien of the Administrative Agent, the Collateral Agent, the Lenders and any other party having such an interest in the Collateral in connection with such Qualified Transfer).

SECTION 2.16.  Release of Lien

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(a)In connection with (i) any Qualified Transfer of any Financed Property, the release of any Financed Property that no longer qualifies as an Eligible Property in accordance with this Agreement (including Section 2.15) or the release of any Financed Property to cure or avoid an Event of Default in accordance with Sections 7.01(g) or 7.01(h) and, in each case, subject to the payment of the applicable Release Amount (and deposit of any applicable Special Reserves) with respect to each such Financed Property or (ii) the occurrence of the Final Collection Date, the Administrative Agent and the Collateral Agent agree, at the Borrowers’ expense, and without recourse, representation or warranty, and, in the case of a Qualified Transfer, subject to the conditions specified in Section 2.15 and Section 9.08(b), to promptly execute, deliver, file and record the Mortgage Release (as applicable) and take such other necessary action that the Borrowers may reasonably request in writing to evidence the release by the Administrative Agent and/or the Collateral Agent of its security interest in the related Collateral.

(b)If as a result of any Qualified Transfer of any Financed Property, the release of any Financed Property that no longer qualifies as an Eligible Property in accordance with this Agreement (including Section 2.15) or the release of any Financed Property to cure or avoid an Event of Default in accordance with this Agreement and, subject to the payment of the applicable Release Amount (and deposit of any applicable Special Reserves) with respect to each such Financed Property, a Borrower no longer owns any Financed Properties and, so long as no Default or Event of Default shall have occurred and be continuing at such time (unless such Event of Default will be cured or avoided in connection with such release), the Administrative Agent and/or the Collateral Agent, as applicable, shall (and is hereby irrevocably authorized by each Lender to), upon the request of the Borrower Representative, release such Borrower (and its related Equity Owner, in each case to the extent that such Person no longer holds any direct or indirect Equity Interest in any other Borrower) from their respective obligations hereunder and under all of the other Loan Documents.  In connection with any such release pursuant to this clause (b), the Administrative Agent and/or the Collateral Agent, as applicable, shall (and is hereby irrevocably authorized by each Lender to) execute and deliver to any Loan Party, at Borrowers’ expense, all documents that the Borrowers may reasonably request in writing to evidence such release.

SECTION 2.17.  The Collection Account

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(a)Pursuant to the Existing Agreement, the Paying Agent established and shall thereafter maintain the Collection Account for the purpose of receiving Collections.  The Paying Agent has also established, for purposes of creating the Disbursement Account and the Reserve Accounts, sub-accounts of the Collection Account (which may be ledger or book entry accounts and not actual accounts) or separate Accounts.  The taxpayer identification number associated with the Collection Account, Disbursement Account and Reserve Accounts shall be that of the Borrower Representative and the Borrower Representative (and other applicable Borrowers) will report for federal, state and local income taxes, as applicable, the income, if any, represented by the Collection Account, Disbursement Account and Reserve Accounts to the extent permitted under applicable law.  The Collection Account, Disbursement Account and Reserve Accounts shall be under the sole dominion and control of the Administrative Agent.  All costs and expenses of establishing and maintaining the Collection Account, Disbursement Account and Reserve Accounts shall be paid by the Borrowers.  For the avoidance of doubt, the Paying Agent shall not be responsible for reviewing and reconciling the Collection Account, Disbursement Account and Reserve Accounts.

(b)The Collection Account, Disbursement Account and Reserve Accounts shall be established and at all times maintained with the Paying Agent which shall act as a “securities intermediary” (as defined in Section 8-102 of the UCC) and a “bank” (as defined in Section 9-102 of the UCC) hereunder (in such capacities, the “Securities Intermediary”) with respect to the Collection Account, the Disbursement Account and the Reserve Accounts.  In the event that the Paying Agent ceases to be a Qualified Institution, the Administrative Agent shall, within thirty (30) days thereof, appoint a Qualified Institution to be the successor Paying Agent and establish a new Collection Account, a new Disbursement Account and new Reserve Accounts at such Qualified Institution (and the Paying Agent shall immediately transfer all amounts in the then existing Disbursement Account, Collection Account and Reserve Accounts to such new accounts).

(c)The Collection Account, Disbursement Account and Reserve Accounts shall each be a “securities account” as defined in Section 8-501 of the UCC and shall be maintained by the Securities Intermediary as a securities intermediary in the name of the Borrower Representative, subject to the lien of the Administrative Agent, for the benefit of the Secured Parties.  The Securities Intermediary shall treat the Borrower Representative as the “entitlement holder” (within the meaning of Section 8-102(a)(7) of the UCC) in respect of all “financial assets” (within the meaning of Section 8-102(a)(9) of the UCC) credited to the Collection Account, Disbursement Account and Reserve Accounts;

(d)The Securities Intermediary hereby confirms and agrees that:

(i)the Securities Intermediary shall not change the name or account number of the Collection Account, Disbursement Account or Reserve Accounts without the prior written consent of the Administrative Agent and the Borrower Representative;

(ii)all securities or other property underlying any financial assets (as hereinafter defined) credited to the Collection Account, Disbursement Account or Reserve Accounts shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or indorsed in blank or credited to another securities account maintained in the name of the Securities Intermediary, and in no case will any financial asset credited to the Collection Account, Disbursement Account or Reserve Accounts be registered in the name of any Borrower or any other Person, payable to the order of any Borrower or specially indorsed to any Borrower or any other Person, except to the extent the foregoing have been specially indorsed to the Administrative Agent, for the benefit of the Secured Parties, or in blank;

(iii)all property transferred or delivered to the Securities Intermediary pursuant to this Agreement for deposit into the Collection Account, Disbursement Account or Reserve Accounts will be promptly credited to the Collection Account, Disbursement Account or applicable other Account, as applicable;

(iv)the Collection Account, Disbursement Account and Reserve Accounts are accounts to which financial assets are or may be credited, and the Securities Intermediary shall, subject to the terms of this Agreement, treat the Administrative Agent as entitled to exercise the rights that comprise any financial asset credited to each such account;

(v)the Securities Intermediary shall promptly deliver copies of all statements, confirmations and other correspondence concerning the Collection Account, Disbursement Account and Reserve Accounts and/or any financial assets credited thereto to the Administrative Agent to the Borrower Representative, at the address for each set forth on Schedule III to this Agreement; and

(vi)notwithstanding the intent of the parties hereto, to the extent that any Collection Account, Disbursement Account or any Reserve Account shall be determined to constitute a “deposit account” within the meaning of Section 9-102(a)(29) of the UCC, the Collection Account, Disbursement Account and Reserve Accounts, as applicable, shall be subject to the exclusive control of the Administrative Agent, for the benefit of the Secured Parties, and the Securities Intermediary will comply with instructions originated by the Administrative Agent directing disposition of the funds in the Collection Account, Disbursement Account and Reserve Accounts without further consent by the Borrowers.

(e)The Securities Intermediary hereby agrees that each item of property (including any investment property, financial asset, security, instrument or cash) credited to the Collection Account, Disbursement Account and Reserve Accounts shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC.

(f)Except as otherwise set forth in Section 2.17(g) and (h), the Securities Intermediary will not comply with “entitlement orders” (as defined in Section 8-102(a)(8) of the UCC) (“Entitlement Orders”) originated by the Borrowers.  The Borrowers shall not directly make any withdrawals from the Collection Account, Disbursement Account and Reserve Accounts.

(g)If at any time the Securities Intermediary shall receive any Entitlement Order from the Administrative Agent (i.e., an order directing a transfer or redemption of any financial asset in the Collection Account, Disbursement Account or Reserve Accounts), or any “instruction” (within the meaning of Section 9-104 of the UCC), originated by the Administrative Agent, the Securities Intermediary shall comply with such Entitlement Order or instruction without further consent by the Borrowers or any other Person.  Any cash received into the Collection Account or Reserve Accounts may be invested in Permitted Investments selected by the Borrower Representative, subject to Section 2.06(e) and Section 6.11.

(h)In the event that the Securities Intermediary has or subsequently obtains by agreement, by operation of law or otherwise a security interest in any of the Collection Account, Disbursement Account or Reserve Accounts or any financial assets, funds, cash or other property credited thereto or any security entitlement with respect thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Administrative Agent, for the benefit of the Secured Parties.  Notwithstanding the preceding sentence, the financial assets, funds, cash or other property credited to any of the Collection Account, Disbursement Account or Reserve Accounts will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than the Administrative Agent, for the benefit of the Secured Parties (except that the Securities Intermediary may set-off (i) all amounts due to the Securities Intermediary in respect of customary fees and expenses for the routine maintenance and operation of the Collection Account, Disbursement Account and Reserve Accounts, and (ii) the face amount of any checks that have been credited to the Collection Account but are subsequently returned unpaid because of uncollected or insufficient funds).

(i)Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the “bank’s jurisdiction” (within the meaning of Section 9-304 of the UCC) and the “security intermediary’s jurisdiction” (within the meaning of Section 8-110 of the UCC).

(j)The insufficiency of funds on deposit in the Collection Account, Disbursement Account or Reserve Accounts shall not relieve the Borrowers from the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.

SECTION 2.18.  The Paying Agent

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(a)Pursuant to the Existing Agreement, the Administrative Agent appointed Wells Fargo Bank, N.A. as the initial Paying Agent.  All payments of amounts due and payable in respect of the Obligations that are to be made from amounts withdrawn from the Collection Account pursuant to Section 2.06 shall be made on behalf of the Borrowers by the Paying Agent, in accordance with the written instruction of the Administrative Agent (which may be in electronic form) received no later than 4:00 p.m. (New York City time) one (1) Business Day prior to the applicable Monthly Payment Date.  On the Final Collection Date, all funds then held by any Paying Agent under this Agreement shall, upon demand of the Borrowers, be paid to the Administrative Agent to be held and applied according to Section 2.06, and thereupon such Paying Agent shall be released from all further liability with respect to such funds.

(b)On each Monthly Payment Date, the Borrowers shall pay to the Paying Agent the Paying Agent Fee pursuant to Section 2.06(c)(iii) (which Paying Agent Fee shall, if the Paying Agent and the Calculation Agent are the same Person (or are Affiliates) at such time, be payable from the Calculation Agent Fee).

(c)The Paying Agent hereby agrees that subject to the provisions of this Section 2.18, it shall:

(i)hold any sums held by it for the payment of amounts due with respect to the Obligations in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii)give the Administrative Agent notice of any default by any Borrower of which it has actual knowledge in the making of any payment required to be made with respect to the Obligations;

(iii)at any time during the continuance of any Event of Default, upon the written instruction of the Administrative Agent (a copy of which shall be provided by the Administrative Agent to the Borrower Representative), forthwith pay to the Administrative Agent any sums due to the Administrative Agent so held in trust by the Paying Agent;

(iv)immediately resign as Paying Agent and forthwith pay to the Administrative Agent any sums held by it in trust for the payment of the Obligations if at any time it ceases to be a Qualified Institution (in which event the Administrative Agent or one of its

Affiliates or designees shall serve as the Paying Agent until such time as a replacement Paying Agent has been appointed in accordance with this Section 2.18);

(v)act as U.S. Withholding Agent as described in Section 2.12(f), including complying with all requirements of the Code and any applicable State law with respect to the withholding from any payments made by it in respect of any Obligations of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; and

(vi)provide to the Lenders such information as is required to be delivered under the Code or any State law applicable to the particular Paying Agent, relating to payments made by the Paying Agent under this Agreement.

(d)Any successor paying agent shall be appointed by the Administrative Agent, subject to notice thereof being provided to the Lenders by the Administrative Agent; provided that any successor paying agent shall be, at the time of such appointment, a Qualified Institution.  The Administrative Agent and the Borrower Representative shall mutually agree on the fees required to engage the services of any such successor paying agent to the extent that such fees exceed those paid to the prior Paying Agent and upon such mutual agreement, such approved fee shall constitute the Paying Agent Fee.

(e)The Borrowers shall indemnify the Paying Agent and its officers, directors, employees and agents (each, a “PA Party” and collectively, the “PA Parties”) for, and hold them harmless against any loss, liability, damages, costs or expense (including reasonable attorneys’ fees; and any fees and expenses incurred by non-routine internal personnel (e.g., default specialists) of the PA Parties; provided, the fees of such non-routine internal personnel shall be calculated using standard market rates) incurred in connection with or arising out of (i) the performance of its obligations under and in accordance with this Agreement, including without limitation the costs and expenses of (A) investigating any claim or allegation relating to the exercise or performance of any of its powers or duties under this Agreement, and (B) without duplication of any amount incurred in connection with (A) above, preparing for, and prosecuting or defending itself against any investigation, legal proceeding, whether pending or threatened, related to any claim or liability in connection with the exercise or performance of any of its powers or duties under this Agreement; (ii) pursuing enforcement (including without limitation by means of any action, claim, or suit brought by the Paying Agent for such purpose) of any indemnification or other obligation of the Borrowers (the indemnification afforded under this subclause (ii) to include, without limitation, any legal fees, costs and expenses incurred by the Paying Agent in connection therewith), and (iii) the gross negligence, willful misconduct or fraud of any Borrower in the performance of its duties hereunder, except in each case to the extent any such loss, liability or expense results from the gross negligence, willful misconduct or fraud of the Paying Agent or any PA Party (in each case, as determined by a court of competent jurisdiction or as otherwise agreed to by the parties).  All such amounts shall be payable in accordance with Section 2.06.  In the event any such indemnity amounts are distributed to the Paying Agent from the Collection Account pursuant to Section 2.06 prior to deposit by the Borrowers of such indemnity amounts therein, the obligation of reimbursement by the Borrowers with respect to such indemnity amounts will instead be payable to the Collection Account.  The foregoing indemnification shall survive the termination of this Agreement.

(f)The Paying Agent shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Paying Agent in such capacity herein.  No implied covenants or obligations shall be read into this Agreement against the Paying Agent and no permissive right or privilege of the Paying Agent shall be construed as a duty. In the absence of gross negligence, willful misconduct or fraud on the part of the Paying Agent, the Paying Agent may conclusively rely and shall be protected in relying upon the truth of any statements and written direction or instruction and the correctness of the opinions expressed in any certificates or opinions furnished to the Paying Agent pursuant to and conforming to the requirements of this Agreement.

(g)The Paying Agent shall not be liable for (i) an error of judgment made in good faith by one of its officers; or (ii) any action taken, suffered or omitted to be taken in good faith in accordance with or believed by it to be authorized or within the discretion or rights or powers conferred by this Agreement or at the direction of a Secured Party relating to the exercise of any power conferred upon the Paying Agent under this Agreement, in each case, unless it shall be proved that the Paying Agent shall have been grossly negligent or acted in fraud or with willful misconduct in ascertaining the pertinent facts.

(h)The Paying Agent shall not be charged with knowledge of any Default or Event of Default unless a Responsible Officer of the Paying Agent obtains actual knowledge of such event or the Paying Agent receives written notice of such event from any Relevant Party, the Administrative Agent or any other Secured Party, as the case may be.

(i)Without limiting the generality of this Section 2.18, the Paying Agent shall have no duty (i) to record, file or deposit this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest in the Collateral, or maintain any such recording, filing or depositing or to subsequently record, refile or redeposit any of the same, (ii) to pay or discharge any Taxes, Real Estate Taxes, assessment or other governmental charge or any Lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Assets, (iii) to confirm, recalculate or verify the contents, accuracy or completeness of any reports or certificates of the Administrative Agent or Calculation Agent delivered to the Paying Agent pursuant to this Agreement believed by the Paying Agent to be genuine and to have been signed or presented by the proper party or parties or (iv) to ascertain or inquire as to the performance or observance of any of the Borrowers’ representations, warranties or covenants under this Agreement or any other Loan Document.

(j)The Paying Agent shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability shall not be reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Paying Agent to perform, or be responsible for the manner of performance of, any of the obligations of the Borrowers under this Agreement.

(k)The Paying Agent may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, any certificate of a Responsible Officer, any Monthly Payment Report, any certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

(l)The Paying Agent may (reasonably, if at the expense of any of the Loan Parties) consult with counsel of its choice with regard to legal questions arising out of or in connection with this Agreement and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by the Paying Agent in good faith and in accordance therewith. In connection with any request that the Paying Agent take any action or refrain from taking any action, in either case not in conformity with and outside the scope of this Agreement, the Paying Agent shall be entitled to request from the requesting party and to conclusively rely upon, and shall be protected in acting or refraining from acting upon, an officer’s certificate or opinion of counsel delivered by or on behalf of such requesting party; provided, however, that the Paying Agent shall only be entitled to request an opinion of counsel to the extent the Paying Agent has made a good faith determination that a material legal issue exists with respect to such requested action or inaction.  Any opinion of counsel requested by the Paying Agent in connection with such a request of Paying Agent’s action or inaction by any Loan Party shall be an expense of the Borrowers.

(m)The Paying Agent shall be under no obligation to exercise any of the rights, powers or remedies vested in it by this Agreement (except to comply with its obligations under this Agreement and any other Loan Document to which it is a party) or to institute, conduct or defend any litigation under this Agreement or in relation to this Agreement, at the request, order or direction of the Administrative Agent or any Lender pursuant to the provisions of this Agreement, unless the Administrative Agent, on behalf of the Secured Parties, or such Lender shall have offered to the Paying Agent security or indemnity reasonably acceptable to the Paying Agent against the costs, expenses and liabilities that may be incurred therein or thereby.

(n)The Paying Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by a Lender or the Administrative Agent; provided, that if the payment within a reasonable time to the Paying Agent of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation shall be, in the opinion of the Paying Agent, not reasonably assured by the Borrowers, the Paying Agent may require indemnity reasonably satisfactory to the Paying Agent from the Lenders against such cost, expense or liability as a condition to so proceeding.  The reasonable expense of every such examination shall be paid by the Borrowers.

(o)The Paying Agent shall not be responsible for the acts or omissions of the Administrative Agent, the Calculation Agent, the Borrowers, any Lenders, any Counterparty or any other Person.

(p)Any Person into which the Paying Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which to Paying Agent shall be a party, or any Person succeeding to the business of the Paying Agent, shall be the successor of the Paying Agent under this Agreement, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

(q)The Paying Agent does not assume and shall have no responsibility for, and makes no representation as to, monitoring the value of the Properties or the Collateral.

(r)The Paying Agent is authorized, in its sole discretion, to disregard any and all notices or instructions given by any other party hereto or by any other person, firm or corporation, except only such notices or instructions as are herein provided for and orders or process of any court entered or issued with or without jurisdiction.  If any property subject hereto is at any time attached, garnished or levied upon under any court order or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part hereof, then and in any of such events the Paying Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree with which it is advised by legal counsel of its own choosing is binding upon it, and if it complies with any such order, writ, judgment or decree it shall not be liable to any other party hereto or to any other person, firm or corporation by reason of such compliance even though such order, writ, judgment or decree maybe subsequently reversed, modified, annulled, set aside or vacated.

(s)The Paying Agent may: (i) terminate its obligations as Paying Agent under this Agreement (subject to the terms set forth herein) upon at least thirty (30) days’ prior written notice to the Borrowers, the Lenders and the Administrative Agent; provided, however, that, without the consent of the Administrative Agent, such resignation shall not be effective until a successor paying agent acceptable to the Administrative Agent shall have accepted appointment as Paying Agent, pursuant hereto and shall have agreed to be bound by the terms of this Agreement; or (ii) be removed upon at least thirty (30) days’ prior written notice (or such shorter period as shall be acceptable to the Paying Agent) by the Administrative Agent, delivered to the Paying Agent, the Lenders and the Borrower Representative; provided, however, that without the consent of the Administrative Agent, such removal shall not be effective until a successor paying agent acceptable to the Administrative Agent shall have accepted appointment as Paying Agent pursuant hereto and shall have agreed to be bound by the terms of this Agreement.  In the event of such termination or removal, the Administrative Agent shall make reasonable efforts to appoint a successor paying agent.  If, however, a successor paying agent is not appointed by the Administrative Agent within ninety (90) days after the giving of such notice of resignation or removal, the Paying Agent may petition a court of competent jurisdiction for the appointment of a successor paying agent, and the costs of such petition shall be paid by the Borrowers.

(t)Any successor paying agent appointed pursuant hereto shall execute, acknowledge, and deliver to the Administrative Agent, the Borrower Representative and to the predecessor Paying Agent an instrument accepting such appointment under this Agreement.  Thereupon, the resignation or removal of the predecessor Paying Agent shall become effective and such successor paying agent, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor as Paying Agent under this Agreement, with like effect as if originally named as Paying Agent.  The predecessor Paying Agent shall upon payment of its fees and expenses deliver to the successor paying agent all documents and statements and monies held by it under this Agreement; and the Administrative Agent and the predecessor Paying Agent shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor paying agent all such rights, powers, duties, and obligations.

(u)In the event the Paying Agent’s appointment hereunder is terminated without cause, the Borrowers shall (i) reimburse the Paying Agent for the reasonable out-of-pocket expenses of the Paying Agent incurred in transferring any funds in its possession to the successor paying agent and (ii) if such termination occurs on or prior to the first anniversary of the appointment of such Paying Agent, pay to the terminated Paying Agent a termination fee equal to the unearned prorated portion of the Paying Agent Fee for that first year.

(v)The Loan Parties hereby agree, in connection with an appointment of a successor paying agent, to negotiate in good faith any modifications to this Agreement related to the rights and obligations of the Paying Agent which are reasonably requested by such successor paying agent.

(w)Knowledge or information acquired by (i) Wells Fargo Bank, N.A. in any of its respective capacities hereunder or under any other document related to this transaction shall not be imputed to Wells Fargo Bank, N.A. in any of its other capacities hereunder or under such other documents except to the extent their respective duties are performed by Responsible Officers in the same division of Wells Fargo Bank, N.A., and (ii) any Affiliate of Wells Fargo Bank, N.A. shall not be imputed to Wells Fargo Bank, N.A. in any of its respective capacities hereunder and vice versa.

(x)Other than with respect to any information that the Paying Agent has an express duty hereunder to review, the Paying Agent shall not be deemed to have knowledge of any fact or matter for purposes of this Agreement unless a Responsible Officer of the Paying Agent (i) has actual knowledge thereof or (ii) receives written notice with respect thereto.

(y)The Paying Agent shall not be under any obligation to take any action in the performance of its respective duties hereunder that would be in violation of applicable law.

(z)The recitals contained herein shall not be taken as the statements of the Paying Agent and the Paying Agent assumes no responsibility for their correctness.

SECTION 2.19.  The Calculation Agent

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(a)Pursuant to the Existing Agreement, Wells Fargo Bank, N.A. was appointed as the initial Calculation Agent and is authorized to take such actions and to exercise such powers and perform such duties as are expressly delegated to the Calculation Agent by the terms hereof, together with such other powers as are reasonably incidental thereto.

(i)The duties of the Calculation Agent hereunder shall be limited to (A) verifying the calculations of the Borrowers (collectively, the “Calculations”) with respect to each Borrowing Request, each Monthly Borrower Report, each Reserve Release Request, each Request for Release and each Compliance Certificate based solely on information provided to the Calculation Agent by the Borrowers, in each case, as set forth on Schedule VI hereto, (B) determining the LIBOR Rate and SWAP Rate hereunder and any other amounts specified in any Fee Letter, (C) preparing and delivering each Monthly Payment Report as set forth in Section 2.06(b) and (D) maintaining the records set forth in Section 2.01(d).

(ii)The Calculation Agent shall verify the Calculations through the use of a computer modeling program developed by the Calculation Agent (such program, the “Model”, and such process of verification, “Modeling”).  The Calculation Agent shall use good faith efforts in developing the Model and in conducting all Modeling with respect to the Calculations.

(iii)In the event of a discrepancy between the calculations received by the Calculation Agent from the Borrowers and the results of the Modeling conducted by the Calculation Agent, the Calculation Agent shall give prompt written notice (which may be in electronic form) of such discrepancy to the Borrowers and the Administrative Agent, and the Calculation Agent shall work with such parties in good faith to resolve such discrepancy.  In each case, the final result agreed to by the parties with respect to such Calculations shall be approved in writing (which may be in electronic form) by the Borrowers and the Administrative Agent.

(iv)Each of the Borrowers, the Lenders and the Administrative Agent agree that so long as the Calculation Agent complies with the terms of clauses (ii) and (iii) above, the Calculation Agent shall have no liability with respect to any Calculations that are verified by the Calculation Agent (including pursuant to consultations described in clause (iii) above) that are subsequently determined to be incorrect, except to the extent of the Calculation Agent’s fraud, gross negligence or willful misconduct.  For avoidance of doubt, such exculpation from liability shall include, without limitation, any loss, liability or expense of Lenders incurred as a result of lending to Borrowers based on any such erroneous calculations.

(b)On each Monthly Payment Date, the Borrowers shall pay to the Calculation Agent any Calculation Agent Fee due to the Calculation Agent pursuant to Section 2.06(c)(iii).

(c)Any successor calculation agent shall be appointed by the Administrative Agent subject to providing notice thereof to the Lenders.  The Administrative Agent and the Borrower Representative shall mutually agree on the fees required to engage the services of any such successor calculation agent to the extent that such fees exceed those paid to the prior Calculation Agent and upon such mutual agreement, such approved fee shall constitute the Calculation Agent Fee.

(d)The Borrowers shall indemnify the Calculation Agent and its officers, directors, employees and agents (each, a “CA Party” and collectively, the “CA Parties”) for, and hold them harmless against, any loss, liability, damages, costs or expense (including reasonable attorneys’ fees; and any fees and expenses incurred by non-routine internal personnel (e.g., default specialists)) incurred in connection with or arising out of (i) the performance of its obligations under and in accordance with this Agreement, including without limitation the costs and expenses of (A) investigating any claim or allegation relating to the exercise or performance of any of its powers or duties under this Agreement, and (B) without duplication of any amount incurred in connection with (A) above, preparing for, and prosecuting or defending itself against any investigation, legal proceeding, whether pending or threatened, related to any claim or liability in connection with the exercise or performance of any of its powers or duties under this Agreement; (ii) pursuing enforcement (including without limitation by means of any action, claim, or suit brought by the Calculation Agent for such purpose) of any indemnification or other obligation of the Borrowers (the indemnification afforded under this clause (ii) to include, without limitation, any legal fees, costs and expenses incurred by the Calculation Agent in connection therewith) and (iii) the gross negligence, willful misconduct or fraud of any Borrower in the performance of its duties hereunder, except in each case to the extent any such loss, liability or expense results from the gross negligence, willful misconduct or fraud of the Calculation Agent or any CA Party (in each case, as determined by a court of competent jurisdiction pursuant or as otherwise agreed to by the parties).  All such indemnification amounts shall be payable in accordance with Section 2.06.  In the event any such indemnity amounts are distributed to the Calculation Agent from the Collection Account pursuant to Section 2.06 prior to deposit by the Borrowers of such indemnity amounts therein, the obligation of reimbursement by the Borrowers with respect to such indemnity amounts will instead be payable to the Collection Account.  The foregoing indemnification shall survive the termination of this Agreement.

(e)The Calculation Agent shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Calculation Agent in such capacity herein.  No implied covenants or obligations shall be read into this Agreement against the Calculation Agent, and no permissive right or privilege of the Calculation Agent shall be construed as a duty. In the absence of gross negligence, willful misconduct or fraud on the part of the Calculation Agent, the Calculation Agent may conclusively rely and shall be protected in relying upon the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Calculation Agent pursuant to and conforming to the requirements of this Agreement.  The Calculation Agent shall not be responsible for verifying any calculations pursuant to this Agreement to the extent information necessary to make such verifications is not provided to it by the Administrative Agent or the Borrowers.

(f)The Calculation Agent shall not be liable for (i) an error of judgment made in good faith by one of its officers; or (ii) any action taken, suffered or omitted to be taken in good faith in accordance with or believed by it to be authorized or within the discretion or rights or powers conferred by this Agreement or at the direction of a Secured Party relating to the exercise of any power conferred upon the Calculation Agent under this Agreement, in each case, unless it shall be proved that the Calculation Agent shall have been grossly negligent or acted in fraud or with willful misconduct in ascertaining the pertinent facts.

(g)The Calculation Agent shall not be charged with knowledge of any Default or Event of Default unless a Responsible Officer of the Calculation Agent obtains actual knowledge of such event or the Calculation Agent receives written notice of such event from the Borrowers, any Secured Party or the Administrative Agent, as the case may be.

(h)Without limiting the generality of this Section 2.19, the Calculation Agent shall have no duty (i) to record, file or deposit this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest in the Collateral, or maintain any such recording, filing or depositing or to subsequently record, refile or redeposit any of the same, (ii) to pay or discharge any Taxes, Real Estate Taxes, assessment or other governmental charge or any Lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Assets, (iii) to confirm, recalculate or verify the contents, accuracy or completeness of any reports or certificates of the Borrowers or the Administrative Agent delivered to the Calculation Agent pursuant to this Agreement believed by the Calculation Agent to be genuine and to have been signed or presented by the proper party or parties or (iv) to ascertain or inquire as to the performance or observance of any of the Borrowers’ representations, warranties or covenants under this Agreement or any other Loan Document.

(i)The Calculation Agent shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability shall not be reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Calculation Agent to perform, or be responsible for the manner of performance of, any of the obligations of the Borrowers under this Agreement.

(j)The Calculation Agent may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, any certificate of a Responsible Officer, any report, any certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

(k)The Calculation Agent may (reasonably, if at the expense of any of the Loan Parties) consult with counsel of its choice with regard to legal questions arising out of or in connection with this Agreement and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by the Calculation Agent in good faith and in accordance therewith. In connection with any request that the Calculation Agent take any action or refrain from taking any action, in either case not in conformity with and outside the scope of this Agreement, the Calculation Agent shall be entitled to request from the requesting party and to conclusively rely upon, and shall be protected in acting or refraining from acting upon, an officer’s certificate or opinion of counsel delivered by or on behalf of such requesting party; provided, however, that the Calculation Agent shall only be entitled to request an opinion of counsel to the extent the Calculation Agent has made a good faith determination that a material legal issue exists with respect to such requested action or inaction.  Any opinion of counsel requested by the Calculation Agent in connection with such a request of Calculation Agent’s action or inaction by any Loan Party shall be an expense of the Borrowers.

(l)The Calculation Agent shall be under no obligation to exercise any of the rights, powers or remedies vested in it by this Agreement (except to comply with its obligations under this Agreement and any other Loan Document to which it is a party) or to institute, conduct or defend any litigation under this Agreement or in relation to this Agreement, at the request, order or direction of the

Administrative Agent or any Lender pursuant to the provisions of this Agreement, unless the Administrative Agent, on behalf of the Secured Parties, or such Lender shall have offered to the Calculation Agent security or indemnity reasonably satisfactory to the Calculation Agent against the costs, expenses and liabilities that may be incurred therein or thereby.

(m)The Calculation Agent shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by a Lender or the Administrative Agent; provided, that if the payment within a reasonable time to the Calculation Agent of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation shall be, in the opinion of the Calculation Agent, not reasonably assured by the Borrowers, the Calculation Agent may require indemnity reasonably satisfactory to the Calculation Agent from the Lenders against such cost, expense or liability as a condition to so proceeding.  The reasonable expense of every such examination shall be paid by the Borrowers or, if paid by the Calculation Agent, shall be reimbursed by the Borrowers to the extent of funds available therefor pursuant to Section 2.06.

(n)The Calculation Agent shall not be responsible for the acts or omissions of the Administrative Agent, the Paying Agent (unless the same entity is then acting as Calculation Agent and Paying Agent), the Borrowers, any Lenders, any Counterparty or any other Person.

(o)Any Person into which the Calculation Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which to Calculation Agent shall be a party, or any Person succeeding to the business of the Calculation Agent, shall be the successor of the Calculation Agent under this Agreement, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

(p)The Calculation Agent does not assume and shall have no responsibility for, and makes no representation as to, monitoring the value of the Properties or the Collateral.

(q)If the Calculation Agent shall at any time receive conflicting instructions from the Administrative Agent and the Borrowers or any other party to this Agreement and the conflict between such instructions cannot be resolved by reference to the terms of this Agreement, the Calculation Agent shall be entitled to rely on the instructions of the Administrative Agent.  In the absence of fraud, gross negligence or willful misconduct on the part of the Calculation Agent, the Calculation Agent may rely upon and shall be protected in acting or refraining from acting based upon any resolution, officer’s certificate, Monthly Payment Report, certificate of auditors, or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.  The Calculation Agent may rely upon the validity of documents delivered to it, without investigation as to their authenticity or legal effectiveness, and the parties to this Agreement will hold the Calculation Agent harmless from any claims that may arise or be asserted against the Calculation Agent because of the invalidity of any such documents or their failure to fulfill their intended purpose.

(r)The Calculation Agent is authorized, in its sole discretion, to disregard any and all notices or instructions given by any other party hereto or by any other person, firm or corporation, except only such notices or instructions as are herein provided for and orders or process of any court entered or issued with or without jurisdiction.  If any property subject hereto is at any time attached, garnished or levied upon under any court order or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part hereof, then and in any of such events the Calculation Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree with which it is advised by legal counsel of its own choosing is binding upon it, and if it complies with any such order, writ, judgment or decree it shall not be liable to any other party hereto or to any other person, firm or corporation by reason of such compliance even though such order, writ, judgment or decree maybe subsequently reversed, modified, annulled, set aside or vacated.

(s)The Calculation Agent may delegate or perform any of its duties under this Agreement by or through sub-agents, service providers or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Calculation Agent shall not be responsible for the negligence or misconduct of any sub-agents, service providers or attorneys-in-fact selected by it with reasonable care in the absence of gross negligence, fraud or willful misconduct.  The Borrowers will reimburse the Calculation Agent for any reasonable fees, costs or expenses incurred by the Calculation Agent with respect to any agents, service providers or attorneys-in-fact appointed by the Calculation Agent pursuant to this Section 2.19 and such agents, service providers and attorneys-in-fact shall be entitled to all the same indemnification rights and exculpation by the Loan Parties as may apply to the Calculation Agent.

(t)The Calculation Agent may: (i) terminate its obligations as Calculation Agent under this Agreement (subject to the terms set forth herein) upon at least thirty (30) days’ prior written notice to the Borrowers, the Lenders and the Administrative Agent; provided, however, that, without the consent of the Administrative Agent, such resignation shall not be effective until a successor calculation agent acceptable to the Administrative Agent, shall have accepted appointment as Calculation Agent, pursuant hereto and shall have agreed to be bound by the terms of this Agreement; or (ii) be removed upon at least thirty (30) days’ prior written demand of the Administrative Agent, delivered to the Calculation Agent, the Lenders and the Borrower Representative; provided, further, however, that such removal shall not be effective until a successor calculation agent acceptable to the Administrative Agent shall have accepted appointment as Calculation Agent, pursuant hereto and shall have agreed to be bound by the terms of this Agreement.  In the event of such termination or removal, the Administrative Agent shall make reasonable efforts to appoint a successor calculation agent.  If, however, a successor calculation agent is not appointed by the Administrative Agent within ninety (90) days after the giving of a notice of resignation or removal, the Calculation Agent may petition a court of competent jurisdiction for the appointment of a successor calculation agent, and the costs of such petition shall be paid by the Borrowers.

(u)Any successor calculation agent appointed pursuant hereto shall execute, acknowledge, and deliver to the Administrative Agent, the Borrower Representative and to the predecessor Calculation Agent an instrument accepting such appointment under this Agreement.  Thereupon, the resignation or removal of the predecessor Calculation Agent shall become effective and such successor calculation agent, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor as Calculation Agent under this Agreement, with like effect as if originally named as Calculation Agent.  The predecessor Calculation Agent shall upon payment of its fees and expenses deliver to the successor calculation agent all documents and statements and monies held by it under this Agreement; and the Administrative Agent and the predecessor Calculation Agent shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor calculation agent all such rights, powers, duties, and obligations.

(v)In the event the Calculation Agent’s appointment hereunder is terminated without cause, the Borrowers shall (i) reimburse the Calculation Agent for the reasonable out-of-pocket expenses of the Calculation Agent incurred in transferring any funds in its possession to the successor calculation agent and (ii) if such termination occurs on or prior to the first anniversary of the appointment of such Calculation Agent, pay to the terminated Calculation Agent a termination fee equal to the unearned prorated portion of the Calculation Agent Fee for that first year.

(w)The Loan Parties hereby agree, in connection with an appointment of a successor Calculation Agent, to negotiate in good faith any modifications to this Agreement related to the rights and obligations of the Calculation Agent which are reasonably requested by such successor Calculation Agent.

(x)Other than with respect to any information that the Calculation Agent has an express duty hereunder to review, the Calculation Agent shall not be deemed to have knowledge of any fact or matter for purposes of this Agreement unless a Responsible Officer of the Calculation Agent (i) has actual knowledge thereof or (ii) receives written notice with respect thereto.

(y)The Calculation Agent shall not be under any obligation to take any action in the performance of its respective duties hereunder that would be in violation of applicable law.

(z)The recitals contained herein shall not be taken as the statements of the Calculation Agent and the Calculation Agent assumes no responsibility for their correctness.

SECTION 2.20.  Defaulting Lenders

.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)the Loans of such Defaulting Lender shall not be included in determining whether all Lenders or the Majority Lenders have taken or may take any action hereunder and the Defaulting Lender shall not be included in determining whether all Lenders have taken or may have taken any action hereunder (including, in each case, any consent to any amendment or waiver pursuant to Section 10.01); provided, that any waiver, amendment or modification requiring the consent of all Lenders which affects such Defaulting Lender differently than other affected Lenders or Lenders shall require the consent of such Defaulting Lender, as applicable; and

(b)the Borrowers may replace such Defaulting Lender in accordance with Section 2.21.

In the event that the Administrative Agent determines that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the provisions of clauses (a) and (b) above shall, from and after such determination, cease to be of further force or effect with respect to such Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while such Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender having been a Defaulting Lender.

SECTION 2.21.  Replacement of a Lender

.

(a)If (i) any Affected Party requests compensation under Section 2.09(a), 2.10(a), or 2.12, (ii) any Lender becomes a Defaulting Lender or (iii) any Lender becomes a Non-Consenting Lender, then the Borrowers may, at their sole expense and effort, upon notice to the related Lender and the Administrative Agent, (x) require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.03), all of its respective interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender if a Lender accepts such assignment); provided, that (A) the Borrowers shall have received the prior written consent of the Administrative Agent with respect to any assignee that is not already a Lender hereunder, which consent shall not unreasonably be withheld, (B) the assignee shall not be an Affiliate of any Loan Party, (C) such assigning Lender shall have received payment of an amount equal to all outstanding Loans funded or maintained by such Lender, together with all accrued Interest thereon and all accrued Fees and other Obligations payable to them hereunder and under the Loan Documents, from the assignee (to the extent of such outstanding principal and accrued Interest and Fees) or the Borrowers (in the case of all other amounts), (D) in the case of any such assignment resulting from a claim for compensation under Section 2.09(a), Section 2.10(a), or Section 2.12 such assignment will result in a reduction in such compensation or payments and (E) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have agreed to, and shall be sufficient (together with all other consenting Lenders) to cause the adoption of, the applicable departure, waiver or amendment of the Loan Documents or (y)  repay all Obligations of the Borrowers owing to such Lender relating to the Loans held by such Lender as of such termination date; provided that in the case of any such termination of a Non-Consenting Lender, such termination shall be sufficient (together with all other consenting Lenders) to cause the adoption of the applicable departure, waiver or amendment of the Loan Documents. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to exist.

(b)Any Lender being replaced pursuant to Section 2.21(a) above shall execute and deliver an Assignment and Acceptance with respect to such Lender’s outstanding Loans.  Pursuant to such Assignment and Acceptance, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s outstanding Loans and (B) all obligations of the Borrowers owing to the assigning Lender relating to the Loans so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such Assignment and Acceptance, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.  In connection with any such replacement, if any such Non-Consenting Lender or Defaulting Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Acceptance reflecting such replacement within three (3) Business Days of the date on which the assignee Lender executes and delivers such Assignment and Acceptance to such Non-Consenting Lender or Defaulting Lender, then such Non-Consenting Lender or Defaulting Lender shall be deemed to have executed and delivered such Assignment and Acceptance without any action on the part of the Non-Consenting Lender or Defaulting Lender.

(c)In the event that the Borrowers or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto and the consent, waiver or amendment in question requires the agreement of all affected Lenders or all the Lenders, in each case in accordance with the terms of Section 10.01 and the Majority Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

SECTION 2.22.  Joint and Several Liability of Borrowers

.

(a)Each Borrower hereby irrevocably and unconditionally accepts joint and several liability hereunder and under the other Loan Documents to which it and the other Borrowers are party in consideration of the financial accommodations to be provided by the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.

(b)Except as otherwise expressly provided in this Agreement, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of the Loans issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by the Administrative Agent or Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement.  Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Administrative Agent or Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Administrative Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower.  Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of the Administrative Agent or any Lender with respect to the failure by any Borrower to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.22 afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations under this Section 2.22, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of each Borrower under this Section 2.22 shall not be discharged except by performance and then only to the extent of such performance.  The Obligations of each Borrower under this Section 2.22 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, examination, reconstruction or similar proceeding with respect to any Borrower or any Secured Party.

(c)Each Borrower represents and warrants to the Administrative Agent and Lenders that such Borrower is currently informed of the financial condition of the other Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations.  Each Borrower further represents and warrants to the Administrative Agent and Lenders that such Borrower has read and understands the terms and conditions of the Loan Documents.  Each Borrower hereby covenants that such Borrower will continue to keep informed of other Borrowers’ financial condition, the financial condition of guarantors and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

(d)The provisions of this Section 2.22 are made for the benefit of the Administrative Agent, Lenders and their respective successors and assigns, and may be enforced by it or them from time to time against any or all Borrowers as often as occasion therefor may arise and without requirement on the part of any such Person first to marshal any of its or their claims or to exercise any of its or their rights against any Borrower or to exhaust any remedies available to it or them against any Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy.  The provisions of this Section 2.22 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied and all Commitments have terminated.  If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this Section 2.22 will forthwith be reinstated in effect, as though such payment had not been made.

(e)Each Borrower hereby agrees that it will not enforce any of its rights of contribution or subrogation, or assert any claim, against any other Borrower with respect to any Indebtedness or other liabilities owing to it from another Borrower, any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Administrative Agent or Lenders with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash and, in the event of any insolvency, bankruptcy, receivership, liquidation, examination, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.  If, notwithstanding the foregoing sentence, a Borrower shall collect, enforce or receive any amounts in respect of such Indebtedness or liability, such amounts shall be collected, enforced and received by such Borrower as trustee for the Administrative Agent, and such Borrower shall deliver any such amounts to the Administrative Agent for application to the Obligations in accordance with the priority of payments set forth in Section 2.06.

SECTION 2.23.  Actions and Events Outside of Lenders’ and Agents’ Control

.  None of the Lenders, Servicing Agents or the Administrative Agent shall be liable in any way to any Relevant Party or third party for any such Lender’s, Servicing Agent’s or the Administrative Agent’s failure to perform or delay in performing under the Loan Documents (and the Administrative Agent or any Lender or Servicing Agent may suspend or terminate all or any portion of the Administrative Agent’s or such Lender’s or Servicing Agent’s obligations under the Loan Documents) if such failure to perform or delay in performing results directly or indirectly from, or is based upon, any force majeure event, including, without limitation, acts of God, strikes, lockouts, boycotts, blockades, riots, acts of war, terrorism, rebellion, insurrection, epidemics, fire, communication line failures, computer viruses, power failures, earthquakes or any other similar cause or event beyond the Administrative Agent’s, such Lender’s or such Servicing Agent’s control.

ARTICLE III
CONDITIONS PRECEDENT

SECTION 3.01.  Closing Conditions for Existing Agreement

.  The obligation of the Lenders to enter into the Existing Agreement and make the Loans was subject to the satisfaction of the following conditions:

(a)the Lenders shall have received each of the documents, instruments, legal opinions and other agreements listed on Schedule IV to the Existing Agreement that are required to be delivered on or prior to the Closing Date, together with all fees due and payable on the Closing Date and which are invoiced or estimated on or prior to the Closing Date;

(b)the absence of (i) any change, occurrence, or development that could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business condition (financial or otherwise), taken as a whole, or the operation or performance of any Relevant Party; (ii) any material adverse change in or material disruption of conditions in the financial, banking or capital markets, as determined by Administrative Agent in its reasonable judgment; and (iii) any event, circumstance, or information or matter which is inconsistent in a material adverse manner with any event, circumstance, or information or other matter disclosed to the Administrative Agent by any Relevant Party prior to the Closing Date;

(c)the Administrative Agent and each Lender shall have received all documentation and other information with respect to the Loan Parties required by regulatory authorities or the Administrative Agent’s and/or such Lender’s internal policies under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act, and shall have completed their due diligence review in connection therewith;

(d)each Lender shall have completed satisfactory review of UCC, lien, judgment, litigation, bankruptcy and name variation search reports naming each Relevant Party from the appropriate offices in relevant jurisdictions;

(e)each Lender shall have completed satisfactory review of all material agreements, including, without limitation, the Existing Management Agreement, the Interest Rate Cap Agreement and all other documents, agreements or other instruments material to any Property or Borrowers’ interest therein and approved each of the foregoing;

(f)each Lender shall have received evidence reasonably satisfactory that the Limited Indemnitor has capital in excess of $500,000,000 (exclusive of assets in the JV Sponsor, Parent and Loan Parties);

(g)each Lender and its counsel shall have completed their due diligence review of the financial, business, operations, assets, liabilities, corporate, capital, environmental, legal and management structure and contractual obligations of each Relevant Party, which review shall have provided the Administrative Agent and each Lender with results and information which, in the judgment of such Person, are satisfactory to permit the Administrative Agent and each Lender to enter into the financing transactions contemplated hereby;

(h)each Lender shall have received all necessary credit approvals in order to consummate the transactions contemplated by the Existing Agreement, which satisfactory results and approvals shall be evidenced by each such Lender’s execution of the Existing Agreement;

(i)the Administrative Agent and Calculation Agent shall have received a completed Borrowing Request for the Loans which shall (A) specify (1) the amount of the requested Borrowing, (2) the Aggregate Loan Principal Balance after giving effect to such Borrowing, (3) the proposed Borrowing Date, and (4) the account of the Borrowers to which the proceeds of such Borrowing are to be remitted and (B) be accompanied by a duly completed Properties Schedule to such Borrowing Request which sets forth the required information regarding the Properties that are the subject of such Borrowing Request substantially in the form attached hereto as Exhibit X;

(j)the Administrative Agent and the Diligence Agent shall have determined the calculations and reports contemplated under Sections 2.01(a) and 2.02(a);

(k)the satisfaction of each other condition precedent set forth in Section 2.01(a);

(l)the BPO Determined Value, Underwritten Net Cash Flow and Reserves for each Property under the Borrowing Request for the Loan and each Financed Property shall have been determined in accordance with the Existing Agreement;

(m)all amounts required to have been deposited in any Reserve Account shall have been deposited or will be deposited upon the making of such Loans, as required by the Existing Agreement;

(n)the Diligence Agent shall have (i) determined the BPO Determined Value of each Property being financed with the proceeds of such Loans, (ii) confirmed the taxes, insurance and Rents to be paid in respect of each Property being financed with the proceeds of such Loans, (iii) completed a satisfactory due diligence review and inspection of each Property being financed with the proceeds of such Loans (other than such Properties that are currently occupied) and a satisfactory review of each Property File related thereto and (iv) delivered to the Administrative Agent and the Lenders a Diligence Agent Certification in respect of each Property being financed with the proceeds of such Loans, free and clear of any calculation exceptions;

(o)the Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower Representative certifying on behalf of the applicable Borrower(s) that (1) the complete Property File for each Property being financed with the proceeds of the Loan has been delivered to the Administrative Agent by delivery to the Data Site (other than with respect to each Title Clearance Property, the documents required pursuant to clauses (vii) and (viii) of the definition of “Property File”) and (2) each such Property being financed hereunder is an Eligible Property or a Disqualified Property that is a Reserved Property described on Schedule XI to the Existing Agreement, in each case, on the date of such Borrowing;

(p)the representations and warranties contained in the Loan Documents are true and correct in all respects for representations and warranties qualified as to materiality, and true and correct in all material respects for representations and warranties not qualified as to materiality, before and after giving effect to the Borrowing to take place on the Borrowing Date and to the application of proceeds therefrom, on and as of such day as though made on and as of such date (unless such representation or warranty expressly relates to an earlier date in which case such representation or warranty shall be true and correct as of such earlier date);

(q)no event has occurred and is continuing, or would result from such Borrowing, which constitutes a Default or an Event of Default hereunder;

(r)the absence of any change, occurrence, or development that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(s)the Administrative Agent, in its reasonable discretion, shall have determined that the due diligence review performed by the Diligence Agent is reasonably satisfactory and shall have reviewed and approved the Property File relating to the Properties being financed with the proceeds of such Loans;

(t)all financial, legal and factual premises upon which the terms and conditions of the Borrowing are based are true and correct in all material respects; and

(u)Lender’s policy of title insurance in an amount equal to or greater than the Allocated Loan Amount with respect to each Property issued by a Qualified Title Insurance Company with no title exceptions other than Permitted Liens (provided that, for purposes of this Section 3.01(u), “Permitted Liens” shall not include clauses (vi) and (vii) of the definition thereof), and with such endorsements available in the relevant jurisdiction as Administrative Agent shall require, in all respects in form and substance as reasonably acceptable to Administrative Agent;

(v)Administrative Agent shall have received a fully executed payoff letter reasonably satisfactory to Administrative Agent confirming that all obligations owing by any Loan Party under that certain Master Loan and Security Agreement, dated as of October 3, 2012 (as amended, restated, supplemented or otherwise modified prior to the Closing Date, the “Prior Loan

Agreement”), between Citibank, N.A., as lender (“Prior Lender”) and Waypoint/GI Newco, LLC, as borrower (the “Prior Borrower”), which Prior Loan Agreement evidences a loan made by Prior Lender to Prior Borrower thereunder (the “Prior Loan”) will be repaid and satisfied, and all liens securing the obligations thereunder shall be terminated and released by the Prior Lender immediately upon such payment.

SECTION 3.02.  Conditions Precedent to Amendment and Restatement

.  The following shall be conditions precedent to the amendment and restatement of this Agreement:

(a)the Lenders shall have received each of the documents, instruments, legal opinions and other agreements listed on Schedule IV that are required to be delivered on or prior to the date hereof, together with all fees due and payable on the date hereof and which are invoiced or estimated on or prior to the Restatement Effective Date;

(b)the absence of (i) any change, occurrence, or development that could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business condition (financial or otherwise), taken as a whole, or the operation or performance of any Relevant Party; (ii) any material adverse change in or material disruption of conditions in the financial, banking or capital markets, as determined by Administrative Agent in its reasonable judgment; and (iii) any event, circumstance, or information or matter which is inconsistent in a material adverse manner with any event, circumstance, or information or other matter disclosed to the Administrative Agent by any Relevant Party prior to the Restatement Effective Date;

(c)the Administrative Agent and each Lender shall have received all documentation and other information with respect to the Loan Parties required by regulatory authorities or the Administrative Agent’s and/or such Lender’s internal policies under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act, and shall have completed their due diligence review in connection therewith;

(d)each Lender shall have completed satisfactory review of UCC, lien, judgment, litigation, bankruptcy and name variation search reports naming the Sponsor and New Equity Owner from the appropriate offices in relevant jurisdictions;

(e)each Lender shall have completed satisfactory review of all material agreements, including, without limitation, the Existing Management Agreement and all other documents, agreements or other instruments material to any Property or Borrowers’ interest therein and approved each of the foregoing;

(f)each Lender and its counsel shall have completed their due diligence review of the financial, business, operations, assets, liabilities, corporate, capital, environmental, legal and management structure and contractual obligations of each Relevant Party, which review shall have provided the Administrative Agent and each Lender with results and information which, in the judgment of such Person, are satisfactory to permit the Administrative Agent and each Lender to enter into the financing transactions contemplated hereby; and

(g)each Lender shall have received all necessary credit approvals in order to consummate the transactions contemplated by this Agreement, which satisfactory results and approvals shall be evidenced by each such Lender’s execution of this Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  General Representations and Warranties

.  Each Loan Party represents and warrants as follows:

(a)Organization.  Each Loan Party has been duly organized and is validly existing with requisite power and authority to own its properties and to transact the businesses in which it is now engaged.  Each Loan Party is duly qualified to do business and in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations, except to the extent that failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each Loan Party possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged, except to the extent that failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The sole business of each Borrower is the acquisition, renovation, rehabilitation, ownership, maintenance, sale, transfer, refinancing, management, leasing and operation of Properties.  Each Controlling Party’s ownership interests in each Loan Party are as set forth on the organizational chart attached hereto as Schedule 4.01.  The sole member of each Borrower is Equity Owner.  Prior to the Restatement Effective Date, the trustee of the Equity Owner was the Trustee.

(b)Proceedings.  Each Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Agreement, each Mortgage and each of the other Loan Documents to which it is a party.  This Agreement, each Mortgage and each other Loan Document has been duly executed and delivered by or on behalf of each Loan Party thereto and constitute legal, valid and binding obligations of each Loan Party thereto, enforceable against each such Loan Party thereto in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(c)No Conflicts.  The execution, delivery and performance of this Agreement and the other Loan Documents by each Loan Party thereto (i) will not contravene such Loan Party’s Constituent Documents, (ii) will not result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over any Loan Party or any of each Loan Party’s properties or assets, (iii) with respect to each Loan Party, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under the terms of any indenture, mortgage, deed of trust, deed to secure debt, loan agreement, management agreement or other agreement or instrument to which any Loan Party is a party or to, which any of each Loan Party’s property or assets is subject that could, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect and (iv) with respect to each Loan Party, except for Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the assets of any Loan Party.  Any consent, approval, authorization, order, registration or qualification of or with any such Governmental Authority required for the execution, delivery and performance by each Loan Party of this Agreement or any other Loan Documents to which it is a party has been obtained and is in full force and effect.

(d)Litigation.  Other than as set forth on Schedule VIII, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other court or agency now pending or, to any Loan Party’s actual knowledge, threatened against or affecting any Loan Party, which actions, suits or proceedings (i) involve this Agreement, the Loan Documents or the Transactions contemplated by the Loan Documents or (ii) could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other court or agency that resulted in a judgment against any Loan Party that has not been paid in full that would otherwise constitute an Event of Default under Section 7.01(r).

(e)Agreements.  No Loan Party is a party to any agreement or instrument or subject to any restriction which would reasonably be expected to have a Material Adverse Effect.  No Loan Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party which default could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Other than the Loan Documents, no Loan Party has any material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any such Loan Party is a party other than, with respect to the Loan Parties, the applicable Purchase Agreements and Management Agreements.

(f)Solvency.  Each Loan Party has (a) not entered into the transaction contemplated by this Agreement nor executed any Loan Document with the actual intent to hinder, delay or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under the Loan Documents.  After giving effect to the Loans, each Loan Party is Solvent.  No voluntary petition in bankruptcy, and to any Loan Party’s actual knowledge, no involuntary petition in bankruptcy, has been filed against any Loan Party in the last seven (7) years, and no Loan Party has, in the last seven (7) years, made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors.  No Loan Party is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of such Person’s assets or property, and to its actual knowledge, no Person is contemplating the filing of any such petition against it or against any Loan Party.

(g)Employee Benefit Plans/ERISA.  The assets of each Loan Party do not constitute “plan assets” of (a) any “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) any “plan” (as defined in Section 4975 of the Code) that is subject to Section 4975 of the Code or (c) any employee benefit plan or plan that is not subject to Title I of ERISA or Section 4975 of the Code but is subject to any law, rule or regulation applicable to such Loan Party which is substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or which prohibits or otherwise restricts the transactions contemplated by this Agreement, including, but not limited to, the exercise by the Administrative Agent or any Lender of any rights under the Loan Documents.  Each Loan Party does not sponsor or maintain any Plans or Foreign Plans, does not have any obligation to contribute, or have any withdrawal liability, to any Multiemployer Plan and does not have any employees.

(h)Employee Benefit Matters.  Each Plan (and each related trust, insurance contract or fund) is in compliance in all material respects with its terms and with all applicable laws, including without limitation ERISA and the Code.  Each Plan that is intended to be qualified under Section 401(a) of the Code as currently in effect has been determined by the IRS to be so qualified, and each trust related to any such Plan has been determined to be exempt from federal income tax under Section 501(a) of the Code as currently in effect, and no event has taken place which could reasonably be expected to cause the loss of such qualified status and exempt status.  With respect to each Plan of a Loan Party, each Loan Party and all of its ERISA Affiliates have satisfied the minimum funding standard under Section 412(a) of the Code and paid all required minimum contributions and all required installments on or before the due dates under Section 430(j) of the Code.  Neither any Loan Party nor any of its ERISA Affiliates has filed, pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, an application for a waiver of the minimum funding standard.  Neither any Loan Party nor any of its ERISA Affiliates has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid.  No Plan is in “at risk” status within the meaning of Section 430(i) of the Code.  There are no existing, pending or threatened claims (other than routine claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigation involving any Plan to which any Loan Party or any of its ERISA Affiliates has incurred or otherwise has or could have an obligation or any liability.  With respect to each Multiemployer Plan to which any Loan Party is required to make a contribution, each Loan Party and all of its ERISA Affiliates have satisfied all required contributions and installments on or before the applicable due dates and have not incurred a complete or partial withdrawal under Section 4203 or 4205 of ERISA.  No Plan Termination Event has or is reasonably expected to occur.

(i)Foreign Plan Matters.  Each Foreign Plan is in compliance in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such plan.  The aggregate of the liabilities to provide all of the accrued benefits under each Foreign Plan does not exceed the current fair market value of the assets held in the trust or other funding vehicle for such plan.  There are no actions, suits or claims (other than routine claims for benefits) pending or threatened in writing against any Loan Party or any of its ERISA Affiliates with respect to any Foreign Plan.

(j)Federal Reserve Regulations.  No part of the proceeds of the Loans will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (“Margin Stock”) or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.  None of the Collateral is comprised of Margin Stock and less than 25% of the assets of each Loan Party are comprised of Margin Stock.

(k)Not a Foreign Person.  No Borrower is a “foreign person” within the meaning of § 1445(f)(3) of the Code.

(l)Taxes.  Each Loan Party has filed, or caused to be filed, on a timely basis all material Tax returns (including, without limitation, all foreign, federal, state, local and other Tax returns) required to be filed by it, and has paid or made adequate provisions for the payment of all income and other material Taxes (excluding Taxes for which Tax Reserves have been established and on deposit in the Tax Reserve Account), assessments and other governmental charges payable by such Loan Party except as permitted by Section 5.01(d).  All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents have been paid or will be paid on a timely basis.

(m)Investment Company Act.  No Loan Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended, and no such Loan Party relies solely on the exemption from the definition of “investment company” in Section 3(c)(1) and/or 3(c)(7) of the Investment Company Act (although such exemptions may be available).

(n)Eligible Property.  Each Financed Property is either (i) an Eligible Property or (ii) a Disqualified Property that is a Reserved Property, and, as of the Restatement Effective Date, each Reserved Property shall be described on Schedule XI.

(o)Perfection Representations.

(i)The Borrower Security Agreement, the Equity Owner Security Agreement, the Mortgages and other Loan Documents create a valid and (A) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the Uniform Commercial Code, upon the filing of any Uniform Commercial Code financing statements required to be filed in connection therewith, (B) in the case of any pledged Equity Interests, upon the delivery to the Administrative Agent of appropriate instruments and certificates, in each case properly endorsed for transfer to the Administrative Agent or in blank, (C) in the case of all copyrights, trademarks and patents for which Uniform Commercial Code filings are insufficient, upon making of appropriate filings with the United States Copyright Office or the United States Patent and Trademark Office, (D) in the case of all deposit accounts and securities accounts, upon the execution of appropriate account control agreements and (E) in the case of all Mortgages, upon the proper recording in the appropriate jurisdictions, perfected continuing Lien in, and, as applicable, perfected collateral assignments of such Collateral in favor of the Administrative Agent (or the Collateral Agent), which Lien, in each case, is prior to all other Liens except, in the case of Permitted Liens, to the extent any such Permitted Lien would have priority over the Liens in favor of the Administrative Agent (or the Collateral Agent) pursuant to applicable law, and is enforceable as such against creditors of each Loan Party party thereto (provided that, for purposes of this Section 4.01(i), “Permitted Liens” shall not include clauses (vi) and (vii) of the definition thereof), subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity);

(ii)all appropriate financing statements have been filed in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted to the Administrative Agent hereunder in the Collateral that may be perfected by filing a financing statement;

(iii)other than the Liens granted to the Administrative Agent (or the Collateral Agent, as applicable) pursuant to this Agreement, the Borrower Security Agreement, the Mortgages, the Equity Owner Security Agreement or the other Collateral Documents, as applicable, no Loan Party has pledged, assigned, collaterally assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral except to the extent expressly permitted by the terms hereof;

(iv)no Loan Party has authorized the filing of and is aware of any financing statements against any Loan Party that include a description of any portion of the Collateral other than any financing statement relating to the security interest granted to the Administrative Agent hereunder or under the Collateral Documents or that has been terminated;

(v)no instrument or document that constitutes or evidences any Collateral has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Administrative Agent;

(vi)the grant of the security interests in the Collateral by each Loan Party to the Administrative Agent and the Collateral Agent, as applicable, for the benefit of the Secured Parties pursuant to this Agreement, the Borrower Security Agreement, the Mortgages, the Equity Owner Security Agreement or the other Collateral Documents, as applicable, is in the ordinary course of business for such Loan Party and is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(vii)the chief executive office and the location of each Loan Party's records regarding the Collateral are listed on Schedule III; except as otherwise disclosed to the Administrative Agent in writing, each Loan Party’s legal name is as set forth in this Agreement and each Loan Party has not changed its name since its formation; except as otherwise listed on Schedule III, no Loan Party has tradenames, fictitious names, assumed names or “doing business as” names and each Loan Party’s federal employer identification number and organizational identification number is set forth on Schedule III;

(viii)entering into and performing each of the Equity Owner Security Agreement, the Borrower Security Agreement and the Mortgages is within the applicable Loan Party’s organizational powers and has been duly authorized by all necessary organizational actions and, if required, actions by equity holders.  Each of the Equity Owner Security Agreement, the Borrower Security Agreement and the Mortgages has been duly executed and delivered by the applicable Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or law;

(ix)subject to Permitted Liens, each of the Equity Owner Security Agreement, the Borrower Security Agreement and the Mortgages creates a legal and valid perfected Lien on the applicable Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties, and such Liens constitute perfected and continuing Liens on the Collateral, securing the Obligations, enforceable against the applicable Loan Party, and having priority over all Liens except in the case of Permitted Liens; and

(x)the Borrowers have paid all state, county and municipal recording and all other taxes imposed upon the execution and recordation of the Mortgages that are due and owing.

(p)Information.  All information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of each Loan Party to the Administrative Agent, the Collateral Agent, the Diligence Agent, the Paying Agent, the Calculation Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto (but excluding any projections, forward-looking statements, budgets, estimates and general market data as to which each Loan Party only represents and warrants that such information was prepared in good faith based on assumptions believed by it to be reasonable at the time), when taken as a whole, as of the date furnished, do not contain any untrue statement of material fact or omission to state any material fact known by any Loan Party necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not materially misleading.

(q)Business.  Since its formation, no Loan Party has conducted any business other than entering into and performing its respective obligations under the Loan Documents to which it is a party and any other activities permitted for such Loan Party by Section 5.01(l)(i).  Since the date of formation of each Loan Party, no event has occurred which would have a Material Adverse Effect.  As of the Restatement Effective Date, (i) no Loan Party owns or holds, directly or indirectly, any capital stock or equity security of, or any equity interest in, any Person other than as set forth on Schedule 4.01 and (ii) no Loan Party owns or holds, directly or indirectly, any debt security or other evidence of indebtedness of any Person, except for Permitted Investments and as otherwise contemplated by the Loan Documents.  No Borrower has any Subsidiary.

(r)Management.  Each Manager is a Qualified Manager (including on any date that any such Property Manager begins managing Properties in a new Market) and, to any Relevant Party’s actual knowledge, as of the Closing Date and Restatement Effective Date, each Manager has complied in all material respects with the Management Agreement (or has cured any material noncompliance).  A true, correct and complete copy of the Existing Management Agreement has been posted to the Administrative Agent’s online data room pursuant to Section 5.01(t).  The ownership, leasing, management and collection practices used by each Loan Party, the Manager and the Property Managers with respect to the Financed Properties have been, to the actual knowledge of the Relevant Parties, proper, customary and in compliance in all material respects with all applicable Legal Requirements, and all necessary licenses, permits and regulatory requirements pertaining thereto have been obtained and remain in full force and effect, in each case, except to the extent that failure to obtain could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each Management Agreement constitutes the legal, valid and binding obligations of each Manager party thereto, enforceable against each such Manager in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).  The Loan Parties have implemented appropriate processes and procedures to comply with the federal Fair Housing Act of 1986 and other non-discrimination Legal Requirements and, without limitation of the foregoing, the leasing, management and collection practices (including the determination of Rents and eviction procedures) used by each Loan Party, and, to any Loan Party’s actual knowledge, property managers and sub contract managers, in respect of any Section 8 Housing Tenants with respect to any Properties in all material respects are and have been consistent with the leasing, management and collection practices (including the determination of Rents and eviction procedures) applicable to similarly situated Tenants that are not Section 8 Housing Tenants.

(s)Event of Default.  No Default or Event of Default has occurred or is continuing.

(t)Compliance with Legal Requirements.  Each Loan Party is in compliance with all applicable Legal Requirements, except to the extent that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  No Loan Party is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, except for any default or violation that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  No Loan Party has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, or has otherwise become subject to any Environmental Liability, except to the extent that such failure or liability could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each Loan Party and all Affiliates thereof are in compliance with the Foreign Corrupt Practices Act of 1977 and any applicable foreign counterpart thereto.  No Loan Party or Affiliate thereof has made, offered, promised or authorized a payment of money or anything else of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to any foreign official, foreign political party, party official or candidate for foreign political office, or (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to Loan Party or Affiliate thereof or any other Person, in each case, in violation of the Foreign Corrupt Practices Act.

(u)Insurance.  The Loan Parties have obtained and delivered to the Administrative Agent certificates evidencing the Policies required to be maintained under Section 5.04.  All such

Policies are in full force and effect.  No claims have been made that are currently pending, outstanding or otherwise remain unsatisfied under any such Policies with respect to any Property that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  With respect to any Policy required to be maintained under Section 5.04, there has been no act or omission by any Loan Party, or to any Loan Party’s knowledge, any other Person, that would impair the coverage of such Policy with respect to any Financed Property, the benefits of any endorsement thereto or the validity and binding effect of either in any material respect.

(v)Interest Rate Cap.

(i)The Interest Rate Cap Agreement constitutes the legal, valid and binding obligation of the Borrower Representative and the Counterparty, enforceable against the Borrower Representative and the Counterparty in accordance with its terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(ii)The Rate Cap Collateral is free and clear of all claims or security interests of every nature whatsoever, except such as are created pursuant to this Agreement and the other Loan Documents, and the Borrower Representative has the right to pledge and grant a security interest in the same as herein provided without the consent of any other Person other than any such consent that has been obtained and is in full force and effect.

(iii)The Rate Cap Collateral has been duly and validly pledged hereunder.  All consents and approvals required to be obtained by the Borrower Representative for the consummation of the transactions contemplated by this Agreement have been obtained.

(iv)Giving effect to the aforesaid grant and assignment to the Administrative Agent, the Administrative Agent has, as of the Closing Date, and as to Rate Cap Collateral acquired from time to time after such date, shall have, a valid, and upon proper filing, perfected and continuing first priority lien upon and security interest in the Rate Cap Collateral; provided that no representation or warranty is made with respect to the perfected status of the security interest of the Administrative Agent in the proceeds of Rate Cap Collateral consisting of “cash proceeds” or “non-cash proceeds” as defined in the UCC except if, and to the extent, the provisions of Section 9-315 of the UCC shall be complied with.

(v)Except for financing statements filed or to be filed in favor of the Administrative Agent as secured party, there are no financing statements under the UCC covering any or all of the Rate Cap Collateral that have not been terminated and the Borrower Representative shall not, without the prior written consent of the Administrative Agent, until the Final Collection Date, execute and file in any public office, any enforceable financing statement or statements covering any or all of the Rate Cap Collateral, except financing statements filed or to be filed in favor of the Administrative Agent as secured party.

(w)Anti-Money Laundering Laws.  Each Borrower has complied, in all material respects, with all applicable anti-money laundering laws and regulations to the extent applicable, including without limitation the Patriot Act (collectively, the “Anti-Money Laundering Laws”).

(x)No Prohibited Persons.  No Borrower, nor any of its officers, directors, partners or members, is an entity or person (A)(I) that is listed in the Annex to, or is otherwise subject to the provisions of the Executive Order 13224 issued on September 24, 2001 (“EO13224”); or (II) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf), or (B) to the relevant Borrower’s actual knowledge, owned or controlled by one or more entities or persons described in the foregoing clause (A).

(y)Financial Covenants.  As of the Restatement Effective Date, Sponsor is in compliance with the Sponsor Financial Covenants.

SECTION 4.02.  Property Representations and Warranties

.  Each Loan Party represents and warrants with respect to each Property as follows:

(a)Ownership.  The applicable Borrower has (i) good and marketable fee simple legal and equitable title to the real property comprising the Property and (ii) good and marketable title to all personal property Collateral related thereto.

(b)Adverse Claims.  The applicable Borrower’s ownership of the Property and all personal property Collateral related thereto is, and will remain, free and clear of any Lien other than Permitted Liens.

(c)Title Insurance.  Fee simple ownership of the Property by the applicable Borrower is insured by a Title Insurance Policy in an amount equal to or greater than the lesser of (i) the Allocated Loan Amount for such Property and (ii) the price at which such Property was purchased, issued by a Qualified Title Insurance Company with no title exceptions other than Permitted Liens (provided that, for purposes of this Section 4.02(c), “Permitted Liens” shall not include clauses (vi) and (vii) of the definition thereof).

(d)Deed.  A certified copy of the original deed for the Property with vesting in the name of the applicable Borrower was recorded and such Borrower has received a certified copy of the original conforming recorded deed for such Property from the applicable recording office.

(e)Location.  The Property is located in the contiguous 48 States.

(f)Property File.  The Borrowers have delivered, or caused to be delivered, to Administrative Agent, the related Property File and there is no Deficiency with respect to such Property File.

(g)Title Insurance Policy in Favor of Administrative Agent.  The Borrowers have delivered, or caused to be delivered, to Administrative Agent, (subject to Section 6.04, other than with respect to Title Clearance Properties) either (i) a Title Insurance Policy insuring the Lien of the Mortgage encumbering such Property in favor of the Administrative Agent (or the Collateral Agent) in an amount equal to or greater than the Allocated Loan Amount for such Property, issued by a Qualified Title Insurance Company with no title exceptions other than Permitted Liens or (ii) a marked or initialed binding commitment that is effective as a Title Insurance Policy in respect of such Property in an amount equal to or greater than the Allocated Loan Amount for such Property, issued by a Qualified Title Insurance Company with no title exceptions other than Permitted Liens, which commitment shall be accompanied by such other affidavits, transfer declarations and other documents necessary for the issuance of such Title Insurance Policy. For purposes of this Section 4.02(g), “Permitted Liens” shall not include clauses (vi) and (vii) of the definition thereof.

(h)Taxes and Other Charges.  There are no delinquent Real Estate Taxes or Other Charges outstanding with respect to the Property.  There are no pending or, to any Loan Party’s actual knowledge, proposed special or other assessments for public or homeowner’s association improvements affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments, except (a) as of the Borrowing Date related thereto, to the extent taken into account in determining BPO Determined Value and disclosed to the Administrative Agent in conjunction with the Borrowing Request or (b) as fully reserved for in the Special Reserves Account.

(i)Compliance with Renovation Standards.  The Property materially satisfies the Renovation Standards and all renovations thereto have been materially conducted in accordance with applicable Legal Requirements.

(j)Brokers.  There is no commission or other compensation payable to any broker or finder in connection with the purchase of the Property by the applicable Borrower that is delinquent.

(k)Leasing.  Except in the case of a Carry-Over Property that remains leased under the original Lease to the Carry-Over Tenant in effect at the time such Property was acquired by the applicable Borrower, if such Property is leased, the related lease agreement is an Eligible Lease and the related Tenant is an Eligible Tenant.  Notwithstanding the forgoing, if any Financed Property that is not a Carry-Over Property is subject to a lease that fails to qualify as an Eligible Lease solely due to a failure to comply with clause (iii) of the definition of Eligible Lease (each such lease, a “Short Term Lease”), then such Short Term Lease will be deemed to be an Eligible Lease solely for purposes of this clause (k), so long as no more than ten percent (10%) of such Financed Properties (by number) are subject to a Short Term Lease.

(l)Insurance.  The Property is covered by Policies required by Section 5.04 and no Loan Party has taken (or omitted to take), and has no notice that such Loan Party has taken (or omitted to take), any action that would impair or invalidate the coverage provided by any such Policies.  Except as set forth on Schedule 4.02(l), no claims have been made that are currently pending, outstanding or otherwise remain unsatisfied under any such policies that are covered by such policies.

(m)[Reserved].

(n)Lawsuits, Etc.  Except as set forth on Schedule 4.02(n), there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other entity now pending or, to any Loan Party’s actual knowledge, threatened in writing against or affecting the Property which actions, suits or proceedings are not covered by insurance unless adequate reserves reasonably satisfactory to the Administrative Agent shall have been deposited in the Special Reserves Account.

(o)Orders, Injunctions, Etc.  Except for the CA Judgment, there are no orders, injunctions, decrees or judgments outstanding with respect to the Property that (i) would reasonably be expected to have an Individual Material Adverse Effect on such Property or (ii) have not been paid in full.

(p)Adverse Agreements.  No Loan Party, Sponsor, Parent, JV Sponsor or Limited Indemnitor is a party to any agreement or instrument or subject to any restriction which would reasonably be expected to have an Individual Material Adverse Effect on such Property.  No Loan Party, Sponsor, Parent, JV Sponsor or Limited Indemnitor is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which the Property is bound.  No Loan Party, Sponsor, Parent, JV

Sponsor or Limited Indemnitor has a financial obligation under any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument by which the Property is bound, other than obligations under the Loan Documents.

(q)Accuracy of Information Regarding Property.  To the actual knowledge of the applicable Borrower, all information with respect to the Property (including the Property File and the related Properties Schedule) and all other information relating to the Property furnished in writing by or on behalf of each Loan Party to Administrative Agent or any Lender in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby is true, complete and accurate in all material respects (or in the case of projections, based on reasonable estimates, on the date as of which such information is stated or certified).  There is no material fact known to any Loan Party which has not been disclosed to Administrative Agent which would be reasonably likely to have an Individual Material Adverse Effect with respect to the Property.

(r)Compliance with Legal Requirements.  The Property (including the leasing and intended use thereof) complies in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes and all certifications, permits, licenses and approvals (including without limitation, certificates of completion and occupancy permits) required for the legal leasing, use, occupancy, habitability and operation of the Property.  There is no consent, approval, order or authorization of, and no filing with or notice to, any court or Governmental Authority related to the operation, use or leasing of the Property that has not been obtained, other than as would not reasonably be expected to have an Individual Material Adverse Effect with respect to the Property.  There has not been committed by any Loan Party, Sponsor, Parent, JV Sponsor or Limited Indemnitor or, to the best of such Person’s knowledge, by any other Person in occupancy of the Property any act or omission affording any Governmental Authority the right of forfeiture as against the Property or any part thereof that has not been remedied.  To any Loan Party’s actual knowledge, no governmental authority has the right of forfeiture as against the Property (other than unexercised rights applicable to properties generally under applicable law) or any part thereof.

(s)Environmental Laws.  The Property is in material compliance with all Environmental Laws.  No Loan Party, Sponsor, Parent, JV Sponsor or Limited Indemnitor nor any Affiliate has caused or has knowledge of any discharge, spill, uncontrolled loss or seepage of any Hazardous Substance onto the Property except to the extent addressed and/or remediated in accordance with Environmental Law or in accordance with any requirements imposed by any Governmental Authority or as would not reasonably be expected to have an Individual Material Adverse Effect, and no Loan Party, Sponsor, Parent, JV Sponsor or Limited Indemnitor nor any Affiliate nor, to the best of each Loan Party’s knowledge, any tenant or occupant of all or part of the Property, is now or has been involved in operations at any Property that could lead to material Environmental Liability for any Loan Party, Sponsor, Parent, JV Sponsor or Limited Indemnitor or any Affiliate or the imposition of a Lien (other than Permitted Liens) on the Property under any Environmental Law.  There is no condition presently existing and no event has occurred or failed to occur prior to the date hereof, that has not been fully remedied, concerning the Property relating to any contaminant or other hazardous or toxic materials or condition, asbestos or other material environmental or similar matters.

(t)Utilities and Public Access.  The Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for its intended uses and all public utilities necessary or convenient to the full use and enjoyment of the Property are located either in the public right-of-way abutting the Property (which are connected so as to serve the Property without passing over other property) or in effective easements serving the Property and such easements are set forth in and insured by the applicable Title Insurance Policy and all roads necessary for the use of the Property for its intended purposes have been completed and dedicated to public use and accepted by all Governmental Authorities.

(u)Physical Condition; Eminent Domain.  Such Property is in good, safe and habitable condition and, to any Loan Party’s actual knowledge, there is no proceeding pending or threatened in writing for the total or partial condemnation or taking of the Property by eminent domain or for the relocation of roadways resulting in a failure of total access to the Property to public roads.

(v)Flood Insurance.  With respect to any Financed Property for which the Borrower has delivered a Mortgage for recording, as of the date such Mortgage is sent for recording, the related Financed Property: (i) has flood insurance coverage that meets the requirements of the Flood Insurance Laws; or (ii) does not require such coverage due to the geographic location of such Financed Property and the requirements of the Flood Insurance Laws.

ARTICLE V
COVENANTS

SECTION 5.01.  Affirmative Covenants of the Loan Parties

.  From the Closing Date until the Final Collection Date, each Loan Party will comply with the following covenants:

(a)Use of Proceeds.  The Loan Parties will use the proceeds of the Loans, after complying with the provisions of this Agreement applicable to the Reserves, solely (i) to refinance certain indebtedness of the Borrowers, (ii) for the payment of the Loans and all fees, costs and expenses described in this Agreement and the other Loan Documents or (iii) to make Restricted Junior Payments permitted hereunder.

(b)Compliance with Laws, Etc.  The Loan Parties shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect their rights, licenses and permits and to comply in all material respects with all Legal Requirements applicable to the Borrowers and their Properties (and the use thereof), including, without limitation, any leasing, anti-discrimination, building and zoning ordinances and codes and all certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy and any Legal Requirements with respect to eviction or removal of occupants of any Property.

(c)Preservation of Existence.  Each Loan Party shall observe all material procedures required by its Constituent Documents and preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its organization.

(d)Taxes and Other Charges. Each Loan Party shall file, cause to be filed or obtain an extension of the time to file, all income and other material Tax returns and associated reports required by law to be filed by it and will promptly pay or cause to be paid all Taxes and governmental charges at any time owing by it, and shall promptly pay for all utility services provided to the Properties (other than any such utilities which are, pursuant to the terms of any Lease, required to be paid by the Tenant thereunder directly to the applicable service provider); provided that such Loan Party may contest in good faith any such Taxes, assessments and other charges and, in such event, may permit the Taxes, assessments or other charges so contested to remain unpaid during any period, including appeals, when a Loan Party is in good faith contesting the same so long as (i) the applicable Loan Party has set aside on its books (and, with respect to any Borrower, in the Special Reserves Account) adequate reserves in accordance with GAAP, and the non-payment or non-discharge of such Taxes, assessments or other charges could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) enforcement of the contested Taxes, assessment or other charge is effectively stayed for the entire duration of such contest and no Lien is imposed on any Financed Property or Collateral other than Permitted Liens, and (iii) any Taxes, assessment or other charge determined to be due, together with any interest or penalties thereon, is promptly paid as required after final resolution of such contest.  Within thirty (30) days of the request of the Administrative Agent, the Borrowers shall post to the Administrative Agent’s online data room receipts evidencing payment of all material Taxes due in respect of such sample of Financed Properties (by number) as may be reasonably requested by the Administrative Agent, which receipts shall be reviewed by the Diligence Agent to confirm that such Taxes have been paid on a timely basis.

(e)Litigation.  The Loan Parties shall give prompt written notice to the Administrative Agent of any litigation or governmental proceedings involving any amount in excess of $100,000, which, to the actual knowledge of a Responsible Officer of any Loan Party, is pending or threatened in writing against any Loan Party.

(f)Access to Properties.  Subject to the rights of Tenants, the Loan Parties shall permit agents, representatives and employees of the Administrative Agent to inspect the Financed Properties or any part thereof at reasonable hours upon reasonable advance notice in a manner that will not disrupt the business of the Loan Parties at such Properties in any material respect.  Administrative Agent shall (i) not conduct any soil tests, environmental tests or audits, foundation and mechanical inspections, (ii) in the course of any inspection, comply with all applicable laws and any conditions imposed by any insurance policy then in effect with respect to the Property, (iii) not engage in any activities which would violate the provisions of any permit or license pertaining to the Property, and (iv) allow a Loan Party to have one or more of its representatives accompany Administrative Agent during any inspection. As a condition precedent to conducting an inspection, Administrative Agent shall obtain comprehensive general public liability and property damage insurance that is reasonably acceptable to the Loan Parties. Administrative Agent agrees to repair any damage to a Property arising from these inspections and to indemnify, defend and hold the Loan Parties harmless from and against all claims, costs, demands and expenses, including without limitation, reasonable attorneys’ fees, court costs and other legal expenses, resulting from these inspections.

(g)Perform Loan Documents.  Each Loan Party shall, in a timely manner, observe,  perform and satisfy all the terms, provisions, covenants and conditions of the Loan Documents executed and delivered by, or applicable to, such Loan Party, and shall pay when due all costs, fees and expenses of the Administrative Agent (including the fees and expenses of the Diligence Agent, Calculation Agent and Paying Agent) and any Lender, to the extent required under the Loan Documents.

(h)Award and Insurance Benefits.  Each Loan Party shall cooperate with the Administrative Agent in obtaining for the benefit of the Secured Parties, in accordance with the relevant provisions of this Agreement, the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with any Financed Property, and the Administrative Agent shall be reimbursed for any reasonable, actual, third party, out-of-pocket expenses incurred in connection therewith (including reasonable attorneys’ fees and disbursements and the payment by the Loan Parties of the reasonable expense of an appraisal on behalf of the Administrative Agent in the case of Casualty or Condemnation affecting any Financed Property or any part thereof) out of such Insurance Proceeds.

(i)Security Interest, Further Assurances.  Each Loan Party shall take all necessary action to establish and maintain, in favor of (a) the Collateral Agent, for the benefit of the Secured Parties, a valid and perfected first (except to the extent already encumbered as described in clause (b) below) priority security interest in all Collateral described in the Mortgages (subject to Permitted Liens)

and (b) the Administrative Agent, for the benefit of the Secured Parties, a valid and perfected first priority security interest in all other Collateral, in each case as and to the full extent contemplated herein, free and clear of any Adverse Claims (including the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Administrative Agent’s or the Collateral Agent’s (for the benefit of the Secured Parties) security interest in the Collateral) other than Permitted Liens).  Each Loan Party shall, at such Loan Party’s sole cost and expense, execute any and all further documents, financing statements, agreements, affirmations, waivers and instruments, and take all such further actions (including the filing and recording of financing statements) that may be required under any applicable Legal Requirement, or that the Administrative Agent, the Collateral Agent or the Majority Lenders may deem necessary or advisable in their reasonable judgment, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created hereby or by the Collateral Documents or the enforceability of any guaranty or other Loan Document; provided, however, that, if any such action is taken due to it being deemed “advisable”, as set forth above, Administrative Agent shall be responsible for all costs relating thereto.

(j)Keeping of Records and Books of Account.  Each Loan Party or Manager, as applicable, shall maintain and implement, or cause to be maintained and implemented, administrative and operating procedures (including an ability to recreate records regarding the Financed Properties in the event of the destruction of the originals thereof) and keep and maintain, or cause to be kept and maintained, all documents, books, records and other information reasonably necessary for the collection of all Rents and other Collections and payment of its obligations, and in which timely entries are made in accordance with GAAP.  Such books and records shall include, without limitation, records adequate to permit the identification of each Financed Property and all Collections relating thereto.

(k)Collections; Security Deposits. Each Loan Party shall:

(i)Instruct (or cause the relevant Property Manager for each Financed Property of each Borrower to instruct) each Tenant of a Financed Property to deposit all Rents (other than security deposits) received electronically directly to a Rent Collection Account of the applicable Borrower and to cause all Rents (other than security deposits) otherwise received by any Property Manager with respect to the Financed Properties to be deposited directly, and in any event within three (3) Business Days of receipt, to the Collection Account;

(ii)Cause all amounts received from time to time in the applicable Rent Collection Account to be transferred into the Collection Account within two (2) Business Day after receipt thereof;

(iii)(A) Instruct (or cause the relevant Property Manager for each Financed Property of each Borrower to instruct) each Tenant of a Financed Property to deposit security deposits with respect to the applicable Financed Property received electronically directly to a Security Deposit Account of the applicable Borrower and cause any security deposit otherwise received by any Property Manager with respect to the Financed Properties to be deposited directly, and in any event within five (5) Business Days of receipt, to a Security Deposit Account of the applicable Borrower; provided that the Loan Parties and the Agents shall work together in good faith to implement any additional protection of tenant deposits that may be required or advisable under applicable law (provided, however, that, if any such implementation is make due to it being deemed “advisable”, as set forth above, Administrative Agent shall be responsible for all costs relating thereto), (B)  disburse the security deposits in accordance with the terms of the applicable Leases and all Legal Requirements, (C) in the event the Tenant under any Lease defaults such that the applicable security deposit may be drawn upon on account of such default, promptly deposit the proceeds thereof into a Rent Collection Account or the Collection Account, (D) upon the Administrative Agent’s written request following the occurrence and during the continuance of an Event of Default, promptly deliver (or cause to be delivered) to the Administrative Agent or to one or more accounts designated by the Administrative Agent the security deposits and (E) upon a foreclosure of any Financed Property or action in lieu thereof, promptly deliver to the Administrative Agent or to an account designed by the Administrative Agent the security deposit applicable to the Lease with respect to such Financed Property except, in the case of the foregoing clause (D) and (E), to the extent any such security deposits were previously deposited into a Rent Collection Account or the Collection Account in accordance with the foregoing clause (C); provided, further, that any security deposits delivered to the Administrative Agent pursuant to the foregoing clause (D) or (E) will be held by the Administrative Agent for the benefit of the applicable Tenants in accordance with the terms of the applicable Leases and, to the extent required by applicable law, shall not be commingled with other funds of the Administrative Agent and shall be maintained in accounts located in the states in which the applicable Financed Properties are located;

(iv)Deposit or cause any escrow agent for the Qualified Transfer of any Financed Property to deliver all Transfer Proceeds in accordance with Section 2.15(a)(iv);

(v)Deposit or cause to be deposited all other Collections to the Collection Account;

(vi)Cause each Rent Collection Account to be subject at all times to a Property Account Control Agreement and (other than with respect to Security Deposit Accounts maintained with respect to Financed Properties located in Florida or Georgia) each Security Deposit Account to be subject at all times to a Property Account Springing Control Agreement;

(vii)Cause all Borrower Operating Accounts to be subject at all times to a Borrower Operating Account Control Agreement; and

(viii)Cause the Collection Account, Reserve Accounts and Disbursement Account to be subject at all times to the Blocked Account Control Agreement.

(l)Special Purpose Entity/Separateness.

(i)The Loan Parties shall each be and continue to be a Special Purpose Entity.

(ii)The Loan Parties will comply in all material respects with all of the stated facts and assumptions made with respect to the Loan Parties in the Insolvency Opinion.  Each entity other than a Loan Party with respect to which an assumption is made or a fact stated in the Insolvency Opinion will comply in all material respects with all of the assumptions made and facts stated with respect to it in the Insolvency Opinion.

(iii)The Loan Parties shall provide the Administrative Agent and the Lenders with five (5) Business Days’ prior written notice prior to the removal of an Independent Director of a Loan Party and the Loan Parties shall not remove or permit the removal of any such Independent Director except as permitted by applicable law and under the organizational documents of the Loan Parties as of the Closing Date or Restatement Effective Date, as applicable, or as modified from time to time in accordance with this Agreement.

(m)Location of Records.  Each Loan Party shall keep its chief place of business and chief executive office and the offices where it keeps the Records at the address(es) referred to on Schedule III or upon thirty (30) days’ prior written notice to the Administrative Agent, at any other location in the United States where all actions reasonably requested by the Administrative Agent or the Majority Lenders to protect and perfect the interests of the Administrative Agent and the Lenders in the Collateral have been, or will substantially simultaneously be, taken and completed.

(n)Mortgages; Completion of Property File.

(i)Each Loan Party shall, at such Loan Party’s sole cost and expense, execute all such documents, agreements, affirmations, waivers and instruments, and take all such further actions, as are necessary to complete (a) all Mortgage File Required Documents (including the preparation and recordation of Mortgages) and (b) the Property File (including a fully issued Title Insurance Policy insuring the Lien of the Mortgage encumbering each Financed Property in favor of the Administrative Agent (or the Collateral Agent) in the form and with the coverages and endorsements as provided in such marked or initialed binding commitment, which shall be delivered by the Borrowers to the Administrative Agent within ninety (90) days following the Closing Date).  The Borrowers will pay all costs associated with providing Mortgages, including, as applicable, all recordation taxes with respect to such mortgages, any reasonable, actual, third party, out-of-pocket costs and/or expenses related to the assembly of such Mortgages and the delivery thereof to the proper Governmental Authority for recordation, and any attorneys’ fees or fees for other professionals incurred in connection with the recordation of such Mortgages and, as applicable, shall pay the cost of providing Title Insurance Policies ensuring the priority of the Lien of such Mortgages.

(ii)If at any time the Administrative Agent reasonably determines, based on applicable law, that the Secured Parties are not being afforded the maximum amount of security available from any one or more of the Financed Properties as a direct or indirect result of applicable recording, stamp and like taxes not having been paid upon the execution and recordation of any Mortgages, the Borrowers agree to execute, acknowledge and deliver to the Administrative Agent (or, if instructed by the Administrative Agent, the Collateral Agent), within five (5) Business Days of any request by the Administrative Agent, supplemental affidavits increasing the amount of the Allocated Loan Amount attributable to any such Property to an amount equal to the lesser of (a) the greater of the fair market value of the applicable Property (i) as of the Borrowing Date related to such Property and (ii) as of the date such supplemental affidavits are to be delivered, and (b) the amount of the Allocated Loan Amount attributable to such Property, and the Borrowers shall, on demand, pay any such additional taxes.

(iii)In the event (a) that any Mortgages encumbering one or more Properties is foreclosed in whole or in part or such Mortgages are put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage prior to or subsequent to the Mortgage encumbering any Property in which proceeding any Secured Party is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of any Borrower, Equity Owner or any other Relevant Parties or an assignment by any Borrower, Equity Owner or any other Relevant Parties for the benefit of its creditors, each Loan Party, its successors or assigns, shall be chargeable with and agree to pay all reasonable costs of collection and defense, including reasonable attorneys’ fees, costs and expenses, incurred by any Secured Party in connection therewith and in connection with any appellate proceeding or post‑judgment action involved therein, together with all required service or use taxes.

(iv)All Leases executed after the Closing Date shall provide that they are subordinate to the Lien of the Mortgage encumbering the applicable Property.

(o)Ownership.  Each Loan Party shall take all necessary action to vest legal and equitable title to the Financed Properties and the Collateral (as applicable) irrevocably in the applicable Borrower, free and clear of any Adverse Claims.  The Borrowers shall warrant and defend (a) the title to each Financed Property and every part thereof, subject only to Permitted Liens and (b) the validity and priority of the Liens of the Mortgages on the Financed Properties, subject only to Permitted Liens, in each case against the claims of all Persons whomsoever.  Notwithstanding any provision to the contrary contained herein, the Loan Parties shall reimburse the Administrative Agent for any losses, costs, damages or expenses (including reasonable attorneys’ fees, out-of-pocket costs and expenses) incurred by the Administrative Agent if an interest in any Financed Property, other than as permitted hereunder, is claimed by another Person.

(p)Business and Operations.  Each Loan Party shall, directly or through the Manager, continue to engage in the businesses presently conducted by it and as and to the extent necessary for, as applicable, the ownership, maintenance, sale, management, leasing and operation of the Financed Properties.  Each Borrower shall, at all times during the term of the Loan, continue to (or cause Manager to, as applicable) own or lease all equipment, fixtures and personal property which are necessary to operate its Financed Properties.

(q)Good Landlord Practices. Each Borrower shall (i) observe and perform in all material respects the obligations imposed upon the lessor under the Leases for its Financed Properties under applicable law in a commercially reasonable manner with a view towards maintaining each Financed Property generally consistent with the standards of the neighborhood of which it is a part; and (ii) enforce in all material respects the terms, covenants and conditions contained in such Leases upon the part of the Tenant thereunder to be observed or performed in a commercially reasonable manner.

(r)Operation of Financed Properties.

(i)Each Loan Party shall cause the Financed Properties to be operated by the Manager and solely by the Manager in accordance with a related and effective Management Agreement assigned by such Manager pursuant to an Assignment of Management Agreement executed and delivered by such Manager.  Each Management Agreement shall be on such terms and conditions as are reasonably satisfactory to the Administrative Agent.  It is acknowledged hereby that that the currently effective Management Agreement is on terms and conditions that are satisfactory to Administrative Agent. Notwithstanding the foregoing, any Manager will be permitted to utilize the services of third-party service providers to perform all or any portion of the services by such Manager so long as (i) such Manager remains liable for any breaches or defaults under the Management Agreement to the same extent as if such Manager were performing such services, (ii) any sub-management contracts shall be subject to assignment and other provisions as described above with respect to the applicable Management Agreement and shall be without recourse to any Loan Party or subordinate to the Administrative Agent’s lien to the same extent as provided in the Assignment of Management Agreement and (iii) any sub-management contracts are on terms which are materially customary in the applicable market (each such third-party service provider, a “Subcontractor”).

(ii)Each Loan Party shall cause the Financed Properties to be managed in a commercially reasonable manner and in accordance with practices generally not less favorable than the standards by which the Manager operates and manages other properties similar to the Properties.  Each Loan Party shall, or prior to the Restatement Effective Date, shall cause the JV

Sponsor to, in all material respects (1) perform and/or observe the covenants and agreements required to be performed and observed by it under each of its Management Agreements and do all things necessary to preserve and to keep unimpaired its material rights thereunder; and (2) enforce the performance and observance in all material respects of all of the covenants and agreements required to be performed and/or observed by the Manager under any Management Agreement in a commercially reasonable manner.

(iii)Each Loan Party shall, or prior to the Restatement Effective Date, shall cause the JV Sponsor to, exercise all of its rights, remedies and powers under any Management Agreement upon the occurrence of (x) a breach beyond all applicable, notice, grace and cure periods by the Manager of any of its material obligations under such Management Agreement or (y) a failure, beyond all applicable notice, grace and cure periods, by the Manager to perform its material obligations in accordance with the terms of such Management Agreement.

(iv)Upon any notice by the Manager of either its resignation as Manager or termination by the Manager of the Management Agreement, the Loan Parties shall, or prior to the Restatement Effective Date, shall cause the JV Sponsor to, promptly enter into a Replacement Management Agreement with a Qualified Manager and provide to the Administrative Agent an Assignment of Management Agreement with respect to such Replacement Management upon the execution thereof.

(v)No Loan Party shall suffer any Manager Material Event to occur, unless (so long as the Administrative Agent has not determined in its sole and absolute discretion exercised in good faith that an imminent risk of impairment to the Collateral or rights or remedies of the Secured Parties may exist) the Loan Parties shall, or prior to the Restatement Effective Date, shall cause the JV Sponsor to, promptly enter into a Replacement Management Agreement with a Qualified Manager and provide to the Administrative Agent an Assignment of Management Agreement with respect to such Replacement Management upon the execution thereof.

(vi)No Loan Party shall suffer any Management Agreement Event of Default to occur.

(s)[Reserved].

(t)Property Files.  All Property Files will be maintained in an online data room established and controlled by the Administrative Agent and the Administrative Agent shall provide all Lenders with access thereto.  Each Loan Party will and will cause their respective representatives to comply in all material respects with all procedures reasonably established by the Administrative Agent from time to time for the delivery, maintenance and use of documents to such online data room.  Without limitation of the foregoing, no Loan Party shall modify, alter or remove any document or information previously delivered to such online data room without the Administrative Agent’s reasonable consent.  The Loan Parties shall pay all reasonable, actual, third party, out of pocket costs, fees and expenses related to the establishment, maintenance and use of such online data room.

(u)Condition of Properties.  The Loan Parties shall keep and maintain, or cause to be kept and maintained, the Financed Properties and all other Properties owned by Borrowers in a good, safe and habitable condition and repair, and from time to time make, or cause to be made, all repairs, renewals, replacements, betterments and improvements thereto that are reasonably necessary or required by any Governmental Authority.

(v)ERISA Events.  Each Borrower covenants that it shall deliver to the Administrative Agent, at Borrower’s expense, written notice of, and any reasonably requested information relating to, each ERISA Event as soon as possible, and in any event within ten (10) Business Days after the occurrence of any such ERISA Event.  As soon as possible after the occurrence of a Plan Termination Event, the Borrowers shall provide the Administrative Agent with a notice of any action that any Loan Party and/or any of its ERISA Affiliates proposes to take with respect thereto, along with a copy of any notices received from or filed with the PBGC, the IRS or any Multiemployer Plan with respect to such Plan Termination Event, as applicable.  Each Loan Party and all of its ERISA Affiliates shall establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Code and all applicable laws, the regulations and interpretation thereunder and the respective requirements of the governing documents for such Plans.  Each Loan Party and its ERISA Affiliates shall establish, maintain and operate all Foreign Plans to comply in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such plans.

(w)Estoppel Statement.  Upon request of the Administrative Agent, each Borrower shall within fifteen (15) days furnish the Administrative Agent with a statement, duly acknowledged and certified, setting forth (i)  the original principal amount of the Loan, (ii) the unpaid principal amount of the Loan, (iii) the Interest Rate of the Loan, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Obligations, if any, claimed by such Borrower, and (vi) that each Note, this Agreement, the Mortgages and the other Loan Documents are valid, legal and binding obligations of each Loan Party party thereto and have not been modified or if modified, giving particulars of such modification; provided, however, the Borrowers shall not be required to provide such statement more often than two (2) times in any calendar year.

(x)Prior Borrower.  On or prior to the date that is six (6) months after the Closing Date, the Prior Borrower shall be dissolved and the Loan Parties shall furnish or cause to be furnished to the Administrative Agent evidence of such dissolution reasonably satisfactory to the Administrative Agent.

SECTION 5.02.  Reporting Requirements of the Loan Parties

.  From the Closing Date until the Final Collection Date, each Loan Party shall furnish or cause to be furnished to the Administrative Agent:

(a)Event of Default.  As soon as reasonably practicable and in any event within five (5) Business Days after any Responsible Officer of a Relevant Party obtains actual knowledge of the occurrence of each Event of Default or Default (if such Default is continuing on the date of such notice), a statement of a Responsible Officer of the Borrower Representative setting forth the details of such Event of Default or Default and the action which such Loan Party is taking or proposes to take with respect thereto.

(b)Financial Reporting.  The Loan Parties shall keep and maintain on a calendar year basis, in accordance with the requirements for a Special Purpose Entity set forth herein, as applicable, and GAAP (or such other consistently applied accounting basis that is reasonably acceptable to the Administrative Agent), proper and accurate books, records and accounts reflecting all of the financial affairs of the Loan Parties and all items of income and expense in connection with the operation on an individual basis of the Financed Properties.  The Administrative Agent shall have the right from time to time at all times during normal business hours upon reasonable notice (and, in any event, not more than twice in any calendar year (unless an Event of Default shall have occurred and be continuing, in which case no such restriction shall apply)) to examine such books, records, accounts, agreements, leases, instruments and other documents and the collection systems of the Loan Parties or

Manager at the offices of the Loan Parties or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as the Administrative Agent shall desire.  After the occurrence of an Event of Default, the Loan Parties shall pay any reasonable costs and expenses incurred by the Administrative Agent to examine the Loan Parties’ and the Managers’ accounting records, as the Administrative Agent shall determine to be necessary or appropriate in the protection of the Lenders’ interest.  The Loan Parties will furnish the following financial reports to the Administrative Agent:

(i)as soon as available and in any event within sixty (60) days after the end of each calendar quarter commencing with the first calendar quarter ending after the Closing Date, (A) consolidated balance sheets, statements of operations and retained earnings and statements of cash flows of the Loan Parties; provided that such consolidated balance sheets, statements of operations and retained earnings and statements of cash flows furnished for the calendar quarter ending June 30, 2017 shall be solely with respect to the Borrowers, (B) for any calendar quarter ending prior to the Restatement Effective Date, consolidated balance sheets, statements of operations and retained earnings and statements of cash flows of the Parent and its Subsidiaries, (C) for any calendar quarter ending prior to the Restatement Effective Date, consolidated balance sheets, statements of operations and retained earnings and statements of cash flows of JV Sponsor and its Subsidiaries and (D) consolidated balance sheets, statements of operations and retained earnings and statements of cash flows of (i) for any calendar quarter ending prior to the Restatement Effective Date, Limited Indemnitor and its Subsidiaries and (ii) for any calendar quarter ending from and after the Restatement Effective Date, commencing with the calendar quarter ending September 30, 2017, the Sponsor and it Subsidiaries, in each case, as at the end of such quarter and for the period commencing at the end of the immediately preceding calendar year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period of the immediately preceding calendar year, all in reasonable detail and certified by a Responsible Officer of Equity Owner, Parent, JV Sponsor, Limited Indemnitor or Sponsor, as applicable, as fairly presenting, in all material respects, the consolidated financial position of such Persons as of the end of such quarter and the results of operations and cash flows of such Persons for such quarter, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of such Persons furnished to the Administrative Agent and the Lenders, subject to normal year-end adjustments and the absence of footnotes;

(ii)for each calendar year ending prior to the Restatement Effective Date, as soon as available, and in any event within ninety (90) days after the end of such calendar year, (A) consolidated balance sheets, statements of operations and retained earnings, and statements of cash flows of the Loan Parties, (B) consolidated balance sheets, statements of operations and retained earnings, and statements of cash flows of Parent and its Subsidiaries, (C) consolidated balance sheets, statements of operations and retained earnings, and statements of cash flows of JV Sponsor and its Subsidiaries and (D) consolidated balance sheets, statements of operations and retained earnings, and statements of cash flows of Limited Indemnitor and its Subsidiaries, in each case, as at the end of such calendar year, setting forth in each case in comparative form the corresponding figures for the immediately preceding calendar year (if any), all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report and an unqualified opinion, prepared in accordance with generally accepted auditing standards, of a Big Four accounting firm or other independent certified public accountants of recognized national standing selected by such Person that is reasonably acceptable to the Administrative Agent (which opinion on such consolidated information shall be without (1) any qualification as to the scope of such audit or (2) a “going concern” or like qualification), together with a written statement of such accountants (A) to the effect that, in making the examination necessary for their certification of such financial statements, they have not obtained any actual knowledge of the existence of an Event of Default and (B) if such accountants shall have obtained any knowledge of the existence of an Event of Default, describing the nature thereof;

(iii)for each calendar year ending after the Restatement Effective Date, as soon as available, and in any event within ninety (90) days after the end of such calendar year, (A) consolidated balance sheets, statements of operations and retained earnings, and statements of cash flows of the Loan Parties, (B) consolidated balance sheets, statements of operations and retained earnings, and statements of cash flows of Sponsor and its Subsidiaries, in each case, as at the end of such calendar year, setting forth in each case in comparative form the corresponding figures for the immediately preceding calendar year (if any), all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report and an unqualified opinion, prepared in accordance with generally accepted auditing standards, of a Big Four accounting firm or other independent certified public accountants of recognized national standing selected by such Person that is reasonably acceptable to the Administrative Agent (which opinion on such consolidated information shall be without (1) any qualification as to the scope of such audit or (2) a “going concern” or like qualification), together with a written statement of such accountants (A) to the effect that, in making the examination necessary for their certification of such financial statements, they have not obtained any actual knowledge of the existence of an Event of Default and (B) if such accountants shall have obtained any knowledge of the existence of an Event of Default, describing the nature thereof;

(iv)as soon as available, and in any event within forty-five (45) days after the end of each calendar month (A) an operating statement in respect of such calendar month and a calendar year-to-date operating statement for the Borrowers on a combined basis, (B) a statement for each Financed Property showing (1) rent roll in respect of such calendar month and calendar year-to-date, (2) vacancy status, (3) security deposits maintained, (4) Tenant payment status, (5) Capital Expenditures, repairs, leasing commissions and turnover costs, (6) property tax and insurance payments, (7) other income and (8) any known violations of any Legal Requirements that may render any Financed Property ineligible for lease or would otherwise be material to any Loan Party or subject a Loan Party to criminal penalties, and (C) upon the Administrative Agent’s request, other information that is reasonably requested regarding the financial position, ongoing maintenance and results of operation of the Financed Properties (on a combined basis) during such calendar month;

(v)simultaneously with the delivery of the financial statements required by clauses (i), (ii) and (iii) above, a certificate of an Responsible Officer of Equity Owner stating that such Responsible Officer has reviewed the provisions of this Agreement and the other Loan Documents and has made or caused to be made under his or her supervision a review of the condition and operations of the Relevant Parties with a view to determining whether the Relevant Parties are in compliance with the provisions of this Agreement and such Loan Documents at the time of such review, and that such review has not disclosed, and such Responsible Officer has not obtained actual knowledge of, the existence of an Event of Default or Default or, if an Event of Default or Default exists, describing the nature and period of existence thereof and the action which the Relevant Parties propose to take or have taken with respect thereto;

(vi)simultaneously with the delivery of the financial statements required by clauses (i), (ii) and (iii) above, a reconciliation for the relevant period of the consolidated net income of the Borrowers to Underwritten Net Cash Flow;

(vii)simultaneously with the delivery of the financial statements required by clause (i) above for (A) any calendar quarter ending prior to the Restatement Effective Date, a duly completed Compliance Certificate with respect to each of the Parent and the Limited Indemnitor, with appropriate insertions, containing the data and calculations set forth on Exhibit I-1 and I-2 to the Existing Agreement, respectively (including, in the Compliance Certificate with respect to the Limited Indemnitor, a calculation in reasonable detail of the items set forth in the definition of Limited Indemnitor Financial Covenants) and (B) any calendar quarter ending from and after the Restatement Effective Date, (i) commencing with the calendar quarter ending June 30, 2017, a duly completed Compliance Certificate with respect to each of the Loan Parties, with appropriate insertions, containing the data and calculations set forth on Exhibit I-1; provided that such Compliance Certificate delivered for the calendar quarter ending June 30, 2017 shall contain data and calculations solely with respect to the Borrowers, and (ii) commencing with the calendar quarter ending September 30, 2017, a duly completed Compliance Certificate with respect to the Sponsor, with appropriate insertions, containing the data and calculations set forth on I-2 (including a calculation in reasonable detail of the items set forth in the definition of Sponsor Financial Covenants); and

(viii)promptly after the end of each calendar month, monthly account statements or, to the extent not previously provided, online access to each Property Account and Borrower Operating Account.

(c)ERISA.  As soon as reasonably possible, and in any event within thirty (30) days after a Responsible Officer of any Loan Party has actual knowledge of, or with respect to any Plan or Multiemployer Plan to which any Loan Party or any of its ERISA Affiliates makes direct contributions has reason to believe, that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the applicable Loan Party setting forth details respecting such event or condition and the action, if any, that the applicable Loan Party or its ERISA Affiliates proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the applicable Loan Party or its ERISA Affiliate with respect to such event or condition):

(i)any Reportable Event with respect to a Plan, as to which the PBGC has not by regulation or otherwise waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a Reportable Event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

(ii)the distribution under Section 4041(c) of ERISA of a notice of intent to terminate any Plan or any action taken by any Loan Party or any of its ERISA Affiliates to terminate any Plan;

(iii)the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by any Loan Party or any of its ERISA Affiliates of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

(iv)the complete or partial withdrawal from a Multiemployer Plan by any Loan Party or any of its ERISA Affiliates, as applicable, that results in liability under Section

4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by any Loan Party or any of its ERISA Affiliates, as applicable, of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

(v)the institution of a proceeding by a fiduciary of any Multiemployer Plan against any Loan Party or any of its ERISA Affiliates, as applicable, to enforce Section 515 of ERISA; and

(vi)failure to satisfy Section 436 of the Code.

(d)Tax Returns.  Promptly, and in no event more than thirty (30) days after the filing thereof with any Governmental Authority, copies of any tax returns filed by any of the Loan Parties or (i) prior to the Restatement Effective Date, the Parent or (ii) from and after the Restatement Effective Date, the Sponsor.

(e)Reporting on Adverse Effects; Manager Defaults.  Promptly and in no event more than two (2) Business Days following any Responsible Officer of a Relevant Party obtaining knowledge of (i) any matter or the occurrence of any event concerning any Loan Party which would be expected to have a Material Adverse Effect, the written statement of a Responsible Officer of a Loan Party setting forth the details of such Material Adverse Effect and the action such Loan Party is taking or proposes to take with respect thereto, (ii) prior to the Restatement Effective Date, the Limited Indemnitor failing to maintain the Limited Indemnitor Financial Covenants or (iii) from and after the Restatement Effective Date, the Sponsor failing to maintain the Sponsor Financial Covenants, the written statement of a Responsible Officer of Relevant Party setting forth the details of such failure and the action such Limited Indemnitor or Sponsor, as applicable, is taking or proposes to take with respect thereto.  In addition, the Loan Parties shall  notify the Administrative Agent of any material default or any Manager Material Event under any Management Agreement as promptly as practicable and in any event within three (3) Business Days following any Relevant Party’s knowledge of such material default or Manager Material Event.

(f)Other Information.  As soon as reasonably practicable, from time to time, such other information, documents, records or reports respecting the Financed Properties or the conditions or operations, financial or otherwise, of the Relevant Parties as the Administrative Agent or any Lender (acting through the Administrative Agent) may from time to time reasonably request, including, without limitation, any information necessary to verify compliance with the Limited Indemnitor Financial Covenants and the Sponsor Financial Covenants.

SECTION 5.03.  Interest Rate Cap Agreement

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(a)Interest Rate Cap Agreement.  Prior to or contemporaneously with the Closing Date, the Borrowers shall have obtained, and thereafter maintain in effect, the Interest Rate Cap Agreement, which shall at all times have a term expiring no earlier than the Maturity Date then in effect and have a notional amount which shall not at any time be less than the Aggregate Loan Principal Balance.  The Interest Rate Cap Agreement shall have a maximum strike rate equal to the Strike Price.

(b)Covenants.

(i)The Borrower Representative shall comply with all of their obligations under the terms and provisions of the Interest Rate Cap Agreement.  Subject to terms hereof, provided no Event of Default has occurred and is continuing, the Borrower Representative shall be entitled to exercise all rights, powers and privileges of the v under, and to control the prosecution of all claims with respect to, the Interest Rate Cap Agreement and the other Rate Cap Collateral.  The Borrower Representative shall take all actions reasonably requested by the Administrative Agent to enforce the Borrower Representative’s rights under the Interest Rate Cap Agreement in the event of a default by the Counterparty thereunder.

(ii)The Borrower Representative shall defend the Administrative Agent’s right, title and interest in and to the Rate Cap Collateral pledged by the Borrower Representative pursuant hereto or in which it has granted a security interest pursuant hereto against the claims and demands of all other Persons.

(iii)In the event of any downgrade, withdrawal or qualification of the rating of the Counterparty below “A-” by S&P or below “A3” by Moody’s, the Borrower Representative shall replace the Interest Rate Cap Agreement with a Replacement Interest Rate Cap Agreement not later than ten (10) Business Days following receipt of notice from the Administrative Agent or any other Person of such downgrade, withdrawal or qualification.  In the event that the Counterparty, or guarantor thereof, as applicable, is downgraded below BBB+ by S&P (or, if such Counterparty was an Approved Counterparty based on its, or its guarantor’s, as applicable, short-term rating by S&P, below “A-2” by S&P) or below “Baa1” by Moody’s (or, if such Counterparty was an Approved Counterparty based on its short-term rating by Moody’s, below “P-2” by Moody’s), a Replacement Interest Rate Cap Agreement shall be required regardless of the posting of collateral.

(iv)In the event that the Borrower Representative fails to purchase and deliver to the Administrative Agent the Interest Rate Cap Agreement as and when required hereunder, the Administrative Agent may purchase the Interest Rate Cap Agreement and the cost incurred by the Administrative Agent in purchasing the Interest Rate Cap Agreement shall be paid by the Borrowers to the Administrative Agent with interest thereon at the Default Rate from the date such cost was incurred by the Administrative Agent until such cost is paid by the Borrower Representative to the Administrative Agent.

(v)The Borrower Representative shall not sell, assign, or otherwise dispose of, or grant a Lien on, any of the Rate Cap Collateral (except in favor of the Administrative Agent for the benefit of the Secured Parties) or any interest therein, and any sale, assignment, mortgage, pledge or security interest whatsoever made in violation of this covenant shall be a nullity and of no force and effect, and upon demand of the Administrative Agent, shall forthwith be cancelled or satisfied by an appropriate instrument in writing.

(vi)The Borrower Representative shall not (a) without the prior written consent of the Administrative Agent, modify, amend or supplement the material terms of the Interest Rate Cap Agreement, (b) without the prior written consent of the Administrative Agent, except in accordance with the terms of the Interest Rate Cap Agreement or as required by Section 5.03(b)(iii), cause the termination of the Interest Rate Cap Agreement prior to its stated maturity date, (c) without the prior written consent of the Administrative Agent, except as aforesaid, waive or release any obligation of the Counterparty (or any successor or substitute party to the Interest Rate Cap Agreement) under the Interest Rate Cap Agreement, (d) without the prior written consent of the Administrative Agent, consent or agree to any act or omission to act on the part of the Counterparty (or any successor or substitute party to the Interest Rate Cap Agreement) which, without such consent or agreement, would constitute a default under the Interest Rate Cap Agreement, (e) fail to exercise promptly and diligently each and every material right which it may have under the Interest Rate Cap Agreement, (f) take or intentionally omit to take any action or intentionally suffer or permit any action to be omitted or taken, the taking or omission of which would result in any right of offset against sums payable under the Interest Rate Cap Agreement or any defense by the Counterparty (or any successor or substitute party to the Interest Rate Cap Agreement) to payment of any such sum or (g) fail to give prompt notice to the Administrative Agent of any notice of default given by or to the Borrower Representative under or with respect to the Interest Rate Cap Agreement, together with a complete copy of such notice.

(c)Powers of the Borrower Representative Prior to an Event of Default. Subject to the provisions of Section 5.03, provided no Event of Default has occurred and is continuing, the Borrower Representative shall be entitled to exercise all rights, powers and privileges of the Borrower Representative under, and to control the prosecution of all claims with respect to, the Interest Rate Cap Agreement and the other Rate Cap Collateral.

(d)Payments.  If the Borrower Representative at any time shall be entitled to receive any payments with respect to the Interest Rate Cap Agreement, such amounts shall, immediately upon becoming payable to the Borrower Representative, be deposited by Counterparty within one (1) Business Day of receipt into the Collection Account in accordance with Section 5.01(k), or if paid to the Borrower Representative shall be deposited by the Borrower Representative within one (1) Business Day of receipt into the Collection Account in accordance with Section 5.01(k).

(e)Remedies. Subject to the provisions of the Interest Rate Cap Agreement, if an Event of Default shall occur and then be continuing:

(i)The Administrative Agent, without obligation to resort to any other security, right or remedy granted under any other agreement or instrument, shall have the right to, in addition to all rights, powers and remedies of a secured party pursuant to the UCC, at any time and from time to time, sell, resell, assign and deliver, any or all of the Rate Cap Collateral (in one or more parcels and at the same or different times) and all right, title and interest, claim and demand therein and right of redemption thereof, at public or private sale, for cash, upon credit or for future delivery, and in connection therewith the Administrative Agent may, subject to applicable law, grant options and may impose reasonable conditions such as requiring any purchaser to represent that any “securities” constituting any part of the Rate Cap Collateral are being purchased for investment only, the Borrower Representative hereby waiving and releasing any and all equity or right of redemption to the fullest extent permitted by the UCC or applicable law.  If all or any of the Rate Cap Collateral is sold by the Administrative Agent, upon credit or for future delivery, the Administrative Agent shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, the Administrative Agent may resell such Rate Cap Collateral.  It is expressly agreed that the Administrative Agent may exercise its rights with respect to less than all of the Rate Cap Collateral, leaving unexercised its rights with respect to the remainder of the Rate Cap Collateral; provided, however, that such partial exercise shall in no way restrict or jeopardize the Administrative Agent’s right to exercise its rights with respect to all or any other portion of the Rate Cap Collateral at a later time or times.

(ii)The Administrative Agent, on behalf of the Lenders, may exercise, either by itself or by its nominee or designee, in the name of the Borrower Representative, all of the Administrative Agent’s rights, powers and remedies in respect of the Rate Cap Collateral, hereunder and under law.

(iii)The Borrower Representative hereby irrevocably, in the name of the Borrower Representative or otherwise, authorizes and empowers the Administrative Agent and assigns and transfers unto the Administrative Agent, and constitutes and appoints the

Administrative Agent its true and lawful attorney-in-fact, and as its agent, irrevocably, with full power of substitution for the Borrower Representative and in the name of the Borrower Representative, (a) to exercise and enforce every right, power, remedy, authority, option and privilege of the Borrower Representative under the Interest Rate Cap Agreement, including any power to subordinate or modify the Interest Rate Cap Agreement (including the right to terminate or cancel the Interest Rate Cap Agreement), or to give any notices, or to take any action resulting in such subordination, termination, cancellation or modification and (b) in order to more fully vest in the Administrative Agent the rights and remedies provided for herein, to exercise all of the rights, remedies and powers granted to the Administrative Agent in this Agreement, and the Borrower Representative further authorizes and empowers the Administrative Agent, as the Borrower Representative’s attorney-in-fact, and as its agent, irrevocably, with full power of substitution for the Borrower Representative and in the name of the Borrower Representative, to give any authorization, to furnish any information, to make any demands, to execute any instruments and to take any and all other action on behalf of and in the name of the Borrower Representative which in the opinion of the Administrative Agent may be necessary or appropriate to be given, furnished, made, exercised or taken under the Interest Rate Cap Agreement, in order to comply therewith, to perform the conditions thereof or to prevent or remedy any default by the Borrower Representative thereunder or to enforce any of the rights of the Borrower Representative thereunder.  These powers-of-attorney are irrevocable and coupled with an interest, and any similar or dissimilar powers heretofore given by the Borrower Representative in respect of the Rate Cap Collateral to any other Person are hereby revoked.  The Administrative Agent agrees that it will not exercise any rights under such power of attorney unless an Event of Default has occurred and is continuing.

(iv)The Administrative Agent may, without notice to, or assent by, the Borrower Representative or any other Person, but without affecting any of the Obligations, in the name of the Borrower Representative or in the name of the Administrative Agent, notify the Counterparty, or if applicable, any other counterparty to the Interest Rate Cap Agreement, to make payment and performance directly to the Administrative Agent; extend the time of payment and performance of, compromise or settle for cash, credit or otherwise, and upon any terms and conditions, any obligations owing to the Borrower Representative, or claims of the Borrower Representative, under the Interest Rate Cap Agreement; file any claims, commence, maintain or discontinue any actions, suits or other proceedings deemed by the Administrative Agent necessary or advisable for the purpose of collecting upon or enforcing the Interest Rate Cap Agreement; and execute any instrument and do all other things deemed necessary and proper by the Administrative Agent to protect and preserve and realize upon the Rate Cap Collateral and the other rights contemplated hereby.

(v)Pursuant to the powers-of-attorney provided for above, the Administrative Agent may take any action and exercise and execute any instrument which it may deem necessary or advisable to accomplish the purposes hereof; provided, however, that the Administrative Agent shall not be permitted to take any action pursuant to said power-of-attorney that would conflict with any limitation on the Administrative Agent’s rights with respect to the Rate Cap Collateral.  Without limiting the generality of the foregoing, the Administrative Agent, after the occurrence and during the continuance of an Event of Default, shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to the Borrower Representative representing:  (a) any payment of obligations owed pursuant to the Interest Rate Cap Agreement, (b) interest accruing on any of the Rate Cap Collateral or (c) any other payment or distribution payable in respect of the Rate Cap Collateral or any part thereof, and for and in the name, place and stead of the Borrower Representative, to execute endorsements, assignments or other instruments of conveyance or transfer in respect of any property which is or may become a part of the Rate Cap Collateral hereunder.

(vi)The Administrative Agent may exercise all of the rights and remedies of a secured party under the UCC with respect to the Rate Cap Collateral.

(vii)Without limiting any other provision of this Agreement or any of the Borrower Representative’s rights hereunder, and without waiving or releasing the Borrower Representative from any obligation or Default hereunder, the Administrative Agent shall have the right, but not the obligation, to perform any act or take any appropriate action, as it, in its reasonable judgment, may deem necessary to protect the security of this Agreement, to cure such Event of Default or to cause any term, covenant, condition or obligation required under this Agreement or the Interest Rate Cap Agreement to be performed or observed by the Borrower Representative to be promptly performed or observed on behalf of the Borrower Representative.  All amounts advanced by, or on behalf of, the Administrative Agent in exercising its rights under this Section 5.03(e)(vii) (including, but not limited to, reasonable legal expenses and disbursements incurred in connection therewith), together with interest thereon at the Default Rate from the date of each such advance, shall be payable by the Borrower Representative to the Administrative Agent upon demand and shall be secured by this Agreement.

(f)Sales of Rate Cap Collateral.  No demand, advertisement or notice, all of which are, to the fullest extent permitted by law, hereby expressly waived by the Borrower Representative, shall be required in connection with any sale or other disposition of all or any part of the Rate Cap Collateral, except that the Administrative Agent shall give the Borrower Representative at least thirty (30) Business Days’ prior written notice of the time and place of any public sale or of the time when and the place where any private sale or other disposition is to be made, which notice the Borrower Representative hereby agrees is reasonable, all other demands, advertisements and notices  being hereby waived.  The Administrative Agent shall not be obligated to make any sale of the Rate Cap Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given, and the Administrative Agent may without notice or publication, adjourn any public or private sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  Upon each private sale of the Rate Cap Collateral during an Event of Default of a type customarily sold in a recognized market and upon each public sale, unless prohibited by any applicable statute which cannot be waived, the Administrative Agent (or its nominee or designee) may purchase any or all of the Rate Cap Collateral being sold, free and discharged from any trusts, claims, equity or right of redemption of the Borrower Representative, all of which are hereby waived and released and may make payment therefor by credit against any of the Obligations in lieu of cash or any other obligations.  In the case of all sales of the Rate Cap Collateral, public or private, the Borrower Representative shall pay all reasonable, actual, third party, out-of-pocket costs and expenses of every kind for sale or delivery, including brokers’ and attorneys’ fees and disbursements and any tax imposed thereon.  However, the proceeds of sale of Rate Cap Collateral shall be available to cover such costs and expenses, and, after deducting such costs and expenses from the proceeds of sale, the Administrative Agent shall apply any residue to the payment of the Obligations in the order of priority as set forth in this Agreement.

(g)Public Sales Not Possible. The Borrower Representative acknowledges that the terms of the Interest Rate Cap Agreement may prohibit public sales, that the Rate Cap Collateral may not be of the type appropriately sold at public sales, and that such sales may be prohibited by law.  In light of these considerations, the Borrower Representative agrees that private sales of the Rate Cap Collateral shall not be deemed to have been made in a commercially unreasonable manner by mere virtue of having been made privately.

(h)Receipt of Sale Proceeds. Upon any sale of the Rate Cap Collateral by the Administrative Agent hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt by the Administrative Agent or the officer making the sale or the proceeds of such sale shall be a sufficient discharge to the purchaser or purchasers of the Rate Cap Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication or non-application thereof.

(i)Replacement Interest Rate Cap Agreement. All of the provisions of this Section 5.03 applicable to the Interest Rate Cap Agreement as in effect on the Closing Date shall be applicable to any Replacement Interest Rate Cap Agreement, including any Replacement Interest Rate Cap Agreement obtained in connection with the Borrowers’ exercise of any Extension Request pursuant to Section 2.07.

(j)Replacements of Interest Rate Cap Agreement.  In connection with any extension of the term thereof which may be required by virtue of the provisions of this Section 5.03 or otherwise, or in connection with the delivery of any Replacement Interest Rate Cap Agreement, the Borrower Representative shall cause counsel to the Counterparty to deliver a legal opinion letter addressed to the Administrative Agent and the Lenders in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 5.04.  Insurance Requirements; Casualty

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(a)Each Borrower shall obtain and maintain, or cause to be maintained, insurance for such Borrower and all of its Properties providing at least the following coverages:

(i)comprehensive “all risk” or special causes of loss form insurance, as is available in the insurance market as of the Closing Date and Restatement Effective Date, including, but not limited to, loss caused by any type of windstorm (including hail) on its Properties (A) in an amount equal to one hundred percent (100%) of the full replacement cost, which for purposes of this Agreement shall mean actual replacement value of the Properties; (B) containing an agreed amount endorsement with respect to the improvements and personal property at any Property waiving all co-insurance provisions or to be written on a no co-insurance form and (C) providing for no deductible in excess of $25,000 (it being understood that, so long as no Event of Default or monetary or material non-monetary Default has occurred and is continuing (1) the Borrowers may utilize a $3,000,000 aggregate deductible stop loss subject to a $10,000 per occurrence deductible and a $10,000 maintenance deductible following the exhaustion of the aggregate, (2) the aggregate stop loss does not contain any losses arising from named windstorm, earthquake or flood, (3) the perils of named windstorm, earthquake or flood shall be permitted to have a deductible of five percent (5%) of the total insurable value of the affected Properties subject to a loss (with a minimum deductible of $100,000 per occurrence for any and all affected Properties), (4) the peril of earth movement shall be permitted to have a deductible of ten percent (10%) of the total insurable value of the affected Properties (with a minimum deductible of $100,000 per occurrence for any and all affected Properties) and (5) the peril of “other wind and hail” shall be permitted to have a deductible of three percent (3%) of the total insurable value of the affected Properties (with a minimum deductible of $100,000 per occurrence for any and all affected Properties).  In addition, the Borrowers shall obtain (x) if any portion of a Property is currently or at any time in the future located in a federally designated “special flood hazard area”, flood hazard insurance in an amount equal to the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, plus excess amounts as Administrative Agent shall require, (y) named storm insurance in an amount equal to the Probable Maximum Loss (Gross Loss PML) or Scenario Expected Loss (SEL) based upon a storm risk analysis for a 475-year event for the entire portfolio at risk (such analysis to be secured by the applicable Borrower utilizing a third-party firm qualified to perform such storm risk analysis using the most current RMS software, or its equivalent, to include consideration of storm surge, if applicable and loss amplification, at the expense of the applicable Borrower at least once per year or more frequently as may reasonably be requested by the Administrative Agent and shared with the Administrative Agent presented by the Properties located in areas prone to named storm activity); and (z) earthquake insurance in an amount equal to the Probable Maximum Loss (Gross Loss PML) or Scenario Expected Loss (SEL) based upon a seismic risk analysis for a 475- year event for the entire portfolio at risk (such analysis to be secured by the applicable Borrower utilizing a third-party firm qualified to perform such seismic risk analysis using the most current RMS software, or its equivalent, to include consideration of loss amplification, at the expense of the applicable Borrower at least once per year or more frequently as may reasonably be requested by the Administrative Agent and shared with the Administrative Agent presented by the Properties located in areas prone to seismic activity); provided that the insurance pursuant to subclauses (x), (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this Section 5.04(a)(i);

(ii)business income or rental loss insurance, written on an “Actual Loss Sustained Basis” (A) with loss payable to Administrative Agent for the benefit of the Secured Parties; (B) covering all risks required to be covered by the insurance provided for in Section 5.04(a)(i), (ii), (iv) and (viii); (C) in an amount equal to one hundred percent (100%) of the aggregate projected net income from the operation of the Properties for a period of at least twelve (12) months after the date of the Casualty; and (D) containing an extended period of indemnity endorsement which provides that after the physical loss to the improvements and personal property owned by the Borrower at a Property has been repaired, the continued loss of income either returns to the level it was at prior to the loss, or the expiration of thirty (30) days from the date that the applicable Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period.  The amount of such business income or rental loss insurance shall be determined at least once each year based on the Borrowers’ reasonable estimate of the net income from each Property for the succeeding twelve (12) month period.  All proceeds payable to the Administrative Agent pursuant to this subsection shall be held by the Administrative Agent and shall be applied in the Administrative Agent’s sole discretion to (x) the Obligations or (y) Underwritten Operating Expenses approved by the Administrative Agent in is sole discretion; provided, however, that nothing herein contained shall be deemed to relieve the Borrowers of their obligations under the Loan Documents on the respective dates of payment provided for in this Agreement and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

(iii)at all times during which structural construction, repairs or renovation are being made with respect to any Property, and only if each of the property coverage form and the liability insurance coverage form does not otherwise apply, (A) owner’s contingent or protective liability insurance, otherwise known as Owner Contractor’s Protective Liability (or its equivalent), covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy and (B) the insurance provided for in Section 5.04(a) written in a so-called builder’s risk completed value form including coverage for all insurable hard and soft costs of construction (x) on a non-reporting basis, (y) against all risks insured against pursuant to Section 5.04(a)(i), (iii), (iv) and (viii), (z) including permission to occupy such Property and (D) with an agreed amount endorsement waiving co-insurance provisions;

(iv)commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about any Property, such insurance (A) to be on the so-called “occurrence” form with a combined limit of not less than $1,000,000 per occurrence; $2,000,000 in the aggregate “per location” and overall $2,000,000 in the aggregate; (B) to continue at not less than the aforesaid limit until required to be changed by the Administrative Agent in writing by reason of changed economic conditions making such protection inadequate and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors on an if any basis; (4) blanket contractual liability for all insured contracts and (5) contractual liability covering the indemnities contained in any Mortgage to the extent the same is available;

(v)automobile liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence of $1,000,000;

(vi)if applicable, worker’s compensation subject to the worker’s compensation laws of the applicable state, and employer’s liability in amounts reasonably acceptable to the Administrative Agent;

(vii)umbrella and excess liability insurance in an amount not less than $25,000,000 per occurrence and in the aggregate on terms consistent with the commercial general liability insurance policy required under Section 5.04(a)(iv), and including employer liability and automobile liability, if required; and

(viii)upon sixty (60) days’ written notice, such other reasonable insurance, and in such reasonable amounts as the Administrative Agent from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Properties located in the relevant Market in which Properties are located.

(b)All insurance provided for in this Section 5.04 hereof, shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”), and shall be subject to the approval of the Administrative Agent as to insurance companies, which approval shall not be unreasonably withheld.  The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the applicable State and having a rating of “A-:X” or better with an outlook of “Positive” or “Stable” in the current Best’s Insurance Reports or a claims paying ability rating of “A-” or better by S&P or a comparable rating from another Rating Agency selected by the Administrative Agent for the Primary layer.  For the Excess layer, the Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the applicable State and having a rating of “A-:IX” or better with an outlook of “Positive” or “Stable” in the current Best’s Insurance Reports.  Borrowers shall deliver to the Administrative Agent prior to the expiration dates of the Policies theretofore furnished to the Administrative Agent, certificates of insurance, if available, evidencing the renewal or replacement of the Policies accompanied by evidence reasonably satisfactory to the Administrative Agent of payment of the premiums due thereunder (the “Insurance Premiums”); provided that if the certificates of insurance described in the foregoing clause (1) are not available as of the applicable due date, then the Borrowers shall deliver to the Administrative Agent prior to the expiration dates of such Policies, evidence reasonably satisfactory to the Administrative Agent that the coverages required herein shall have been timely renewed, and shall promptly deliver to the Administrative Agent such certificates once they are available, and in any event, not later than ten (10) days after the inception dates of the applicable Policies, and (2) within five (5) Business Days of the

Administrative Agent’s request, certificates of insurance, in a form acceptable to the Administrative Agent, setting forth the particulars as to all Policies required hereunder, that all premiums due thereon have been paid and that the same are in full force and effect, together with any other documentation evidencing the Policies (including without limitation certified copies of the Policies) as may be reasonably requested by the Administrative Agent from time to time.  Within thirty (30) days of written request by the Administrative Agent, the Borrowers shall provide full and complete copies of all Policies required hereunder.

(c)Any blanket insurance Policy shall be subject to Lender’s prior approval (such approval not to be unreasonably withheld) and shall provide the same protection as would a separate Policy insuring only each Property in compliance with the provisions of this Section 5.04.

(d)All Policies of insurance provided for or contemplated by this Section 5.04 shall name Borrowers as the named insured and, in the case of liability coverages, shall name the Administrative Agent, as agent for the Lenders, as the additional insured on a form acceptable to the Administrative Agent, as its interests may appear, and all property insurance Policies described in this Section 5.04 shall name the Administrative Agent, as agent for the Lenders, as a mortgagee and lender loss payee and shall contain a standard non‑contributing mortgagee clause in favor of the Administrative Agent, as agent for the Lenders, providing that the loss thereunder shall be payable to the Administrative Agent, as agent for the Lenders.

(e)Each Policy provided for or contemplated by this Section 5.04 shall contain clauses or endorsements to the effect that:

(i)no act or negligence of any Borrower, or anyone acting for any Borrower, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, or exercise of the Administrative Agent’s rights or remedies hereunder or any other Loan Document, shall in any way affect the validity or enforceability of the insurance insofar as the Administrative Agent is concerned;

(ii)such Policy shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least thirty (30) days written notice to the Administrative Agent, Diligence Agent and any other party named therein as an additional insured;

(iii)the issuer thereof shall give written notice to the Administrative Agent and Diligence Agent if such Policy has not been renewed thirty (30) days prior to its expiration; and

(iv)the Administrative Agent shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

(f)The Administrative Agent shall not be deemed by reason of the custody of any Policies, certificates or binders or copies thereof to have knowledge of the contents thereof.  If any Borrower fails to maintain any Policy as required pursuant to this Section 5.04, the Administrative Agent may, at its option, obtain such Policy using such carriers and agencies as the Administrative Agent shall elect from year to year (until such Borrower shall have obtained such Policy in accordance with this Section 5.04) and pay the premiums therefor, and the Borrowers shall reimburse the Administrative Agent on demand for any premium so paid, with interest thereon at the Default Rate from the time such premiums are paid by the Administrative Agent until the same are reimbursed by

Borrowers, and the amount so owing to the Administrative Agent shall constitute a portion of the Obligations.

(g)In the event of foreclosure of any Mortgage or other transfer of title to any Financed Property in extinguishment in whole or in part of the Loans, all right, title and interest of the Borrowers in and to the Policies then in force concerning such Financed Property and all proceeds payable thereunder with respect to such Financed Property shall thereupon vest in the purchaser of such foreclosure or the Administrative Agent or other transferee in the event of such other transfer of title.

(h)If a Financed Property incurs a Casualty, the applicable Borrower shall either (i) retain any Insurance Proceeds with respect thereto and promptly commence and diligently prosecute the completion of the restoration of such Financed Property as nearly as possible to the condition the Property was in immediately prior to such Casualty; provided that within ninety (90) days after receipt of such Insurance Proceeds, the Borrower Representative shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower Representative to the effect that the applicable Borrower shall so retain such Insurance Proceeds and promptly commence and diligently prosecute the completion of such restoration or (ii) prepay the Loans (in an amount equal to the Allocated Loan Amount, and any interest, Fees or other Obligations related thereto, of the related Financed Property) on the Monthly Payment Date following the Settlement Period in which the Borrowers elects not to restore such Financed Property, in which event the Administrative Agent shall release the security interest and Lien in and to all Collateral related to such Financed Property in accordance with Section 2.16; provided, however, if the amount of total Insurance Proceeds in respect of any one Casualty shall exceed twenty percent (20%) of the Aggregate Loan Principal Balance at such time, the Majority Lenders shall have a right to direct whether the action described in clause (i) or (ii) above shall be taken.  Promptly and in no event more than five (5) Business Days following any Responsible Officer of a Relevant Party obtaining knowledge thereof, the applicable Borrower shall give the Administrative Agent written notice of any such Casualty resulting in either (x) a Financed Property being destroyed in whole or (y) damage to one or more Financed Properties in an amount equal to or greater than $25,000 in any single occurrence (fire, named windstorm, etc.).  In the event that clause (i) of this clause (h) applies, the Borrowers shall pay all costs of such restoration whether or not such costs are covered by insurance.  The Administrative Agent may, but shall not be obligated to, make proof of loss if not made promptly by the Borrowers.

(i)Flood Insurance.  With respect to any Financed Property, as of the date the related Mortgage is sent for recording, (i) the Administrative Agent shall have received for delivery to each Lender, a completed Federal Emergency Management Agency Standard Flood Hazard Determination (obtained by the Borrower) with respect to such Financed Property, duly acknowledged by the Borrower Representative (a “Flood Hazard Determination”), and (ii) if the related Financed Property is specifically identified by the Flood Hazard Determination as a “special flood hazard area” with respect to which flood insurance has been made available under the Flood Insurance Laws, then (A) the Borrower Representative shall maintain with respect to such Financed Property, with a financially sound and reputable insurer, flood insurance in an amount sufficient to comply with the Flood Insurance Laws, and (B), with respect to each such Financed Property, the Administrative Agent shall have received from the applicable Borrower, for delivery to each Lender, an executed notice that satisfies the requirements set forth at 12 C.F.R. 22.9.

SECTION 5.05.  Negative Covenants of the Loan Parties

.  From the Closing Date until the Final Collection Date, each Loan Party shall comply with the following covenants:

(a)Operation of Properties.  The Loan Parties will not, without the Administrative Agent’s prior consent:  (1) surrender, terminate or cancel any Management Agreement without giving the Administrative Agent at least thirty (30) days prior written notice thereof (other than as a result of the sale or other disposition of such Financed Property in accordance with the terms of this Agreement); provided, that with respect to any replacement Manager that is an Affiliate of a Loan Party, the Borrowers shall deliver an acceptable Additional Insolvency Opinion covering such replacement Manager if such replacement Manager was not covered by the Insolvency Opinion; (2) reduce or consent to the reduction of the term of the Management Agreement; (3) increase or consent to the increase of the amount of any material charges under the Management Agreement; or (4) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Management Agreement in any material respect.  The Loan Parties will not suffer any Person to manage any Property at any time that is not a Qualified Manager hired pursuant to a Management Agreement that has been assigned pursuant to an Assignment of Management Agreement.  Following the occurrence and during the continuance of an Event of Default, no Relevant Party may exercise any rights, make any decisions, grant any approvals or otherwise take any action under the Management Agreement without the prior written consent of the Administrative Agent.

(b)Liens, Etc. Against Assets.  The Loan Parties shall not create or suffer to exist any Adverse Claim upon or with respect to any Asset or assign any right to receive income in respect thereof (other than in favor of the Administrative Agent or the Collateral Agent for the benefit of the Secured Parties in accordance with this Agreement or any other Loan Document).

(c)Transfer of Financed Properties.  The Loan Parties shall not Transfer any Financed Property or consummate any secured or unsecured loan or similar financing transaction that is secured, by, or involving, a Financed Property, other than a Qualified Transfer that is conducted in accordance with the provisions of Section 2.15.

(d)Change in Business.  No Loan Party shall enter into any line of business other than the activities permitted for such Loan Party by Section 5.01(l)(i), or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.  The Equity Owner shall not engage in any activity other than activities permitted for such Person by Section 5.01(l)(i).

(e)Changes to Accounts.  The Loan Parties shall not, without the Administrative Agent’s prior written consent (i) open or permit to remain open any cash, securities or other account with any bank, custodian or institution other than the Collection Account, the Disbursement Account, the Reserve Accounts, the Property Accounts, any Borrower Operating Accounts, any other Account and any other account of any Borrower that is subject to a control agreement in favor of the Administrative Agent for the benefit of the Secured Parties, (ii) change or permit to change any account number of the Collection Account, the Reserve Accounts, any Property Account subject to a Property Account Control Agreement and any Borrower Operating Account subject to a Borrowing Operating Account Control Agreement, (iii) open or permit to remain open any sub-account of the Collection Account (except any Reserve Account), the Reserve Accounts, any Property Account subject to a Property Account Control Agreement and any Borrower Operating Account subject to a Borrowing Operating Account Control Agreement, (iv) permit any funds of Persons other than the Borrowers to be deposited or held in any of the Collection Account, the Reserve Accounts, the Property Accounts or the Borrower Operating Accounts, (v) permit any cash (including any Collections or other proceeds of any Properties) to be deposited or held in any Borrower Operating Account other than cash and Permitted Investments that could be distributed as a Restricted Junior Payment by a Loan Party pursuant to Section 5.05(l), or (vi) other than to any Secured Party pursuant to the Loan Documents, grant any Person signing authority over any Property Account or General Operating Account other than employees of a Manager.

(f)Transfer of Interests; Merger, Consolidation, SPE Constituent Entities; Etc.  No direct or indirect Equity Interest in any Borrower shall be conveyed, transferred, assigned, sold, pledged or encumbered except (1) to the extent that any such conveyance, transfer, assignment, sale, pledge or encumbrance does not result in a Change of Control, (2) in connection with a permitted consolidation or merger described in this clause (f) or (3) to the extent otherwise approved by the Administrative Agent in its sole discretion.  The Loan Parties shall not (i) to the fullest extent permitted by law, engage in any dissolution, liquidation or consolidation or merger with or into any other entity, (ii) (intentionally omitted), (iii) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of a Borrower except to the extent permitted by the Loan Documents or (iv) cause or permit any SPE Constituent Entity to (x) to the fullest extent permitted by law, dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which such SPE Constituent Entity would be dissolved, wound up or liquidated in whole or in part, or (y) amend, modify or waive, in each case in any material respect, or terminate the organizational documents of such SPE Constituent Entity, in each case, without obtaining the prior written consent of the Administrative Agent; provided that, so long as no monetary or material non-monetary Event of Default shall then exist or would result therefrom, nothing in this Section 5.05(f) shall restrict (1) the consolidation or merger of one Borrower into another Borrower or (2) the sale or disposition of any Property that ceases to be a Financed Property; provided that, if any Adverse Claim, litigation or governmental proceeding is existing or pending or, to the actual knowledge of any Responsible Officer of a Relevant Party, threatened against such Property which may result in liability for the applicable Borrower, adequate reserves reasonably satisfactory to the Administrative Agent shall have been, or upon such sale or disposition shall be, deposited in the Special Reserves Account.  The Administrative Agent may require the Borrowers by written notice to sell or transfer (i) any Property held by any Borrower that does not constitute a Financed Property within ninety (90) days following the acquisition of such Property (or, if later, ninety (90) days following the Closing Date) and (ii) any Financed Property that no longer constitutes an Eligible Property.  Upon such written notice, the Borrowers shall sell or transfer such identified Properties as soon as reasonably practicable and in any event within one hundred and twenty (120) days after the date of such notice; provided that, if any Adverse Claim, litigation or governmental proceeding is existing or pending or, to the actual knowledge of any Responsible Officer of a Relevant Party, threatened against such Property which may result in liability for the applicable Borrower, Borrower shall deposit in immediately available funds an amount equal to 250% of the monetary amount of any claim in such Adverse Claim, litigation or governmental proceeding (without duplication), or upon such sale or disposition, such amount shall be deposited in the Special Reserves Account.

(g)Organizational Documents; Jurisdiction of Organization.  No Loan Party shall (i) amend, modify or otherwise make any change to its Constituent Documents, in any manner adverse to the Secured Parties or as may violate or permit the violation of the provisions of the definition of “Special Purpose Entity” with respect to such Loan Party or (ii) change its form or jurisdiction of organization.

(h)Indebtedness.  The Loan Parties shall not create, incur, assume or suffer to exist any Indebtedness except for Indebtedness to the Lenders hereunder.

(i)Limitation on Transactions with Affiliates.  The Loan Parties shall not enter into, or be a party to any transaction with any Affiliate of the Loan Parties, except for: (i) the Loan Documents; (ii) capital contributions by (x) (1) prior to the Restatement Effective Date, the Limited Indemnitor, directly or indirectly, to the Equity Owner and (2) from and after the Restatement Effective Date, the Sponsor, directly or indirectly, to the Equity Owner, or (y) the Equity Owner to any Borrower which are in compliance with Section 5.05(k); (iii) Restricted Junior Payments which are in compliance with Section 5.05(l), (iv) Management Agreements or Replacement Management Agreements that are in compliance with Section 5.01(r); (v) a sale, conveyance, assignment, transfer or other transfer or disposal of the legal or beneficial ownership of a Financed Property to the Existing Manager in an arms-length transaction and (vi) to the extent not otherwise prohibited under this Agreement, other transactions in the nature of employment contracts and directors’ or manager’s fees, upon fair and reasonable terms substantially not less favorable to the Loan Parties than those that would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate.

(j)Loan Documents.  The Loan Parties shall not terminate, amend or otherwise modify or release any Loan Document to which they are a party, or grant or consent to any such termination, amendment, waiver or consent, except in accordance with the terms thereof.

(k)Limitation on Investments.  The Loan Parties shall not make or suffer to exist any loans or advances to, or extend any credit to, purchase any property or asset or make any investment (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Person except for acquisitions of Eligible Properties (including any Properties that fail to qualify as Eligible Properties but that are subject to an ongoing Cure Period) and related Assets and Permitted Investments and investments by the Loan Parties in any other Loan Party or in any SPE Constituent Entity.

(l)Restricted Junior Payments.  The Loan Parties shall not make any Restricted Junior Payment; provided, that the Loan Parties may make Restricted Junior Payments so long as (i) no Default or Event of Default shall then exist or would result therefrom, (ii) such Restricted Junior Payments have been approved by all necessary action on the part of the Loan Parties and in compliance with all applicable Legal Requirements and (iii) if any Restricted Junior Payment is paid from cash, such Restricted Junior Payments shall be paid from Unrestricted Cash. Restricted Junior Payments permitted under this Section 5.05(m) may be used for any purpose permitted by applicable law, including to make tax distributions.

(m)Limitation on Issuance of Equity Interests.  Except pursuant to the Loan Documents, the Loan Parties shall not issue or sell or enter into any agreement or arrangement for the issuance and sale of any Equity Interests subject to mandatory redemption (upon the occurrence of any contingency or otherwise).

(n)Anti-Money Laundering.  Each Loan Party shall comply in all material respects with all applicable Anti-Money Laundering Laws and shall provide notice to the Administrative Agent and the Lenders, within two (2) Business Days, of any Loan Party’s receipt of any Anti-Money Laundering Law regulatory notice or action involving the Loan Parties.

(o)OFAC.  If a Responsible Officer of any Relevant Party determines or obtains knowledge that a Tenant is on one of the lists described in Section 4.01(x), it shall provide notice of such determination to the Administrative Agent and the Lenders within two (2) Business Days.

(p)Eligible Property.  The Loan Parties shall not permit any Financed Property that was financed hereunder as an Eligible Property to fail to qualify as an Eligible Property; provided that an Eligible Property may become a Disqualified Property if such Property becomes a Reserved Property.

(q)ERISA Matters.  Neither the Loan Parties nor their ERISA Affiliates shall establish or be a party to any Plan, Foreign Plan, or become obligated to contribute to a Multiemployer Plan.

SECTION 5.06.  Financial Covenants

.

(a)Maximum Loan to Value Ratio.  The Borrowers will not permit the Loan to Value Ratio for all Financed Properties to exceed 70% as of any Monthly Determination Date.

(b)Debt Service Coverage Ratio.  The Borrowers will not permit the Debt Service Coverage Ratio for all Financed Properties to be less than 1.25 to 1.00 as of any Monthly Determination Date.

(c)Debt Yield.  The Borrowers will not permit the Debt Yield for all Financed Properties to be less than 5.75% as of any Monthly Determination Date.

SECTION 5.07.  Most Favored Nations

.  In the event that Colony or the Sponsor is subject to total leverage ratio or tangible net worth covenants under the Corporate Loan Agreement that are more favorable to the lenders thereunder than the Sponsor Financial Covenants set forth herein are to the Administrative Agent and the Lenders, then at the request of Administrative Agent, the Loan Parties shall agree to amend the Sponsor Financial Covenants such that the Sponsor Financial Covenants are materially identical to the total leverage ratio and tangible net worth covenants of the Sponsor or Colony, as applicable, in the Corporate Loan Agreement.

ARTICLE VI
RESERVES

With respect to all Reserves and Reserve Accounts, subject to Section 6.11 below:

SECTION 6.01.  Completion Reserve

.

(a)Completion Reserve Account.  On the date when the Aggregate Loan Principal Balance is less than fifty percent (50%) of the Aggregate Commitment as of the Closing Date, the Borrowers shall deposit with the Paying Agent for transfer to the Completion Reserve Account an amount equal to 0.75% of the Aggregate Loan Principal Balance as of such date (the “Completion Reserve”).  Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may instruct the Paying Agent to withdraw all or any portion of the Completion Reserve from the Completion Reserve Account and apply such funds either to (i) the costs of renovations of the Carry-Over Properties or (ii) the Allocated Loan Amount in respect of each Financed Property, pro rata to each Lender, in such proportion as between items (i) and (ii) above as the Administrative Agent may determine in its sole discretion.  The right to withdraw and apply the Completion Reserve in accordance with the foregoing shall be in addition to all other rights and remedies provided to the Administrative Agent and the Lenders under this Agreement and the other Loan Documents.

(b)Release of Completion Reserve.  Provided that no Default or Event of Default shall exist and remain uncured, if the Initial Term has expired, then the Borrower Representative may, by written notice delivered to the Paying Agent and the Administrative Agent, request that the Paying Agent on behalf of the Administrative Agent disburse to the Collection Account the entire amount on deposit in the Completion Reserve Account.  Any such notice shall be submitted at least ten (10) days prior to the date on which the Borrower Representative requests such release be made.

SECTION 6.02.  [Intentionally Omitted]

.

SECTION 6.03.  [Intentionally Omitted]

.

SECTION 6.04.  Title Clearance Properties Reserves

.  On the Closing Date, the Borrowers shall deposit with the Paying Agent for transfer to the Eligibility Reserve Account an amount equal to 100% of the Allocated Loan Amount of each Title Clearance Property listed on Schedule XII (the “Title Clearance Properties Reserves”).  Provided no Event of Default exists, Administrative Agent shall direct the Paying Agent to disburse to Borrowers an amount equal to 100% of the Allocated Loan Amount for a Title Clearance Property from the Title Clearance Properties Reserves upon satisfaction of the following conditions precedent with respect to such Title Clearance Property:  (a) the Diligence Agent has delivered to Administrative Agent a Diligence Agent Certification with respect to such Title Clearance Property in form and substance satisfactory to Administrative Agent with respect to the status of title with respect to such Title Clearance Property, (b) Borrowers have delivered  to Administrative Agent by delivery to the Data Site (i) a copy of the Mortgage and all Mortgage File Required Documents with respect to such Title Clearance Property (which Mortgage may be an amendment to an existing Mortgage previously recorded in the applicable jurisdiction in which such Title Clearance Property is located which is modified to include such Title Clearance Property) and (ii) either (A) a Title Insurance Policy insuring the Lien of the Mortgage encumbering such Title Clearance Property in favor of the Administrative Agent (or the Collateral Agent) in an amount equal to or greater than the Allocated Loan Amount for such Title Clearance Property, issued by a Qualified Title Insurance Company with no title exceptions other than Permitted Liens or (B) a marked or initialed binding commitment that is effective as a Title Insurance Policy in respect of such Title Clearance Property in an amount equal to or greater than the Allocated Loan Amount for such Title Clearance Property, issued by a Qualified Title Insurance Company with no title exceptions other than Permitted Liens, which commitment shall be accompanied by such other affidavits, transfer declarations and other documents necessary for the issuance of such Title Insurance Policy; provided that the applicable Borrower shall deliver to the Administrative Agent a fully issued Title Insurance Policy insuring the Lien of the Mortgage encumbering such Title Clearance Property in the form and with the coverages and endorsements as provided in such marked or initialed binding commitment within ninety (90) days following the recording of the Mortgage with respect to the Title Clearance Property, (c) Borrowers have delivered to Administrative Agent evidence reasonably satisfactory to Administrative Agent that all mortgage taxes in connection with the Mortgage for the Title Clearance Property have been paid in full, and (d) Borrowers shall have paid all costs and expenses incurred by Administrative Agent, Diligence Agent and/or Paying Agent in connection with the satisfaction of the foregoing conditions and/or release of funds from the Title Clearance Properties Reserves.  Following the satisfaction of the foregoing conditions with respect to any Title Clearance Property, such Title Clearance Property shall no longer be deemed to be a Title Clearance Property hereunder; provided that, if any Title Clearance Property is the subject of a Qualified Transfer prior to the satisfaction of the foregoing conditions and no Default or Event of Default shall exist and remain uncured, the Paying Agent shall disburse the Title Clearance Properties Reserves with respect to a Property to the Borrower Representative (as directed in writing by the Administrative Agent pursuant to Section 6.11(e)) upon the Qualified Transfer of such Property and the payment in full of the applicable Release Amount with respect to such Property. For purposes of this Section 6.04, “Permitted Liens” shall not include clauses (vi) and (vii) of the definition thereof.

SECTION 6.05.  Tax Reserves

.  On the Closing Date, the Borrowers shall deposit with the Paying Agent for transfer to the Tax Reserve Account an amount equal to one-half (1/2) of the Diligence Agent’s estimate of the amount of the annual Real Estate Taxes for such Financed Property (the “Tax Reserves”) in accordance with this Section 6.05.  For the avoidance of doubt, the Tax Reserves to be deposited into the Tax Reserve Account on the Closing Date shall be in an aggregate amount equal to $3,960,393.52.  Borrowers shall provide to the Diligence Agent and the Administrative Agent an estimate of and supporting information for the amount of the Real Estate Taxes for each Financed Property and of any changes thereto occurring from time to time in order for Diligence Agent to make such estimates of Real Estate Taxes pursuant to this Section 6.05.  The Borrowers shall provide to the Diligence Agent such certificates, tax bills, invoices and other evidence as the Diligence Agent may reasonably require.

Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may direct the Paying Agent in writing to withdraw all or any portion of the Tax Reserves from the Tax Reserve Account and apply such funds either to pay (i) Real Estate Taxes or (ii) the Allocated Loan Amount in respect of each Financed Property, pro rata to each Lender, in such proportion as between items (i) and (ii) above as the Administrative Agent may determine in its sole discretion.  In making any payment from the Tax Reserve Account, the Administrative Agent may do so according to any bill, invoice, letter, statement or estimate procured from the appropriate public office, without inquiry into the accuracy of such bill, invoice, letter, statement or estimate or into the validity of any tax, assessment, charge, fees, sale, forfeiture, tax lien or title or claim thereof.  The right to direct the Paying Agent in writing to withdraw and apply Tax Reserves in accordance with the foregoing shall be in addition to all other rights and remedies provided to the Administrative Agent or any Lenders under this Agreement and the other Loan Documents.   Provided no Default or Event of Default shall exist and remain uncured, the Paying Agent shall disburse the Tax Reserves with respect to a Property to the Borrower Representative (as directed in writing by the Administrative Agent pursuant to Section 6.11(e)) upon the Qualified Transfer of such Property and the payment in full of the applicable Release Amount with respect to such Property.

SECTION 6.06.  Insurance Reserves

.  On the Closing Date, the Borrowers shall deposit with the Paying Agent for transfer to the Insurance Reserves Account for such Financed Property an amount equal to one-half (1/2) of the Diligence Agent’s estimate of the amount of the annual Insurance Premiums for such Financed Property (the “Insurance Reserves”) in accordance with this Section 6.06.  For the avoidance of doubt, the Insurance Reserves to be deposited into the Insurance Reserves Account on the Closing Date shall be in an aggregate amount equal to $523,144.68.  Borrowers shall provide to the Administrative Agent and the Diligence Agent an estimate of and supporting information for the amount of the Insurance Premiums for the insurance policies required to be maintained under this Agreement that relate or are otherwise allocable to such Financed Property, pursuant to an allocation methodology reasonably acceptable to Administrative Agent in the case of insurance pertaining to multiple Properties or to Borrowers generally, and of any changes thereto occurring from time to time, in order for Diligence Agent to make such estimates of Insurance Premiums pursuant to this Section 6.06.  The Borrowers shall provide to the Diligence Agent such certificates, premium amounts due and other evidence as the Diligence Agent may reasonably require. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may direct the Paying Agent in writing to withdraw all or any portion of the Insurance Reserves from the Insurance Reserves Account and apply such funds either to pay (i)  Insurance Premiums or (ii) the Allocated Loan Amount in respect of each Financed Property, pro rata to each Lender, in such proportion as between items (i) and (ii) above as the Administrative Agent may determine in its sole discretion.  In making any payment from the Insurance Reserves Account, the Administrative Agent may do so according to any bill, statement or estimate procured from the insurer or its agent, without inquiry into the accuracy of such bill, statement or estimate.  The right to direct the Paying Agent in writing to withdraw and apply Insurance Reserves in accordance with the foregoing shall be in addition to all other rights and remedies provided to the Administrative Agent or any Lenders under this Agreement and the other Loan Documents.   Provided no Default or Event of Default shall exist and remain uncured, the Paying Agent shall disburse the Insurance Reserves with respect to a Property to the Borrower Representative (as directed in writing by the Administrative Agent pursuant to Section 6.11(e)) upon the Qualified Transfer of such Property and the payment in full of the applicable Release Amount with respect to such Property.

SECTION 6.07.  Standing Reserves

.  On the Closing Date, with respect to any Financed Property (to the extent the Standing Reserves for such Financed Property have not previously been deposited), the Borrowers shall pay to the Paying Agent (or such amounts shall be remitted from the proceeds of the Loan on such Property pursuant to Section 2.02(c), to the extent the Standing Reserves for such Financed Property have not previously been deposited) for deposit into the Standing Reserves

Account an amount equal to $1,200.00 for each Financed Property (the sums so deposited the “Standing Reserves”).  Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may direct the Paying Agent in writing to withdraw all or any portion of the Standing Reserves from the Standing Reserves Account and apply such funds either to pay (i) costs and expenses for maintenance or operation of the Properties (as determined by the Administrative Agent or any Servicing Agent in the exercise of their sole discretion acting in good faith) or (ii) the Allocated Loan Amount in respect of each Financed Property, pro rata to each Lender, in such proportion as between items (i) and (ii) above as the Administrative Agent may determine in its sole discretion.  The right to direct the Paying Agent in writing to withdraw and apply Standing Reserves in accordance with the foregoing shall be in addition to all other rights and remedies provided to the Administrative Agent or any Lenders under this Agreement and the other Loan Documents.  Provided no Default or Event of Default shall exist and remain uncured, the Paying Agent shall disburse the balance of the Standing Reserves with respect to a Property to the Borrower Representative (as directed in writing by the Administrative Agent pursuant to Section 6.11(e)) upon the Qualified Transfer of such Property and the payment in full of the applicable Release Amount with respect to such Property.

SECTION 6.08.  Special Reserves

.  In the event that the Borrowers shall be required pursuant to this Agreement to set aside adequate reserves in connection with any potential liability by depositing such amounts into the Special Reserves Account (the “Special Reserves”), the Borrowers shall provide the Calculation Agent with written notice of any such Special Reserves, and simultaneously with such notice shall deposit such Special Reserves with the Paying Agent for transfer to the Special Reserves Account.  Upon the release, discharge or termination of the liability with respect to which such Special Reserves were established (including upon payment thereof with the proceeds of such Special Reserves), as established by such certificates of the Borrower Representative, invoices and other evidence as Administrative Agent may reasonably require, then provided no Default or Event of Default shall exist and remain uncured, Paying Agent shall disburse the amount of such Special Reserves to the Borrower Representative (as directed in writing by the Administrative Agent pursuant to Section 6.11(e)).

SECTION 6.09.  Debt Service Account

.  The Administrative Agent shall designate and establish the Debt Service Account for the deposit by the Borrowers of payments of interest, fees and other amounts due Administrative Agent, the Collateral Agent and/or any other Secured Parties under this Agreement and the other Loan Documents.  The Paying Agent shall distribute amounts from the Debt Service Account in accordance with the written instruction of the Administrative Agent (which may be in electronic form) received no later than 4:00 p.m. (New York City time) one (1) Business Day prior to the date of distribution.

SECTION 6.10.  Eligibility Reserves

.

On the Closing Date, the Borrowers shall deposit with the Paying Agent for transfer to the Eligibility Reserve Account an amount equal to 100% of the Allocated Loan Amount of each Reserved Property listed on Schedule XI to the Existing Agreement.  In the event that the Borrowers shall be required to make a prepayment in respect of any Financed Property pursuant to Section 2.05(b)(v) (other than in the case of any Property that constitutes a Disqualified Property due to the occurrence of a Prohibited Action in respect thereof), the Borrowers may have an option to deposit into the Eligibility Reserve Account an amount equal to 100% of the Allocated Loan Amount for any Financed Property described above (the “Eligibility Reserves”).  The Borrowers shall provide the Calculation Agent with written notice of any such Eligibility Reserves and, within the applicable time period specified in Section 2.05(b)(v) that the Borrowers would otherwise be required to make a prepayment, shall deposit such Eligibility Reserves with the Paying Agent for transfer to the Eligibility Reserves Account.  Provided no Default or Event of Default exists, the Paying Agent shall disburse the Eligibility Reserves with respect to a Property to the Borrower Representative (as directed in writing by the Administrative Agent pursuant to Section 6.11(e)) upon (i) sale or refinancing of such

Property and payment in full of the applicable Release Amount or (ii) such Property is in compliance with all of the Property Representations set forth in Section 4.02.

SECTION 6.11.  Reserve Accounts Generally

.

(a)During the continuance of an Event of Default, the Administrative Agent may direct the Paying Agent in writing to apply any or all the Reserves and other sums then present in any or all of the Reserve Accounts to the payment of the Allocated Loan Amount in respect of each Financed Property, pro rata to each Lender.  The right to direct the Paying Agent in writing to withdraw and apply amounts in the Reserve Accounts in accordance with the foregoing shall be in addition to all other rights and remedies provided to the Administrative Agent or any Lenders under this Agreement and the other Loan Documents.

(b)All interest or other earnings on Reserves shall be added to and become a part of such Reserves and shall be disbursed in the same manner as other monies deposited in the applicable Reserve Account.  So long as no Default or Event of Default shall have occurred and be continuing, the Borrower Representative shall have the right to direct the investment of sums on deposit in the Reserve Accounts in Permitted Investments if (i) such investments are permitted by applicable Legal Requirements and (ii) the maturity date of the Permitted Investment is not later than the date on which the applicable Reserves are required for payment of an obligation for which the applicable Reserve Account was created.  Absent the written instruction of the Borrower Representative, the funds on deposit in the Reserve Accounts shall remain uninvested.  The Borrowers shall be responsible for payment of any federal, state or local income or other Taxes applicable to the interest earned on the Reserves credited or paid to any Borrower; provided that, so long as no Default or Event of Default is continuing, such Taxes may be paid from the applicable Reserves, as directed in writing by the Administrative Agent pursuant to Section 6.11(e).  No other investments of the sums on deposit in the Reserve Accounts shall be permitted except as set forth in this Section 6.11(b) or Section 2.06(e).  Any costs of the account, including with respect to making Permitted Investments in accordance herewith, shall be deducted from the income or earnings on such investment, if any, and to the extent such income or earnings shall not be sufficient to pay such costs, such costs shall be paid by the Borrower within five (5) Business Days of written demand therefor by the Administrative Agent.

(c)The Paying Agent shall hold each Reserve Account in trust and for the benefit of the Secured Parties and Borrowers as provided in the Loan Documents, and each Reserve Account shall be under the sole dominion and control of the Administrative Agent.  Each Reserve Account shall be established and entitled as determined by Administrative Agent, including without limitation, as Administrative Agent elects, as a sub-account of the Collection Account.  The Paying Agent on behalf of the Administrative Agent shall have the sole right to make withdrawals from each Reserve Account.

(d)The Administrative Agent and Paying Agent shall not be liable for any loss sustained on the investment of any funds constituting the Reserves or maintained in the Reserve Accounts.  Notwithstanding any provision of this Agreement to the contrary, the Borrowers shall indemnify the Administrative Agent and Paying Agent and hold the Administrative Agent and Paying Agent harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys’ fees and expenses) arising from or in any way connected with the Reserve Accounts or the performance of the obligations for which the Reserve Accounts were established except to the extent caused by the gross negligence or willful misconduct of the Administrative Agent and/or the Paying Agent.  The Borrowers shall assign to the Administrative Agent all rights and claims the Borrowers may have against all persons or entities supplying labor, materials or other services which are to be paid from or secured by the Reserve Accounts; provided, however, that Administrative Agent may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

(e)Notwithstanding anything to the contrary contained in this Article VI, disbursements of Reserves to the Borrower Representative or any Loan Party shall only occur on the Reserve Release Date upon (i) receipt by the Calculation Agent, the Diligence Agent and the Administrative Agent of a Reserve Release Request from the Borrower Representative not less than five (5) Business Days prior to such date, (ii) delivery by the Calculation Agent to the Administrative Agent for distribution to the Lenders of a report setting forth the results of any applicable calculations required in connection with such Reserve Release Request (the “Reserve Release Request Report”) by no later than three (3) Business Days prior to such date, and (iii) receipt by the Paying Agent of written instructions provided by the Administrative Agent for the disbursement of funds not later than 4:00 p.m. (New York City time) one (1) Business Day prior to such date and following the satisfaction of all applicable conditions to the release of such Reserves under this Article VI.

(f)Notwithstanding any other provision of this Agreement, upon the occurrence of the Final Collection Date, the Administrative Agent shall release all amounts in any Reserve Account to the Borrower Representative.

(g)Notwithstanding anything to the contrary contained in this Article VI, in connection with any prepayment required by Section 2.05(b)(v) or (vi) (including in connection with any cure of a Default or an Event of Default), upon the written request of the Borrower Representative, the Administrative Agent shall instruct the Paying Agent to release any related Completion Reserve, Tax Reserve, Insurance Reserves, Title Clearance Properties Reserves and Eligibility Reserves, if any, associated with the Financed Properties that are the subject to such prepayment; provided that such related Completion Reserve shall not be released if such release would reduce the aggregate Completion Reserve to an amount less than $625,000.

ARTICLE VII
EVENTS OF DEFAULT

SECTION 7.01.  Events of Default

.  Each of the following events shall constitute an “Event of Default” hereunder:

(a)(i) the Obligations are not paid in full on the Maturity Date or (ii) any other payment or required prepayment of principal on the Loans is not paid in full when the same becomes due and payable;

(b)any Interest, Fee or other amount due and payable by any Relevant Party under this Agreement or any other Loan Document (other than any amounts described in clause (a) of this Section 7.01) is not paid in full when the same becomes due and payable, and such nonpayment shall continue for a period of three (3) Business Days;

(c)any Event of Bankruptcy shall occur with respect to any Relevant Party;

(d)(i) any failure on the part of any Loan Party to duly observe or perform any of its covenants set forth in clauses (a), (c), (i), (k) or (l) of Section 5.01, clauses (a) or (e) of Section 5.02, Section 5.03, Section 5.04, Section 5.05, Section 5.06 or in Article VI, or (ii) any failure on the part of any Loan Party to duly observe or perform any of its covenants set forth in clause (d) of Section 5.01 (solely with respect to Real Estate Taxes) that exceeds $25,000 in the aggregate for all Financed Properties;

(e)any failure on the part of any Loan Party to duly observe or perform any of its covenants or agreements set forth in clause (b) of Section 5.01 or the first two sentences of clause (o) of Section 5.01 with respect to any Financed Property, which failure causes such Financed Property to cease to be an Eligible Property if (x) such failure is not cured within the applicable Cure Period, if any and (y) the Borrowers shall have failed to pay the applicable Release Amount in respect thereof on or prior to the date required pursuant to Section 2.05(b)(v);

(f)any failure on the part of any Relevant Party to duly observe or perform any of its covenants or agreements set forth in this Agreement or any other Loan Document applicable to such Relevant Party (in each case, other than as specifically set forth in any other clause of this Section 7.01) that is not capable of being remedied or, if capable of being remedied, continues unremedied for a period of thirty (30) days after the earlier of the date (i) that any Responsible Officer of any Relevant Party becomes aware of such failure, or (ii) of notice thereof from the Administrative Agent to the Borrower Representative; and any failure of the applicable Borrower to notify OFAC within five (5) Business Days of obtaining knowledge that such Tenant is on any of the lists described in Section 4.01(x) and promptly take such steps as may be required by OFAC with respect to such Tenant;

(g)(i) any representation and warranty in Section 4.01(n) or 4.02 (or the certifications made pursuant to Section 3.01(t)) shall fail to be correct with respect to any Financed Property at any time or (ii) the certifications set forth in any Compliance Certificate with respect to (x) a Lease being an Eligible Lease, (y) a Property being an Eligible Property or (z) a lessee being an Eligible Tenant shall fail to be correct in respect of such Financed Property, and, in each case of (i) and (ii), the Borrowers shall have failed either (A) to pay the applicable Release Amount in respect thereof or (B) with respect to any such Financed Property that qualifies as a Reserved Property, deposit Eligibility Reserves in respect thereof in the amount of 100% of the Allocated Loan Amount in the Eligibility Reserves Account, in each case of (A) and(B), on or prior to the date required pursuant to Section 2.05(b)(v);

(h)(i) the representation and warranty in the first and third sentences of Section 4.01(r) shall fail to be correct with respect to the Manager at any time or (ii) any Loan Party shall fail to duly observe or perform (x) its covenants set forth in Section 5.01(r)(iv), (v) or (vi), (y) its covenants set forth in Section 5.01(r)(ii) that is not capable of being remedied or, if capable of being remedied, continues unremedied for a period of thirty (30) days after the earlier of the date (1) that any Responsible Officer of any Relevant Party becomes aware of such failure, or (2) of notice thereof from the Administrative Agent to the Borrower Representative, and (z) its covenants set forth in Section 5.01(r)(i) or (iii) that is not capable of being remedied or, if capable of being remedied, continues unremedied for a period of five (5) Business Days after the earlier of the date (1) that any Responsible Officer of any Relevant Party becomes aware of such failure, or (2) of notice thereof from the Administrative Agent to the Borrower Representative;

(i)any Loan Party shall have failed to (i) duly observe or perform any of its covenants or agreements set forth in Section 5.05(p) in respect of any Financed Property or (ii) duly observe or perform any of its covenants or agreements set forth in clauses (b), (d) or (u) of Section 5.01 or clause (b) of Section 5.05 with respect to any Financed Property, which failure causes such Financed Property to cease to be an Eligible Property, and, in the case of (i) and (ii), the Borrowers shall have failed either (x) to pay the applicable Release Amount in respect thereof or (y) with respect to any such Financed Property that qualifies as a Reserved Property, deposit Eligibility Reserves in respect thereof in the amount of 100% of the Allocated Loan Amount in the Eligibility Reserves Account, in each case, on or prior to the date required pursuant to Section 2.05(b)(v);

(j)any representation, warranty or statement by any Relevant Party or any Responsible Officer of any Relevant Party made in this Agreement or any Loan Document, or any certificate, report or other writing delivered pursuant thereto (in each case, other than as specifically set forth in any other clause of this Section 7.01), shall prove, with respect to any representation, warranty or statement with no qualification as to materiality, to be incorrect in any material respect, and with respect to any representation, warranty or statement with any qualification as to materiality, to be incorrect in any respect, as of any time when the same shall have been made;

(k)any of the assumptions (other than those relating to the Lenders) contained in the Insolvency Opinion delivered to the Administrative Agent on the Closing Date, or in any Additional Insolvency Opinion delivered after the Closing Date, is or shall become untrue in any material respect;

(l)(x) any Loan Document shall (except in accordance with its terms or as otherwise provided under the Loan Documents), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Loan Party party thereto, (y) any Relevant Party shall, directly or indirectly, disaffirm or contest in any manner such effectiveness, validity, binding nature or enforceability (other than in accordance with its terms or as a result of the occurrence of the Final Collection Date) or (z) a proceeding shall be commenced by any Governmental Authority of any Relevant Party having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or any Relevant Party shall deny in writing that it has any liability or obligation purported to be created under any Loan Document;

(m)any Lien securing any obligation of any Loan Party under the Loan Documents shall, in whole or in part, cease to be a perfected first priority Lien, subject to Permitted Liens, in favor of the Administrative Agent (or the Collateral Agent, as applicable) for the benefit of the Secured Parties on any portion of the Collateral purported to be covered thereby;

(n)any Loan Party shall fail to pay any principal of or premium or interest on any Indebtedness when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), or any Controlling Party or Subsidiary thereof which is not a Loan Party shall fail to pay any principal of or premium or interest on any Material Indebtedness when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness or Material Indebtedness, as applicable; or any other default under any agreement or instrument relating to any such Indebtedness or Material Indebtedness, as applicable, if the effect of such default is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or Material Indebtedness; or any such Indebtedness or Material Indebtedness, as applicable, shall be declared to be due and payable, redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness or Material Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof;

(o)(i) the Borrowers shall fail to maintain in full force and effect any Policy required pursuant to Section 5.04 or (ii) any failure on the part of any Borrower to duly observe or perform any other covenant set forth in Section 5.04 that, in the case of this clause (ii), continues unremedied for a period of five (5) Business Days after the earlier of the date (x) that any Responsible Officer of any Borrower obtains actual knowledge of such failure, or (y) of notice thereof from the Administrative Agent or Majority Lenders to the Borrower Representative;

(p)a Change of Control shall occur;

(q)one or more final judgments for the payment of (x) $1,000,000 or more is rendered against any Relevant Party, and such amount is not covered by insurance or indemnity or not discharged, paid, bonded over or stayed within sixty (60) days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(r)(A) any indictment, judgment or order shall be entered (x) in any investigative, administrative or judicial proceeding involving a determination that any Relevant Party or the Manager (or any Person in Control of any Relevant Party or the Manager) may have violated any civil law or regulation applicable to it as an owner, landlord or manager of Properties that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; (y) in any investigative, administrative or judicial proceeding involving a determination that any Relevant Party or the Manager (or any Person in Control of any Relevant Party or the Manager) may have engaged in any misappropriation, fraud, act of moral turpitude or similar misconduct that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; or (z) in any investigative or judicial proceeding involving a determination that any Relevant Party or the Manager (or any Person in Control of any Relevant Party or the Manager) may have violated any criminal law or regulation involving the commission of a felony or other act of fraud or moral turpitude that, in the case of any such indictment, could reasonably be expected to have a Material Adverse Effect; or (B) any Relevant Party or the Manager (or any Person in Control of any Relevant Party or the Manager) shall be suspended or otherwise restricted by any federal, state or local housing authority or other Governmental Authority from participation or eligibility to participate in any program available to owners, landlords or managers of Properties which suspension or restriction could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(s)if any Loan Party, pursuant to assignment documentation, attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents; or

(t)Limited Indemnitor fails to comply with any of the Limited Indemnitor Financial Covenants;

(u)Sponsor fails to comply with any of the Sponsor Financial Covenants;

(v)Borrowers fail to comply with the Borrower Financial Covenant;

(w)the occurrence of an ERISA Event that could reasonably be expected to result in material liability to a Loan Party; or

(x)there shall occur a “termination event” or “event of default” or similar event under any other Loan Document beyond any applicable cure periods contained in such Loan Document if the effect of such “termination event” or “event of default” is to accelerate, or to permit the acceleration of, the maturity of the Loans.

SECTION 7.02.  Remedies

.

(a)If an Event of Default shall occur and be continuing, the Administrative Agent may, and shall at the request of the Majority Lenders, by written notice to the Borrower Representative, declare all or any portion of the Loans then outstanding to be due and payable, whereupon all or such portion of the outstanding principal of the Loans, all accrued and unpaid interest thereon, all fees and all other amounts payable under this Agreement and the other Loan Documents shall become due and payable immediately, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived; and exercise any and all of its other rights and remedies under applicable law, hereunder and under the other Loan Documents; provided, however, that upon the occurrence and during the continuance of any Event of Default described in Section 7.01(c), without any notice to the Borrower Representative or any other Person or any act by Administrative Agent or any Lender, all outstanding principal of the Loans, together with all accrued and unpaid interest thereon, all fees and all other amounts due under this Agreement and the other Loan Documents shall become due and payable automatically and immediately, without presentment, demand, protest or notice of any kind, all of which are expressly waived.  Upon any such declaration or automatic occurrence, the Administrative Agent, the Collateral Agent and the other Secured Parties shall have, in addition to all other rights and remedies under this Agreement, the other Loan Documents or otherwise, but subject to the following sentence and the limitations set forth in this Article VII and Section 10.09, all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws, which rights shall be cumulative.  Without limiting the generality of the foregoing, each Borrower agrees that if an Event of Default is continuing (i) no Secured Party is subject to any “one action” or “election of remedies” law or rule, and (ii) all liens and other rights, remedies or privileges provided to any Secured Party shall remain in full force and effect until each Secured Party has exhausted all of its remedies against the Collateral and any Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Obligations or the Obligations have been paid in full.

(b)With respect to the Borrowers and the Collateral, nothing contained herein or in any other Loan Document shall be construed as requiring any Secured Party to resort to any Collateral for the satisfaction of any of the Obligations in any preference or priority to any other Collateral, and the Administrative Agent or the Collateral Agent at the direction of the Administrative Agent (or any other applicable Secured Party at the direction of the Administrative Agent) may seek satisfaction out of all of the Collateral or any part thereof in respect of the Obligations.  In addition, the Collateral Agent at the direction of the Administrative Agent (or any other applicable Secured Party at the direction of the Administrative Agent) shall have the right from time to time during an Event of Default to partially foreclose any Mortgage in any manner and for any amounts secured by any Mortgage then due and payable.  During the continuance of any Event of Default pursuant to clause (h) of Section 7.01 or any other monetary Event of Default, the Collateral Agent at the direction of the Administrative Agent (or any other applicable Secured Party at the direction of the Administrative Agent) may during an Event of Default foreclose any Mortgage to recover the applicable delinquent payments.  If, pursuant to its rights set forth in this Section 7.02, the Administrative Agent elects to accelerate less than the entire outstanding principal balance of the Loans, the Collateral Agent at the direction of the Administrative Agent (or any other applicable Secured Party at the direction of the Administrative Agent) may foreclose any Mortgage to recover so much of the principal balance of the Loans as may be accelerated and such other portions of the Obligations as the Administrative Agent may elect.  Notwithstanding any partial foreclosures, the Properties shall remain subject to the Mortgages to secure payment of sums secured by the Mortgages and not previously recovered.  Subject to Article IX, following an Event of Default, the Administrative Agent shall take such actions and pursue such remedies under the Loan Documents, including this Section 7.02, as the Majority Lenders shall direct in writing.

(c)Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent (or the Collateral Agent or other applicable Secured Party at the direction of the Administrative Agent) shall have the right from time to time to sever a Note, the Mortgages and the other Loan Documents into one or more separate notes, mortgages and other security documents (the “Severed Loan Documents”) in such denominations as the Administrative Agent (or the Collateral Agent or other applicable Secured Party at the direction of the Administrative Agent) shall determine for purposes of evidencing and enforcing its rights and remedies provided hereunder.  The Loan Parties shall execute and deliver to the Administrative Agent (or, if the Administrative Agent shall so instruct, the Collateral Agent) from time to time, promptly after the request of the Administrative Agent, a severance agreement and such other documents as the Administrative Agent (or other applicable Secured Party at the direction of the Administrative Agent) shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to the Administrative Agent (and, if applicable, the Collateral Agent).  The Loan Parties hereby absolutely and irrevocably appoint the Administrative Agent and the Collateral Agent as its true and lawful attorney, coupled with an interest, in its name and stead to execute the Severed Loan Documents (the Loan Parties ratifying all that its said attorney shall do by virtue thereof).  The Administrative Agent agrees that it will not exercise any rights under such power of attorney unless an Event of Default has occurred and is continuing.  The Borrowers shall be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents.

(d)Without limiting the generality of the foregoing, during the continuation of an Event of Default, the Administrative Agent (or the Collateral Agent at the direction of the Administrative Agent) on behalf of the Secured Parties without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon a Borrower or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), at public or private sale or sales, at any exchange, auction or office of the Administrative Agent or the Collateral Agent or elsewhere upon such terms and conditions and at prices that are consistent with the prevailing market for similar collateral as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Administrative Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent, the Collateral Agent or the Lenders hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required or permitted by any provision of law, including Section 9-615 of the UCC, need the Administrative Agent account for the surplus, if any, to the Borrowers. Without limiting the generality of the foregoing, the Administrative Agent may also terminate and replace any Manager or Property Manager and/or terminate a Management Agreement if an Event of Default shall have occurred and be continuing (after appropriate cure periods have lapsed).

(e)Subject to Article IX, during an Event of Default, the Administrative Agent (or the Collateral Agent at the direction of the Administrative Agent) shall take such actions and pursue such remedies under the Loan Documents, including this Section 7.02, as the Majority Lenders shall direct.

SECTION 7.03.  Appointment as Attorney in Fact

.

(a)Each Loan Party hereby irrevocably constitutes and appoints each of the Administrative Agent, the Collateral Agent and any officer or agent thereof, with full power of substitution, effective solely during the continuation of any Event of Default, as its true and lawful attorney in fact with full irrevocable power and authority in the place and stead of such Loan Party and in the name of such Loan Party or in its own name, from time to time in the Administrative Agent’s discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Loan Party hereby gives the Administrative Agent (and the Collateral Agent as directed by the Administrative Agent) the power and right, on behalf of such Loan Party, without assent by, but with notice to, such Loan Party, if an Event of Default shall have occurred and be continuing, to do the following:

(i)in the name of such Loan Party or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys with respect to any other Collateral whenever payable;

(ii)to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral; and

(iii)(A) to direct any party liable for any payment under any Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or the Collateral Agent or as the Administrative Agent or the Collateral Agent shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Loan Parties with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Administrative Agent (or the Collateral Agent as directed by the Administrative Agent) may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent or the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the option of the Administrative Agent (or the Collateral Agent as directed by the Administrative Agent) and the Loan Parties’ expense, at any time, or from time to time, all acts and things which the Administrative Agent (or the Collateral Agent as directed by the Administrative Agent) deems necessary to protect, preserve or realize upon the Collateral and the Lien of the Administrative Agent or the Collateral Agent for the benefit of the Secured Parties thereon and to effect the intent of this Agreement, all as fully and effectively as the Loan Parties might do.

The Loan Parties hereby ratify all that such attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable until the Final Collection Date.

(b)The powers conferred on the Administrative Agent and the Collateral Agent are solely to protect the Administrative Agent’s and the Collateral Agent’s (for the benefit of the Secured Parties) interests in the Collateral and shall not impose any duty upon the Administrative Agent to exercise any such powers.  The Administrative Agent and the Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and none of the Administrative Agent, the Collateral Agent or any of its officers, directors, or employees shall be responsible to the Loan Parties for any act or failure to act hereunder, except for its own gross negligence, bad faith or willful misconduct.

SECTION 7.04.  Powers Coupled with an Interest

.  All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

ARTICLE VIII
INDEMNIFICATION

SECTION 8.01.  Indemnities by the Loan Parties

.  Without limiting any other rights which any Affected Party may have hereunder or under applicable law (including the right to recover damages for breach of contract), the Loan Parties hereby agree to indemnify on a joint and several basis each of the Indemnified Parties from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable external attorneys’ fees and disbursements (which shall be limited to attorneys’ fees and disbursements of one counsel to the Administrative Agent and the Lenders and one local counsel in each applicable jurisdiction) and Taxes (all of the foregoing being collectively referred to as “Indemnified Amounts”), awarded against or incurred by such Indemnified Party to the extent relating to or arising from or as a result of this Agreement or the funding or maintenance of Loans made by a Lender hereunder subject to the proviso set forth below.  Without limiting the generality of the foregoing indemnification, the Loan Parties shall jointly and severally indemnify the Indemnified Parties for Indemnified Amounts to the extent relating to or resulting from any of the following:

(i)the failure of any Property represented by any Borrower to be an Eligible Property hereunder to be an “Eligible Property” at the time of such representation;

(ii)reliance on any representation or warranty made or deemed made by any Relevant Party under this Agreement or any other Loan Document to which it is a party which shall have been false or incorrect when made or deemed made;

(iii)the failure by any Relevant Party to comply with any term, provision or covenant contained in this Agreement or any other Loan Document to which it is party or with any applicable Legal Requirement with respect to any Property or Collateral, or the nonconformity of any Property or Collateral with any such Legal Requirement;

(iv)the failure to pay when due any Taxes, including sales, excise or personal property Taxes payable by any Loan Party in connection with any Property or Collateral;

(v)the failure to vest and maintain vested in the Administrative Agent or the Collateral Agent, on behalf of the Secured Parties, a first priority perfected security interest in the Collateral, free and clear of any Adverse Claim, whether existing at the time such Collateral arose or at any time thereafter;

(vi)the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the applicable UCC or other applicable laws naming the applicable Borrower as “Debtor” with respect to any Collateral;

(vii)the commingling of Collections with any other funds;

(viii)any investigation, litigation or proceeding related to this Agreement or the use of proceeds of Loans made pursuant to this Agreement or any other Loan Document delivered hereunder or in respect of any of the Collateral;

(ix)the grant by any Borrower of a security interest in any Collateral in violation of any applicable law, rule or regulation;

provided, however, that the Loan Parties shall not be required to indemnify any Indemnified Party for any damages, losses, claims, liabilities, costs or expenses (x) directly resulting from the gross negligence, fraud or willful misconduct of such Indemnified Party as determined in a final non‑appealable judgment by a court of competent jurisdiction or (y) constituting Excluded Taxes.  Any amounts subject to the indemnification provisions of this Section 8.01 shall be paid by the Loan Parties to the related Indemnified Party within five (5) Business Days following written demand therefor.

SECTION 8.02.  Limited Liability of Parties

.  No Indemnified Party shall have any liability (whether in contract, tort or otherwise) to the Loan Parties, except to the extent such liability is determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence, fraud or willful misconduct.

ARTICLE IX
THE ADMINISTRATIVE AGENT; THE COLLATERAL AGENT

SECTION 9.01.  Authorization and Action

.  Each Lender hereby appoints and authorizes the Administrative Agent (and, upon designation thereof by the Administrative Agent, each Servicing Agent) to take such action as agent on its behalf (including execution of the other Loan Documents) and to exercise such powers under this Agreement as are delegated to the Administrative Agent (or such Servicing Agent) by the terms of the Loan Documents, together with such powers as are reasonably incidental thereto.  The Administrative Agent hereby appoints and authorizes the Collateral Agent to take such action as agent on its behalf with respect to the Mortgages (including execution of any Mortgages) and to exercise such powers under this Agreement as are delegated to the Collateral Agent by the terms of the Loan Documents, together with such powers as are reasonably incidental thereto.  Except for the Borrowers’ rights to approve a successor Administrative Agent as provided in Section 9.07, the provisions of this Article IX are solely for the benefit of the Administrative Agent, the Collateral Agent and the Lenders (except to the extent that the provisions of Section 9.07 benefit the Borrowers and/or the Borrower Representative) and the Borrowers shall not have any rights as a third-party beneficiary or otherwise under any of the other provisions hereof.  The Administrative Agent and the Collateral Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents.  Without limiting the generality of the foregoing, (a) neither the Administrative Agent nor the Collateral Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) neither the Administrative Agent nor the Collateral Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent (or the Collateral Agent as directed by the Administrative Agent) is required to exercise in writing including as directed by the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in this Agreement); provided that neither the Administrative Agent nor the Collateral Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent or the Collateral Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under the Bankruptcy Code or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of the Bankruptcy Code, and (c) except as expressly set forth in the Loan Documents, neither the Administrative Agent nor the Collateral Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Relevant Party or any of their respective Subsidiaries that is communicated to or obtained by the Administrative Agent or the Collateral Agent or any of its Affiliates in any capacity.

SECTION 9.02.  Agents’ Reliance, Etc,

  None of the Administrative Agent, the Collateral Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or the Administrative Agent or the Collateral Agent under or in connection with this Agreement (i) with the consent or at the request of the Majority Lenders or (ii) in the absence of its or their own gross negligence, fraud or willful misconduct.  Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent or the Collateral Agent, as applicable, by a Borrower or a Lender, and neither the Administrative Agent nor the Collateral Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, or (v) the satisfaction of any condition set forth in Article III or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or the Collateral Agent, as applicable.  Without limiting the generality of the foregoing, the Administrative Agent and the Collateral Agent: (i) may reasonably consult with legal counsel (including counsel for the Borrowers), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by electronic mail) believed by it to be genuine and signed or sent by the proper party or parties.  The Administrative Agent and the Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  Each of the Administrative Agent and the Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.

SECTION 9.03.  Agents and Affiliates

.  Each of the Administrative Agent and the Collateral Agent, as applicable, shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent or the Collateral Agent, as applicable, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Loan Parties or any Subsidiary of a Loan Party or other Affiliate thereof and any Person who may do business with or own securities of the Loan Parties or any of their respective Affiliates, all as if such Persons were not Lenders and/or Administrative Agent and/or Collateral Agent and without any duty to account therefor to any Lender.

SECTION 9.04.  Lender’s Loan Decision

.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender or any of their respective Affiliates, and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and, if it so determines, to make a Loan hereunder.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender or any of their respective Affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement.

SECTION 9.05.  Delegation of Duties

.  Each of the Administrative Agent and the Collateral Agent may delegate any of its duties under this Agreement by or through sub-agents, service providers or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any sub-agents, service providers (including any Servicing Agents) or attorneys-in-fact selected by it with reasonable care in the absence of the Administrative Agent’s gross negligence, fraud or willful misconduct.  The Loan Parties will reimburse the Administrative Agent and the Collateral Agent for any fees, costs or expenses incurred by the Administrative Agent and the Collateral Agent, respectively, with respect to any agents, service providers or attorneys-in-fact appointed by the Administrative Agent or the Collateral Agent pursuant to this Section.

SECTION 9.06.  Indemnification

.  Each Lender severally agrees to indemnify the Administrative Agent, the Collateral Agent and their respective directors, officers, employees, affiliates, advisors and sub-agents and the parent company or holding company that controls such Person (the “Indemnified Agent Parties”) (to the extent not reimbursed by the Loan Parties, the Equity Owner pursuant to the Equity Owner Guaranty, Limited Indemnitor pursuant to the Limited Indemnity Agreement or Sponsor pursuant to the Sponsor Guaranty), ratably according to such Lender’s Lender Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Indemnified Agent Party in any way relating to or arising out of this Agreement or any action taken or omitted by such Indemnified Agent Party under this Agreement; provided, that no Lender shall be required to indemnify any Indemnified Agent Party to the extent of any amounts resulting from the gross negligence, fraud or willful misconduct of such Indemnified Agent Party.  Without limitation of the generality of the foregoing, each Lender agrees to reimburse each of the Administrative Agent and the Collateral Agent, ratably according to such Lender’s Lender Percentage, promptly upon demand, for any reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent and the Collateral Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement.

SECTION 9.07.  Successor Agents

.   Each of the Administrative Agent and the Collateral Agent may, upon thirty (30) days’ notice to the Borrower Representative, each Lender and each other party hereto, resign as Administrative Agent or Collateral Agent, as applicable.  Any successor Collateral Agent shall be appointed by the Administrative Agent subject to providing notice thereof to the Lenders and upon such appointment such successor agent shall succeed to the rights, powers and duties of the Collateral Agent, and references herein to the Collateral Agent shall mean such successor agent, effective upon its appointment; and such former Collateral Agent’s rights, powers and duties in such capacity shall be terminated, without any other or further act or deed on the part of such former Collateral Agent or any of the parties to this Agreement.  If any party shall resign as Administrative Agent under this Agreement, then, the Majority Lenders and, if no Event of Default has occurred and is continuing, the Borrowers, during such thirty-day period shall appoint a successor agent, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and references herein to the Administrative Agent shall mean such successor agent, effective upon its appointment; and such former Administrative Agent’s rights, powers and duties in such capacity shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement.  After any retiring Administrative Agent’s or Collateral Agent’s resignation hereunder as such agent, the provisions of Article VIII, this Article IX and Section 10.09 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Collateral Agent, as applicable, under this Agreement.

SECTION 9.08.  Enforcement and Collateral Matters

.

(a)The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent or the Collateral Agent) authorized to act for, any other Lender.  The Administrative Agent (and the Collateral Agent as directed by the Administrative Agent) shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on the Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.

(b)Each of the Administrative Agent and the Collateral Agent in such capacity is a “representative” and “agent” of the Secured Parties within the meaning of the term “secured party” as defined in the New York Uniform Commercial Code.  Each Lender authorizes the Administrative Agent and the Collateral Agent to enter into each of the Collateral Documents to which it is a party, the Limited Indemnity Agreement, Sponsor Guaranty and the Equity Owner Guaranty and to take all action contemplated by such documents.  Each Lender agrees that no Secured Party (other than the Administrative Agent or the Collateral Agent as directed by the Administrative Agent) shall have the right individually to seek to realize upon the security granted by any Collateral Document or any rights granted under any of the Limited Indemnity Agreement, Sponsor Guaranty or the Equity Owner Guaranty, it being understood and agreed that such rights and remedies may be exercised solely by the Administrative Agent (and the Collateral Agent as directed by the Administrative Agent) for the benefit of the Secured Parties upon the terms of such documents.  In the event that any Collateral is hereafter pledged by any Person as collateral security for the Obligations, each of the Administrative Agent and the Collateral Agent is hereby authorized, and is hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent or the Collateral Agent on behalf of the Secured Parties.  The Lenders hereby authorize the Administrative Agent (and the Collateral Agent as directed by the Administrative Agent), at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent (or the Collateral Agent) upon any Collateral (i) as described in Section 2.16; (ii) as permitted by, but only in accordance with, the terms of the applicable Loan Document; or (iii) if approved, authorized or ratified in writing by the Majority Lenders, unless such release is required to be approved by all of the Lenders hereunder.  Upon request by the Administrative Agent or the Collateral Agent at any time, the Lenders shall confirm in writing the Administrative Agent’s (or the Collateral Agent’s) authority to release particular types or items of Collateral pursuant hereto.  Upon any sale or transfer of assets constituting Collateral which is permitted pursuant to the terms of any Loan Document, or consented to in writing by the Majority Lenders or all of the Lenders, as applicable, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) take, or shall instruct the Collateral Agent to take, such actions as set forth in Section 2.16; provided, however, that (i) neither the Administrative Agent nor the Collateral Agent shall be required to execute any such document on terms which, in the Administrative Agent’s or the Collateral Agent’s opinion, would expose the Administrative Agent or the Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) the Administrative Agent or the Collateral Agent may require the Borrowers to confirm prior to any release that such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of any Borrower or any other Loan Party in respect of) all interests retained by the Borrowers or any other Loan Party, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral.

ARTICLE X
MISCELLANEOUS

SECTION 10.01.  Amendments, Etc.

(a)No waiver of any provision of this Agreement nor consent to any departure by the Loan Parties therefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and the Majority Lenders and acknowledged by the Calculation Agent and the Paying Agent and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)No amendment to this Agreement shall be effective unless the same shall be in writing and signed by each of the Loan Parties, the Administrative Agent and the Majority Lenders and acknowledged by the Calculation Agent and the Paying Agent; provided, however, that no such amendment shall:

(i)extend the Maturity Date (other than pursuant to an Extension Term) without the written consent of each Lender directly affected thereby;

(ii)extend the date of any payment or deposit of Collections by the Borrowers or the time of payment of the principal amount of, or accrued interest on, the Loans without the written consent of each Lender;

(iii)other than in connection with a Transfer permitted under Section 5.05(c) or Section 5.05(f), release the security interest in or transfer all or a substantial portion of the Collateral or release the guarantee of any Guarantor (except as specifically permitted in such guarantee), in each case, without the written consent of the Majority Lenders;

(iv)otherwise amend, modify or waive any provision of the guarantee of any Guarantor without the written consent of the Majority Lenders;

(v)change the outstanding principal amount of the Loan made by any Lender hereunder or reduce the rate of interest thereon other than as provided herein without the written consent of such Lender;

(vi)change the amount of any Lender’s Commitment other than as provided herein without the written consent of such Lender;

(vii)amend, modify or waive any provision of the definitions of “Majority Lenders” or “Collateral” or this Section 10.01 without the written consent of the Majority Lenders;

(viii)amend Section 10.07 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of the Majority Lenders;

(ix)amend, modify or waive any provision of Section 5.05(b), (c), (d), (f), (g) or (h) without the written consent of the Majority Lenders;

(x)amend, modify or waive any provision of Section 5.05(b) or (h) to the extent the effect of any such amendment, modification or waiver would permit the Borrowers to grant Mortgages on the Financed Properties to any Person other than the Administrative Agent or the Collateral Agent in its capacity as Administrative Agent or Collateral Agent under this Agreement with a priority senior to that of the Administrative Agent or the Collateral Agent hereunder without the written consent of the Majority Lenders; or

(xi)other than in connection with a Transfer permitted under Section 5.05(c) or Section 5.05(f), consent to or permit the assignment or transfer by the Loan Parties or any of their rights and obligations under this Agreement or of any of their right, title or interest in or to the Collateral without the written consent of the Majority Lenders;

provided, however, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Calculation Agent or the Paying Agent hereunder without the prior written consent of the Calculation Agent or the Paying Agent, as applicable.  For purposes of this Section 10.01, each Approved Participant to whom a related Assigning Lender assigned its voting rights shall be deemed to be a “Lender” whose consent shall be required to the same extent as consent of any other Lender that would otherwise be required.

Notwithstanding anything to the contrary contained in this Section 10.01, guarantees, collateral security documents and related documents executed by Loan Parties in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended, supplemented and waived with the consent of the Administrative Agent at the request of the Borrower Representative without the need to obtain the consent of any other Lender if such amendment, supplement or waiver is delivered in order (i) to comply with local law or advice of local counsel, (ii) to cure ambiguities, omissions, mistakes or defects or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.

SECTION 10.02.  Notices, Etc.

  All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including communication by electronic mail) and shall be personally delivered or sent by registered mail, return receipt requested, or by overnight courier or by electronic mail, to each party hereto, at its address set forth on Schedule III or at such other address as shall be designated by such party in a written notice to the other parties hereto.  All such notices and communications shall be effective, upon receipt, or in the case of overnight courier, two (2) days after being deposited with such courier, or, in the case of notice by electronic mail, when electronic confirmation of receipt is obtained, in each case addressed as aforesaid.  Any notice delivered to the Borrower Representative shall be deemed to have been delivered to all of the Borrowers.

SECTION 10.03.  Assignability

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(a)Any Lender may assign to any assignee that is not a Competitor (provided that no assignments shall be made to any Loan Party or its Affiliates or to a natural Person) all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loan owing to it), without the prior written notice and without prior written consent of the Borrower Representative; provided that no consent of the Borrower Representative shall be required for an assignment by a Lender to any assignee if a Default or Event of Default has occurred and is continuing; provided, further, that the Borrower Representative shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof.

(b)With respect to any assignment hereunder

(i)each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement, and shall be in a minimum amount of $5,000,000, and

(ii)the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with a processing and recordation fee of $2,500.

(c)Upon such execution, delivery, acceptance and recording from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party to this Agreement and, to the extent that rights and obligations under this Agreement have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (y) the assigning Lender shall, to the extent that rights and obligations have been assigned by it pursuant to such Assignment and Acceptance, relinquish such rights and be released from such obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).  At all times during which the Loans are outstanding, the Administrative Agent shall maintain at its address referred to in Section 10.02 of this Agreement (or such other address of the Administrative Agent notified by the Administrative Agent to the other parties hereto) a register as provided herein (the “Register”).  The names and addresses of the Lenders, the Aggregate Loan Principal Balance (and stated interest of the Loans) and any interests therein, and any Assignments and Acceptances of the Aggregate Loan Principal Balance or any interest therein delivered to and accepted by the Administrative Agent, shall be registered in the Register, and the Register shall serve as a record of ownership that identifies the owner of the Aggregate Loan Principal Balances (and stated interest of the Loans) and any interest therein.  Notwithstanding any other provision of this Agreement, no transfer of the Aggregate Loan Principal Balances or any interest therein shall be effective unless and until such transfer has been recorded in the Register.  The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as a Lender, as the case may be, under this Agreement for all purposes of this Agreement.  This Section 10.03(c) shall be construed so that the Aggregate Loan Principal Balance and any interest therein is maintained at all times in “registered form” within the meaning of Sections 163(f), 871(h) and 881(c) of the Code. Solely for the purposes of this Section 10.03(c), the Administrative Agent will act as a non-fiduciary agent of the Borrowers.  The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d)Upon its receipt of an Assignment and Acceptance, the Administrative Agent shall, if such Assignment and Acceptance has been duly completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers and to the Calculation Agent.

(e)Any Lender may, without prior written notice to or prior written consent of any Loan Party (except in the case of participations to Approved Participants as described below), sell participations to one or more Persons other than a Competitor (each, a “Participant”) in all or a portion of its rights and obligations hereunder (including its outstanding Loan); provided that following the sale of a participation under this Agreement (i) the obligations of such Lender  shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which such Lender sells such a participation shall provide that the Participant shall not have any right to direct the enforcement of this Agreement or the other Loan Documents or to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (i) increases the Commitment participated to such Participant, (ii) reduces the amount of principal or Interest that is payable on account of such Lender’s Loan or delays any scheduled date for payment thereof, (iii) reduces any fees payable by the Borrowers to the Administrative Agent (to the extent relating to payments to the Participant) or delays any scheduled date for payment of such fees, (iv) extends the Maturity Date (other than pursuant to an Extension Term), (v) other than as permitted by this Agreement, releases the security interest in substantially all of the Collateral or releases guarantees of all or substantially all Guarantors or (vi) amends, modifies or waives any provision of the definition of “Majority Lenders” or Section 10.01.  The Borrowers acknowledge and agree that any Lender’s source of funds may derive in part from its Participants.  Accordingly, references in Section 2.09 or Section 2.10 and the other terms and provisions of this Agreement and the other Loan Documents to determinations, reserve and capital adequacy requirements, expenses, increased costs, reduced receipts and the like as they pertain to the Lenders shall be deemed also to include those of its Participants.  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.09, 2.10, 2.11 and 2.12 (subject to the requirements and limitations therein, including the requirements under Section 2.12(f) it being understood that the documentation required under Section 2.12(f) shall be delivered to the participating Lender by the Lender that sold the participation)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (a) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.21 as if it were an assignee under paragraph (a) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.09, 2.10, 2.11 or 2.12, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in such Lender’s Loan or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or as necessary for any Borrower, the Administrative Agent or the U.S. Withholding Agent to satisfy its obligations under FATCA.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.  Notwithstanding the foregoing, the sales of participations to Approved Participants shall be subject to prior written consent (which consent shall not be unreasonably withheld) of the Borrower Representative and the Administrative Agent; provided that no consent of the Borrower Representative shall be required under the circumstances set forth in Section 10.03(a).  For the avoidance of doubt, it is understood and agreed that no Participant shall have the additional rights and obligations granted to each “Approved Participant” under this Agreement unless the assignment to such Participant has been approved by the Borrower Representative and the Administrative Agent (and, if applicable, the related assigning Lender has assigned its voting rights to such Participant) as further described in the definition of “Approved Participant”.

(f)The Loan Parties may assign all of their respective rights and obligations hereunder and all interest herein in the event of a portfolio sale subject to (i) the approval thereof by the Administrative Agent and the Majority Lenders in their sole discretion, (ii) payment by the Borrowers to each Lender of a fee (collectively, the “Assignment Fees”) equal to (A) if such assignment occurs on or prior to June 15, 2018, the product of (x) one percent (1%) and (y) each Lender’s Lender Percentage of the Aggregate Loan Principal Balance as of such date or (B) thereafter, the product of (x) one-half percent (0.50%) and (y) each Lender’s Lender Percentage of the Aggregate Loan Principal Balance as of such date, and (iii) the negotiation of revised guarantees, security agreements, financial covenants, certificates, opinion letters, the completion of due diligence and “know your customer” requirements, credit approval and the receipt of any other documents or items as may be deemed necessary by the Administrative Agent in its sole discretion.

(g)Notwithstanding any other provision of this Agreement to the contrary, any Lender may at any time pledge or grant a security interest in all or any portion of its rights (including rights to payment of the principal balance of the Loan made by such Lender and Interest with respect thereto) hereunder to secure obligations of such Lender to a Federal Reserve Bank, without notice to or consent of the Borrowers or the Administrative Agent; provided, that no such pledge or grant of a security interest shall (x) release a Lender from any of its obligations hereunder or substitute any such pledgee or grantee for such Lender as a party hereto or (y) create any additional, or modify any existing, obligations of the Borrowers under this Agreement or any other Loan Document.

SECTION 10.04.  Consent to Jurisdiction

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(a)Each Loan Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind whatsoever, whether in law or equity, or whether in contract or tort or otherwise, against any other party or any other Person in any way relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, in any forum other than the courts of the State of New York sitting in Borough of Manhattan and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each Loan Party irrevocably and unconditionally submits to the exclusive jurisdiction, and the Administrative Agent, the Collateral Agent, each Lender and each Servicing Agent party hereto submits to the non-exclusive jurisdiction, of such courts and agrees that any such action, litigation or proceeding may be brought in any such New York State court or, to the fullest extent permitted by applicable law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing herein or in any other Loan Document shall affect any right that the Administrative Agent, the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to any Collateral or any Financed Properties in the courts of any jurisdiction where any such Collateral or Financed Property is located.

(b)Each party hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court referred to in Section 10.04(a).  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

SECTION 10.05.  WAIVER OF JURY TRIAL

.  EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER LOAN

DOCUMENT OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.05 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 10.06.  Right of Setoff

.  Subject to Section 10.07, each Secured Party is hereby authorized (in addition to any other rights it may have) at any time after the occurrence and during the continuance of an Event of Default, or at any time that any Obligation of a Borrower hereunder is due and payable, to set off, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Secured Party to, or for the account of, such Borrower against the amount of the Obligations owing by such Borrower to such Person.

SECTION 10.07.  Ratable Payments

.  If any Lender, whether by setoff or otherwise, has payment made to it with respect to any Obligations in a greater proportion than that received by any other Lender entitled to receive a ratable share of such payment, such Lender agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Obligations so that after such purchase each Lender will hold its ratable proportion of such Obligations; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

SECTION 10.08.  Limitation of Liability

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(a)No claim may be made by any party hereto against any other party hereto or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Loan Document, or any act, omission or event occurring in connection herewith or therewith, except to the extent such damages are recovered by third parties in connection with claims made by third parties that are indemnified under this Agreement; and each party hereto hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor; provided that, for the avoidance of doubt, the foregoing limitations shall not be applicable to (i) interest, fees or other amounts that are due and payable under the Loan Documents or (ii) damages that are recovered by third parties in connection with claims made by such third parties that constitute amounts subject to the indemnification provisions of Article VIII.

(b)No recourse under any obligation, covenant or agreement of any party contained in this Agreement or in any other Loan Document shall be had against any incorporator, stockholder, officer, director, member, manager, employee or agent of such party or any of its Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement and each other Loan Document is solely a corporate obligation of such party, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee or agent of any party or any of its Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of such party contained in this Agreement or any other Loan Document, or implied therefrom, and that any and all personal liability for breaches by any party of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement and each other Loan Document; provided that the foregoing shall not relieve any such Person from any liability it might otherwise have as a result of fraudulent actions taken or fraudulent omissions made by them.  For the avoidance of doubt, to the extent that any Relevant Party is a member, manager, partner, trustee, beneficiary or agent of any other Relevant Party, nothing in this paragraph shall limit such Relevant Party’s obligations under any Loan Document to which it is a party.

SECTION 10.09.  Costs, Expenses

. In addition to the rights of indemnification under Article VIII hereof, the Borrowers and Sponsor, jointly and severally, agree to pay to the Administrative Agent, the Collateral Agent, the Calculation Agent, the Paying Agent, the Diligence Agent and each Lender promptly after written demand therefor (i) all reasonable out-of-pocket costs and expenses of the Administrative Agent, the Collateral Agent, the Calculation Agent, the Paying Agent, the Diligence Agent and each Lender in connection with the preparation, execution, delivery and administration (including any requested amendments, waivers or consents) of this Agreement and the other documents to be delivered in connection herewith, including all expenses of Modeling, all due diligence expenses (whether pre-closing, in connection with any Borrowing Request or otherwise, including the cost of obtaining Broker Price Opinions, inspections of Properties or with respect to cash management audits of the Loan Parties), and the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent, the Collateral Agent, the Calculation Agent, the Paying Agent and the Diligence Agent with respect thereto and advising the Administrative Agent, the Collateral Agent, the Calculation Agent, the Paying Agent, the Diligence Agent and each Lender as to their respective rights and remedies under this Agreement and the other agreements executed in connection herewith, (ii) all out-of-pocket costs and expenses (including fees and expenses of counsel), incurred by the Administrative Agent, the Collateral Agent and each Lender in connection with the enforcement or protection of their rights under this Agreement and the other agreements and documents to be delivered in connection herewith, (iii) all reasonable out-of-pocket costs and expenses (including reasonable fees and expenses of counsel), incurred by the Administrative Agent, the Collateral Agent or the Diligence Agent in connection with quarterly lien searches related to the Eligible Properties which lien searches shall be performed in accordance with the lien search process set forth on Exhibit Z attached hereto (it being understood that any failure by the Diligence Agent to follow the lien search process set forth on Exhibit Z does not relieve the Loan Parties from its obligation to pay the amounts set forth in this clause (iii)) and (iv) all unreimbursed costs and expenses due and payable to the Administrative Agent, the Collateral Agent, the Calculation Agent, the Paying Agent, the Diligence Agent and each Lender under the Existing Agreement.  Notwithstanding the foregoing, this Section 10.09 shall not apply to costs and expenses that are Taxes, which shall be governed by Section 2.12.

SECTION 10.10.  Confidentiality

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(a)By accepting delivery of this Agreement, each Relevant Part party hereto agrees not to disclose to any Person the terms of this Agreement or the other Loan Documents (including any pricing and other terms provided by the Administrative Agent or the Lenders) or the amount or terms of any fees payable to the Administrative Agent or the Lenders (collectively, the “Product Information”) in connection with the transactions contemplated by this Agreement (the “Transactions”), except (i) to its and Affiliates’ and direct and indirect equity owners and to its and its Affiliates’ and direct and indirect equity owners’ officers, directors, employees, agents, accountants, tax advisors, legal counsel and other representatives (collectively, the “Borrower Parties”) who have a need to know the Product Information in connection with the Transaction and who agree to be bound by the provisions of this section applicable to such Relevant Party, (ii) in connection with any legal or regulatory action or proceeding relating to this Agreement or the transactions contemplated hereby or the exercise of any remedies hereunder, (iii) to extent required by applicable law, regulation (including, without limitation, any stock exchange or related regulatory requirement), subpoena or other legal process (provided that the Product Information shall be redacted in a manner reasonably satisfactory to the Administrative Agent and Lenders to the extent permitted under such applicable law, regulation, subpoena or other legal process) or in connection with the enforcement or protection of their rights under this Agreement and the other Loan Documents, (iv) to the extent requested by any Governmental Authority having jurisdiction over the Loan Parties or the Borrower Parties, or (v) to any Rating Agency; provided, in each case in this clause (v), such recipients agree to be bound by the provisions of this section applicable to the Loan Parties.  The Relevant Parties shall be responsible for any failure of any Borrower Party to comply with the provisions of this clause (a).

(b)The Administrative Agent, the Diligence Agent, the Calculation Agent, the Paying Agent and the Lenders shall not disclose to any Person (1) the confidential or proprietary information regarding the business or Properties of the Borrowers or any other Loan Party, furnished to (whether by a Loan Party or any other party) the Administrative Agent, the Diligence Agent, the Calculation Agent, the Paying Agent and/or the Lenders in connection with the Transaction and (2) any information contained in any Property File, including, without limitation, with respect to any Tenant (the “Borrower Information”), except (i) to their respective Affiliates’ officers, directors, employees, agents, accountants, legal counsel, tax advisors and other representatives (collectively, the “Lender Representatives”) who have a need to know the Borrower Information for the purpose of assisting in the negotiation and completion of the Transaction and who agree to be bound by the provisions in this section applicable to the Administrative Agent and the Lenders, (ii) to the extent required by applicable law, regulation, subpoena or other legal process or in connection with the enforcement or protection of their rights under this Agreement and the other Loan Documents, (iii) to the extent requested or pursuant to supervisory oversight by any governmental or regulatory authority having jurisdiction over the Administrative Agent, the Lenders, the Lenders or any Lender Representative, (iv) to any Rating Agency, including in compliance with Rule 17g-5 under the Securities Exchange Act of 1934 or any similar rule or regulation in any relevant jurisdiction, (v) to any Servicing Agent, Administrative Agent, Diligence Agent, Paying Agent, Calculation Agent, the Counterparty, any Approved Counterparty or any Lender or any other Person that is involved in the administration of the Transaction, (vi) information which is recorded and filed in public records by the Borrower or any of its Affiliates, or (vii) to any assignee, prospective assignee, participant or prospective participant which is not prohibited from being an assignee or participant and which agrees in writing to be bound by the confidentiality provisions set forth in this Section 10.10(b).  The Administrative Agent and each Lender, as the case may be, will be responsible for any failure of any related Lender Representative to comply with the provisions of this Section 10.01(b).

SECTION 10.11.  No Waiver; Remedies

.  No failure on the part of the Administrative Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 10.12.  GOVERNING LAW

.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS).

SECTION 10.13.  Execution in Counterparts

.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by electronic mail in a “.pdf” file shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10.14.  Integration; Binding Effect; Survival of Termination

.  This Agreement and the other Loan Documents executed by the parties hereto on the Closing Date and the Restatement Effective Date contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy).  Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until the Final Collection Date; provided, however, that the provisions of Sections 2.09, 2.10, 2.11, 2.12 and Article VIII, the provisions of Sections 10.06, 10.09, 10.10, 10.11 and 10.12 and the representations and warranties of the Relevant Parties in this Agreement, shall survive any termination of this Agreement.

SECTION 10.15.  USA Patriot Act

.  Each Lender hereby notifies the Borrowers and each other Loan Party that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001), as amended) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrowers and each other Loan Party, which information includes the name and address of the Borrowers and each other Loan Party and other information that will allow such Lender to identify the Borrowers and each other Loan Party in accordance with the Patriot Act. The Borrowers and each other Loan Party shall promptly provide such information upon request by any Lender.  The parties hereto acknowledge that in accordance with requirements established under the Patriot Act, each of the Paying Agent and the Calculation Agent, in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Paying Agent or Calculation Agent.  Each party hereby agrees that it shall provide the Paying Agent or Calculation Agent, as applicable, with such information in its possession as the Paying Agent or the Calculation Agent may reasonably request from time to time in order to comply with any applicable requirements of the Patriot Act.

SECTION 10.16.  OFAC

.  Notwithstanding any other provision of this Agreement, no Lender will assign its rights and obligations under this Agreement, or sell participations in its rights and/or obligations under this Agreement, to any Person who is (a) listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation or (b) either (i) included within the term of “designated national” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (ii) designated under Sections l(a), 1(b), 1(c), or 1(d) of Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001) or similarly designated under any related enabling legislation or any other similar executive orders.

SECTION 10.17.  Borrower Representative

.  The Borrower Representative is hereby appointed by each of the Borrowers as its contractual representative hereunder and under each other Loan Document to which any Borrower is a party, and each of the Borrowers irrevocably authorizes the Borrower Representative to act as the contractual representative of such Borrower with the rights and duties expressly set forth herein and in such other Loan Documents and as their agent to receive any and all payments and other amounts due such Borrower hereunder or in any such other Loan Documents.  All amounts received by the Borrower Representative hereunder shall be deposited into the Collection Account; provided that the foregoing requirement shall not restrict any Borrower from making any Restricted Junior Payment of funds received by the Borrower Representative pursuant to Section 2.06(c)(ix) if such funds could be distributed as a Restricted Junior Payment by such Borrower pursuant to Section 5.05(l) on such date.

SECTION 10.18.  Cross-Collateralization; Waiver of Marshalling of Assets.

(a)Each Borrower agrees that the Mortgages will be cross-collateralized and cross-defaulted with each other so that (i) upon the occurrence and during the continuance of any Event of Default, an event of default shall be deemed to have occurred under each of the Mortgages regardless of whether the event constituting such Event of Default related to any particular Financed Property or any particular Borrower; (ii) each Mortgage shall constitute security for each promissory note issued pursuant to Section 2.01(f) and all Obligations as if a single blanket lien were placed on all of the Financed Properties as security for such notes and Obligations; and (iii) such cross-collateralization shall in no event be deemed to constitute a fraudulent conveyance.

(b)To the fullest extent permitted by law, each of the Borrowers, for itself and its successors and assigns, waives all rights to a marshalling of the assets of such Borrower, such Borrower’s partners and others with interests in such Borrower, and of the Financed Properties, or to a sale in inverse order of alienation in the event of foreclosure of any Mortgage and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of any Secured Party under the Loan Documents to a sale of the Financed Properties for the collection of the Obligations without any prior or different resort for collection or of the right of any Secured Party to the payment of the Obligations out of the net proceeds of the Financed Properties in preference to every other claimant whatsoever.  In addition, each of the Borrowers, for itself and its successors and assigns, waives in the event of foreclosure of any Mortgage any equitable right otherwise available to such Borrower which would require the separate sale of the Financed Properties or require any Secured Party to exhaust its remedies against any Financed Property or any combination of the Financed Properties before proceeding against any other Property or combination of Financed Properties; and further in the event of such foreclosure such Borrower does hereby expressly consent to and authorize, at the option of the applicable Secured Party, the foreclosure and sale either separately or together of any combination of the Financed Properties.

SECTION 10.19.  No Advisory or Fiduciary Responsibility

.  The Administrative Agent, the Collateral Agent, the Paying Agent, the Calculation Agent, the Diligence Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders Parties”), may have economic interests that conflict with those of the Relevant Parties, their equityholders and/or their Affiliates.  Each Relevant Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender Party, on the one hand, and such Relevant Party, its equityholders or its Affiliates, on the other (other than the non-fiduciary agency specified in Section 10.03(c)).  The Relevant Parties acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lender Parties, on the one hand, and the Relevant Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender Party has assumed an advisory or fiduciary responsibility in favor of any Relevant Party, its equityholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender Party has advised, is currently advising or will advise any Relevant Party, its equityholders or its Affiliates on other matters) or any other obligation to any Relevant Party except the obligations expressly set forth in the Loan Documents and (y) each Lender Party is acting solely as principal and not as the agent or fiduciary of any Relevant Party, its management, equityholders, creditors or any other Person.  Each Relevant Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.  Each Relevant Party agrees that it will not claim that any Lender Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Relevant Party, in connection with such transaction or the process leading thereto.

SECTION 10.20.  Access to Information; Usury Savings

.

(a)Concurrently with the delivery of any notice, report, valuation, inspection, Property File, document or other deliverable under this Agreement (other than any reports, documents or other deliverables in connection with the Borrowing Request), the other Loan Documents or the servicer agreement between the Administrative Agent and the Diligence Agent, the party required to provide such notice or deliver such deliverable, including, without limitation, the Loan Parties, the Administrative Agent, the Paying Agent, the Calculation Agent and the Diligence Agent, shall post the same to an internet data site (each, a “Data Site”) to which all of the Lenders have access and which provides prompt email notification to the Lenders of such posting.  For the avoidance of doubt, each of the Paying Agent and the Calculation Agent shall be entitled to maintain its own website for such purpose so long as the conditions with respect to access thereto set forth this Section 10.20 are satisfied.  Any notice or deliverable required to be delivered by any Relevant Party shall be deemed to be delivered on the date such notice or deliverable is posted to the internet data site if posted prior to 4:00 p.m. New York time on such date.

(b)This Agreement and the other Loan Documents are subject to the express condition that at no time shall any Borrower be required to pay interest on the Obligations at a rate which could subject any Lender, the Administrative Agent, the Calculation Agent or any Servicing Agent to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate.  If by the terms of this Agreement or the other Loan Documents, any Borrower is at any time required or obligated to pay interest on the Obligations at a rate in excess of the Maximum Legal Rate, the Interest Rate shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.  All sums paid or agreed to be paid to any Lender, the Administrative Agent, the Calculation Agent or any Servicing Agent for the use, forbearance, or detention of the sums due under the Loans, shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term of the Loans until payment in full so that the rate or amount of interest on account of the Loans does not exceed the Maximum Legal Rate from time to time in effect and applicable to the Loans for so long as the Loans are outstanding.

SECTION 10.21.  Arizona Provisions

.  The following Arizona provisions are not intended to, and do not, limit the express choice of New York law set forth in Section 10.12 of this Agreement and as set forth in the other Loan Documents, and are set forth herein, if and to the extent that, notwithstanding the choice of law provisions contained in this Agreement and the other Loan Documents, Arizona law is held to govern any Mortgage encumbering a Property located in Arizona or any other Loan Document.  Each Loan Party hereby expressly waives any and all defenses and discharges available to a surety, guarantor or accommodation co-obligor, including, without limitation, the benefits of Arizona Revised Statutes Sections 12-1641 through 12-1646 and Rule 17(f) of the Arizona Rules of Civil

Procedure, and the benefits, if any, of Arizona Revised Statutes Section 33-814, in each case as amended, and any successor statutes or rules, or any similar statute.

SECTION 10.22.  California Provisions

. The following California provisions, other than the representations and covenants contained in Section 10.22(a), are not intended to, and do not, limit the express choice of New York law set forth in Section 10.12 of this Agreement and as set forth in the other Loan Documents, and are set forth herein, if and to the extent that, notwithstanding the choice of law provisions contained in this Agreement and the other Loan Documents, California law is held to govern any Mortgage encumbering a Financed Property located in California or any other Loan Document:

(a)Border Zone.  The Borrower Representative shall promptly (and in any event within five (5) Business Days) notify Administrative Agent in writing of the discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Financed Property located in California that is reasonably likely to cause such Financed Property or any part thereof to be designated as Border Zone Property.

(b)Waiver of Offset.  Notwithstanding anything contained herein to the contrary, no portion of any of the Obligations shall be or be deemed to be offset or compensated by all or any part of any claim, cause of action, counterclaim, or cross-claim, whether liquidated or unliquidated, that any Borrower may have or claim to have against any other Borrower or Loan Party.  Borrowers hereby waive, to the fullest extent permitted by applicable law, the benefits of California Code of Civil Procedure Section 431.70.

(c)California Waivers.

(i)To the extent applicable, each Borrower hereby expressly (A) waives any right it may have under California Civil Code § 2954.10 to prepay any Loan in whole or in part, without penalty, upon acceleration of the Maturity Date; provided, however, such waiver shall not require any Borrower to pay any amounts not required under this Agreement; and (B) agrees that if a prepayment of any or all of any Loan is made, the applicable Borrower shall be obligated to pay, concurrently therewith, any Fees applicable thereto.  By initialing this provision in the space provided below, the Loan Parties hereby declare that the Lenders’ agreement to make the subject Loan at the interest rate and for the term set forth herein constitutes adequate consideration, given individual weight by the undersigned, for this waiver and agreement.

(ii)To the extent applicable, nothing herein shall be deemed to limit the right of the Lenders to recover, in accordance with California Code of Civil Procedure Section 736 (as such Section may be amended from time to time), any costs, expenses, liabilities or damages, including attorneys’ fees and costs, incurred by the Lenders and/or the Administrative Agent and arising from the breach of any covenant, obligation, liability, representation or warranty contained in any environmental indemnity agreement given to the Administrative Agent and/or the Lenders in connection with the Loans (including, without limitation, the environmental indemnity provisions of the Environmental Indemnity), or any order, consent decree or settlement relating to the cleanup of Hazardous Substances or any other “environmental provision” (as defined in such Section 736) relating to any Financed Property or any portion thereof or the right of Secured Parties to waive, in accordance with California Code of Civil Procedure Section 726.5 (as such Section may be amended from time to time), the security of any Mortgage as to any Financed Property that is “environmentally impaired” or is an “affected parcel” (as such terms are defined in such Section 726.5), and as to any personal property attached to such parcel, and thereafter to exercise against any Borrower, to the extent permitted by such Section 726.5, the rights and remedies of any unsecured creditor, including reduction of any of the Secured Parties’ claims against any Borrower to judgment, and any other rights and remedies permitted by law.

BORROWER REPRESENTATIVE’S INITIALS AS TO SUBCLAUSES (i) and (ii) ABOVE:  ___________

(d)Guaranties Not Secured By Real Property; Environmental Indemnity Secured; Separate Obligations.  Anything to the contrary herein or elsewhere notwithstanding, (i) neither the Waypoint Guaranty nor any obligations arising under it are secured in any manner whatsoever, including by any Mortgage or by any lien encumbering any Financed Property, (ii) neither the Limited Indemnity Agreement nor any obligations arising under it are secured in any manner whatsoever, including by any Mortgage or by any lien encumbering any Financed Property, (iii) neither the Sponsor Guaranty nor any obligations arising under it are secured in any manner whatsoever, including by any Mortgage or by any lien encumbering any Financed Property, and (iv) the Equity Owner Guaranty and all obligations arising thereunder are not and shall not be secured in any manner whatsoever except pursuant to the Equity Owner Security Agreement and are not and shall not be secured by any Mortgage or by any lien encumbering any Financed Property; provided however that any environmental indemnity provisions set forth in this Agreement or any Environmental Indemnity shall be so secured, except as to the obligations of Controlling Parties and subject to the rights of Secured Parties to proceed on an unsecured basis thereunder pursuant to applicable law.  In addition, anything to the contrary herein or elsewhere notwithstanding, in no event shall any Borrower have any liability or other obligation under or with respect to the Waypoint Guaranty, Limited Indemnity Agreement, the Sponsor Guaranty or the Equity Owner Guaranty.

(e)Borrowers’ Waiver and Insurance Notice.  Each Borrower hereby waives all of its rights under California Civil Code Section 2822, which provides as follows:  “(a) The acceptance, by a creditor, of anything in partial satisfaction of an obligation, reduces the obligation of a surety thereof, in the same measure as that of the principal, but does not otherwise affect it.  However, if the surety is liable upon only a portion of an obligation and the principal provides partial satisfaction of the obligation, the principal may designate the portion of the obligation that is to be satisfied; and (b) For purposes of this section and Section 2819, an agreement by a creditor to accept from the principal debtor a sum less than the balance owed on the original obligation, without the prior consent of the surety and without any other change to the underlying agreement between the creditor and principal debtor, shall not exonerate the surety for the lesser sum agreed upon by the creditor and principal debtor.”  Administrative Agent hereby notifies the Borrowers of the provisions of Section 2955.5(a) of the California Civil Code, which read as follows:

“No lender shall require a borrower, as a condition of receiving or maintaining a loan secured by real property, to provide hazard insurance coverage against risks to the improvements on that real property in an amount exceeding the replacement value of the improvements on the property.”

This disclosure is being made by the Administrative Agent to the Borrowers pursuant to Section 2955.5(b) of the California Civil Code.  The Borrowers hereby acknowledge receipt of this disclosure and acknowledge that this disclosure has been made by the Administrative Agent before execution of this Agreement.

SECTION 10.23.  Florida Provisions

.  In the event the Administrative Agent or the Majority Lenders elect to calculate the Florida documentary stamp tax and intangible personal property tax due as a result of any Mortgage in the State of Florida using a value limitation approach, the tax calculations will be computed on a reasonable basis using the information reasonably related to the value of the applicable properties, and if at any time thereafter the Administrative Agent or the Majority Lenders determine, based on applicable law, that the Secured Parties are not being afforded the maximum amount of security available from any one or more of the Florida Properties as a direct or indirect result of such approach, the Borrowers agree (i) to execute, acknowledge and deliver to the Administrative Agent (or, if instructed by the Administrative Agent, the Collateral Agent), immediately upon request by the Administrative Agent or the Majority Lenders, supplemental affidavits, mortgage modifications or other notice documents in recordable form increasing the amount of security afforded by such Mortgage, if any, and (ii) to pay any additional documentary stamp tax and intangible tax due as a result of such increase.

SECTION 10.24.  Georgia Provisions

.  The following Georgia provision does not limit the express choice of New York law as set forth in Section 10.12 of this Agreement and the other Loan Documents.  If and to the extent that, notwithstanding the choice of law provisions contained in this Agreement and the other Loan Documents, Georgia law is held to govern this Agreement, any Mortgage encumbering a Property located in Georgia or any other Loan Document:

(a)Notwithstanding anything contained in this Agreement or any other Loan Document, in any instance where Borrower or any other Relevant Party is required to reimburse Lender for any legal fees or expenses incurred by Lender or Servicing Agents, (i) “reasonable attorneys’ fees,” “reasonable counsel’s fees,” “attorneys’ fees” and other words of similar import, are not, and shall not be statutory attorneys’ fees under O.C.G.A. § 13-1-11, (ii) if, under any circumstances a Relevant Party is required to pay any or all of Lender’s or Servicing Agents’ attorneys’ fees and expenses, howsoever described or referenced, such Relevant Party shall be responsible only for reasonable legal fees and out of pocket expenses actually incurred by Lender or Servicing Agents at customary hourly rates actually charged to Lender or Servicing Agents for the work done, and (iii) no Relevant Party shall be liable under any circumstances for additional attorneys’ fees or expenses, howsoever described or referenced, under O.C.G.A. § 13-1-11.

SECTION 10.25.  Notice of Final Agreement

.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

SECTION 10.26.  Time is of the Essence

.  Time shall be of the essence for each and every provision of this Agreement of which time is an element.

SECTION 10.27.  Waiver of Offset

.  Notwithstanding anything contained herein to the contrary, no portion of any of the Obligations shall be or be deemed to be offset or compensated by all or any part of any claim, cause of action, counterclaim, or cross-claim, whether liquidated or unliquidated, that any Borrower may have or claim to have against any other Borrower or Loan Party.

[Remainder of page intentionally blank.]

SECTION 10.28.  Prepayment Penalty Upon Acceleration

.  Each Borrower hereby expressly (A) waives any right it may have to prepay the Loans in whole or in part, without penalty, upon acceleration of the Maturity Date; and (B) agrees that if a prepayment of any or all of the Loans is made, the applicable Borrower shall be obligated to pay, concurrently therewith, any Fees applicable thereto.  By initialing this provision in the space provided below, the Loan Parties hereby declare that the Lenders’ agreement to make the subject Loan at the Interest Rate and for the term set forth herein constitutes adequate consideration, given individual weight by the undersigned, for this waiver and agreement.

BORROWER REPRESENTATIVE’S INITIALS AS TO SECTION 10.28 ABOVE:  ___________

SECTION 10.29.  Acknowledgement and Consent to Bail-In of EEA Financial Institutions

.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)the effects of any Bail-in Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

SECTION 10.30.  Limitation of Trustee Liability

.  It is expressly understood and agreed by the parties that (a) this Agreement is executed and delivered by the Trustee not individually or personally, but solely as trustee of the Existing Equity Owner, in the exercise of the powers and authority conferred and vested in it pursuant to the Trust Agreement of the Existing Equity Owner, (b) each of the representations, undertakings and agreements herein made on the part of the Existing Equity Owner is made and intended not as personal representations, undertakings and agreements by Trustee but is made and intended for the purpose of binding only the Existing Equity Owner, (c) nothing herein contained shall be construed as creating any liability on Trustee, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, and (d) under no circumstances shall Trustee be personally liable for the payment of any indebtedness or expenses of the Existing Equity Owner or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Existing Equity Owner under this Agreement or any other related documents.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized signatories, as of the date first above written.

BORROWERS:

DALLIN, LLC

DUNLEY, LLC

MORVEN, LLC

TIRELL, LLC

ADALWIN, LLC

LOUDEN, LLC

By: _____________________________

Name:

Title:

NEW EQUITY OWNER:

CSH PROPERTY THREE, LLC

By: _____________________________

Name:

Title:

Signature Page to
Amended and Restated Loan Agreement

ACKNOWLEDGED AND AGREED:

EXISTING EQUITY OWNER:

WAYPOINT GI TRUST

By: Wilmington Trust, National Association, not in its individual capacity but solely as Trustee

By: _____________________________

Name:

Title:

Signature Page to
Amended and Restated Loan Agreement

DEUTSCHE BANK AG, NEW YORK BRANCH,

as Administrative Agent and as a Lender

By: ______________________________

Name:

Title:

By: ______________________________

Name:

Title:

Signature Page to
Amended and Restated Loan Agreement

WELLS FARGO BANK, N.A.,

as Paying Agent, Calculation Agent and Securities Intermediary

By: ______________________________

Name:

Title:

Signature Page to
Amended and Restated Loan Agreement

SCHEDULE I

MORTGAGE FILE REQUIRED DOCUMENTS

“Mortgage File Required Documents” shall mean, with respect to any Financed Property, the following (a) a copy of a Mortgage with respect to such Property, together with evidence that such Mortgage has been recorded in the appropriate recording office or presented for recordation in the applicable recorder’s office and is in recordable form (with the delivery of the conforming recorded mortgage within 120 days following the date of the Mortgage), (b) a local counsel opinion in form and substance reasonably satisfactory to the Administrative Agent in respect of such Mortgage (provided that, with respect to any Property located in a state for which a local counsel opinion was previously delivered hereunder, such local counsel opinion may be provided in the form of a bring-down opinion by such local counsel in form and substance reasonably satisfactory to the Administrative Agent), (c) each document required pursuant to clause (viii) of the definition of “Property File” and (d) such other documents as the Administrative Agent or the Collateral Agent shall deem necessary or advisable to confirm the validity, perfection and priority of the Lien of such Mortgage (including a survey, a Flood Hazard Determination, etc.), together with evidence that all taxes, fees and other charges payable in connection therewith have been paid in full.

Schedule I-1

SCHEDULE II

LENDER COMMITMENTS

Lender	Commitment
Deutsche Bank AG, New York Branch	$500,000,000
Total	$500,000,000.00

SCHEDULE III

NOTICE ADDRESSES

Administrative Agent:

Credit Contact:

Deutsche Bank AG, New York Branch
60 Wall Street, Mailstop 1015
New York, NY 10005
Attention: R. Christopher Jones
Telephone: 212.250.2784
Facsimile: 732.578.6572
Email: robert-christopher.jones@db.com

Operations Contact:

DB Services New Jersey, Inc.
5022 Gate Parkway, Suite 200
Jacksonville, Florida 32256
Attention: Pam Wedenfeller
Telephone: 904.520.5448
Email: pam.wedenfeller@db.com

Loan Parties:

ENTITY	PRINCIPAL PLACE OF BUSINESS	NOTICE ADDRESS	FEIN	ORG. ID
Dallin, LLC	8665 E. Hartford Drive Scottsdale, AZ 85255	c/o General Counsel 8665 E. Hartford Drive Scottsdale, AZ 85255	35-2445552	E0264212012-1
Dunley, LLC	8665 E. Hartford Drive Scottsdale, AZ 85255	c/o General Counsel 8665 E. Hartford Drive Scottsdale, AZ 85255	35-2436328	E0056432012-5
Morven, LLC	8665 E. Hartford Drive Scottsdale, AZ 85255	c/o General Counsel 8665 E. Hartford Drive Scottsdale, AZ 85255	61-1686783	E0337072012-1
Tirell, LLC	8665 E. Hartford Drive Scottsdale, AZ 85255	c/o General Counsel 8665 E. Hartford Drive Scottsdale, AZ 85255	80-0828474	E0337092012-3
Adalwin, LLC	8665 E. Hartford Drive Scottsdale, AZ 85255	c/o General Counsel 8665 E. Hartford Drive Scottsdale, AZ 85255	35-2449946	E0368922012-1
Louden, LLC	8665 E. Hartford Drive Scottsdale, AZ 85255	c/o General Counsel 8665 E. Hartford Drive Scottsdale, AZ 85255	45-3980728	E0652202011-9
CSH Property Three, LLC	8665 E. Hartford Drive Scottsdale, AZ 85255	c/o General Counsel 8665 E. Hartford Drive Scottsdale, AZ 85255	46-4550583	6427637

Lenders:

Deutsche Bank AG, New York Branch

Credit Contact:

Deutsche Bank AG, New York Branch
60 Wall Street, Mailstop 1015
New York, NY 10005
Attention: R. Christopher Jones
Telephone: 212.250.2784
Facsimile: 732.578.6572
Email: robert-christopher.jones@db.com

Operations Contact:

DB Services New Jersey, Inc.
5022 Gate Parkway, Suite 200
Jacksonville, Florida 32256
Attention: Pam Wedenfeller
Telephone: 904.520.5448
Email: pam.wedenfeller@db.com

Paying Agent, Calculation Agent and Securities Intermediary:

Wells Fargo Bank, N.A.

Operations Contact:

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Client Manager – SFR Facility
Email: CTSSFR@wellsfargo.com

SCHEDULE IV

LIST OF CLOSING DOCUMENTS AND DELIVERIES

Attached.

SCHEDULE V

UNDERWRITING SCHEDULE

Attached.

SCHEDULE VI

CALCULATIONS SCHEDULE

Attached.

SCHEDULE VII

QUALIFIED TITLE INSURANCE COMPANIES

Chicago Title Insurance Company

Fidelity National Title Insurance Company

First American Title Insurance Company

Old Republic National Title Insurance Company

Stewart Title Guaranty Company

Commonwealth Land Title

SCHEDULE VIII

LITIGATION

None.

SCHEDULE IX

COMPETITORS

1.	Invitation Homes
2.	American Homes 4 Rent
3.	Altisource Residential Corporation
4.	Cerberus Capital Management
5.	The Blackstone Group
6.	Silver Bay Realty Trust Corporation
7.	Progress Residential

SCHEDULE X

PREVIOUSLY OWNED PROPERTIES

Attached.

SCHEDULE XI

RESERVED PROPERTIES

Attached.

SCHEDULE XII

TITLE CLEARANCE PROPERTIES

Attached.

SCHEDULE XIII

REAFFIRMED LOAN DOCUMENTS

1.	Borrower Security Agreement, dated as of December 15, 2016, by and among the Borrowers and the Administrative Agent.

2.

Blocked Account Control Agreement, dated as of December 15, 2016, by and among Wells Fargo, in its capacity as the account bank, Administrative Agent, Wells Fargo, in its capacity as paying agent, and the Borrowers.

3.	Blocked Account Control Agreement (“Automatic Sweep/Frozen Account”), dated as of December 15, 2016, by and among Louden, LLC, Agent and JPMorgan Chase Bank, N.A., as depositary (“JPM”).

4.	Blocked Account Control Agreement (“Shifting Control”), dated as of December 15, 2016, by and among Louden, LLC, Administrative Agent and JPM, as depositary.

5.

Collateral Assignment of Interest Rate Protection Agreement, dated as of December 15, by Louden, LLC in favor of the Administrative Agent and acknowledged by SMBC Capital Markets, Inc., as counterparty.

6.

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 15, 2016, executed by Dunley, LLC in favor of Chicago Title Insurance Company, in its capacity as trustee, for the benefit of Deutsche Bank AG, New York Branch, in its capacity as Originating Lender (the “Originating Lender”), relating to the real property described therein as located in Maricopa County, Arizona.

7.

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 15, 2016, executed by Dallin, LLC in favor of Chicago Title Insurance Company, in its capacity as trustee, for the benefit of Originating Lender, relating to the real property described therein as located in Alameda County, California.

8.

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 15, 2016, executed by Louden, LLC in favor of Chicago Title Insurance Company, in its capacity as trustee, for the benefit of Originating Lender, relating to the real property described therein as located in Alameda County, California.

9.

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 15, 2016, executed by Dallin, LLC in favor of Chicago Title Insurance Company, in its capacity as trustee, for the benefit of Originating Lender, relating to the real property described therein as located in Contra Costa County, California.

10.

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 15, 2016, executed by Louden, LLC in favor of Chicago Title Insurance Company, in its capacity as trustee, for the benefit of Originating Lender, relating to the real property described therein as located in Contra Costa County, California.

11.

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 15, 2016, executed by Dallin, LLC in favor of Chicago Title Insurance Company, in its capacity as trustee, for the benefit of Originating Lender, relating to the real property described therein as located in Los Angeles County, California.

12.

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 15, 2016, executed by Louden, LLC in favor of Chicago Title Insurance Company, in its capacity as trustee, for the benefit of Originating Lender, relating to the real property described therein as located in Los Angeles County, California.

13.

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 15, 2016, executed by Dallin, LLC in favor of Chicago Title Insurance Company, in its capacity as trustee, for the benefit of Originating Lender, relating to the real property described therein as located in Napa County, California.

14.

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 15, 2016, executed by Louden, LLC in favor of Chicago Title Insurance Company, in its capacity as trustee, for the benefit of Originating Lender, relating to the real property described therein as located in Napa County, California.

15.

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 15, 2016, executed by Dallin, LLC in favor of Chicago Title Insurance Company, in its capacity as trustee, for the benefit of Originating Lender, relating to the real property described therein as located in Placer County, California.

16.

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 15, 2016, executed by Dallin, LLC in favor of Chicago Title Insurance Company, in its capacity as trustee, for the benefit of Originating Lender, relating to the real property described therein as located in Riverside County, California.

17.

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 15, 2016, executed by Louden, LLC in favor of Chicago Title Insurance Company, in its capacity as trustee, for the benefit of Originating Lender, relating to the real property described therein as located in Riverside County, California.

18.

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 15, 2016, executed by Dallin, LLC in favor of Chicago Title Insurance Company, in its capacity as trustee, for the benefit of Originating Lender, relating to the real property described therein as located in Sacramento County, California.

19.

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 15, 2016, executed by Louden, LLC in favor of Chicago Title Insurance Company, in its capacity as trustee, for the benefit of Originating Lender, relating to the real property described therein as located in Sacramento County, California.

20.

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 15, 2016, executed by Dallin, LLC in favor of Chicago Title Insurance Company, in its capacity as trustee, for the benefit of Originating Lender, relating to the real property described therein as located in San Bernardino County, California.

21.

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 15, 2016, executed by Louden, LLC in favor of Chicago Title Insurance Company, in its capacity as trustee, for the benefit of Originating Lender, relating to the real property described therein as located in San Bernardino County, California.

22.

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 15, 2016, executed by Dallin, LLC in favor of Chicago Title Insurance Company, in its capacity as trustee, for the benefit of Originating Lender, relating to the real property described therein as located in San Joaquin County, California.

23.

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 15, 2016, executed by Louden, LLC in favor of Chicago Title Insurance Company, in its capacity as trustee, for the benefit of Originating Lender, relating to the real property described therein as located in San Joaquin County, California.

24.

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 15, 2016, executed by Dallin, LLC in favor of Chicago Title Insurance Company, in its capacity as trustee, for the benefit of Originating Lender, relating to the real property described therein as located in Solano County, California.

25.

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 15, 2016, executed by Louden, LLC in favor of Chicago Title Insurance Company, in its capacity as trustee, for the benefit of Originating Lender, relating to the real property described therein as located in Solano County, California.

26.

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 15, 2016, executed by Dallin, LLC in favor of Chicago Title Insurance Company, in its capacity as trustee, for the benefit of Originating Lender, relating to the real property described therein as located in Yolo County, California.

27.

Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 15, 2016, executed by Adalwin, LLC in favor of Originating Lender, relating to the real property described therein as located in Broward County, Florida.

28.

Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 15, 2016, executed by Adalwin, LLC in favor of Originating Lender, relating to the real property described therein as located in Hillsborough County, Florida.

29.

Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 15, 2016, executed by Adalwin, LLC in favor of Originating Lender, relating to the real property described therein as located in Lee County, Florida.

30.

Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 15, 2016, executed by Adalwin, LLC in favor of Originating Lender, relating to the real property described therein as located in Manatee County, Florida.

31.

Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 15, 2016, executed by Adalwin, LLC in favor of Originating Lender, relating to the real property described therein as located in Miami-Dade County, Florida.

32.

Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 15, 2016, executed by Adalwin, LLC in favor of Originating Lender, relating to the real property described therein as located in Orange County, Florida.

33.

Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 15, 2016, executed by Adalwin, LLC in favor of Originating Lender, relating to the real property described therein as located in Palm Beach County, Florida.

34.

Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 15, 2016, executed by Adalwin, LLC in favor of Originating Lender, relating to the real property described therein as located in Pasco County, Florida.

35.

Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 15, 2016, executed by Adalwin, LLC in favor of Originating Lender, relating to the real property described therein as located in Pinellas County, Florida.

36.

Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 15, 2016, executed by Adalwin, LLC in favor of Originating Lender, relating to the real property described therein as located in Polk County, Florida.

37.

Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 15, 2016, executed by Adalwin, LLC in favor of Originating Lender, relating to the real property described therein as located in Sarasota County, Florida.

38.

Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 15, 2016, executed by Adalwin, LLC in favor of Originating Lender, relating to the real property described therein as located in Seminole County, Florida.

39.

Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 15, 2016, executed by Adalwin, LLC in favor of Originating Lender, relating to the real property described therein as located in Volusia County, Florida.

40.

Deed to Secure Debt, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 15, 2016, executed by Morven, LLC in favor of Originating Lender, relating to the real property described therein as located in Cherokee County, Georgia.

41.

Deed to Secure Debt, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 15, 2016, executed by Morven, LLC in favor of Originating Lender, relating to the real property described therein as located in Cobb County, Georgia.

42.

Deed to Secure Debt, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 15, 2016, executed by Morven, LLC in favor of Originating Lender, relating to the real property described therein as located in Dekalb County, Georgia.

43.

Deed to Secure Debt, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 15, 2016, executed by Morven, LLC in favor of Originating Lender, relating to the real property described therein as located in Douglas County, Georgia.

44.

Deed to Secure Debt, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 15, 2016, executed by Morven, LLC in favor of Originating Lender, relating to the real property described therein as located in Forsyth County, Georgia.

45.

Deed to Secure Debt, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 15, 2016, executed by Morven, LLC in favor of Originating Lender, relating to the real property described therein as located in Fulton County, Georgia.

46.

Deed to Secure Debt, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 15, 2016, executed by Morven, LLC in favor of Originating Lender, relating to the real property described therein as located in Gwinnett County, Georgia.

47.

Twenty (20) Mortgages, Assignments of Leases and Rents, Security Agreements and Fixture Filings dated as of December 15, 2016, executed by Tirell, LLC in favor of Originating Lender relating to the real property described therein as located in Cook County, Illinois.

48.

Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 15, 2016, executed by Tirell, LLC in favor of Originating Lender relating to the real property described therein as located in DuPage County, Illinois.

49.

Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 15, 2016, executed by Tirell, LLC in favor of Originating Lender relating to the real property described therein as located in Kane County, Illinois.

50.

Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 15, 2016, executed by Tirell, LLC in favor of Originating Lender relating to the real property described therein as located in Kendall County, Illinois.

51.

Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 15, 2016, executed by Tirell, LLC in favor of Originating Lender relating to the real property described therein as located in McHenry County, Illinois.

52.

Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 15, 2016, executed by Tirell, LLC in favor of Originating Lender relating to the real property described therein as located in Will County, Illinois.

SCHEDULE 4.01

CAPITALIZATION

Attached.

SCHEDULE 4.02(l)

INSURANCE CLAIM EXCEPTIONS

Attached.

SCHEDULE 4.02(n)

LAWSUITS AFFECTING PROPERTIES

Attached.